      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2008
                                                 REGISTRATION NO. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          PACIFIC ENERGY RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            05-0563442
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                            identification no.)
                                      1311
                          (Primary standard industrial
                           classification code number)
                                 ---------------
                         111 W. OCEAN BLVD., SUITE 1240
                          LONG BEACH, CALIFORNIA 90802
                                 (562) 628-1526
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                             DARREN KATIC, PRESIDENT
                          PACIFIC ENERGY RESOURCES LTD.
                         111 W. OCEAN BLVD., SUITE 1240
                          LONG BEACH, CALIFORNIA 90802
                                 (562) 628-1526
                              (562) 628-1536 (FAX)
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                        COPIES OF ALL CORRESPONDENCE TO:
                                GREGG AMBER, ESQ.
                               CRISTY PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100
                              (714) 546-9035 (FAX)
                                ----------------
        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ----------------
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                             CALCULATION OF REGISTRATION FEE
====================================== ==================== ===================== ===================== =====================
                                             Amount           Proposed maximum      Proposed maximum
                                              to be            offering price          aggregate             Amount of
Title of securities to be registered      registered(1)         per share(2)       offering price(2)      registration fee
-------------------------------------- -------------------- --------------------- --------------------- ---------------------
Common stock, $0.0001 par value           174,550,015(3)            $1.49           $260,235,663.75          $10,227.26
====================================== ==================== ===================== ===================== =====================

(1) In the event of a stock split, stock dividend or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based upon the average of the high and low sale prices of the registrant's common stock as reported on the Toronto Stock Exchange on February 8, 2008 and translated into United States dollars at the exchange rate of CAD$0.9994 = US$1.00, which was the noon buying rate certified by the New York Federal Reserve Bank in effect on February 8, 2008.
(3) Includes 75,251,814 shares of common stock issuable upon exercise of warrants and 5,872,835 that may be issued as liquidated damages.
                            -------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS EFFECTIVE.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2008

PROSPECTUS
                               174,550,015 SHARES

                          PACIFIC ENERGY RESOURCES LTD.
                                  COMMON STOCK
                              ---------------------

         This prospectus relates to up to 174,550,015 shares of our common stock, $0.0001 par value per share, including 93,425,366 outstanding shares, 75,251,814 shares underlying warrants and up to 5,872,835 shares that may be issued as liquidated damages shares pursuant to a registration rights agreement among us, certain of the selling security holders and others, which may be offered for sale from time to time by selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling security holders.

         Our common stock is listed on the Toronto Stock Exchange under the symbol "PFE." There is no established public trading market for our common stock in the United States. On February 4, 2008, the closing sale price of our common stock on the Toronto Stock Exchange was CAD$1.73 per share (approximately US$1.74 per share).

         The mailing address and the telephone number of our principal executive offices are 111 W. Ocean Boulevard, Suite 1240, Long Beach, California 90802,
(562) 628-1526.
                              ---------------------

         INVESTING IN OUR SHARES OF COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 23 FOR FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.
                              ---------------------

         This prospectus has not been filed in respect of, and will not qualify, any distribution of shares of our common stock in any province or territory of Canada.

         This prospectus is not an offer to sell these securities, and the selling security holders are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                THE DATE OF THIS PROSPECTUS IS           , 2008.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

PROSPECTUS SUMMARY............................................................6

RISK FACTORS.................................................................24

USE OF PROCEEDS..............................................................43

PRICE RANGE OF COMMON STOCK..................................................44

CAPITALIZATION...............................................................46

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..............................47

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA....................49

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS......................................................54

BUSINESS.....................................................................67

MANAGEMENT...................................................................85

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................101

PRINCIPAL STOCKHOLDERS......................................................104

SELLING SECURITY HOLDERS....................................................107

PLAN OF DISTRIBUTION........................................................120

DESCRIPTION OF CAPITAL STOCK................................................122

DESCRIPTION OF CERTAIN INDEBTEDNESS.........................................124

LEGAL MATTERS...............................................................129

INDEPENDENT AUDITORS........................................................129

INDEPENDENT PETROLEUM ENGINEERS.............................................129

WHERE YOU CAN FIND ADDITIONAL INFORMATION...................................130

GLOSSARY OF OIL AND NATURAL GAS TERMS.......................................G-1

INDEX TO FINANCIAL STATEMENTS...............................................F-1

                              -------------------

         You should rely only on the information contained in this prospectus and any filed supplements to this prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Offers or sales of these securities may not be made in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations, prospects and other information may have changed since that date.

DOLLAR AMOUNTS

         Unless otherwise specified or the context otherwise requires, all dollar amounts in this prospectus are expressed in United States dollars. Canadian dollars, when used, are expressed with the symbol "CAD$". The following table reflects the low and high rates of exchange for one Canadian dollar, expressed in United States dollars, in effect during the periods noted, the rates of exchange at the end of such periods and the average rates of exchange during such periods, based on the Federal Reserve Bank of New York average noon spot rate of exchange in New York City.

                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,                 YEAR ENDED DECEMBER 31,
                                              -------------                 -----------------------
                                                  2007        2006        2005        2004        2003        2002
                                                  ----        ----        ----        ----        ----        ----
(US$X.XX = CAD$1.00)
Low for the period .......................     $   0.84    $   0.85    $   0.79    $   0.72    $   0.63    $   0.62
High for the period ......................         1.00        0.91        0.87        0.85        0.77        0.66
Rate at the end of the period ............         1.00        0.86        0.86        0.83        0.77        0.63
Average noon spot rate for the period ....         0.91        0.83        0.83        0.77        0.72        0.64

         On January 28, 2008, the Federal Reserve Bank of New York noon spot rate of exchange in New York City was CAD$1.00 = US$1.00.

OIL AND NATURAL GAS TERMINOLOGY

         We have provided definitions for some of the oil and natural gas industry terms used in this prospectus in the "Glossary of Oil and Natural Gas Terms" on page G-1 of this prospectus.

NON-GAAP FINANCIAL MEASURE

         As used in this prospectus, PV-10 is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure; however, it is a non-GAAP measure because it excludes income tax effects. PV-10 is a computation of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at December 31, 2006 before deducting future income taxes, discounted at 10%.

         We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our proved reserves prior to taking into account future corporate income taxes, and therefore is useful for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize this measure as a basis for comparison of the relative size and value of our reserves to those of other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. However, PV-10 is not a substitute for the standardized measure of discounted future net cash flows as computed under GAAP. PV-10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil and natural gas reserves. See "Business--Oil and Natural Gas Data--Oil and Natural Gas Reserves" for a reconciliation of PV-10 to the standardized measure of discounted future net cash flows.

INDUSTRY AND MARKET DATA

         Industry and market data used throughout this prospectus were obtained through internal company research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. Furthermore, the research, surveys and studies provided by third party sources have been based in part on market and industry data that have not in turn been independently verified by those third party sources. While we believe internal company estimates are reliable, such estimates have not been verified by any independent sources, and we make no representations as to the accuracy of such estimates. Changes in factors upon which our estimates or the analyses or forecasts contained in the party reports, surveys or studies referred to in this prospectus are based could affect the results of such estimates, analyses and forecasts, and are inherently uncertain because of events or combinations of events that cannot reasonably be foreseen, including the actions of government, individuals, third parties and competitors.

TRADEMARKS

         This prospectus also includes trademarks, service marks and trade names of other companies. Our use or display of other companies' trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, such other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. We make these types of statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements.

         Although these forward-looking statements are based on currently available information and assumptions that we believe are reasonable, these forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

         o prices of oil and natural gas may be subject to significant fluctuations;

         o operating results following our acquisitions may not be as expected;

         o competitive pressure among companies in the industry in which we operate may increase significantly;

         o costs or difficulties related to the integration of businesses we acquire may be greater than expected;

         o changes in the interest rate environment may adversely affect our asset values or increase our borrowing costs;

         o general economic conditions, whether nationally or in the market areas in which we conduct business, may be less favorable than expected;

         o legislation or regulatory changes may adversely affect the business in which we are engaged;

         o the effects of technological changes or obsolescence relating to our products and services;

         o the effects of government regulation or shifts in government policy;

         o the reserve estimates presented in this prospectus will differ from our actual results;

         o the uncertainty of the productivity of drilled oil and natural gas wells may adversely affect our ability to produce oil and/or natural gas in commercial quantities;

         o if we cannot meet our substantial capital requirements, our growth and operations may be hindered;

         o weather disturbances or natural occurrences such as earthquakes could disproportionately affect our production or transportation due to our geographic concentration;

         o significant changes in the cost or availability of gathering systems, pipelines and processing facilities may affect our ability to produce and market oil and natural gas; and

         o        adverse changes may occur in the securities markets generally.

         All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONCERNING OUR BUSINESS AND THIS OFFERING. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU AND TO YOUR INVESTMENT DECISION. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS CAREFULLY AND SHOULD CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH IN "RISK FACTORS" BEFORE DECIDING TO INVEST IN THE SHARES OFFERED UNDER THIS PROSPECTUS. IN THIS PROSPECTUS, UNLESS INDICATED OTHERWISE, REFERENCES TO "PACIFIC," THE "COMPANY," "OUR COMPANY," "WE," "OUR" AND "US" REFER TO PACIFIC ENERGY RESOURCES LTD. AND ITS SUBSIDIARIES.

         THE ESTIMATES OF PROVED RESERVES OF OUR BETA ASSETS INCLUDED IN THIS PROSPECTUS ARE BASED ON A RESERVE REPORT AS OF DECEMBER 31, 2006 PREPARED BY NETHERLAND, SEWELL & ASSOCIATES, INC. (THE "BETA RESERVE REPORT"). THE ESTIMATES OF PROVED RESERVES OF OUR ALASKA ASSETS INCLUDED IN THIS PROSPECTUS ARE BASED ON A RESERVE REPORT AS OF JANUARY 1, 2007 PREPARED BY DEGOLYER AND MACNAUGHTON (THE "ALASKA RESERVE REPORT"). THE ESTIMATES OF PROVED RESERVES OF OUR LA BASIN ASSETS INCLUDED IN THIS PROSPECTUS ARE BASED ON A RESERVE REPORT AS OF DECEMBER 31, 2006 PREPARED BY DEGOLYER AND MACNAUGHTON (THE "LA BASIN RESERVE REPORT"). THE ESTIMATES OF PROVED RESERVES OF OUR SAN JOAQUIN BASIN ASSETS INCLUDED IN THIS PROSPECTUS ARE BASED ON A RESERVE REPORT AS OF DECEMBER 31, 2006 PREPARED BY NETHERLAND, SEWELL & ASSOCIATES, INC. (THE "SAN JOAQUIN BASIN RESERVE REPORT"). TOGETHER THE BETA RESERVE REPORT, ALASKA RESERVE REPORT, LA BASIN RESERVE REPORT, AND SAN JOAQUIN BASIN RESERVE REPORT ARE REFERRED TO, ON A PRO FORMA BASIS ASSUMING THE ACQUISITIONS OF THE BETA ASSETS AND ALASKA ASSETS HAD OCCURRED AS OF THE DATES OF THOSE REPORTS, AS THE "RESERVE REPORTS." FOR THE DEFINITION OF "PV-10" AND INFORMATION ABOUT THE LIMITATIONS OF THE USE OF THAT NON-GAAP FINANCIAL MEASURE, SEE "NON-GAAP FINANCIAL MEASURE" AND "SUMMARY RESERVE AND PRODUCTION DATA." PLEASE SEE "BUSINESS--OIL AND NATURAL GAS DATA--OIL AND NATURAL GAS RESERVES" FOR A RECONCILIATION OF PV-10 TO THE STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS.

COMPANY OVERVIEW

         We are an independent energy company engaged in the acquisition, development and exploitation of established producing oil and gas properties in the Western United States. We purchased our current properties from large independent oil companies, for whom they were non-core assets. We intend to provide the operational focus necessary to fully exploit the assets' full resource potential. We are focused on utilizing our extensive engineering, operating, geologic and geophysical expertise to provide significant proved reserve and production growth at what we believe will be attractive returns on our investment.

         Our company has been built largely by the acquisition of two underutilized sets of assets. In March 2007, we acquired certain assets in the Beta oil field (the "Beta assets") located offshore California from Aera Energy LLC ("AERA") (a Shell-ExxonMobil joint venture), SWEPI LP (a Shell subsidiary) ("SWEPI") and Noble Energy, Inc. ("Noble Energy"). The Beta oil field is one of the most established oil fields located offshore California, with over 25 years of production history and a single-digit production decline rate. In August 2007, we acquired from Forest Oil Corporation ("Forest Oil") its Cook Inlet, Alaska assets (the "Alaska assets"). Similar in nature to the Beta assets, our Alaska assets are located in one of the largest oil fields in the United States. We acquired these offshore assets because they hold significant oil reserves, have long-established track records of production history and were non-core to their previous owners.

         Execution of our development and exploitation program is our top priority. In that regard, we have put in place a highly experienced management team that has a proven track record of executing exploitation programs utilizing modern engineering and production technologies, including horizontal drilling and computerized reservoir modeling. The members of our operating team have extensive experience in offshore California and Alaska, having spent the vast majority of their careers working the offshore environment in both drilling and production.

         Pro forma for the acquisition of the Beta assets and Alaska assets, as of the dates of the Reserve Reports, we had 48.6 MMBoe of proved reserves (97% oil), of which 33% were proved developed. The PV-10 of those proved reserves as of the dates of the Reserve Reports was $591.8 million. Our average net production for October 2007 was 5,790 Bbl/d, with a remaining reserve life of
23.0 years.

RESERVE AND PRODUCTION OVERVIEW

         The following table summarizes our reserve and production statistics:

                                                                                      PROVED RESERVES(1)
                                                                               ---------------------------------
ASSETS                                                                              MMBOE           PV-10 ($MM)
-----------------------------------------------------------------------------  ---------------    --------------

Beta.....................................................................            12.3            $143.4

Alaska...................................................................            25.5             319.1

LA Basin.................................................................             9.4             107.6

San Joaquin Basin........................................................             1.4              21.6
                                                                               --------------     ---------------
      Total..............................................................            48.6            $591.8


                                                                                CURRENT DAILY
                                                                                PRODUCTION(2)       REMAINING
ASSETS                                                                             (BBL/D)        RESERVE LIFE(3)
-----------------------------------------------------------------------------  ---------------    ---------------


Beta.....................................................................           1,327              25.5

Alaska...................................................................           3,659              19.1

LA Basin.................................................................             541              47.4

San Joaquin Basin........................................................             263              14.3
                                                                               --------------     ---------------
      Total..............................................................           5,790              23.0

---------------------------
(1) As of October 2007, approximately 11% of our total proved reserve volume was hedged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quantitative and Qualitative Disclosure About Market Risk" for a more complete discussion of these hedge contracts.
(2)  Daily average for October 2007.
(3) Calculated by dividing total proved reserves based on the Reserve Reports by the annualized average daily net production for October 2007.

OUR STRENGTHS

         HIGH-QUALITY RESOURCE BASE. Our proved reserves are primarily long-life crude oil located in fields in Southern California and Cook Inlet, Alaska. These fields are characterized by a long track record of development drilling and production, along with active participation by several leading industry companies. We believe the economics of our development and exploitation opportunities reflect an attractive risk/reward profile as the majority of these opportunities are lower risk, infill wells drilled within the current productive boundaries of our reservoirs. Based on the aggregation of our Reserve Reports, the proved reserve base of our properties consisted of 48.6 MMBoe as of the dates of the Reserve Reports. We believe the quality and location of our proved reserve base, along with our extensive infrastructure, will make high value realization possible.

         LARGE INVENTORY OF DRILLING PROSPECTS. We believe that we have significant proved reserve and production growth potential solely through the development of our existing asset base. Our proved reserve base has an associated plan of development consisting of approximately 150 well locations, 34 of which were previously drilled on our currently shut-in Platform Eureka and account for 6.0 MMBoe net (or 10.2 MMBoe gross). Platform Eureka is expected to begin returning to production in incremental stages during 2008. In addition to our proved reserves, we believe our reservoirs contain significant unproved potential from which we have identified over 400 drilling opportunities.

         GEOGRAPHICALLY FOCUSED AND OPERATIONALLY BALANCED PORTFOLIO OF ASSETS. Our focused asset base in Southern California and Alaska allows us to leverage our regional technical knowledge of the geological features and operating dynamics within these regions. We believe these geographic concentrations position us to establish economies of scale in both drilling and production operations and will allow us to manage a greater amount of acreage and minimize the marginal costs of increased drilling and production.

         OPERATIONAL CONTROL. We currently operate approximately 54% of our production, including full operational control over the exploration and development of our Southern California assets. By maintaining significant operational control, we believe we can more efficiently manage our operating costs, capital expenditures and the timing and method of the development of our assets.

         EXTENSIVE INFRASTRUCTURE. We believe we have in place the majority of facilities, including drilling rigs, necessary to execute our development and exploitation program and are in the process of upgrading these facilities. In addition, all of our assets are in close proximity to refineries and in established oil producing basins. We also own and/or control portions of the pipeline infrastructure that transport our product to market, including ownership of the San Pedro Bay Pipeline Company ("SPBPCo") and, subject to regulatory approval, a 50% interest in the Cook Inlet Pipe Line Company ("CIPL").

         EXPERIENCED MANAGEMENT. Our board includes individuals with significant experience in the energy and financial sectors. Our senior management team has an average of 25 years of experience in the oil and natural gas industry and brings a broad range of experience from a variety of recognized industry players.

OUR STRATEGY

         EXPLOIT OUR RESERVE BASE. We have a number of low risk exploitation opportunities to increase production and expand our reserve base through returning existing wells to production, infill and extension drilling of new wells, workovers targeting non-proved reserves and the expansion of enhanced oil recovery projects such as waterflood operations. We have identified over 100 high quality recompletion and development opportunities that we believe will have significant impact on our production and cash flow. Beginning in the first half of 2008, we expect to return the currently shut-in Platform Eureka to production with an initial gross production of approximately 1,200 Boe/d, increasing to approximately 4,000 Boe/d in the fourth quarter of 2008. For our 2008 drilling plan, we have budgeted approximately $75.0 million for the selective development of these opportunities, prioritizing these expenditures based upon anticipated return on investment. However, various factors, including those discussed in "Risk Factors - If our efforts to bring Platform Eureka back on line are unsuccessful, our future production will be less than expected," and "Risk Factors - We have substantial capital requirements that, if not met, may hinder our growth and operations," may prevent us from achieving our plans.

         ACTIVELY MANAGE OUR DRILLING PROGRAM. We have assembled an experienced team of operating professionals with regional experience and specialized skills necessary to plan and execute the drilling and completion of our onshore and offshore wells. We believe operating approximately 54% of our production, including our Southern California assets, enables us to control the timing and cost of our drilling budget for those assets, as well as to control operating costs and the marketing of our production from those assets.

         LEVERAGE TECHNOLOGICAL EXPERTISE. We believe that use of enhanced oil recovery processes, horizontal drilling and other advanced technologies and production techniques in developing, exploiting and exploring oil and natural gas properties will help us reduce drilling risks, lower finding costs and provide for more efficient production of oil and natural gas from our properties. We believe use of these advanced technologies and production techniques represents a significant opportunity to enhance our probability of locating reserves and producing from them.

         CONDUCT SELECTIVE EXPLORATORY ACTIVITIES. Although we do not emphasize exploratory drilling, we will continue to assess our current asset base for the presence of exploration opportunities, whether directly or through the granting of farm-ins to third parties. We believe that the selective pursuit of exploration opportunities can enhance our reserves, cash flow and production, while minimizing our capital risk.

GENERAL CORPORATE INFORMATION

         Our principal executive offices are located at 111 W. Ocean Blvd. Suite 1240, Long Beach, California 90802. We can be reached by phone at (562) 628-1526, and our website address is WWW.PACENERGY.COM. Information on our website is not part of this prospectus.


CORPORATE STRUCTURE

         The following chart sets forth our corporate structure:

              -----------------------------------------------------
                         PACIFIC ENERGY RESOURCES LTD.
                                   (Delaware)
              -----------------------------------------------------
                     ^     ^             ^                   ^
                     |     |             |                   |
                     |     |             |       100%        |
              100%   |     |    100%     |                   |  100%
-------------------------- |  -----------------------    ----------------------
PETROCAL ACQUISITION CORP. |   PACIFIC ENERGY ALASKA      CANEROS ACQUISITION
      (Delaware)           |       HOLDINGS, LLC     <--          CORP.
                           |        (Delaware)         |       (Delaware)
-------------------------- |  -----------------------  | ----------------------
                           |            ^              |     ^
                           |            | 100%         |     |
                           |            |              |     |
                           |  -----------------------  |     |
                           |                           |     |
                           |   PACIFIC ENERGY ALASKA   |     |
                           |      OPERATING LLC        |     |
                           |        (Delaware)         |     |
                           |  -----------------------  |     |
                           |                           |     |  100%(1)
-------------------------- |                           | ----------------------
SAN PEDRO BAY PIPELINE     |                           |  CANEROS ENERGY, INC.
       COMPANY            _|                           |       (Delaware)
    (California)                                       |
--------------------------                     50%(2)  | ----------------------
                              -----------------------  |     ^
                                     COOK INLET        |     |
                                 PIPE LINE COMPANY    _|     |
                                     (Delaware)              |
                              -----------------------        |
                                                             |
                                                             |  100%
                                                         ----------------------
                                                          GOTLAND OIL, INC.
                                                               (Texas)
                                                         ----------------------

----------------------
(1) As part of financing our acquisition of Carneros Energy, Inc. ("Carneros Energy") and Gotland Oil, Inc. ("Gotland Oil", and together with Carneros Energy, "Carneros"), Carneros Energy issued warrants to Laurus Master Fund Ltd. ("Laurus") which, when exercised for a nominal amount after payment in full of the secured term note loan from Laurus, will result in Laurus holding a 45% ownership stake in Carneros Energy.
(2)  Escrowed pending regulatory approval.


THE OFFERING

Common stock offered by the selling security holders        174,550,015 shares

Common stock to be outstanding after this offering          282,571,729 shares

Use of proceeds                                             All proceeds of this offering will be
                                                            received by selling security holders for
                                                            their own accounts. See "Use of Proceeds."

Exchange listing                                            Our common stock is listed on the Toronto
                                                            Stock Exchange under the symbol "PFE."

         Common stock offered by the selling security holders includes 93,425,366 outstanding shares of common stock, 75,251,814 shares underlying warrants (including 63,757 shares underlying warrants that may become issuable upon exercise of outstanding compensation warrants) and 5,872,835 shares that may be issued as liquidated damages. Common stock to be outstanding after this offering is based on the 201,447,080 shares outstanding as of January 28, 2008, assumes the full exercise of all of the warrants whose underlying shares are covered by this prospectus, and excludes the following:

         o 18,505,613 shares of common stock reserved for issuance under our stock option plan, of which options to purchase 12,147,049 shares were outstanding as of that date, at per share exercise prices ranging from CAD$0.84 to CAD$3.00;

         o 15,035,982 shares of common stock underlying warrants outstanding as of that date, at per share exercise prices ranging from CAD$1.42 to CAD$2.65;

         o 527,922 shares of common stock underlying warrants that may become issuable upon exercise of outstanding compensation warrants, at a per share exercise price of CAD$2.65; and

         o any additional shares of common stock we may issue from time to time after that date.

         You should read the discussion under "Management -- Stock Option Plan" for additional information about our stock option plan.

PRIVATE PLACEMENTS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus were issued, or are issuable as liquidated damages shares or upon exercise of warrants that were issued, in connection with the below-described private placement transactions.

     SSC FACILITY

         In connection with our acquisition of the Beta assets, we entered into a $100 million senior secured revolving credit agreement in November 2006 (the "SSC Facility") with an entity affiliated with The Goldman Sachs Group, Inc. and two entities affiliated with Silver Point Finance LLC, under which $65 million was advanced in November 2006. See the description of the SSC Facility included under the heading "Description of Certain Indebtedness." Approximately $36.8 million of the loan proceeds were held in escrow until the March 2007 closing of the Beta assets acquisition, at which time they were applied toward our purchase of approximately $90.0 million in U.S. Treasury notes related to our acquisition of the Beta assets. The remaining approximately $28.2 million was funded directly to us for use in paying transaction costs related to the SSC Facility, repaying debt and paying insurance premiums related to the acquisition of the Beta assets, as well as funding onshore development and exploration activities through the first quarter of 2007 in both the LA Basin and Wyoming.

         In connection with the SSC Facility, we issued to Goldman, Sachs & Co. and affiliates of Silver Point Finance LLC warrants to purchase an aggregate of 25,453,364 shares of our common stock, of which the right to purchase 23,633,409 underlying shares had vested as of January 28, 2008. The warrants vest based on amounts borrowed under the SSC Facility, have an exercise price of CAD$1.42 per share and expire five years from the vesting date.

         The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The warrants are also subject to a weighted-average anti-dilution adjustment which, in the event we issue or are deemed to have issued certain securities at a price lower than the then applicable exercise price, reduces the exercise price of the warrants and increases the number of shares exercisable under the warrants by a ratio equal to the old exercise price divided by the new adjusted exercise price. In addition, the warrants contain a cashless exercise feature that permits the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing price of our common stock for the twenty trading days immediately preceding the exercise of the warrant as payment for a reduced number of common shares.

         The warrants also contain a provision that, so long as our common stock is traded on the Toronto Stock Exchange, limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities.

         The shares underlying the warrants are subject to a November 30, 2006 lender registration rights agreement that provides for demand and incidental registration rights. The shares underlying the warrants are also covered by the registration rights agreement entered into in connection with our November 2006 to January 2007 private placement described below.

         As consideration for agent services in connection with obtaining the SSC Facility, we paid cash fees in the amount of $650,000 and issued to a placement agent warrants to acquire 2,802,958 shares of our common stock, of which the right to purchase 1,821,922 underlying shares had vested as of January 28, 2008. The agent warrants vest based on amounts borrowed under the SSC Facility, have an exercise price of CAD$1.42 per share and expire three years from the vesting date. The agent warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The agent warrants also contain a provision that limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities.

     ALASKA FACILITY

         In August 2007, PEAO borrowed an aggregate of $425 million from an entity affiliated with The Goldman Sachs Group, Inc. and four entities affiliated with Silver Point Finance LLC. $108 million was borrowed pursuant to a $120 million Alaska first lien revolver and the additional $317 million was borrowed pursuant to an Alaska second lien credit agreement (together, the "Alaska Facility"), as described in "Description of Certain Indebtedness." We used the entire debt proceeds, less $29.8 million attributable to related lender fees, legal fees, commissions, and other costs and expenses related to the Alaska Facility, to fund our acquisition of the Alaska assets. In connection with the Alaska Facility, we issued 3,406,500 shares of our common stock to Goldman Sachs & Co. and an aggregate of 3,406,500 shares of our common stock to SPCP Group, LLC and SPCP Group III LLC, affiliates of Silver Point Finance LLC. These shares of common stock have registration rights under the November 30, 2006 lender registration rights agreement.

     NOVEMBER 2006 TO JANUARY 2007 PRIVATE PLACEMENT

         During the period from November 2006 to January 2007, we entered into subscription agreements with United States, Canadian and offshore investors in a private offering of 73,487,200 shares of common stock and warrants to purchase 36,743,599 shares of common stock for gross proceeds of approximately $82,748,984. The warrants have an exercise price of CAD$1.70 per share, expire three years from the date of issuance and contain customary anti-dilution provisions for stock splits, stock dividends and the like. The warrants also contain a provision that limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities. The subscription proceeds were held in escrow until the closing of our acquisition of the Beta assets in March 2007, at which time certificates representing the shares and warrants were issued to investors. The proceeds were used to fund the remaining portion of the U.S. Treasury notes, transaction expenses and working capital purposes.

         As consideration for agent services in connection with the offering, during the period from November 2006 to January 2007, we paid cash fees in the aggregate amount of approximately $3.8 million and issued to the placement agents three-year warrants to acquire an aggregate of 6,257,091 shares of common stock at an exercise price of CAD$1.50 per share, 409,360 shares of common stock at an exercise price of CAD$1.625 per share and 409,360 shares of common stock at an exercise price of CAD$1.95 per share. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The warrants also contain a provision that limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities. The cash fees and warrants were held in escrow until the subscription proceeds were released from escrow in March 2007 upon the closing of the Beta assets acquisition.

         We entered into a registration rights agreement with the November 2006 to January 2007 private placement investors, the placement agents and the holders of the lender warrants issued in connection with the SSC Facility, pursuant to which we agreed to use our reasonable best efforts to file with the SEC a registration statement covering 110% of the shares of common stock and 110% of the warrant shares within 120 trading days of the closing of the Beta assets acquisition. In addition, we agreed to use our reasonable best efforts to have the registration statement declared effective by the SEC within 180 trading days after the closing of the Beta assets acquisition (210 trading days if the SEC reviews and comments on the registration statement).

         Because our acquisition of the Alaska assets on August 27, 2007 necessitated that we include in the registration statement audited financial information regarding the Alaska assets, which information was unavailable at that time, we did not meet the August 29, 2007 filing deadline for the registration statement. We have begun issuing shares of common stock as liquidated damages to various holders of registrable securities. We are subject to liquidated damages assessments of 1% (capped at 10%) of the number of shares of common stock issued in the November 2006 to January 2007 private placement and, as described below, to Bateman & Company Ltd. in December 2007, and still held by the original holders as of the end of each 30 days of non-compliance, subject to pro ration for partial months. If we are unable to gain and maintain compliance with our registration obligations, then we may be required to continue issuing up to an aggregate of 7.4 million shares of common stock for no additional consideration.

     SHARES ISSUED TO BATEMAN & COMPANY LTD.

         In December 2006, we issued 802,800 shares of common stock and warrants to purchase 401,400 shares of common stock to Bateman & Company Ltd. in exchange for the cancellation of $900,000 in debt. The warrants have an exercise price of

CAD$1.70 per share and expire three years from the date of issuance. The purchased shares and the shares underlying the warrants are subject to the registration rights agreement relating to the November 2006 through January 2007 private placement described above.

     OCTOBER 2007 PRIVATE PLACEMENT

         On October 18, 2007, we issued 28,976,147 shares of common stock and warrants to purchase 14,488,067 shares of common stock to United States, Canadian and offshore investors in a private offering for gross proceeds of CAD$63,747,523, including $5.0 million in investments by affiliates of The Goldman Sachs Group, Inc. and forgiveness of $2.0 million in cash fees owed to a placement agent in connection with the Alaska Facility. Proceeds from this private offering in the amount of $40.0 million were used to repay a portion of the Alaska second lien credit agreement, with the balance of funds used or to be used for development of our Alaska and Southern California assets, for the satisfaction of fee obligations under the SSC Facility and for general working capital purposes.

         The warrants have an exercise price of CAD$2.65 per share and expire on April 18, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The warrants also contain a provision that limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities.

         As partial consideration for agent services in connection with the offering, on October 18, 2007, we issued to the placement agents an aggregate of 1,183,361 compensation warrants and paid cash commissions of CAD$3,124,085. Each compensation warrant entitles the holder to acquire one share of common stock and one-half of an underlying compensation warrant for an exercise price of CAD$2.65 and expires on April 18, 2009. Each underlying compensation warrant will, if issued, be exercisable for one share of common stock, have an exercise price of CAD$2.65 per share and expire on April 18, 2009. The compensation warrants and underlying compensation warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The compensation warrants and underlying compensation warrants also contain a provision that limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities.

         We entered into a registration rights agreement dated October 18, 2007 with the investors and placement agents who participated in the October 2007 private placement. The registration rights agreement provides for incidental registration rights covering the shares issued to investors, the shares underlying the warrants issued to the investors, and the shares underlying the compensation warrants and the underlying compensation warrants issued to the placement agents. The shares of common stock and shares underlying warrants issued to affiliates of both The Goldman Sachs Group, Inc. and Silver Point Finance LLC have registration rights under the November 30, 2006 lender registration rights agreement.

     INCENTIVE WARRANT OFFERING

         Effective January 18, 2008, we completed an incentive warrant offering in which we issued approximately 12.2 million shares of common stock and approximately 12.2 million five-year incentive warrants with an exercise price of CAD$2.50 per share upon the exercise for an aggregate of approximately CAD$20.7 million cash by holders of three-year subscriber warrants to purchase approximately 12.2 million shares of common stock at an exercise price of CAD$1.70 per share that we had issued in the private placement conducted between November 2006 and January 2007. The incentive warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The incentive warrants also contain a provision that limits the exercise of the warrants to the extent necessary to ensure that, following the exercise, the holder, together with any person acting jointly or in concert with the holder with respect to the voting of our voting securities, does not directly or indirectly own or exercise control or discretion over the voting of our securities representing 19.99% or more of our issued and outstanding voting securities.

         The terms of the incentive warrant offering provide that if we complete a subsequent equity or debt offering during an 18-month adjustment period at a subscription price below CAD$1.70, then each participant in the incentive warrant offering will be entitled to receive a number of shares (inclusive of the shares issued to the participant upon exercise of the subscriber warrant in the incentive warrant offering) equal to the aggregate exercise price the participant paid to exercise the subscriber warrant divided by the lowest equity offering price or convertible debt conversion price we receive in subsequent offerings made during the adjustment period. The proceeds from the incentive warrant offering are to be used for working capital purposes. We paid cash advisory fees of approximately CAD$828,000, representing 4% of the aggregate proceeds of the incentive warrant offering.

     SHARES ISSUED TO FOREST OIL

         On August 27, 2007, but effective January 1, 2007, we closed the acquisition of the Alaska oil and gas properties and operations of Forest Oil. We acquired 100% of the membership interests in FAO (a subsidiary of Forest Oil) that we subsequently renamed Pacific Energy Alaska Operating LLC ("PEAO"), which owns the majority of the Alaska properties and operations, plus certain additional Alaska assets owned by Forest Oil, for $405.0 million (consisting of $400.0 million paid to Forest Oil and approximately $5.0 million in transaction costs) plus the issuance of 10.0 million shares of our common stock and a seven-year seller note to Forest Oil with a net present value at that date of approximately $29.3 million. Of the 10.0 million shares of common stock issued,
5.5 million shares were deposited into escrow in connection with our planned purchase of a 50% interest in CIPL, the company that owns the pipeline that transports oil from our Alaska operations. The shares are subject to an irrevocable proxy in favor of Vladimir Katic and Darren Katic until they are released from escrow. If the RCA does not approve the sale to us of the interest in CIPL, then the 5.5 million shares that were deposited into escrow will be returned to us and we will not acquire an interest in CIPL. We are party to a share acquisition and registration rights agreement with Forest Oil that provides Forest Oil with incidental registration rights covering the 10.0 million shares of common stock issued in connection with our acquisition of the Alaska assets.

RISK FACTORS

         You should carefully consider the information set forth in the section entitled "Risk Factors" beginning on page 23 and all other information in this prospectus before deciding to invest in the shares offered under this prospectus.

SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

         The following table sets forth summary historical consolidated financial and operating data for each of the years in the three-year period ended December 31, 2006 and for the nine months ended September 30, 2006 and 2007. The data as of and for the years ended December 31, 2004, 2005 and 2006 are derived from the audited financial statements and the notes thereto included in this prospectus. The data for the nine months ended September 30, 2006 and 2007 are derived from our unaudited financial statements appearing in this prospectus.

         The table contains financial and operating data for the Beta assets from their date of acquisition on March 7, 2007 and the Alaska assets from their date of acquisition on August 27, 2007. The table also contains financial and operating data of Carneros Energy and Gotland Oil from their date of acquisition on June 29, 2006.

         The table should be read in conjunction with, and is qualified in its entirety by reference to "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto included in this prospectus.

         We acquired or commenced operations of the vast majority of our assets at various dates in 2006 and 2007. Our results of operations from period to period are not comparable because of the effects of the various acquisitions that we have completed as well as the increased costs associated with these acquisitions and our limited history of operating these assets. Our expected growth through planned development of our assets is likely to continue to limit the comparability of our results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information.

         No cash dividends on our common stock were declared during any of the periods presented below.

                                                                                                             NINE MONTHS
                                                             YEAR ENDED DECEMBER 31,                     ENDED SEPTEMBER 30,
                                                -----------------------------------------------    ------------------------------
STATEMENT OF OPERATIONS DATA:                        2004             2005             2006            2006              2007
                                                -------------    -------------    -------------    -------------    -------------
                                                                                                            (UNAUDITED)
                                                                             (DOLLARS IN THOUSANDS)

REVENUES:
   Oil and gas production revenue ...........   $       1,150    $       7,244    $      11,236    $       8,022    $      44,607
   Unrealized gain (loss) on derivatives ....              --               --            2,772               --           (6,379)
   Realized gain (loss) on derivatives ......              --               --               29               --           (1,014)
   Gain on sale of assets ...................              91               --               --               --               --
   Other revenue ............................              12               36              490              152            3,172
                                                -------------    -------------    -------------    -------------    -------------
      Net revenue ...........................           1,253            7,280           14,527            8,174           40,386
                                                -------------    -------------    -------------    -------------    -------------

EXPENSES:
   Production ...............................             690            2,485            3,779            2,556           33,151
   General and administrative ...............             592            2,484            6,074            3,736            6,100
   Interest and financing ...................              84              404           10,084            1,332           17,185
   Depreciation, depletion, amortization
      and accretion .........................              89              372            1,327            1,648           24,587
   Extinguishment of debt ...................              --               --              355               --               --
   General exploration ......................             152            4,422              104               --               --
                                                -------------    -------------    -------------    -------------    -------------
LOSS BEFORE INCOME TAX: .....................   $        (354)   $      (2,887)   $      (7,196)   $      (1,097)   $     (40,636)

   Income tax benefit (expense) .............             149            1,256           (3,026)              (3)             (36)
                                                -------------    -------------    -------------    -------------    -------------

NET LOSS ....................................   $        (205)   $      (1,631)   $     (10,222)   $      (1,100)   $     (40,672)
                                                =============    =============    =============    =============    =============

NET LOSS PER SHARE, BASIC AND DILUTED: ......   $       (0.02)   $       (0.05)   $       (0.17)   $       (0.02)   $       (0.28)
                                                =============    =============    =============    =============    =============

   Weighted average shares outstanding,
      basic and diluted .....................      12,993,254       33,597,139       61,138,453       58,635,447      144,621,581



                                                                                                             NINE MONTHS
                                                             YEAR ENDED DECEMBER 31,                     ENDED SEPTEMBER 30,
                                                -----------------------------------------------    ------------------------------
OTHER FINANCIAL AND PRODUCTION DATA:                2004             2005             2006            2006              2007
                                                -------------    -------------    -------------    -------------    -------------
                                                        (UNAUDITED; DOLLARS IN THOUSANDS, EXCEPT AVERAGE SALES PRICE DATA)

NET PRODUCTION VOLUMES:
   Oil (MBbls) ..............................              36              180              216              154              825
   Natural gas (MMcf) .......................               8              101              157               84               66
                                                -------------    -------------    -------------    -------------    -------------
      Total (MMBoe) .........................              37              197              242              168              836
                                                -------------    -------------    -------------    -------------    -------------

OIL AND NATURAL GAS SALES:(1)
   Oil ......................................   $       1,120    $       6,329    $      10,587    $       7,509    $      52,403
   Natural gas ..............................              56            1,048              876              685              564
                                                -------------    -------------    -------------    -------------    -------------
      Total .................................           1,176            7,376           11,463            8,193           52,967
                                                -------------    -------------    -------------    -------------    -------------

AVERAGE SALES PRICES:
   Oil and condensate (per Bbl) .............   $       31.11    $       35.16    $       58.78    $       59.16    $       63.52
   Natural gas equivalent (per Mcfe) ........            6.99             9.19             9.63             9.75             8.55
                                                -------------    -------------    -------------    -------------    -------------

-------------------------
(1)  Sales presented in this table are gross amounts, while sales shown in the income statement are net of royalties.


                                       15



                                                               AS OF DECEMBER 31,                        AS OF SEPTEMBER 30,
                                                -----------------------------------------------    ------------------------------
BALANCE SHEET DATA:                                  2004             2005             2006            2006              2007
                                                -------------    -------------    -------------    -------------    -------------
                                                                                                            (UNAUDITED)
                                                                             (DOLLARS IN THOUSANDS)

Cash and cash equivalents ...................   $         153    $       4,409    $      15,000    $       3,034    $       7,660
Petroleum and natural gas properties, net
   successful efforts method ................           1,678            8,508           40,589           35,768          529,003
Total assets ................................           4,559           22,489          147,015           48,325          721,974
Total debt ..................................           1,272           11,275           38,956           23,049          533,000
Stockholders' equity ........................           1,881            7,874           87,097           12,336           67,490

SUMMARY UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following tables present a summary of our unaudited condensed consolidated pro forma financial data for the nine months ended September 30, 2007 and the year ended December 31, 2006. The Carneros acquisition closed on June 29, 2006, and the Alaska acquisition closed on August 27, 2007. The pro forma financial data have been prepared to give effect to these acquisitions as if they had occurred as of the beginning of the periods presented. Pro forma balance sheet data are not provided because Carneros and Alaska data is included in Pacific's consolidated balance sheet as of September 30, 2007. The historical data for the Alaska assets are derived from audited statements of combined revenues and direct operating expenses prepared from the historical accounting records of Forest Oil and include oil and natural gas revenues and direct lease operating and production expenses, including transportation and production taxes. However, those statements do not include federal and state income taxes, interest expense, depletion, depreciation and amortization, accretion, general and administrative expenses or realized and unrealized gains and losses associated with derivative instruments. Complete financial statements for our Alaska assets were not prepared because Forest Oil did not operate the Alaska assets as a separate business unit and therefore it is not practicable to identify all assets and liabilities or indirect operating costs applicable to the Alaska assets. Accordingly, we also only presented revenues and direct operating expense for Carneros in the table below. As a result, these statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Alaska and Carneros assets going forward due to the changes in the business and the omission of various expenses.

         This pro forma financial data is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma financial data, which are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The information below does not include any cost savings and operational synergies that we may achieve upon fully consolidating the acquisitions.

         You should read this financial data together with "Unaudited Condensed Combined Consolidated Pro Forma Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our historical audited and unaudited consolidated financial statements and the related notes thereto and the historical audited financial statements of Carneros Energy and subsidiary and the Alaska assets appearing elsewhere in this prospectus.

         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 - PACIFIC PRO FORMA FOR ACQUISITION OF ALASKA ASSETS

         The pro forma financial data in the table below combine data from the unaudited condensed consolidated statement of operations of Pacific and subsidiaries for the nine months ended September 30, 2007 with data from the audited statements of combined revenues and direct operating expenses for the Alaska assets for the period from January 1, 2007 through August 26, 2007.

         No separate financial data for Carneros is included in the table because Carneros data has been consolidated into Pacific's financial statements since June 29, 2006. As there was only one month of combined operations of Pacific and the Alaska assets prior to September 30, 2007, and due to the information presented, pro forma adjustments are not included.

                                                                     PRO FORMA
                                                          PACIFIC   CONSOLIDATED
                                                         ---------  ------------
  REVENUES:                                                   (IN THOUSANDS)
   Oil and gas production revenues .................      $ 44,607    $107,305
   Production expenses .............................        33,151      73,497
   Revenues in excess of production expenses .......      $ 11,456    $ 33,808

         FOR THE YEAR ENDED DECEMBER 31, 2006 - PRO FORMA FOR ACQUISITIONS OF CARNEROS AND ALASKA ASSETS

         The pro forma financial data in the table below combine data from the audited consolidated statement of operations of Pacific for the year ended December 31, 2006 with:

         o select data from the audited consolidated statement of operations of Carneros Energy and Gotland Oil for the period from January 1, 2006 to June 29, 2006; and

         o data from the audited statements of combined revenues and direct operating expenses for the Alaska assets for the year ended December 31, 2006.

         No pro forma adjustments are included for Alaska or Carneros because direct operating expenses would have been similar if these assets had been owned by Pacific.

                                                                     PRO FORMA
                                                          PACIFIC   CONSOLIDATED
                                                         ---------  ------------
  REVENUES:                                                   (IN THOUSANDS)
   Oil and gas production revenues..................      $ 11,236    $137,250
   Production expenses..............................         3,779      59,844
   Revenues in excess of production expenses........      $  7,457    $ 77,406

         The pro forma financial data in the table below combine data from the audited consolidated balance of Pacific for the year ended December 31, 2006 with data from the unaudited balance sheet of Forest Alaska Operating, LLC. No separate financial data for Carneros is included in the table because Carneros data has been consolidated into Pacific's financial statements since June 29, 2006. No pro forma adjustments are included as the balance sheet amounts would have been similar if the Alaska assets had been owned by Pacific.

                                                          DECEMBER 31, 2006
                                                     ---------------------------
                                                       PACIFIC        PRO FORMA
(IN THOUSANDS)                                         ENERGY       CONSOLIDATED
                                                     -----------    ------------
                                                      (AUDITED)
ASSETS
Current Assets
    Cash ........................................    $    15,000     $    39,832
    Cash - restricted ...........................         73,654          73,654
    Accounts receivable .........................          1,537          10,807
    Fair value of derivatives ...................            917           3,259
    Prepaids and other current assets ...........          2,775           8,887
                                                          93,883         136,439

Long-term Assets
    Deferred charges, net .......................          8,092          15,280
    Fair value of derivatives ...................          1,855           1,855
    Performance bonds ...........................          1,660           1,660
    Asset retirement receivable .................            585             585
    Property and equipment, net .................            352             959
    Oil and gas properties, net .................         40,589         396,611
                                                     -----------     -----------
                                                          53,133         416,950
                                                     -----------     -----------
                                                     $   147,016     $   553,389
                                                     ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Accounts payable and accrued liabilities ....    $    10,537     $    23,661
    Due to related parties ......................              7          10,447
    Notes payable, current portion ..............          1,500           4,000
    Other current liabilities ...................            737           2,994
                                                     -----------     -----------
                                                          12,781          41,102
                                                     -----------     -----------
Long-term Liabilities
    Notes payable, net of current portion .......         37,456         409,956
    Asset retirement obligations ................          1,655          18,524
    Other liabilities ...........................            272           1,083
                                                     -----------     -----------
                                                          39,383         429,563
                                                     -----------     -----------
Non-controlling Interests .......................          7,755           7,755
Stockholders' Equity ............................         87,097          74,969
                                                     -----------     -----------
                                                     $   147,016     $   553,389
                                                     ===========     ===========

PRO FORMA CONSOLIDATED FINANCIAL DATA REGARDING OIL AND GAS PRODUCING ACTIVITIES

         The pro forma financial data in the tables below combine data from the unaudited supplemental information about oil and gas producing activities footnote in Pacific financial statements for the year ended December 31, 2006 with data from the unaudited supplemental information about oil and gas producing activities footnote in the statements of combined revenues and direct operating expenses for the Alaska assets for the year ended December 31, 2006 . No separate financial data for Carneros is included in the table because Carneros data has been consolidated into Pacific's financial statements since June 29, 2006. No pro forma adjustments are included as the balance sheet amounts would have been similar if the Alaska assets had been owned by Pacific.

     CHANGES IN ESTIMATED RESERVE QUANTITIES

         The net interest in estimated quantities of proved developed and undeveloped reserves of crude oil and natural gas at December 31, 2004, 2005 and 2006, and changes in such quantities during each of the years then ended, were as follows:

                                                         2004              2005              2006
                                                     ------------      ------------      ------------
                                                       PRO FORMA         PRO FORMA         PRO FORMA
(IN THOUSANDS OF BOE)                                CONSOLIDATED      CONSOLIDATED      CONSOLIDATED
                                                     ------------      ------------      ------------

Proved developed and undeveloped reserves:

    Beginning of year ..........................           23,993            21,966            30,633
    Revision of previous estimates .............             (863)            3,045            11,700
    Improved recovery ..........................               --                --                --
    Extensions and discoveries .................            1,053                63                26
    Property sales .............................               --                --                --
    Production .................................           (2,682)           (2,658)           (2,526)
    Purchase of reserves in place ..............              465             8,217             1,425
    Royalties converted to working interest ....               --                --                --
                                                     ------------      ------------      ------------
    End of year ................................           21,966            30,633            41,258
                                                     ============      ============      ============
Proved developed reserves:

    End of year ................................           19,868            17,341            22,099

           The standardized measure has been prepared assuming year end sales prices adjusted for fixed and determinable contractual price changes, current costs and statutory tax rates (adjusted for tax credits and other items), and a 10% annual discount rate. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense.
Cash outflows for future production and development costs include cash flows associated with the ultimate settlement of the asset retirement obligation.


                                       19



     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM ESTIMATED
     PRODUCTION OF PROVED OIL AND GAS RESERVES:

                                                                      2004             2005             2006
                                                                  ------------     ------------     ------------
                                                                    PRO FORMA        PRO FORMA        PRO FORMA
(IN THOUSANDS)                                                    CONSOLIDATED     CONSOLIDATED     CONSOLIDATED
                                                                  ------------     ------------     ------------

Future cash inflows .........................................     $   743,659      $ 1,604,114      $ 2,226,778
Future production costs .....................................        (303,734)        (579,855)        (721,553)
Future development costs ....................................        (149,044)        (183,680)        (268,491)
Future income tax expenses ..................................         (36,348)        (242,604)        (396,917)
                                                                  ------------     ------------     ------------
Future net cash flows .......................................         254,533          597,975          839,817
10% annual discount for estimated timing of cash flows ......         (58,548)        (224,923)        (335,847)
                                                                  ------------     ------------     ------------
Standardized measure of discounted future net cash flows ....     $   195,985      $   373,052      $   503,970
                                                                  ============     ============     ============

     CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM
     PROVED OIL AND GAS RESERVES:

                                                                      2004             2005             2006
                                                                  ------------     ------------     ------------
                                                                    PRO FORMA        PRO FORMA        PRO FORMA
(IN THOUSANDS)                                                    CONSOLIDATED     CONSOLIDATED     CONSOLIDATED
                                                                  ------------     ------------     ------------

Standardized measure - beginning of year ....................     $   123,380      $   195,985      $   373,052
Sales of oil and gas produced, net of production costs ......         (52,049)         (64,467)         (74,780)
Revisions to estimates of proved reserves:
   Net changes in sales prices and productions costs ........         169,888          158,815           28,622
   Revisions of previous quantity estimates .................         (14,982)          60,144          270,307
   Improved recovery, extensions, and discoveries ...........          14,837              612            1,138
   Change in estimated future development costs .............         (35,101)          (9,368)         (14,693)
Purchase of reserves in place ...............................             416           63,537           23,079
Sales of reserves in place ..................................              --               --               --
Development costs incurred during the period ................          17,248           13,573           18,635
Accretion of discount .......................................          12,488           20,309           42,642
Income taxes ................................................          (5,613)         (46,256)         (96,274)
Other .......................................................         (34,527)         (19,832)         (67,758)
                                                                  ------------     ------------     ------------
Net increase (decrease) .....................................          72,605          177,067          130,918
Standardized measure - end of year ..........................     $   195,985      $   373,052      $   503,970
                                                                  ============     ============     ============

SUMMARY RESERVE AND PRODUCTION DATA

         PV-10 is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure; however, it is a non-GAAP measure because it excludes income tax effects. PV-10 is a computation of discounted future net cash flows on a pre-tax basis. PV-10 is equal to the standardized measure of discounted future net cash flows at December 31, 2006 before deducting future income taxes, discounted at 10%. The PV-10 figures shown in the table are not intended to represent the current market value of the estimated oil and gas reserves we own. See "Non-GAAP Financial Measure" for further information regarding PV-10.

         The reserves in the Reserve Reports include the proved categories only. The proved reserves conform to the definitions promulgated by the SEC. Except as indicated in the footnotes to the table below, the numbers in the table are as of the dates of the Reserve Reports.

                                                                               ONSHORE CALIFORNIA
                                                                            ------------------------
                                                    BETA       ALASKA       LA BASIN     SAN JOAQUIN      TOTAL
                                                 ---------    ---------     ---------    -----------    ---------

PROVED RESERVES (MMBOE):
Proved developed producing reserves...........        2.0         10.8           2.1           1.3          16.2
Proved developed nonproducing reserves........        --           2.4            --           0.1           2.5
Proved undeveloped reserves...................       10.4         12.3           7.2           0.0          29.9
                                                 ---------    ---------     ---------     ---------     ---------
      Total proved reserves...................       12.3         25.5           9.4           1.4          48.6
PV-10 (dollars in millions)(1)................   $  143.4     $  319.1      $  107.6      $   21.6      $  591.8

OTHER DATA:
Reserve mix (% Oil)...........................       97.2%        94.8%         99.6%         99.3%         96.5%
Gross producing wells(2)......................         53          100            91            24           268
Current daily net production (Boe/d)(3).......      1,327        3,659           541           263         5,790
Remaining reserve life (years)(4).............       25.5         19.1          47.4          14.3          23.0

-----------------------
(1) See "Business--Oil and Natural Gas Data--Oil and Natural Gas Reserves" for a reconciliation of PV-10 to the standardized measure of discounted future net cash flows and "Non-GAAP Financial Measure" for a discussion of the relevance and usefulness of PV-10. Prices for PV-10 calculations for Alaska and LA Basin were $56.82 / Bbl and $51.03 / Bbl of oil, respectively, and $5.61 / Mcf and $9.07 / Mcf of gas, respectively. Prices for PV-10 calculations for Beta and San Joaquin Basin were $49.46 / Bbl and $54.50 / Bbl of oil, respectively. No gas revenues were recognized for Beta and San Joaquin Basin.

(2)  Includes all wells with production in October 2007.

(3)  Current daily net production for October 2007.

(4) Calculated by dividing total proved reserves by the annualized average daily net production for October 2007.

INDEPENDENT ENGINEERING ESTIMATES

         The estimates of our proved reserves and their present value are derived from the Reserve Reports using market pricing as of the respective dates of the applicable Reserve Reports.

                                                                                 RESERVE CATEGORY
TOTAL:                                                       --------------------------------------------------------
                                                                PDP             PDNP           PUD            TOTAL
                                                             ----------      ----------     ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)
NET RESERVES
Oil (MBbls) ............................................         14,989           2,299         29,601         46,888
Natural gas (MMcf) .....................................          7,127           1,084          2,047         10,257

FUTURE GROSS REVENUES:
Oil ....................................................     $  826,184      $  131,240     $1,561,558     $2,518,982
Natural gas ............................................         38,282           6,133          2,351         46,767
                                                             ----------      ----------     ----------     ----------
      Total gross revenues .............................        864,466         137,374      1,563,909      2,565,748
Production and ad valorem taxes ........................         12,684           2,146         14,000         28,830
Operating expenses .....................................        452,748          45,968        483,183        981,899
Abandonment costs ......................................         49,858              --            204         50,062
Capital cost / investment ..............................         83,834          11,577        381,089        476,501
                                                             ----------      ----------     ----------     ----------
      Future net revenues ..............................     $  265,342      $   77,682     $  685,432     $1,028,456
                                                             ==========      ==========     ==========     ==========

      FUTURE NET REVENUES DISCOUNTED AT 10% (PV-10) ....     $  200,611      $   44,717     $  346,441     $  591,770
                                                             ==========      ==========     ==========     ==========


                                                                                 RESERVE CATEGORY
BETA:                                                        --------------------------------------------------------
                                                                PDP             PDNP           PUD            TOTAL
                                                             ----------      ----------     ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)
NET RESERVES:
Oil (MBbls) ............................................          1,894              --         10,092         11,986
Natural gas (MMcf) .....................................            447              --          1,609          2,056

FUTURE GROSS REVENUES:
Oil ....................................................     $   93,680      $       --     $  499,125     $  592,805
Natural gas ............................................             --              --             --             --
                                                             ----------      ----------     ----------     ----------
      Total gross revenues .............................         93,680              --        499,125        592,805
Operating expenses .....................................         67,580              --        136,874        204,454
Capital costs ..........................................         63,000              --        147,997        210,997
                                                             ----------      ----------     ----------     ----------
      Future net revenues ..............................     $  (36,900)     $       --     $  214,255     $  177,354

    FUTURE NET REVENUES DISCOUNTED AT 10% (PV-10) ......     $  (13,128)     $       --     $  156,554     $  143,426
                                                             ==========      ==========     ==========     ==========


                                                           22



                                                                                 RESERVE CATEGORY
ALASKA:                                                      --------------------------------------------------------
                                                                PDP             PDNP           PUD            TOTAL
                                                             ----------      ----------     ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)
NET RESERVES:
Oil (MBbls) ............................................          9,695           2,258         12,268         24,221
Natural gas (MMcf) .....................................          6,457           1,028            438          7,922

FUTURE GROSS REVENUES:
Oil ....................................................     $  553,226      $  128,997     $  693,953     $1,376,176
Natural gas ............................................         36,261           5,796          2,351         44,408
                                                             ----------      ----------     ----------     ----------
      Total gross revenues .............................        589,487         134,793        696,305      1,420,585
Production and ad valorem taxes ........................          8,028           2,086          8,468         18,582
Operating expenses .....................................        310,833          45,708        279,176        635,717
Abandonment costs ......................................         49,858              --            204         50,062
Investment .............................................         19,608          11,497        166,825        197,931
                                                             ----------      ----------     ----------     ----------
      Future net revenues ..............................     $  201,160      $   75,502     $  241,631     $  518,293

    FUTURE NET REVENUES DISCOUNTED AT 10% (PV-10) ......     $  163,396      $   43,697     $  112,023     $  319,116
                                                             ==========      ==========     ==========     ==========


                                                                                 RESERVE CATEGORY
LA BASIN:                                                    --------------------------------------------------------
                                                                PDP             PDNP           PUD            TOTAL
                                                             ----------      ----------     ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)
NET RESERVES:
Oil (MBbls) ............................................          2,104              --          7,214          9,318
Natural gas (MMcf) .....................................            223              --             --            223

FUTURE GROSS REVENUES:
Oil ....................................................     $  108,524      $       --     $  366,983     $  475,507
Natural gas ............................................          2,021              --             --          2,021
                                                             ----------      ----------     ----------     ----------
      Total gross revenues .............................        110,545              --        366,983        477,528

Production and ad valorem taxes ........................          3,028              --          5,497          8,526
Operating expenses .....................................         44,217              --         66,977        111,194
Capital costs ..........................................          1,226              --         65,671         66,897
                                                             ----------      ----------     ----------     ----------
      Future net revenues ..............................     $   62,073      $       --     $  228,838     $  290,911

    FUTURE NET REVENUES DISCOUNTED AT 10% (PV-10) ......     $   30,277      $       --     $   77,363     $  107,640
                                                             ==========      ==========     ==========     ==========


                                                                                 RESERVE CATEGORY
SAN JUAQUIN BASIN:                                           --------------------------------------------------------
                                                                PDP             PDNP           PUD            TOTAL
                                                             ----------      ----------     ----------     ----------
                                                                               (DOLLARS IN THOUSANDS)
 NET RESERVES:
 Oil (MBbls) ...........................................          1,295              41             28          1,364
 Natural gas (MMcf) ....................................             --              57             --             57

 FUTURE GROSS REVENUES:
 Oil ...................................................     $   70,754      $    2,243     $    1,496     $   74,493
 Natural gas ...........................................             --             338             --            338
                                                             ----------      ----------     ----------     ----------
      Total gross revenues .............................         70,754           2,581          1,496         74,831

 Production and ad valorem taxes .......................          1,628              60             34          1,722
 Operating expenses ....................................         30,117             260            157         30,534
 Capital costs .........................................             --              81            596            676
                                                             ----------      ----------     ----------     ----------
      Future net revenues ..............................     $   39,009      $    2,180     $      709     $   41,898

     FUTURE NET REVENUES DISCOUNTED AT 10% (PV-10) .....     $   20,067      $    1,020     $      501     $   21,588
                                                             ==========      ==========     ==========     ==========


                                       23

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER EACH OF THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN THE SHARES OFFERED UNDER THIS PROSPECTUS. IF ANY OF THE FOLLOWING RISKS DEVELOP INTO ACTUAL EVENTS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

     ANY MATERIAL INACCURACIES IN OUR RESERVE ESTIMATES OR THEIR UNDERLYING ASSUMPTIONS COULD ADVERSELY AFFECT THE QUANTITIES AND PRESENT VALUE OF OUR RESERVES.

         Reservoir engineering is a subjective process of estimating underground accumulations of oil or natural gas that cannot be measured in an exact manner. The process of estimating oil and natural gas reserves is complex and requires subjective interpretations of available geological, geophysical, engineering and economic data for each reservoir. Estimates of economically recoverable oil or natural gas reserves and of future net cash flows necessarily depend on many variables and assumptions, such as:

         o historical oil or natural gas production from that area, compared with production from other producing areas;

         o assumptions concerning the effects of regulations by governmental agencies;

         o        assumptions concerning future prices;

         o        assumptions concerning future operating costs;

         o        assumptions concerning severance and excise taxes;

         o assumptions concerning development costs and workover and remedial costs; and

         o        assumptions concerning the timing of operations.

         Any of these assumptions could vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil or natural gas attributable to any particular group of properties, classifications of those reserves based on risk recovery and estimates of the future net cash flows expected from them prepared by different engineers, or by the same engineer at different times, may vary substantially. Because of this, our reserve estimates may materially change at any time.

         Estimates of our proved oil and natural gas reserves and the estimated future net revenues from those reserves are based upon various assumptions, including assumptions relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, ownership and title, taxes and the availability of funds. The estimated discounted future net cash flows from proved reserves are generally based on prices and costs in effect when the estimate is made. However, actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as:

         o the amount and timing of actual production, supply and demand for oil or natural gas;

         o curtailments or increases in consumption by oil or natural gas purchasers;

         o        changes in governmental regulations or taxation; and

         o the timing of both production and expenses in connection with the development and production of oil or natural gas properties.

     A MAJORITY OF OUR PROVED RESERVES ARE CLASSIFIED AS PROVED DEVELOPED NON-PRODUCING AND PROVED UNDEVELOPED AND MAY ULTIMATELY PROVE TO BE LESS THAN ESTIMATED.

         As of December 31, 2006, approximately 67.7% of our estimated net proved reserves were undeveloped. In addition, approximately 84.6% of the estimated net proved reserves of our Beta assets were undeveloped. All of the reserves associated with existing wells on Platform Eureka have been classified as proved undeveloped reserves. As of January 1, 2007, approximately 48.2% of the net proved reserves of our Alaska assets were undeveloped.

         Undeveloped reserves, by their nature, are less certain. Accordingly, the potential for future reserve revisions, either upward or downward, is high because most of our reserves are undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop our reserves. We have prepared estimates of our oil and natural gas reserves and the costs associated with those reserves in accordance with industry standards. However, the estimated costs may not be accurate, development may not occur as scheduled, or the actual results may not be as estimated. We may not have or be able to obtain the capital needed to develop our proved reserves.

     YOU SHOULD NOT ASSUME THAT THE PRESENT VALUE OF FUTURE NET REVENUES REFERRED TO IN THIS PROSPECTUS IS THE CURRENT MARKET VALUE OF OUR ESTIMATED OIL AND NATURAL GAS RESERVES.

         In accordance with applicable securities law requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. In addition, the 10% discount factor, which is required by applicable securities law to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor, nor does it reflect discount factors used in the marketplace for the purchase and sale of oil and gas properties. Conditions in the oil and gas industry and oil and gas prices will affect whether the 10% discount factor accurately reflects the market value of our estimated reserves.

     IF OUR EFFORTS TO BRING PLATFORM EUREKA BACK ON LINE ARE UNSUCCESSFUL, OUR FUTURE PRODUCTION WILL BE LESS THAN EXPECTED.

         One of our objectives in making the Beta assets acquisition is to bring Platform Eureka back on line. At present there is no functioning pipeline between the Platform Eureka and Platform Ellen from which the production can then be brought to shore. We plan to use innovative, but commercially available, technologies to connect the two platforms by drilling one well each at Platform Ellen and Platform Eureka, connecting them together, running a liner through them and completing the path to bring crude oil produced at Platform Eureka to Platform Elly. While these technologies have been used successfully by others in the past, there are risks associated with this method, most notably targeting issues in approaching from two different directions to meet in the middle, and missing the connection on the first attempt. As a result, the connection may be delayed for this or various other reasons. Furthermore, we must obtain regulatory approval for this undertaking. While we presently have no reason to believe we will not be able to obtain the approval, the regulatory process is never certain, and we could be subject to delays in obtaining the approval, or even rejection. If our efforts to bring Platform Eureka back on line are delayed or unsuccessful, our future production may be less than expected, and our results of operations and financial condition may be adversely affected.

     FAILURE TO OBTAIN AND MAINTAIN REGULATORY, INCLUDING ENVIRONMENTAL, APPROVALS FOR THE DEVELOPMENT OF OUR BETA AND ALASKA ASSETS COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

         Our future growth plans include establishing significant production and reserves from our Beta and Alaska assets. However, operation of the Beta and Alaska assets requires approval from numerous regulatory agencies and the acquisition of various permits. Any failure or delay in obtaining or maintaining approvals and/or permits could prevent us from developing our interests as planned. Conditions, delays or restrictions imposed on our drilling could severely limit our operations there or make them uneconomical.

         Also, environmental conditions that adversely affect our ability to develop our interests could exist or may develop in the future. For example, offshore operations pose risks to the environment, including spillage and uncontrolled discharge of hydrocarbons, diesel fuel, chemicals used on the platforms and many other materials. Environmental regulatory agencies can act in ways that adversely affect our ability to continue to produce oil, including delaying or halting our drilling activities or the construction of ancillary facilities necessary for production if events such as those described in the preceding sentence occur, which would prevent us from developing our property interests as planned. Any unfavorable developments in the Beta or Alaska assets could impede our growth, as we intend to undertake significant activity in order to increase our production and reserves in these areas. For example, the National Oceanic and Atmosphere Administration's National Marine Fisheries Service ("NOAA"), an agency of the U.S. Commerce Department, is currently considering a proposal to list beluga whales, found in Cook Inlet waters, as endangered under the Endangered Species Act. NOAA has one year to finalize that decision. If the Cook Inlet beluga whales are listed as endangered under the Endangered Species Act, the laws, rules and guidelines which govern activities that can be conducted in locations that contain beluga whales could prohibit or limit our operations and our planned activities for such locations.

     OIL AND NATURAL GAS PRICES ARE VOLATILE, AND CHANGES IN OIL OR NATURAL GAS PRICES COULD SIGNIFICANTLY AFFECT OUR FINANCIAL CONDITION, PARTICULARLY IF WE HEDGE OUR PRODUCTION TOO MUCH OR TOO LITTLE.

         The success of our business greatly depends on market prices of oil and natural gas. Declines in oil or natural gas prices may adversely affect our financial condition, profitability and liquidity and reduce the amount of oil or natural gas that we can produce economically, particularly if we do not appropriately hedge our production.

         We cannot predict future oil and natural gas prices. Oil and natural gas are commodities whose prices are set by broad market forces. Oil and natural gas prices are currently at or near historic highs and may fluctuate and decline significantly in the near future. Historically, the oil and natural gas markets have been volatile, and we expect this volatility to persist in the future. Prices for oil and natural gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil or natural gas, market uncertainty, and a variety of additional factors beyond our control, including:

         o        the domestic and foreign supply of oil and natural gas;

         o        overall economic conditions;

         o        weather conditions;

         o political conditions in the Middle East and other oil producing regions;

         o        domestic and foreign governmental regulations;

         o        the level of consumer product demand; and

         o        the price and availability of alternative fuels.

         In order to manage our exposure to price risks in the marketing of our oil and natural gas, we enter into oil and natural gas price hedging arrangements with respect to a portion of our expected future production. Most of our hedges are limited in duration, usually for periods of two to five years or less. While intended to reduce the effects of volatile oil and natural gas prices, hedging transactions may limit our potential gains if oil and natural gas prices rise over the price established by the arrangements. In trying to maintain an appropriate balance, we may hedge too much or too little, depending upon how oil or natural gas prices fluctuate in the future.

         Also, hedging transactions may expose us to the risk of financial loss in certain circumstances, including instances in which our production is less than expected; there is a widening of price basis differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; the counterparties to our hedging contracts fail to perform under the contracts; or a sudden unexpected event materially impacts oil or natural gas prices. We cannot assure you that our hedging transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices.


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

     WE MAY INCUR SIGNIFICANT ABANDONMENT COSTS OR BE REQUIRED TO POST SUBSTANTIAL PERFORMANCE BONDS IN CONNECTION WITH THE PLUGGING AND ABANDONMENT OF WELLS, PLATFORMS AND PIPELINES.

         We are responsible for the costs associated with the plugging of wells, the removal of facilities and equipment and site restoration on our oil and gas properties, pro rata to our working interest. Future liabilities for projected abandonment costs, net of estimated salvage values, are included as a reduction in the future cash flows from our reserves in our Reserve Reports. As of September 30, 2007, our estimated discounted asset retirement obligation liability recorded in the balance sheet was approximately $56.9 million, of which $18.4 million was for properties in the Cook Inlet of Alaska. Forest Oil posted a decommissioning, removal and restoration ("DR&R") bond in the amount of $3.8 million for Platform Osprey in the Redoubt Shoal Unit. We are required to post a $12.0 million DR&R bond to replace the $3.8 million DR&R bond posted by Forest Oil. We made an initial payment of $3.8 million in December 2007, and the Alaska Department of Natural Resources ("DNR") has accepted our proposal to satisfy the remainder of this obligation using a structured incremental payment arrangement to create a decommissioning trust account that will be fully funded by January 31, 2009. We also have an option to replace this trust account at any time with equivalent surety bonds.

         We deposited a total of $90 million in U.S. Treasury notes into a supplemental bond decommissioning trust account dated effective March 1, 2007 for properties in the Beta oil field. We are reviewing this arrangement and exploring the option of replacing this trust account with equivalent surety bonds.

         Estimates of abandonment costs and their timing may change significantly due to many factors, including actual drilling and production results, inflation rates, changes in abandonment techniques and technology, discovery of unanticipated factors or conditions including adverse environmental conditions, changes in environmental laws and regulations and periodic reassessments by the applicable regulatory authority.

     WE HAVE LIMITED CONTROL OVER THE ACTIVITIES ON PROPERTIES WE DO NOT OPERATE, WHICH MAY AMONG OTHER THINGS ADVERSELY AFFECT THE REALIZATION OF OUR TARGETED RETURNS ON CAPITAL OR LEAD TO UNEXPECTED FUTURE COSTS.

         Although we operate a majority of the properties from which our production is derived, a significant portion of our Alaska production comes from properties operated by other companies. We have limited ability to influence or control the operation or future development of these non-operated properties or the amount of capital expenditures that we are required to fund for their operation. The success and timing of drilling development activities on properties developed by others depend upon a number of factors that are outside of our control, including the timing and amount of capital expenditures, the operator's expertise and financial resources, approval of other participants, and selection of technology. Our dependence on the operator and other working interest owners for these projects and our limited ability to influence or control the operation and future development of these properties could adversely affect the realization of our targeted returns on capital or lead to unexpected future costs.

     OUR ABILITY TO MARKET OUR OIL FROM OUR OFFSHORE ASSETS MAY BE IMPAIRED BY REGULATORY OR PHYSICAL ISSUES WITH THE PIPELINES THAT TRANSPORT THIS OIL TO SHORE.

         While we own SPBPCo, the pipeline company associated with the 16-inch pipeline serving Platform Elly, the California State Lands Commission ("SLC") has taken the position that AERA (rather than SPBPCo) is deemed the owner of General Lease--Right of Way Use, Lease No. PRC 5636.1 ("State ROW") for the pipeline. While AERA and we have met with SLC and we believe that the matter will ultimately be resolved satisfactorily, we can give no assurance to that effect. AERA will continue to be recognized as owner and operator of the State ROW until such time as SLC officially approves a transfer of the State ROW in the name of SPBPCo. Until SLC approval, SLC will continue to look to AERA to fulfill all obligations (both monetary and non-monetary). In the interim, we and AERA entered into an arrangement whereby AERA serves as operator of the State ROW for our benefit to continue to allow the transportation of the Beta assets production through the pipeline system. During this interim period, we do not have control of the operations of the pipeline. In addition, SLC may require additional conditions (including additional bonding) as a condition to consenting to SPBPCo being the owner of State ROW and the operator of the pipeline.

           We have agreed to purchase up to a 50% interest in CIPL, the company that owns the pipeline that transports oil from our Alaska operations, subject to receipt of evidence of approval of the sale from the Regulatory Commission of Alaska ("RCA"). If the RCA does not approve the sale, then the 5.5 million shares of our common stock that we deposited into escrow in connection with the planned purchase will be returned to us and we will be unable to obtain an ownership interest in CIPL. Without an ownership interest in the pipeline, we will be required to pay fees to use the pipeline but will not receive an interest in any profits from the pipeline.

           The pipelines that bring the crude oil to shore from Platform Elly and from our Alaska offshore operations periodically must undergo the process of extensive cleaning of heavy hydrocarbons, after which erosion/corrosion testing must be performed. While we presently are unaware of unusual or significant problems with the pipelines, if erosion or corrosion related problems are discovered in the future, our offshore assets could be shut down until the problems are remedied. Not only would significant capital expenditures be needed if major fixes are required, but we would lose the value of the production for weeks or possibly months depending on the nature and extent of the problems.

     WE HAVE INCURRED LOSSES FROM OPERATIONS IN THE PAST AND CANNOT GUARANTEE PROFITABILITY IN THE FUTURE, WHICH MAY IMPAIR OUR ABILITY TO UTILIZE, MAINTAIN OR EXPAND OUR ASSET BASE.

         At September 30, 2007, we had an accumulated deficit of $61.2 million and total stockholders' equity of $67.5 million. We incurred net losses of $10.2 million, $1.6 million and $205,000 for the years ended December 31, 2006, 2005 and 2004, respectively. We also incurred net losses of $40.7 million and $1.1 million for the nine months ended September 30, 2007 and 2006, respectively. While we intend to increase our revenues through increased oil and gas production from our current interests, there can be no assurance that we will be successful.

         Our ability to generate net income will be strongly affected by, among other factors, our ability to successfully drill undeveloped reserves as well as the market price of oil and natural gas. If we are unsuccessful in drilling productive wells or the market price of crude oil and natural gas declines, we may report additional losses in the future. Continuing losses may mean that additional funding may not be available on acceptable terms, or at all. To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for oil and natural gas, a decrease in production or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of oil and natural gas reserves would be impaired. Even with sufficient available capital, our future development and exploration activities may not result in additional proved reserves, and we may not be able to drill and operate productive wells profitably.

     WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, WE MAY NOT BE ABLE TO ACHIEVE OUR BUSINESS PLAN AND OUR GROWTH AND OPERATIONS WOULD BE HINDERED.

         In order to achieve our business plan, we need to raise substantial amounts of new capital. Our future growth depends on the development and exploration of our oil and natural gas properties and the acquisition of additional properties, each of which requires large capital expenditures. We have projected these capital expenditures to be approximately $75.0 million for 2008. Given our cash position of approximately $25.0 as of January 28, 2008 and our estimation that we will not become earnings positive before 2009, we will need to raise money to fund these planned capital expenditures.

         Historically, we have financed our capital expenditures primarily through debt and equity financing. In the future, we intend to finance these capital expenditures through the proceeds from equity offerings, borrowings under our existing credit facilities or one or more lines of credit we may pursue, cash flow from operations, or a combination of these methods. Future cash flows and the availability of financing will be subject to a number of variables, such as:

         o        the success of our efforts to utilize our newly acquired
                  Alaska assets;

         o the success of our production enhancement efforts with respect to Platform Ellen;

         o the success of our efforts to bring Platform Eureka back on line;


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

         o the success of our drilling efforts in our onshore California assets;

         o        our success in locating and producing new reserves;

         o        the level of production from existing wells; and

         o        prices of oil and natural gas.

         Additional financing sources may be required in the future to fund our developmental and exploratory drilling. If adequate funds are unavailable from our operations or additional sources of financing, we might be forced to reduce or delay acquisitions or capital expenditures, sell assets, reduce operating expenses, refinance all or a portion of our debt, or delay or reduce important drilling or enhanced production initiatives.

         If we experience difficulties in raising additional capital, we will be required to scale back our business plan by limiting acquisitions and our drilling and development program. Restrictions imposed under the terms of the notes and our other outstanding indebtedness may limit our ability to borrow additional funds. Also, if our stock price declines or remains volatile, it may be more difficult for us to raise equity capital on acceptable terms or at all.

     OUR LEVERAGE AND DEBT SERVICE OBLIGATIONS MAY ADVERSELY AFFECT OUR CASH
     FLOW.

         As of September 30, 2007, we had total debt of $533.0 million. Our substantial level of indebtedness could have important consequences to you, including the following:

         o it may be difficult for us to satisfy our obligations under our indebtedness and contractual and commercial commitments;

         o we must use a substantial portion of our cash flow from operations to pay interest on our indebtedness, which will reduce the funds available to us for other purposes;

         o our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be limited, particularly because all of our assets are pledged as collateral;

         o our flexibility in planning for, or reacting to, competition or changes in the industry may be limited and we could be more vulnerable to adverse changes in our business or economic conditions in general; and

         o we may be at a competitive disadvantage to those of our competitors who operate on a less leveraged basis.

         Furthermore, the SSC Facility and the Alaska Facility interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced, our interest expense would significantly increase, and the risks related to our substantial indebtedness would intensify.

         In addition, the SSC Facility, the Alaska Facility and the Alaska seller note contain various restrictive covenants (including certain maintenance and financial covenants). The covenants limit our ability to make certain payments or investments, sell assets, make strategic acquisitions, engage in mergers or other fundamental changes, explore business opportunities or engage in other activities that may be in our long-term best interests. Our failure to comply with these covenants would result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness and would adversely affect our liquidity, financial condition and results of operations.

     OUR CASH FLOWS AND QUARTERLY RESULTS OF OPERATIONS MAY FLUCTUATE DUE TO ANY DIFFICULTIES OR DELAYS WE MAY ENCOUNTER IN SHIPPING OUR ALASKA PRODUCTION TO MARKET.

         Ships to transport our Alaska oil production to market generally make pick ups at least once per month. However, the ships do not always pick up on the same day each month, or at precise intervals, so our cash flows and quarterly results of operations may be affected if one or more anticipated pick ups are not made during any quarter.

     WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE AND OTHER OBLIGATIONS DUE TO EVENTS BEYOND OUR CONTROL.

         Our ability to generate cash flows from operations and to make scheduled payments on our indebtedness will depend on our future financial performance. Our future performance will be affected by a range of economic, competitive, legislative, operating and other business factors, many of which we cannot control, such as government regulation, prices we receive for natural gas and crude oil, and general economic and financial conditions in our industry or the economy at large. A significant reduction in operating cash flows resulting from changes in economic conditions, increased competition, or other events could increase the need for additional or alternative sources of liquidity and could adversely affect our business, financial condition, results of operations and prospects and our ability to service our debt, including the notes, and other obligations. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions and capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking equity capital. We cannot assure you that any of these alternative strategies could be effected on terms acceptable to us, if at all, or that they would yield sufficient funds to make required payments on our indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         We urge you to consider the information under "Capitalization," "Prospectus Summary--Summary Historical Financial and Operating Data," "Description of Notes" and "Description of Certain Indebtedness" for more information on these matters.

     ANY FAILURE TO MEET OUR DEBT OBLIGATIONS COULD HARM OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR CASH FLOWS.

         If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, which could cause us to default on our obligations and impair our liquidity.

     THE SSC FACILITY, THE ALASKA FACILITY AND THE ALASKA SELLER NOTE IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS ON US THAT MAY PREVENT US FROM PURSUING CERTAIN BUSINESS OPPORTUNITIES AND RESTRICT OUR ABILITY TO OPERATE OUR BUSINESS.

         The SSC Facility and the Alaska Facility contain covenants that restrict our ability to take various actions (as does the Alaska seller note in certain instances), such as:

         o incurring or generating additional indebtedness or issuing certain preferred stock;

         o paying dividends on our capital stock or redeeming, repurchasing or retiring our capital stock or subordinated indebtedness or making other restricted payments;

         o        entering into certain transactions with affiliates;

         o        creating or incurring liens on our assets;

         o        transferring or selling assets;

         o incurring dividend or other payment restrictions affecting certain of our future subsidiaries; and

         o consummating a merger, consolidation or sale of all or substantially all of our assets.

         The restrictions contained in the Alaska seller note, the SSC Facility and the Alaska Facility could:

         o limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

         o adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

     IF WE ARE UNABLE TO COMPLY WITH OUR COVENANTS UNDER THE SSC FACILITY, THE ALASKA FACILITY OR THE ALASKA SELLER NOTE, WE MAY BECOME IN DEFAULT UNDER OUR DEBT OBLIGATIONS AND BE REQUIRED TO PAY SIGNIFICANT FEES AND PENALTIES.

         In addition to the restrictive covenants discussed in the immediately preceding risk factor, the SSC Facility and the Alaska Facility contain covenants that require us to take various actions, such as:

         o the SSC Facility requires that we raise net cash proceeds of at least $50 million by June 30, 2008 and an additional $85 million by March 31, 2009 from the sale of our common stock (or, upon approval by the lenders, preferred stock or convertible debt), lender-approved divestitures or other capital-raising activities as may be reasonably satisfactory to the lenders; and

         o we are required to use our best efforts to facilitate the syndication of 100% of the lenders' commitments and loans under the Alaska first lien revolver to new lenders on or before February 15, 2008. If the Alaska first lien revolver is not syndicated in full by that date, we are subject to liquidated damages payments to the lenders in an amount equal to 1% of the outstanding principal amount of the Alaska first lien revolver payable on February 16, 2008 and on the 16th day of each month thereafter until the Alaska first lien revolver is either syndicated in full or paid in full in cash.

         A breach of any of the restrictive or affirmative covenants could result in a default under our outstanding indebtedness. If a default occurs under the SSC Facility or the Alaska Facility, our lenders may elect to:

         o declare all borrowings outstanding thereunder, together with accrued interest and other fees, to be immediately due and payable; or

         o exercise their remedies against our assets subject to their first and second liens, which could prevent us from making payments on the notes;

either of which would (after the expiration of any applicable grace periods) result in a cross default under the Alaska seller note. Upon a default under the Alaska seller note, the accreted value of the note, together with all unpaid principal and interest on the note, becomes immediately due and payable. If the borrowings under our outstanding indebtedness were to be accelerated, we cannot assure you that we would be able to repay in full that indebtedness, possibly resulting in a foreclosure.

         There have been instances from time to time where we have fallen out of compliance with various of the covenants under the SSC Facility and Alaska Facility, including certain financial ratio, prepayment and equity raise requirements. In each instance, we have been granted waivers by the lenders or the SSC Facility or Alaska Facility has been amended to bring us back into compliance. However, there can be no assurance that the lenders will grant a waiver or amend the facilities in the future should we again fail to comply with our covenants, which could result in an event of default occurring under our outstanding indebtedness.

     SEASONALITY AND ADVERSE WEATHER CONDITIONS IN THE REGIONS IN WHICH WE OPERATE MAY ADVERSELY AFFECT OUR OPERATIONS.

         Our operations are directly affected by the weather and geologic conditions in the regions where our primary operations are conducted. Because we operate in Southern California, we are susceptible to risks posed by natural occurrences such as earthquakes, mudslides, fires and floods. Our offshore operations may be affected from time to time by high seas. Also, certain of our operations, such as those in Alaska, are conducted in areas subject to extreme weather conditions and often in difficult terrain. Primarily in the winter and spring, our operations are often curtailed because of cold, snow and wet conditions. In Alaska, due to seasonal differences in weather patterns, we may operate more days in the spring, summer and fall periods and less in the winter months. The level of activity in Alaska also declines in the second calendar quarter, when the frost thaws and many secondary roads are temporarily rendered incapable of supporting the weight of heavy equipment. The duration of this period is referred to as "spring breakup" and has a direct impact on our activity levels in Alaska. Unusually severe weather or natural occurrences could further curtail these operations, including drilling of new wells or production from existing wells, and depending on the severity of the weather or natural occurrences, could adversely affect our business, financial condition and results of operations.

     OUR BUSINESS MAY SUFFER IF WE LOSE OUR CHIEF EXECUTIVE OFFICER OR PRESIDENT OR ARE UNABLE TO ATTRACT AND RETAIN A PERMANENT CHIEF FINANCIAL OFFICER OR OTHER KEY MANAGEMENT AND TECHNICAL PERSONNEL.

         Our success depends in part on our ability to continue to employ and retain experienced skilled personnel. We depend to a large extent on the services of Vladimir Katic, our chief executive officer, and Darren Katic, our president. Although we have employment agreements with each of these individuals that provide for notice before they may resign and contain non-solicitation provisions, their experience, expertise, industry knowledge and historical company knowledge would be extremely difficult to replace if we were to lose the services of either of them. The precise impact of the loss of services of either of them is extremely difficult to predict, but would likely result in, at a minimum, significant costs to recruit, hire and retain a successor and could impair operating results while the successor was being recruited and transitioning into the position. We do not, and likely will not, maintain key-man life insurance with respect to any of our employees other than a policy covering Vladimir Katic, which policy has been assigned to secure certain existing indebtedness. Even if that indebtedness is ultimately repaid and the policy is reassigned to us, there is no assurance that receipt of proceeds from the policy would be sufficient to prevent us from sustaining adverse effects from the loss of Vladimir Katic.

         In addition, we hired Jerett Creed, our current chief financial officer, on a consultant basis and do not have a long-term employment agreement with him. We are in the process of recruiting a new chief financial officer who also has the skills and industry knowledge needed to support our financial and accounting activities. However, there can be no assurance that we will locate and be able to attract and retain a suitable candidate within whatever timeframe may become necessary if Mr. Creed becomes unavailable. Also, the success of our development, production and exploration activities depends, in part, on our ability to attract and retain experienced petroleum engineers, geologists and other key personnel. From time to time, competition for experienced engineers and geologists is intense. If we cannot retain these personnel or attract additional experienced personnel, our ability to compete in the geographic regions in which we conduct our operations could be harmed.

     WE ARE NOT INSURED AGAINST ALL RISKS ASSOCIATED WITH OUR OPERATIONS, INCLUDING THE POTENTIAL LOSS OF SIGNIFICANT REVENUES, EITHER BECAUSE INSURANCE IS UNAVAILABLE OR BECAUSE OF HIGH PREMIUM COSTS.

           As is customary in the industry, our insurance policies provide limited coverage for losses or liabilities, especially relating to pollution, with broader coverage for sudden and accidental occurrences. Our operations in Southern California, including transportation of oil by pipelines within the City and County of Los Angeles, are especially susceptible to damage from earthquakes and involve increased risks of personal injury, property damage and marketing interruptions because of the population density of Southern California. We maintain coverage for earthquake damages in California, but this coverage may not provide for the full effect of damages that could occur and is subject to limitations.

           Our oil and natural gas activities are subject to hazards and risks associated with drilling for, producing and transporting oil and natural gas, and any of these risks can cause substantial losses resulting from:

         o        well blowouts, fires and explosions;

         o        surface craterings and casing collapses;

         o        uncontrollable flows of oil, natural gas or well fluids;

         o        pipe and cement failures;

         o        formations with abnormal pressures;

         o        stuck drilling and service tools;

         o        pipeline ruptures or spills;

         o        natural disasters; and

         o        releases of toxic natural gas.

           Any of these events could cause substantial losses to us as a result of:

         o        injury or death;

         o damage to and destruction of property, natural resources and equipment;

         o pollution conditions, or other environmental damage requiring investigation, remediation, monitoring, restoration or compensation for loss;

         o defending claims relating to alleged contamination, violations of, or liability under environmental laws;

         o        regulatory compliance investigations, fines and penalties;

         o        suspension of operations; and

         o        repair and remediation costs.

         Although we maintain what we believe is appropriate and customary insurance for these risks, insurance may not be available or sufficient to fully insure us against all risks or cover all of these liabilities. Losses and liabilities arising from uninsured and underinsured events or in amounts in excess of existing insurance coverage could adversely affect our business, financial condition or results of operations and our ability to operate. Moreover, we may not be able to obtain adequate insurance in the future at rates we consider reasonable or be able to obtain insurance against certain risks.

     WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE BETA AND ALASKA ASSETS WITH OUR OPERATIONS.

         Failure to timely and successfully integrate these assets and properties with our operations may adversely affect our business, financial condition and result of operations. The difficulties of integrating these assets and properties present numerous risks, including:

         o the acquisitions may prove unprofitable and fail to generate anticipated cash flows;

         o we may need to recruit additional personnel, though in the present highly competitive labor market we cannot be certain that any of our recruiting efforts will succeed, and expand our corporate infrastructure to facilitate the integration of our operations with those associated with the acquired properties, and failure to do so may lead to disruption in our ongoing business or distract our management; and

         o our management's attention may be diverted from other business concerns.

         We are also exposed to risks that are commonly associated with acquisitions of this type, such as unanticipated liabilities and costs, some of which may be material. As a result, the anticipated benefits of the acquisition of these assets and properties may not be fully realized, if at all.

     DEFECTS IN THE TITLE TO ANY OF OUR OIL AND NATURAL GAS INTERESTS COULD RESULT IN THE LOSS OF SOME OF OUR OIL AND NATURAL GAS PROPERTIES OR PORTIONS THEREOF OR INCREASED COSTS OF OPERATION RESULTING FROM DEFECTS IN THE ASSIGNMENT OF ONSHORE AND OFFSHORE LEASEHOLD RIGHTS.

         We obtain interests in oil and natural gas properties with varying degrees of warranty of title such as general, special, quitclaim or without any warranty. We acquired our interest in the Carneros properties in 2006 with no title opinion as to the interests acquired, which may ultimately prove to be less than the interests we believe we own. In addition, although we obtained title opinions on the three federal oil and gas leases, AERA and the other sellers refused to warrant title to the interests we acquired in the Beta assets through the Beta assets purchase documents, and we elected to proceed with the purchase despite this refusal.

         Our due diligence investigation has revealed certain minor defects in title to both the Beta assets and the Carneros properties. Although we believe those defects are correctible, we have very limited indemnity from the former owners of Carneros and no indemnity from the sellers of our interest in the Beta assets as to any title defects. Losses in the Carneros properties or the Beta assets may result from title defects or from ownership of a lesser interest than we believe we acquired. In particular, our due diligence review with respect to the Beta oil field has revealed the existence of a 5.0% overriding royalty interest in OCS-P 0306 to a third party that would burden the production from any wells that may be completed on one of the Beta oil field leases as to which there is currently no production attributable. In other instances, title opinions may not be obtained if we believe it would be uneconomical or impractical to do so. This increases the possible risk of loss and could result in total loss of properties purchased. Furthermore, in certain instances (as in the Carneros and Beta oil field acquisitions) we may decide to purchase properties even though certain technical title defects exist if we believe the risks to be acceptable under the circumstances.

         In 2007, we acquired our interest in the Cook Inlet, Alaska properties from Forest Oil without any warranty of title and with only limited title opinions on some of the properties, which increases the possible risk of loss and could result in total loss of properties purchased. We are conducting a curative recording effort with the goal of causing good chains of title to be placed of record for all of our leases. However, we cannot be certain that we will be successful in these efforts.

     OUR SUCCESS DEPENDS ON OIL AND NATURAL GAS PRICES IN THE SPECIFIC AREAS WHERE WE OPERATE, AND THESE PRICES MAY BE LOWER THAN PRICES AT MAJOR MARKETS.

         Even though overall natural gas prices at major markets may be high, regional natural gas prices may move somewhat independent of broad industry price trends. Because some of our operations are located outside major markets, we are directly affected by regional natural gas prices regardless of major market pricing. Low oil or natural gas prices in any or all of the areas where we operate would adversely affect our financial condition and results of operations. Similarly, although to a lesser extent, regional oil prices in the regions where we operate may, from time to time, differ materially from those of major markets such as West Texas due to transportation or other factors, in which case we would be unable to take advantage of the higher major market pricing.

     UNLESS WE REPLACE, MAINTAIN OR EXPAND OUR OIL AND NATURAL GAS RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         In general, production from oil and natural gas properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we are not successful in our exploitation, exploration, development and enhancement activities, or in acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future oil and natural gas production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.


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

     OUR FUTURE SUCCESS LARGELY DEPENDS ON THE SUCCESS OF OUR EXPLOITATION, EXPLORATION, ACQUISITION, DEVELOPMENT AND PRODUCTION ACTIVITIES. THESE ACTIVITIES INVOLVE NUMEROUS RISKS, INCLUDING THE RISK THAT WE WILL NOT FIND ANY COMMERCIALLY PRODUCTIVE OIL OR NATURAL GAS RESERVOIRS.

         Our decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Our cost of drilling, completing and operating wells is uncertain before drilling commences, and overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

         o delays in obtaining drilling permits from applicable regulatory authorities;

         o        unexpected drilling conditions;

         o well blowouts, fires or explosions with resultant injury, death or environmental damage;

         o        pressure or irregularities in geological formations;

         o        equipment failures or accidents;

         o        pipeline and processing interruptions or unavailability;

         o        adverse weather conditions;

         o delays imposed by or resulting from compliance with environmental and other regulatory requirements;

         o shortages or delays in the availability of drilling rigs and the delivery of equipment;

         o        lack of market demand for oil and natural gas; and

         o        reductions in oil and natural gas prices.

         Our future drilling activities may not be successful, or our drilling success rate overall and within a particular area could decline. We could incur losses by drilling unproductive wells. Also, we may not be able to obtain any contracts covering our lease rights in potential drilling locations. We cannot be sure that we will ever drill our identified potential drilling locations or that we will produce oil or natural gas from them or from any other potential drilling locations. Shut-in wells, curtailed production and other production interruptions may adversely affect our business and result in decreased revenues.

         In acquiring producing properties, we assess the recoverable reserves, future oil and natural gas prices, operating costs, potential liabilities and other factors relating to the properties. Our assessments are necessarily inexact and their accuracy is inherently uncertain. Our review of a subject property in connection with its acquisition assessment will not reveal all existing or potential problems or permit us to become sufficiently familiar with the property to assess fully its deficiencies and capabilities.

         We may not inspect every well, and we may not be able to observe structural and environmental conditions even when we do inspect a well. If problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or part of those problems. Any acquisition of property interests may not be economically successful, and unsuccessful acquisitions may adversely affect our financial condition and future results of operations. We cannot assure you that:

         o we will be able to identify desirable oil and natural gas prospects and acquire leasehold or other ownership interests in such prospects at a desirable price;

         o any completed, currently planned, or future acquisitions of ownership interests in oil and natural gas prospects will include prospects that contain proved oil or natural gas reserves;

         o we will have the ability to develop prospects which contain proved oil or natural gas reserves to the point of production;

         o we will have the financial ability to consummate additional acquisitions of ownership interests in oil and natural gas prospects or to develop the prospects that we acquire to the point of production; or

         o we will be able to consummate such additional acquisitions on terms favorable to us.

         In addition, leases of undeveloped prospects could expire at the end of the primary lease term if no exploration plans have been approved or if no exploratory activity has commenced.

     IF OIL OR NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO RECORD AN IMPAIRMENT CHARGE, WHICH WOULD REDUCE OUR STOCKHOLDERS' EQUITY, POTENTIALLY TRIGGERING EARLIER-THAN-ANTICIPATED REPAYMENTS OF ANY OUTSTANDING DEBT OBLIGATIONS AND ADVERSELY AFFECTING THE TRADING VALUE OF OUR SECURITIES.

         Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas properties. Because our properties serve as collateral for our secured debt, a write-down in the carrying values of our properties could cause us to become out of compliance with our loan covenants and require us to repay debt earlier than would otherwise be required. A write-down would also constitute a non-cash charge to earnings. It is likely that the effect of a write-down could also adversely affect the trading price of our common stock.

         We account for our oil and gas properties using the successful efforts method of accounting. Under this method, all development costs and acquisition costs of proved properties are capitalized and amortized on a units-of-production basis over the remaining life of proved developed reserves and proved reserves, respectively. Costs of drilling exploratory wells are initially capitalized and then charged to expenses if and when a well is determined to be unsuccessful. We evaluate impairment of our proved oil and natural gas properties at least annually and whenever events or changes in circumstances indicate an asset's carrying amount may not be recoverable. The risk that we will be required to write down the carrying value of our oil and natural gas properties increases when oil and gas prices are low or volatile. In addition, write-downs would occur if we were to experience sufficient downward adjustments to our estimated proved reserves or the present value of estimated future net revenues.

     SHORTAGES OF RIGS, EQUIPMENT, SUPPLIES, NATURAL RESOURCES AND PERSONNEL COULD DELAY OR OTHERWISE ADVERSELY AFFECT OUR COST OF OPERATIONS OR ABILITY TO OPERATE ACCORDING TO OUR BUSINESS PLANS.

         If domestic drilling activity increases, particularly in the fields in which we operate, a general shortage of drilling and completion rigs, field equipment, natural resources and qualified personnel could develop. This is especially likely in remote areas, such as where we conduct our Alaska operations. As a result, the costs and delivery times of rigs, equipment, natural resources and personnel could be substantially greater than in previous years. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment, natural resources or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn adversely affect our operating results.

     IF WE ARE UNABLE TO OBTAIN ACCESS TO ELECTRIC POWER FOR OUR BETA PLATFORMS, WE WILL NEED TO CONTINUE TO POWER THEM WITH DIESEL FUEL, WHICH WOULD CAUSE OUR OPERATING EXPENSES TO BE MUCH GREATER THAN WE WOULD INCUR IF ELECTRIC POWER WERE AVAILABLE.

         We are currently in negotiations to obtain electric power for one or more of our Beta platforms. Pursuant to an existing contract with another oil company that has a platform in the same geographic area, we have the right to run an electric power cable from one of their platforms (that already has Southern California Edison electric power access from a shore to platform power cable) to one of ours, and to access any available excess electric power at prevailing Southern California Edison rates. However, we have no assurance under that agreement that there will be any excess power. We plan to propose to the other company that, in exchange for certain upgrades to their power substation (which we would pay for) that would provide more available power to the entire system, they guarantee us access to certain minimum levels of power. We cannot assure you that our negotiations will be successful. If we cannot obtain access to electric power, we will need to continue to power our platforms with diesel fuel, which has become very expensive. This would cause our operating expenses to be higher, and our profit margins lower, than if we are able to obtain access to electric power.

     WE ARE SUBJECT TO COMPLEX LAWS AND REGULATIONS, INCLUDING ENVIRONMENTAL LAWS AND REGULATIONS, WHICH CAN ADVERSELY AFFECT THE COST, MANNER OR FEASIBILITY OF DOING BUSINESS.

         Our operations and facilities are subject to extensive, stringent federal, state and local laws and regulations relating to exploration for, and the exploitation, development, production and transportation of, oil and natural gas, as well as environmental, health and safety matters. Such laws and regulations include, among other things, requiring permits for the construction, drilling and operation of wells, maintaining bonding requirements to drill or operate wells, regulating the surface use and requiring the restoration of properties upon which wells are drilled, requiring the proper plugging and abandonment of wells, and regulating the disposal of materials used and produced in connection with our operations. Our operations are also subject to various state conservation laws and regulations. These include regulations that may affect the size of drilling and spacing units, and the density of spacing of wells that may be drilled. In addition, state conservation laws may establish the allowable rates of production from gas wells, and may impose certain requirements regarding the ratability of oil and gas production. These regulatory burdens may adversely affect our profitability. We cannot be certain that existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations, will not harm our business, results of operations and financial condition. Laws and regulations applicable to us include those relating to:

         o        land use restrictions;

         o drilling bonds and other financial responsibility requirements;

         o        density of spacing of wells;

         o        limits on oil or natural gas production;

         o        emissions into the air;

         o        unitization and pooling of properties;

         o habitat and endangered species protection, reclamation and remediation;

         o the investigation, containment and disposal of hazardous substances, oil field waste and other waste materials;

         o        the use of underground storage tanks;

         o        transportation permits;

         o the use of underground injection wells, which affects the disposal of water from our wells;

         o        safety precautions;

         o        the prevention of oil spills;

         o        the closure of production facilities;

         o        operational reporting;

         o        employee health and safety;

         o        water pollution;

         o        groundwater quality and availability;

         o requirements to obtain, maintain and renew bonds to secure obligations; and

         o        taxation and royalties.

         Under these laws and regulations, we could be liable for:

         o        personal injuries;

         o        property and natural resource damages;

         o        releases or discharges of hazardous materials;

         o        well reclamation costs;

         o        site restoration costs;

         o        oil spill clean-up costs;

         o        other remediation and clean-up costs;

         o        plugging and abandonment costs;

         o        governmental sanctions, such as fines and penalties; and

         o        other environmental damages.

         Failure to comply with these laws and regulations could subject us to material administrative, civil or criminal enforcement measures, including the assessment of monetary fines and penalties, the imposition of cleanup and site restoration costs and liens, and the issuance of orders enjoining or limiting future operations, any of which could adversely affect our financial condition. Compliance with applicable laws and regulations could require us to delay, curtail or terminate existing or planned operations.

         In addition, we may be required to make significant and unanticipated capital expenditures to comply with applicable laws and regulations, for example, by installing and maintaining pollution control devices. Similarly, our plugging and abandonment obligations will be substantial and may exceed our current estimates. Our compliance costs can be relatively significant because many of our properties are located in environmentally sensitive areas. In addition, our operations could be adversely affected by federal and state laws that require environmental impact studies to be conducted before governmental authorities can take certain actions, including in some cases, the issuance of permits to us. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. Moreover, environmental risks are generally not fully insurable. Certain environmental laws and regulations impose strict, and generally joint and several, liability for costs required to clean up and restore sites where hazardous substances have been disposed of or otherwise released. That means that we could be exposed to liability for investigation and clean-up costs, natural resources damages and other damages as a result of conduct that was lawful at the time it occurred or for the conduct of prior owners or operators of properties we have acquired or for the conduct of other third parties. In addition, claims for damages to persons or property, including natural resource damages, may result from environmental and other impacts on our operations. We do not carry insurance coverage against many of these potential environmental liabilities. Consequently, if we were directly liable for damages resulting from the occurrence of any such event, our financial condition could be adversely affected and our ability to execute our business plan could be impaired.

         We could also be adversely affected by existing or future tax laws and regulations. For example, proposals have been made to amend federal law to impose "windfall profits" taxes or other types of additional taxes on oil companies. If any of these proposals become law, our costs could materially increase.

     OUR ABILITY TO MARKET OUR OIL AND NATURAL GAS MAY BE IMPAIRED BY CAPACITY OR REGULATORY CONSTRAINTS ON THE GATHERING SYSTEMS AND PIPELINES THAT TRANSPORT OUR OIL AND NATURAL GAS.

         The availability of a ready market for our oil and natural gas production depends on the proximity of our reserves to and the capacity of oil and natural gas gathering systems, pipelines and trucking or terminal facilities. We enter into agreements with companies, including companies like SPBPCo and CIPL in which we own or are acquiring interests, which own pipelines used to transport oil and natural gas from the wellhead to the contract destination. Those pipelines are limited in size and volume of oil and natural gas flow. Other outstanding contracts with other producers and developers could interfere with our access to an oil or natural gas line to deliver our oil or natural gas to the market. Further, interstate transportation and distribution of oil and natural gas is regulated by the federal government through the Federal Energy Regulatory Commission ("FERC"). FERC sets rules and carries out administratively the oversight of interstate markets for oil, natural gas and other energy policy. Among FERC's powers is the ability to dictate sale and delivery of oil and natural gas to any markets it oversees.

         Additionally, state regulators have vast powers over sale, supply and delivery of oil and natural gas within their state borders. Our interests may not receive favorable rulings from any state agency, or some future occurrence may drastically alter our ability to enter into contracts or deliver natural gas to the market.

     OUR USE OF 2D AND 3D SEISMIC DATA IS SUBJECT TO INTERPRETATION AND MAY NOT ACCURATELY IDENTIFY THE PRESENCE OF OIL AND NATURAL GAS, WHICH COULD ADVERSELY AFFECT THE RESULTS OF OUR DRILLING OPERATIONS.

         Even when properly used and interpreted, 2D and 3D seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are, in fact, present in those structures. In addition, the use of 3D seismic and other advanced technologies requires greater predrilling expenditures than traditional drilling strategies, and we could incur losses as a result of such expenditures. As a result, our drilling activities may not be successful or economical. Our interpretation of seismic data delineates for us those portions of an area that we believe are desirable for drilling. Therefore, we may choose not to acquire option or lease rights prior to acquiring seismic data and, in many cases, we may identify hydrocarbon indicators before seeking option or lease rights in the location. If we are not able to lease those locations on acceptable terms, it would result in our having made substantial expenditures to acquire and analyze 3D data without having an opportunity to attempt to benefit from those expenditures.

     INTENSE COMPETITION IN THE OIL AND NATURAL GAS INDUSTRY COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS BECAUSE WE ARE SMALLER AND HAVE A MORE LIMITED OPERATING HISTORY THAN MANY OF OUR COMPETITORS AND THEREFORE MAY BE LESS ABLE TO SUCCESSFULLY EVALUATE, BID FOR, PURCHASE, DEVELOP AND EXPLOIT DESIRABLE PROPERTIES.

         We operate in a highly competitive environment. We compete with other oil and natural gas companies in all areas of our operations, including the acquisition of desirable oil and gas properties. Our competitors include major integrated oil and natural gas companies, numerous independent oil and natural gas companies, individuals, and drilling and income programs. Many of our competitors are large, well-established companies that have substantially larger operating staffs and greater capital resources than we do and that, in many instances, have been engaged in the oil and natural gas business for a much longer time than we have. These companies may be able to evaluate, bid for, purchase, develop and exploit more properties than our financial and human resources permit. Our ability to explore for oil and natural gas prospects and to acquire, develop and exploit additional properties in the future will depend on our ability to conduct our operations, to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.

     TERRORIST ACTIVITIES MAY ADVERSELY AFFECT OUR BUSINESS BY INCREASING OUR COSTS OR INTERFERING WITH OUR OPERATIONS.

         Terrorist activities, including events similar to those of September 11, 2001, or armed conflict involving the United States may adversely affect our business activities and financial condition. For example, oil and natural gas production facilities, transportation systems and storage facilities could be direct targets of terrorist attacks, and our operations could be adversely affected if infrastructure integral to our operations is destroyed or damaged. Costs associated with insurance and other security measures may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

     TECHNOLOGICAL CHANGES COULD ADVERSELY AFFECT OUR OPERATIONS IF WE ARE UNABLE TO TIMELY IMPLEMENT NEW TECHNOLOGIES AT AN ACCEPTABLE COST.

         The oil and natural gas industry is characterized by rapid and significant technological advancements and introductions of new products and services utilizing new technologies. As others use or develop new technologies, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at substantial costs. In addition, other oil and natural gas companies have greater financial, technical and personnel resources that may allow them to enjoy technological advantages and may in the future allow them to implement new technologies before we can. If we are unable to respond to competitive pressures and implement new technologies on a timely basis or at an acceptable cost, our business, financial condition and results of operations will be adversely affected, particularly if one or more of the technologies that we use becomes obsolete.

     RAPID GROWTH COULD STRAIN OUR RESOURCES AND IMPEDE OUR ABILITY TO TIMELY EXECUTE OUR BUSINESS PLAN.

         Because of our size, our planned growth, if achieved, will likely place a significant strain on our financial, technical, operational and management resources. If we fail to continue to upgrade our technical, administrative, operating and financial control systems or if we encounter unexpected expansion difficulties, including difficulties in the recruitment and retention of experienced managers, geoscientists and engineers who might prefer to work for a major or larger independent oil company, and difficulties in timely executing our business plan, our business, financial condition and results of operations could be adversely affected.

     IF WE DO NOT GAIN AND MAINTAIN COMPLIANCE WITH OUR REGISTRATION OBLIGATIONS WITH RESPECT TO SECURITIES ISSUED IN VARIOUS PRIVATE OFFERINGS, WE MAY BE REQUIRED TO CONTINUE ISSUING AS LIQUIDATED DAMAGES UP TO 7.4 MILLION SHARES OF COMMON STOCK, THEREBY CREATING ADDITIONAL DILUTION.

         The registration rights agreements we entered into in connection with the equity and debt financings relating to the Beta acquisition require us to, among other things, register for resale the common stock and shares underlying warrants issued in those financings and to maintain the effectiveness of the registration statement for an extended period of time. Because our acquisition of the Alaska assets on August 27, 2007 necessitated that we include in the registration statement audited financial information regarding the Alaska assets, which information was unavailable at that time, we did not meet the August 29, 2007 filing deadline for the registration statement. We have begun issuing shares of common stock as liquidated damages to various holders of registrable securities. We are subject to liquidated damages assessments of 1% (capped at 10%) of the number of shares of common stock issued in the equity financings related to the Beta acquisition and still held by the original holders as of the end of each 30 days of non-compliance, subject to pro ration for partial months. If we are unable to gain and maintain compliance with our registration obligations, then we may be required to continue issuing up to an aggregate of 7.4 million shares of common stock for no additional consideration, which could result in dilution and adversely affect our earnings per share, which could in turn adversely affect our stock price.

     SOME OF OUR DIRECTORS MAY NOT BE SUBJECT TO SUIT IN THE UNITED STATES, WHICH MAY PREVENT INVESTORS IN OUR COMPANY FROM OBTAINING OR ENFORCING JUDGMENTS AGAINST THEM UNDER UNITED STATES SECURITIES LAWS.

         One of our directors resides in Canada, and one resides in Germany. As a result, it may be difficult or impossible to effect service of process within the United States upon those directors, to bring suit against them in the United States or to enforce in the United States courts any judgment obtained there against them predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that Canadian or German courts will either enforce judgments of United States courts obtained in actions against those directors predicated upon the civil liability provisions of the

United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against those directors upon the United States federal securities laws or any such state securities or blue sky laws.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

     OUR COMMON STOCK PRICE IS VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK AND COULD SUBJECT US TO LITIGATION.

         The market prices of securities of oil and natural gas companies have been highly volatile, and volume and price fluctuations have often been unrelated or disproportionate to the operating results or asset values of those companies. The market price of our common stock has fluctuated significantly in the past. In fact, during 2007, the high and low sale prices of our common stock were CAD$3.75 and CAD$1.30, respectively. The market price of our common stock may continue to fluctuate in response to many factors, including the following, many of which are beyond our control:

         o domestic and worldwide supplies and prices of and demand for oil and natural gas;

         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

         o economic and other conditions specific to the oil and natural gas industry and the energy industry in general;

         o        political conditions in oil and natural gas producing regions;

         o        war and acts of terrorism;

         o        trading volume and demand for our common stock;

         o actual or anticipated variations in our operating results and/or our failure to meet the expectations of securities analysts or investors in any particular quarter;

         o changes in expectations as to our future financial performance or changes in financial estimates, if any, of public market analysts;

         o        investor perception of our industry or prospects;

         o        general economic trends;

         o        changes in environmental and other governmental regulations;

         o        our involvement in litigation;

         o announcements relating to our business or the businesses of our competitors;

         o        our liquidity;

         o        additions or departures of key personnel;

         o        our ability to obtain or raise additional funds as needed; and

         o        future sales of our common stock or other securities.

         The price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

     THE UNPREDICTABILITY OF OUR QUARTERLY OPERATING RESULTS MAY CAUSE THE PRICE OF OUR COMMON STOCK TO FLUCTUATE OR DECLINE.

         Variations in our operating results may result from a variety of factors. These factors include, but are not limited to:

         o significant fluctuations in crude oil prices, to the extent that we do not or are unable to establish appropriate hedges;

         o        timing and magnitude of our operating expenses;

         o        status of acquisition activities; and

         o any dry holes that we drill could significantly increase expenses in particular quarters.

         Due to these and other factors, including changes in general economic conditions, we believe that period-to-period comparisons of our operating results will not necessarily be meaningful in predicting future performance. If our operating results do not meet the expectations of investors, our stock price may fluctuate or decline.

     FUTURE SALES OF SHARES OF OUR COMMON STOCK BY OUR STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE.

         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of January 28, 2008, we had outstanding approximately 201.5 million shares of common stock, of which approximately 55.6 million shares were restricted under the Securities Act of 1933, as amended ("Securities Act"). As of that date, we also had outstanding options and warrants that were or may become exercisable for or convertible into approximately 101.6 million shares of common stock. Sales of substantial amounts of previously restricted shares of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline, or could impair our ability to raise capital through the sale of additional equity securities. At a time and at a price that we deem appropriate.

     PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY MAKE IT MORE DIFFICULT TO EFFECT A CHANGE IN CONTROL, WHICH COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

         Our certificate of incorporation and bylaws contain provisions that could delay, defer or prevent a change in control of our company or its management, even if a change in control would be beneficial to our stockholders. These provisions include:

         o undesignated preferred stock, which our board could issue without stockholder approval for the purpose of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding stock, and thus potentially preventing the payment of a premium to stockholders in an acquisition;

         o giving the board the exclusive right to fill all board vacancies;

         o provisions requiring stockholders to provide advance notice to us of nominations and proposed business; and

         o permitting removal of directors only for cause by a majority vote of the stockholders.

         These provisions also could discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions. As a result, these provisions could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders, and may limit the price that investors are willing to pay in the future for our common stock.

     WE HAVE NOT PAID CASH DIVIDENDS ON OUR COMMON STOCK AND DO NOT ANTICIPATE PAYING ANY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         Under the terms of the loan documents pertaining to the SSC Facility and the Facility, we may not pay dividends on our common stock unless all obligations under the loan documents have been paid in full. Even after those obligations have been paid in full, we anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business. Accordingly, we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future. Payment of any future dividends will be at the discretion of our board after taking into account many factors, including legal and contractual restrictions, our operating results, financial conditions, current and anticipated cash needs and plans for expansion.

     BECAUSE THERE IS A LIMITED MARKET FOR SHARES OF OUR COMMON STOCK, IT MAY BE DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR SHARES OF OUR COMMON STOCK.

         Although our common stock is listed on the Toronto Stock Exchange, our common stock historically has been thinly traded. In addition, there is no over-the-counter market for our common stock, and our shares are not listed on any United States national securities exchange. As a result of these factors, it may be difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

     IF WE ARE UNABLE TO MEET THE SEC'S REQUIREMENTS RELATED TO THE ASSESSMENT, ATTESTATION AND EFFECTIVENESS OF OUR INTERNAL CONTROLS, WE MAY SUFFER A LOSS OF INVESTOR CONFIDENCE AND THE PRICE OF OUR COMMON SHARES MAY BE ADVERSELY AFFECTED.

         Under the Exchange Act, we will be required to include in future annual reports a report on internal controls. This report must state management's responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting. The report must also contain an assessment as of the end of the year of the effectiveness of those internal controls. The Exchange Act also requires our registered public accounting firm to test and report on the assessment made by management. Assuming effectiveness of this prospectus during 2008, these new rules could become effective for us as early as for the year ending December 31, 2009. In order to meet these requirements, we must document and test the effectiveness of our internal controls and then allow time for our registered public accounting firm to audit our internal control structure. The amount of work required of us to prepare, maintain and test our internal control structure could be extensive. If our management are unable to complete their assessment of the effectiveness of our internal controls over financial reporting or our auditors are unable to attest to management's assessment or do their own assessment, or if these internal controls are not effective, we might experience an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

         The selling security holders may offer and sell the shares of common stock covered by this prospectus from time to time at prices they determine. We will not receive any of the proceeds from the sale of shares of our common stock in this offering. Rather, all proceeds will be received by the selling security holders.


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

                           PRICE RANGE OF COMMON STOCK

MARKET PRICE

         There is no established public trading market for our common stock in the United States. However, our common stock has been traded on the Toronto Stock Exchange under the symbol "PFE" since March 10, 2006, prior to which date it was listed and traded on the TSX Venture Exchange under the same symbol. The table below shows, for each fiscal quarter indicated, the high and low sale prices for shares of our common stock as reported on the Toronto Stock Exchange or TSX Venture Exchange, as applicable, for the periods during which our common stock traded on each respective exchange:

                                                                                  HIGH            LOW
  YEAR ENDED DECEMBER 31, 2006                                                 ----------      ----------
     First quarter (ended March 31).....................................        CAD$1.90        CAD$0.83
     Second quarter (ended June 30).....................................        CAD$1.78        CAD$1.40
     Third quarter (ended September 30).................................        CAD$1.75        CAD$1.35
     Fourth quarter (ended December 31).................................        CAD$1.60        CAD$1.30
  YEAR ENDED DECEMBER 31, 2007
     First quarter......................................................        CAD$2.40        CAD$1.30
     Second quarter.....................................................        CAD$3.75        CAD$1.66
     Third quarter......................................................        CAD$3.38        CAD$2.45
     Fourth quarter.....................................................        CAD$2.95        CAD$1.76

         On January 28, 2008, the closing sale price of our common stock on the Toronto Stock Exchange was CAD$1.50 per share. As of that date, we had outstanding options and warrants that were exercisable for or convertible into aggregates of 12,147,049 and 89,459,177 shares, respectively. Also as of that date, we had outstanding approximately 145,831,993 shares of common stock that were eligible for resale pursuant to Rule 144 under the Securities Act and 131,251,472 outstanding shares of common stock, 86,668,814 shares of common stock underlying outstanding warrants, 591,679 shares of common stock underlying warrants that may become issuable upon exercise of outstanding compensation warrants, and up to an additional 5,872,835 shares of common stock that may become issuable as liquidated damages, all of which shares we may be required to register for resale and a portion of which shares are covered by this prospectus.

HOLDERS

         As of January 28, 2008, we had 201,447,080 shares of common stock outstanding held of record by approximately 237 stockholders. These holders of record include depositories that hold shares of stock for brokerage firms and brokerage firms and other nominees that, in turn, hold shares of stock for numerous beneficial owners.

DIVIDEND POLICY

         We have not declared or paid any cash dividends on our capital stock in the past, and we do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. In addition, the SSC Facility and the Alaska Facility described in "Description of Certain Indebtedness" prohibit the payment of dividends without lender consent.

         We will pay dividends on our common stock only if and when declared by our board. Our board's ability to declare a dividend is subject to restrictions imposed by Delaware law. In determining whether to declare dividends, our board will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2007.

                                                                                              NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                         ISSUED UPON EXERCISE OF      EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                                          OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
            PLAN CATEGORY                  WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
-------------------------------------  --------------------------  ----------------------  -------------------------
                                                   (A)                       (B)                      (C)
Equity compensation plans approved
   by security holders.............             12,147,049 (1)            CAD$2.10                  6,358,564 (2)
Equity compensation plans not
   approved by security holders....                     --                      --                         --

                                               ---------------         ---------------           ----------------
     Total.........................             12,147,049                                          6,358,564

-----------

(1) Represents shares of common stock underlying options that are outstanding under our 2006 Share Option Plan. The material features of the plan are described in "Management - Stock Option Plan."

(2) Represents shares of common stock available for issuance under options that may be issued under our 2006 Share Option Plan.

                                 CAPITALIZATION

         The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2007, on an actual basis, on an as adjusted basis to give effect to the equity offering completed in October 2007, and as further adjusted to give effect to the incentive warrant offering completed in January 2008, and use of proceeds of those offerings. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Indebtedness," and the financial statements and the related notes in this prospectus.

                                                                              AS OF SEPTEMBER 30, 2007
                                                                --------------------------------------------------
                                                                                                     AS FURTHER
                                                                                   AS ADJUSTED     ADJUSTED FOR THE
                                                                                   FOR EQUITY     INCENTIVE WARRANT
                                                                   ACTUAL           OFFERING          OFFERING
                                                                -------------     -------------     -------------
                                                                                   (DOLLARS IN THOUSANDS)

Cash and cash equivalents(1) ..............................     $      7,660      $     22,948      $     43,648
Debt:
      Beta first lien revolver ............................           65,000            65,000            65,000
      Alaska first lien revolver ..........................          108,000           108,000           108,000
      Alaska second lien credit agreement--tranche B-1 ....          193,448           193,448           193,448
      Alaska second lien credit agreement--tranche B-2 ....          125,943            85,943            85,943
      Laurus note(2) ......................................           20,644            20,644            20,644
      Equity discount(3) ..................................          (15,234)          (15,234)          (15,234)
      Production loans--AERA(4) ...........................            5,949             5,949             5,949
      Alaska seller note(5) ...............................           29,250            29,250            29,250
                                                                -------------     -------------     -------------
            Total debt ....................................     $    533,000      $    493,000      $    493,000
Stockholders' equity ......................................           67,490           129,778           150,478
                                                                -------------     -------------     -------------
            Total capitalization ..........................     $    600,490      $    622,778      $    643,478
                                                                =============     =============     =============

---------------------------
(1) Does not include $92.6 million of performance bonds in California associated with possible asset abandonment liabilities. Due to working capital uses, our actual cash balance as of January 28, 2008 was approximately $25.0 million.
(2) The Laurus note is non-recourse to Pacific. However, Pacific may be required to contribute cash to certain of our subsidiaries for the benefit of third parties pursuant to an equity contribution agreement with Laurus.
(3) Represents the fair value of warrants associated with the issuances of the Beta first lien revolver and the Laurus note.
(4) Represents a liability to be paid to AERA once we achieve a certain level of production from our Beta assets.
(5) The Alaska seller note is a senior subordinated accreting note with an initial accreting value of $29.3 million. Immediately after our issuance of the note, the accreted value increased to $31.7 million and, unless repaid earlier, continues to increase on July 31 of each year until the July 31, 2014 maturity date, at which time the accreted value would be $60.8 million. We record each year's principal balance increase ratably over the year as interest expense.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The following tables set forth summary historical consolidated financial and operating data for each of the years in the five-year period ended December 31, 2006 and for the nine months ended September 30, 2006 and 2007. The data as of and for the years ended December 31, 2004, 2005 and 2006 are derived from the audited financial statements and the notes thereto included in this prospectus. The data for the nine months ended September 30, 2006 and 2007 are derived from our unaudited financial statements appearing in this prospectus. This data should be read in conjunction with, and is qualified in its entirety by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto included in this prospectus.

         The following table contains financial and operating data for the Beta assets from their date of acquisition on March 7, 2007 and the Alaska assets from their date of acquisition on August 27, 2007. The following table also contains financial and operating data of Carneros Energy and Gotland Oil from their date of acquisition on June 29, 2006.

         The data presented below as of and for the years ended December 31, 2002 and 2003 are unaudited and are derived from financial statements not included in this prospectus.

         We acquired or commenced operations of the vast majority of our assets at various dates in 2006 and 2007. Our results of operations from period to period are not comparable because of the effects of the various acquisitions that we have completed as well as the increased costs associated with these acquisitions and our limited history of operating these assets. Our expected growth through planned development of our assets is likely to continue to limit the comparability of our results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information.

         No cash dividends on our common stock were declared during any of the periods presented below.

                                                                                                                NINE MONTHS
                                                          YEAR ENDED DECEMBER 31,                           ENDED SEPTEMBER 30,
                                   -------------------------------------------------------------------   --------------------------
STATEMENT OF OPERATIONS DATA:          2002         2003          2004          2005           2006          2006          2007
                                   -----------   -----------   -----------   -----------   -----------   -----------   ------------
                                          (UNAUDITED)                                                           (UNAUDITED)
                                                                         (DOLLARS IN THOUSANDS)
REVENUES:
   Oil and gas production
     revenue ....................  $       563   $       861   $     1,150   $     7,244   $    11,236   $     8,022   $     44,607
   Unrealized gain (loss) on
      derivatives ...............           --            --            --            --         2,772            --         (6,379)
   Realized gain (loss) on
      derivatives ...............           --            --            --            --            29            --         (1,014)
   Gain on sale of assets .......           --            --            91            --            --            --             --
   Other revenue ................           --            --            12            36           490           152          3,172
                                   -----------   -----------   -----------   -----------   -----------   -----------   ------------
      Net revenue ...............          563           861         1,253         7,280        14,527         8,174         40,386
                                   -----------   -----------   -----------   -----------   -----------   -----------   ------------
EXPENSES:
   Production ...................          456           577           690         2,485         3,779         2,556         33,151
   General and administrative ...          318           311           592         2,484         6,074         3,736          6,100
   Interest and financing .......           --            70            84           404        10,084         1,332         17,185
   Depreciation, depletion,
      amortization and
      accretion .................           24            61            89           372         1,327         1,648         24,587
   Extinguishment of debt .......           --            --            --            --           355            --             --
   General exploration ..........          326           988           152         4,422           104            --             --
                                   -----------   -----------   -----------   -----------   -----------   -----------   ------------
LOSS BEFORE INCOME TAX: .........  $      (561)  $    (1,146)  $      (354)  $    (2,887)  $    (7,196)  $    (1,097)  $    (40,636)
   Income tax benefit
      (expense) .................           --            --           149         1,256        (3,026)           (3)           (36)
                                   -----------   -----------   -----------   -----------   -----------   -----------   ------------
NET LOSS ........................  $      (561)  $    (1,146)  $      (205)  $    (1,631)  $   (10,222)  $    (1,100)  $    (40,672)
                                   ===========   ===========   ===========   ===========   ===========   ===========   ============
NET LOSS PER SHARE,
   BASIC AND DILUTED: ...........  $     (0.02)  $     (0.03)  $     (0.02)  $     (0.05)  $     (0.17)  $     (0.02)  $      (0.28)
                                   ===========   ===========   ===========   ===========   ===========   ===========   ============
   Weighted average shares
      outstanding,
      basic and diluted .........   29,848,532    34,259,371    12,993,254    33,597,139    61,138,453    58,635,447    144,621,581


                                                                  47



                                                                                                                NINE MONTHS
                                                          YEAR ENDED DECEMBER 31,                           ENDED SEPTEMBER 30,
                                   ------------------------------------------------------------------    -------------------------
OTHER FINANCIAL AND PRODUCTION         2002         2003          2004          2005           2006          2006          2007
  DATA:                            ----------    ----------    ----------    ----------    ----------    ----------     ----------
                                                   (UNAUDITED; DOLLARS IN THOUSANDS, EXCEPT AVERAGE PRICE DATA)
NET PRODUCTION VOLUMES:
   Oil (MBbls) ................            56            80            36           180           216           154            825
   Natural gas (MMcf) .........            --            --             8           101           157            84             66
      Total (MMBoe) ...........            56            80            37           197           242           168            836
OIL AND NATURAL GAS SALES:(1)
   Oil ........................    $      563    $      861    $    1,120    $    6,329    $   10,587    $    7,509     $   52,403
   Natural gas ................            --            --            56         1,048           876           685            564
                                   ----------    ----------    ----------    ----------    ----------    ----------     ----------
      Total ...................           563           861         1,176         7,376        11,463         8,193         52,967
                                   ----------    ----------    ----------    ----------    ----------    ----------     ----------
AVERAGE SALES PRICES:
   Oil and condensate (per Bbl)    $    10.05    $    10.76    $    31.11    $    35.16    $    58.78    $    59.16     $    63.52
   Natural gas equivalent
     (per Mcfe) ...............            --            --          6.99          9.19          9.63          9.75           8.55
                                   ----------    ----------    ----------    ----------    ----------    ----------     ----------

------------------------
(1)  Sales presented in this table are gross amounts, while sales shown in the income statement are net of royalties.


                                                               AS OF DECEMBER 31,                            AS OF SEPTEMBER 30,
                                   -------------------------------------------------------------------    -------------------------
BALANCE SHEET DATA:                   2002          2003           2004          2005          2006          2006           2007
                                   ----------    ----------     ----------    ----------    ----------    ----------     ----------
                                           ( U N A U D I T E D )                                                 (UNAUDITED)
                                                                        (DOLLARS IN THOUSANDS)
Cash and cash equivalents ....      $      5      $     89      $    153      $  4,409      $ 15,000      $  3,034      $  7,660
Petroleum and natural gas
  properties, net
  successful efforts methodxxx           720         1,752         1,678         8,508        40,589        35,768       529,003
Total assets .................         2,122         3,179         4,559        22,489       147,015        48,325       721,974
Total debt ...................           425           925         1,272        11,275        38,956        23,049       533,000
Stockholders' equity .........           834         1,585         1,881         7,874        87,097        12,336        67,490


                                                                 48

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following tables present our unaudited condensed consolidated pro forma financial data for the nine months ended September 30, 2007 and the year ended December 31, 2006. The Carneros acquisition closed on June 29, 2006, and the Alaska acquisition closed on August 27, 2007. The pro forma financial data have been prepared to give effect to these acquisitions as if they had occurred as of the beginning of the periods presented. Pro forma balance sheet data as of December 31, 2006 is only provided for Alaska as the Carneros data is included in Pacific's consolidated balance sheet as of December 31, 2006.

         The historical data for the Alaska assets are derived from audited statements of combined revenues and direct operating expenses prepared from the historical accounting records of Forest Oil and include oil and natural gas revenues and direct lease operating and production expenses, including transportation and production taxes. However, those statements do not include federal and state income taxes, interest expense, depletion, depreciation and amortization, accretion, general and administrative expenses or realized and unrealized gains and losses associated with derivative instruments. Complete financial statements for our Alaska assets were not prepared because Forest Oil did not operate the Alaska assets as a separate business unit and therefore it is not practicable to identify all assets and liabilities or indirect operating costs applicable to the Alaska assets. Accordingly, we also only presented revenues and direct operating expense for Carneros in the table below. As a result, these statements of revenues and direct operating expenses are not indicative of the financial condition or results of operations of the Alaska and Carneros assets going forward due to the changes in the business and the omission of various expenses.

         This pro forma financial data is based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing this pro forma financial data, which are presented for illustrative purposes only and do not represent what our results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what our results of operations will be for future periods. The information below does not include any cost savings and operational synergies that we may achieve upon fully consolidating the acquisitions.

         This pro forma financial data should be read together with the accompanying notes thereto, the audited and unaudited historical financial statements for Pacific, Carneros and the Alaska assets included in this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 - PACIFIC PRO FORMA FOR ACQUISITION OF ALASKA ASSETS

         The pro forma financial data in the table below combine data from the unaudited condensed consolidated statement of operations of Pacific and subsidiaries for the nine months ended September 30, 2007 with data from the audited statements of combined revenues and direct operating expenses for the Alaska assets for the period from January 1, 2007 through August 26, 2007.

         As there was only one month of combined operations prior to September 30, 2007, and due to the information presented, pro forma adjustments are not included. No separate financial data for Carneros is included in the table because Carneros data has been consolidated into Pacific's financial statements since June 29, 2006.

                                                                    ALASKA      PRO FORMA
                                                      PACIFIC       ASSETS    CONSOLIDATED
                                                      --------     --------     --------
 REVENUES:                                                      (IN THOUSANDS)
   Oil and gas production revenues ..............     $ 44,607     $ 62,698     $107,305
   Production expenses ..........................       33,151       40,346       73,497
                                                      --------     --------     --------
   Revenues in excess of production expenses ....     $ 11,456     $ 22,352     $ 33,808
                                                      ========     ========     ========

     FOR THE YEAR ENDED DECEMBER 31, 2006 - PRO FORMA FOR ACQUISITIONS OF
     CARNEROS AND ALASKA ASSETS

         The pro forma financial data in the table below combine data from the audited consolidated statement of operations of Pacific for the year ended
December 31, 2006 with:

         o data from the audited consolidated statement of operations of Carneros Energy and Gotland Oil for the period from January 1,
                  2006 to June 29, 2006; and

         o data from the audited statements of combined revenues and direct operating expenses for the Alaska assets for the year ended December 31, 2006.

         No pro forma adjustments are included for Alaska or Carneros because direct operating expenses would have been similar if the assets had been owned by Pacific.

                                                                                ALASKA      PRO FORMA
                                                       PACIFIC     CARNEROS     ASSETS     CONSOLIDATED
                                                      --------     --------     --------     --------
                                                                              (IN THOUSANDS)

   Oil and gas production revenues ..............     $ 11,236     $  3,070     $122,944     $137,250
   Production expenses ..........................        3,779          444       55,621       59,844
                                                      --------     --------     --------     --------
   Revenues in excess of production expenses ....     $  7,457     $  2,626     $ 67,323     $ 77,406
                                                      ========     ========     ========     ========

         The pro forma financial data in the table below combine data from the audited consolidated balance of Pacific for the year ended December 31, 2006 with data from the unaudited balance sheet of Forest Alaska Operating, LLC. No separate financial data for Carneros is included in the table because Carneros data has been consolidated into Pacific's financial statements since June 29, 2006. No pro forma adjustments are included as the balance sheet amounts would have been similar if the Alaska assets had been owned by Pacific.

                                                                  DECEMBER 31, 2006
                                                      ---------------------------------------
                                                       PACIFIC       ALASKA        PRO FORMA
(IN THOUSANDS)                                         ENERGY        ASSETS       CONSOLIDATED
                                                      ---------     ---------      ---------
                                                      (audited)    (unaudited)
ASSETS
Current Assets
    Cash ........................................     $  15,000     $  24,832      $  39,832
    Cash - restricted ...........................        73,654            --         73,654
    Accounts receivable .........................         1,537         9,270         10,807
    Fair value of derivatives ...................           917         2,342          3,259
    Prepaids and other current assets ...........         2,775         6,112          8,887
                                                      ---------     ---------      ---------
                                                         93,883        42,556        136,439
                                                      ---------     ---------      ---------
Long-term Assets
    Deferred charges, net .......................         8,092         7,188         15,280
    Fair value of derivatives ...................         1,855            --          1,855
    Performance bonds ...........................         1,660            --          1,660
    Asset retirement receivable .................           585            --            585
    Property and equipment, net .................           352           607            959
    Oil and gas properties, net .................        40,589       356,022        396,611
                                                      ---------     ---------      ---------
                                                         53,133       363,817        416,950
                                                      ---------     ---------      ---------
                                                      $ 147,016     $ 406,373      $ 553,389
                                                      =========     =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Accounts payable and accrued liabilities ....     $  10,537     $  13,124      $  23,661
    Due to related parties ......................             7        10,440         10,447
    Notes payable, current portion ..............         1,500         2,500          4,000
    Other current liabilities ...................           737         2,257          2,994
                                                      ---------     ---------      ---------
                                                         12,781        28,321         41,102
                                                      ---------     ---------      ---------
Long-term Liabilities
    Notes payable, net of current portion .......        37,456       372,500        409,956
    Asset retirement obligations ................         1,655        16,869         18,524
    Other liabilities ...........................           272           811          1,083
                                                      ---------     ---------      ---------
                                                         39,383       390,180        429,563
                                                      ---------     ---------      ---------
Non-controlling Interests .......................         7,755            --          7,755
Stockholders' Equity ............................        87,097       (12,128)        74,969
                                                      ---------     ---------      ---------
                                                      $ 147,016     $ 406,373      $ 553,389
                                                      =========     =========      =========

PRO FORMA CONSOLIDATED FINANCIAL DATA REGARDING OIL AND GAS PRODUCING ACTIVITIES

         The pro forma financial data in the tables below combine data from the unaudited supplemental information about oil and gas producing activities footnote in Pacific financial statements for the year ended December 31, 2006 with data from the unaudited supplemental information about oil and gas producing activities footnote in the statements of combined revenues and direct operating expenses for the Alaska assets for the year ended December 31, 2006 . No separate financial data for Carneros is included in the table because

Carneros data has been consolidated into Pacific's financial statements since June 29, 2006. No pro forma adjustments are included as the balance sheet amounts would have been similar if the Alaska assets had been owned by Pacific.

     CHANGES IN ESTIMATED RESERVE QUANTITIES

           The net interest in estimated quantities of proved developed and undeveloped reserves of crude oil and natural gas at December 31, 2006, 2005 and 2004, and changes in such quantities during each of the years then ended, were as follows:

                                          2004                               2005                                2006
                           --------------------------------   ---------------------------------   ---------------------------------
                           PACIFIC     ALASKA    PRO FORMA     PACIFIC     ALASKA    PRO FORMA     PACIFIC     ALASKA    PRO FORMA
(IN THOUSANDS OF BOE)      ENERGY      ASSETS  CONSOLIDATED    ENERGY      ASSETS  CONSOLIDATED    ENERGY      ASSETS   CONSOLIDATED
                           -------    --------    --------    --------    --------    --------    --------    --------    --------

Proved developed and
  undeveloped reserves:
Beginning of year ........   2,370      21,623      23,993       2,701      19,265      21,966      10,473      20,160      30,633
Revision of previous
estimates ................     (97)       (766)       (863)       (248)      3,293       3,045        (543)     12,243      11,700
Improved recovery ........      --          --          --          --          --          --          --          --          --
Extensions and
  discoveries ............      --       1,053       1,053          --          63          63          --          26          26
Property sales ...........      --          --          --          --          --          --          --          --          --
Production ...............     (37)     (2,645)     (2,682)       (197)     (2,461)     (2,658)       (242)     (2,284)     (2,526)
Purchase of reserves in
  place ..................     465          --         465       8,217          --       8,217       1,425          --       1,425
Royalties converted to
  working interest .......      --          --          --          --          --          --          --          --          --
                           -------    --------    --------    --------    --------    --------    --------    --------    --------
End of year ..............   2,701      19,265      21,966      10,473      20,160      30,633      11,113      30,145      41,258
                           =======    ========    ========    ========    ========    ========    ========    ========    ========
Proved developed
  reserves:
End of year ..............     603      19,265      19,868       2,264      15,077      17,341       3,584      18,515      22,099

           The standardized measure has been prepared assuming year end sales prices adjusted for fixed and determinable contractual price changes, current costs and statutory tax rates (adjusted for tax credits and other items), and a 10% annual discount rate. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense.
Cash outflows for future production and development costs include cash flows associated with the ultimate settlement of the asset retirement obligation.

     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM ESTIMATED
     PRODUCTION OF PROVED OIL AND GAS RESERVES:

                                          2004                               2005                                2006
                           ------------------------------- ----------------------------------- ------------------------------------
                            PACIFIC    ALASKA    PRO FORMA   PACIFIC     ALASKA    PRO FORMA      PACIFIC    ALASKA     PRO FORMA
(IN THOUSANDS)              ENERGY     ASSETS  CONSOLIDATED  ENERGY      ASSETS   CONSOLIDATED    ENERGY     ASSETS    CONSOLIDATED
                           --------  ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------

Future cash inflows ...... $ 86,607  $ 657,052  $ 743,659  $ 578,066  $ 1,026,048  $ 1,604,114  $ 572,010  $ 1,654,768  $ 2,226,778
Future production costs ..  (21,425)  (282,309)  (303,734)  (130,789)    (449,066)    (579,855)  (152,798)    (568,755)    (721,553)
Future development costs..   (8,807)  (140,237)  (149,044)   (48,407)    (135,273)    (183,680)   (67,573)    (200,918)    (268,491)
Future income tax
  expenses ...............  (21,981)   (14,367)   (36,348)  (155,560)     (87,044)    (242,604)  (137,139)    (259,778)    (396,917)
                           --------  ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------
Future net cash flows ....   34,394    220,139    254,533    243,310      354,665      597,975    214,500      625,317      839,817
10% annual discount for
  estimated timing of
  cash flows .............  (19,782)   (38,766)   (58,548)  (151,582)     (73,341)    (224,923)  (129,633)    (206,214)    (335,847)
                           --------  ---------  ---------  ---------  -----------  -----------  ---------  -----------  -----------
Standardized measure of
  discounted future net
  cash flows ............. $ 14,612  $ 181,373  $ 195,985  $  91,728  $   281,324  $   373,052  $  84,867  $   419,103  $   503,970
                           ========  =========  =========  =========  ===========  ===========  =========  ===========  ===========


                                                                 52



     CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM
     PROVED OIL AND GAS RESERVES:

                                          2004                               2005                                2006
                             --------------------------------   ---------------------------------  ---------------------------------
                              PACIFIC    ALASKA     PRO FORMA    PACIFIC     ALASKA   PRO FORMA     PACIFIC    ALASKA    PRO FORMA
(IN THOUSANDS)                ENERGY     ASSETS   CONSOLIDATED   ENERGY      ASSETS  CONSOLIDATED   ENERGY     ASSETS   CONSOLIDATED
                             --------   ---------   ---------   --------   ---------   ---------   --------   ---------   ---------

Standardized measure
 beginning of year ......... $  7,306   $ 116,074   $ 123,380   $ 14,612   $ 181,373   $ 195,985   $ 91,728   $ 281,324   $ 373,052
Sales of oil and gas
 produced, net of
 production costs ..........     (460)    (51,589)    (52,049)    (4,759)    (59,708)    (64,467)    (7,457)    (67,323)    (74,780)
Revisions to estimates of
 of proved reserves:
  Net changes in sales
   prices and productions
   costs ...................    7,066     162,822     169,888     18,921     139,894     158,815    (13,483)     42,105      28,622
  Revisions of previous
   quantity estimates ......   (1,311)    (13,671)    (14,982)    (4,333)     64,477      60,144    (14,843)    285,150     270,307
  Improved recovery,
   extensions, and
    discoveries ............       --      14,837      14,837         --         612         612         --       1,138       1,138
  Change in estimated
    future development
    costs ..................      864     (35,965)    (35,101)    (2,983)     (6,385)     (9,368)    (7,195)     (7,498)    (14,693)
  Purchase of reserves
   in place ................      416          --         416     63,537          --      63,537     23,079          --      23,079
Sales of reserves in
 place .....................       --          --          --         --          --          --         --          --          --
Development costs
  incurred during the
  period ...................       --      17,248      17,248         --      13,573      13,573         --      18,635      18,635
Accretion of discount ......      731      11,757      12,488      1,461      18,848      20,309      9,173      33,469      42,642
Income taxes ...............       --      (5,613)     (5,613)        --     (46,256)    (46,256)        --     (96,274)    (96,274)
Other ......................       --     (34,527)    (34,527)     5,272     (25,104)    (19,832)     3,865     (71,623)    (67,758)
                             --------   ---------   ---------   --------   ---------   ---------   --------   ---------   ---------
Net increase (decrease) ....    7,306      65,299      72,605     77,116      99,951     177,067     (6,861)    137,779     130,918
Standardized measure
 end of year ............... $ 14,612   $ 181,373   $ 195,985   $ 91,728   $ 281,324   $ 373,052   $ 84,867   $ 419,103   $ 503,970
                             ========   =========   =========   ========   =========   =========   ========   =========   =========


                                                                 53

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR OPERATING RESULTS AND FINANCIAL POSITION SHOULD BE READ IN CONJUNCTION WITH OUR UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007 AND OUR AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006 AND RELATED NOTES (COLLECTIVELY, "FINANCIAL STATEMENTS"), WHICH HAVE BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES ("GAAP").

         CERTAIN INFORMATION IN THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS AND ASSUMPTIONS, SUCH AS THOSE RELATED TO RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS, CAPITAL SPENDING, FINANCIAL SOURCES, COMMODITY PRICES, COSTS OF PRODUCTION, RESULTS OF ACQUISITION PROJECTS, ENVIRONMENTAL RISKS, REGULATORY MATTERS, AND THE MAGNITUDE OF OIL AND GAS RESERVES. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ANTICIPATED RESULTS IN THE FUTURE AND ACCORDINGLY ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED. READERS ARE CAUTIONED THAT THE ASSUMPTIONS USED IN THE PREPARATION OF SUCH INFORMATION, ALTHOUGH CONSIDERED REASONABLE AT THE TIME OF PREPARATION, MAY PROVE TO BE IMPRECISE AND AS SUCH, UNDUE RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS. WE DISCLAIM ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

OVERVIEW

         We are an independent oil and gas production and development company with operations in both onshore and offshore California and Alaska. We are focused on the acquisition, exploitation, exploration and development of oil and gas properties. Our strategy is twofold: first, to develop our large inventory of proved undeveloped reserves and second, to focus on acquiring assets with low risk exploitation and development potential (proved undeveloped reserves) at below market multiples. We plan to supplement this low risk exploitation strategy from time to time by participating in exploration projects.

         Our revenues increased as a result of price and production increases for both crude oil and natural gas over the last year. Because we cannot predict the certainty of sustained commodity prices in the future, we have entered into hedge contracts to ensure a minimum amount of cash flow is generated. We believe this minimum amount is sufficient to cover our existing debt service. The remaining unhedged portion as well as new production brought online in the future remain subject to risk associated with the potential volatility and uncertainty around the underlying commodity prices. We may realize lower revenues if commodity prices decline and/or we are not able to sustain or increase our oil and natural gas production volumes. Since crude oil represents greater than 90% of our revenue, we are most at risk for declining revenues if crude oil prices or production fall. If crude oil prices are sustained or increase over time, we expect increased revenue. However, any price increases may be offset by decreased production volumes, increased production costs, increased competition for drilling rigs potentially leading to higher drilling costs, and increased competition for producing properties. If crude oil prices decline, production costs may decrease, but at a slower rate than the rate at which the crude oil prices decline, reducing profitability.

         We grew significantly during the first nine months of 2007 as result of the execution of our acquisition strategy and as a result of redevelopment efforts with respect to our LA Basin and San Joaquin Basin assets.

BETA ASSETS (OFFSHORE SAN PEDRO, CALIFORNIA)

         In March 2007, we acquired the Beta assets from AERA, SWEPI and Noble Energy. The acquisition agreements required us to deposit $90.0 million in U.S. Treasury notes in a supplemental bond decommissioning trust account for abandonment and decommissioning purposes, provide an operating offshore bond of $1.5 million, a working interest owner offshore bond of $300,000, five years of insurance premiums for third party liability and well control of $12.0 million, a one-time payment of $6.93 million when certain production levels are met as defined in the agreements and enter a new lease agreement with Mineral Management Services ("MMS") of the United States Department of the Interior. We financed the acquisition with debt from an affiliate of The Goldman Sachs Group,

Inc. and affiliates of Silver Point Finance LLC (see "Description of Certain Indebtedness") and approximately $82.7 million in proceeds from the sale of
73.5 million shares of our common stock and warrants to purchase 36.7 million shares of our common stock.

         The third quarter of 2007 represented the second full quarter that we owned and operated the Beta assets. The Beta assets include three platforms: two production platforms (Ellen and Eureka) with one processing platform (Elly) capable of supporting both production platforms. Platform Eureka has been shut-in since 1999, at which time it was producing approximately 4,400 Boe/d. Currently there is only production from Platform Ellen, which is averaging approximately 1,770 Boe/d.

         Beginning in the first half of 2008, we plan to return Platform Eureka to production with an initial production of approximately 1,200 Boe/d, increasing to 4,000 Boe/d in the fourth quarter of 2008. In November 2007, we completed a successful "smart pig" run in the dry crude transport line from Platform Elly to shore. This was a significant effort and represents a milestone in the return to production of Platform Eureka. We believe the smart pig run confirms the long-term viability of the San Pedro Bay pipeline as a vehicle for transporting the crude produced from Platform Ellen and Platform Eureka.

         In addition to our efforts to return Platform Eureka to production, we are also actively pursuing the infill drilling opportunities on Platform Ellen, which will also add incremental production. The infill drilling effort is expected to begin in the second half of 2008, once drilling rig upgrades are complete.

ALASKA ACQUISITION AND ASSETS

         We closed our acquisition of the Alaska assets from Forest Oil on August 27, 2007. Total consideration consisted of $405.0 million in cash (consisting of $400.0 million being paid to Forest Oil and approximately $5.0 million in transaction costs), 10.0 million shares of our common stock, and a senior subordinated seller note issued to Forest Oil with a net present value at closing of approximately $29.3 million. The acquisition consisted of the purchase of nine producing fields (five operated), three onshore facilities, seven platforms and six platform drilling rigs. In addition, we acquired 972,640 net acres of undeveloped leasehold (of which we currently hold 591,126 acres following the termination of an exploration license in November 2007) and a 50% interest in CIPL (escrowed pending regulatory approval). Production averages approximately 4,500 Bbl/d. The non-operated producing properties are operated by Chevron Corporation ("Chevron") with redevelopment activities already underway. The Cook Inlet pipeline is also operated by Chevron and is the primary mode of transportation for any crude produced on the west side of the Cook Inlet.

         Our 2008 plans for the producing assets include ramp up activities to initiate drilling on both the operated and non-operated assets in late 2008 to early 2009. We plan to invest capital in the producing assets with incremental production expected to be realized in 2009.

         With our current acreage position in Alaska, we are one of the largest leaseholders in the Cook Inlet. Included in these leaseholds are three high potential gas exploration targets offshore in the Cook Inlet. They are known as Corsair, Raptor, and Valkyrie. We are encouraged by the early data, which includes 2D and 3D seismic as well as previous core sample data from the 1960s for the Corsair prospect. The State of Alaska has accepted an amendment to the plan of exploration under the Corsair Unit to extend our deadline to initiate drilling of the Corsair Unit and Valkyrie prospect from December 31, 2008 to June 30, 2009, with a second well to be drilled immediately if the first well is successful. Corsair is a potential 500 Bcf play in which we have a 100% working interest in 26,731 acres. Gas prices for the Cook Inlet have steadily increased over the last two years and are expected to continue to increase as current gas production in the region is declining, further enhancing the attractiveness of these high potential exploration targets.

         We accounted for the acquisition of our Alaska assets under the purchase accounting rules. As a result, September 2007 is the only month that represents a full month of revenues and expenses for the Alaska operations. The results of the Alaska operations for September 2007 are not necessarily indicative of the results that could have been achieved over a full year, and readers should use caution when attempting to annualize September 2007 results. In addition, the Alaska DNR approved us as operator and we assumed that role effective January 31, 2008. Prior to that date, we were required to pay a management fee to Forest Oil, which monthly fee increased from $667,000 to $867,000 in December 2007. We believe that there will be some savings realized now that we have taken over as operator.

LA BASIN AND SAN JOAQUIN BASIN REDEVELOPMENT

         In the summer of 2007, we began our drilling program at both the Wilmington oil field in the LA Basin and the McDonald Anticline field in the San Joaquin Basin. Subsequently, we completed five wells at the Wilmington oil field. Four of the wells are producing an average of 53 Boe/d, with the fifth well still in the clean-up phase but showing a steady increase in production rates. We have received permits for an additional five wells at the Wilmington oil field and expect to start drilling the wells by March 2008.

         During the same period, we drilled two wells in our McDonald Anticline field in the San Joaquin Basin. The two wells are Mohawk Layman H-10 and Intex Layman 11. The wells are in the clean-up phase. These wells are currently producing approximately 41 Bod/d and 11Boe/d, respectively.

WYOMING PARTICIPATION AGREEMENT

         In October 2007, we completed the testing and fracture stimulation of our Pacific Paladin 15-18 well. The well was drilled to a total depth of 13,851 feet. The well was the first obligation of a two well commitment under the Participation Agreement effective June 1, 2005 (the "Participation Agreement") with SWEPI, an affiliate of Shell Oil Company of Houston, Texas ("Shell") and Wolverine Gas & Oil Corporation of Grand Rapids, Michigan ("Wolverine"). The well produced gas, condensate and water at various zones. We have engaged an outside firm with local knowledge and expertise in the region to analyze the results and make recommendations on the appropriate next steps. Recommendations could include remedial work and further testing to determine the commercial viability of the well. The second well, Ranger 7-21, was required to be spudded by December 31, 2007. However, we were unable to meet this schedule and are in discussions in an attempt to obtain an extension. If we are unable to obtain an extension, we will not earn any working interest in the project.

FACTORS AFFECTING COMPARABILITY

         We acquired or commenced operations of the vast majority of our assets at various dates in 2006 and 2007. Our results of operations from period to period are not comparable because of the effects of the various acquisitions that we have completed as well as the increased costs associated with these acquisitions and our limited history of operating these assets. Our expected growth through planned development of our assets is likely to continue to limit the comparability of our results of operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     USE OF ESTIMATES AND ASSUMPTIONS

         The use of estimates by management is inherent in the preparation of financial statements. The amounts recorded for depletion and amortization of crude oil and natural gas interests, asset retirement obligations, future tax provisions, and the fair value assigned to the debt and equity components of the convertible debt are based on estimates. Assessments for impairments in asset carrying costs are based on independent estimates of the future cash flows from our proved reserves. Such estimates result mainly from reserve studies, which are a subjective process that requires judgment in the evaluation of all available geological, geophysical, engineering and economic data. These estimates are subject to change as additional information and technologies become available. Although we use our best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

         Described below are the most significant policies we apply in preparing our combined financial statements some of which are subject to alternative treatments under accounting policies generally accepted in the United States. We also describe the most significant estimates and assumptions we make in applying these policies. Please read the notes to the financial statements under the heading "Summary of Significant Accounting Policies" for additional accounting policies and estimates by management.

     DERIVATIVES

         To minimize the effect of a downturn in oil and gas prices and protect our profitability and the economics of our development plans, from time to time we enter into crude oil and natural gas hedge contracts. Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, requires that all derivative instruments subject to the requirements of the statement be measured at fair value and recognized as assets or liabilities in the balance sheet. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation is generally established at the inception of a derivative. For derivative contracts that do not qualify for hedge accounting under SFAS No. 133, the contracts are recorded at fair value on the balance sheet with the corresponding unrealized gain or loss on the income statement under the caption unrealized gain (loss) on derivatives. For derivatives designated as cash flow hedges, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and later reclassified to earnings when the forecasted transaction impacts earnings.

         Generally all derivatives, whether designated in hedging relationships or not, excluding those considered as normal purchases and normal sales, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge each period, changes in the fair value of the derivative and changes in the fair value of the hedged item attributable to the hedged risk are recognized in the statement of operations. If the derivative is designated as a cash flow hedge each period, the effective portions of the changes in fair value of the derivative are initially recorded in other comprehensive income and are recognized in the statement of operations when the hedged item is recognized. Ineffective portions of changes in the fair value of hedging instruments are recognized in the statement of operations immediately for both fair value and cash flow hedges.

     OIL AND GAS PROPERTIES AND PROPERTY AND EQUIPMENT

         We account for our oil and gas exploration and development costs using the successful efforts method. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. All costs for development wells, related plant and equipment, proved mineral interests in crude oil and natural gas properties, and related asset retirement obligation ("ARO") costs are capitalized. Costs of exploratory wells are capitalized pending determination of whether the wells found proved reserves. Costs of wells that are assigned proved reserves remain capitalized. Costs are also capitalized for exploratory wells that have found crude oil and natural gas reserves even if the reserves cannot be classified as proved when the drilling is completed, provided the exploratory well has found a sufficient quantity of reserves to justify its completion as a producing well and we are making sufficient progress assessing the reserves and the economic and operating viability of the project. All other exploratory wells and costs are expensed.

         Depreciation and depletion of oil and gas properties, lease and well equipment and facilities is computed using the unit-of-production method, using total proved reserves or proved developed reserves, as applicable. The capitalized costs of all other property and equipment are depreciated or amortized on a straight-line basis over their useful lives, which range from four to ten years.

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," we group assets at the field level and periodically review the carrying value of our property and equipment to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that carrying value of the asset is greater than the estimated future undiscounted cash flows to be generated by such asset, then an impairment adjustment needs to be recognized. Such adjustment consists of the amount by which the carrying value of such asset exceeds its fair value. We generally measure fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates. When assets are sold, the applicable costs and accumulated depreciation and depletion are removed from the accounts and any gain or loss is included in income. Expenditures for maintenance and repairs are expensed as incurred.

     ASSET RETIREMENT OBLIGATION

         We have significant obligations to plug and abandon oil and natural gas wells and related equipment at the end of oil and gas production operations. As required under SFAS No. 143, "Accounting for Asset Retirement Obligations," the fair value of a liability for an ARO is recorded as an asset and a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. We obtain estimates from third parties and use the present value of estimated cash flows related to the ARO to determine the fair value. The capitalized abandonment costs are amortized with other property costs using the units-of-production method. We increase the liability monthly by recording accretion expense using our credit adjusted interest rate. Accretion expense is included in depreciation, depletion and amortization in our financial statements.

     STOCK-BASED COMPENSATION

         Stock-based compensation expense is based on the estimated fair value of options granted at the time of the grant under the provisions of SFAS No. 123(R), "Share-Based Payment." The fair value is recognized in current earnings as stock-based compensation expense with a corresponding increase in additional paid-in capital over the vesting period of the options. Upon the exercise of the options, consideration paid is recorded as an increase in capital. If vested options expire, previously recognized compensation expense associated with those options is not reversed. The amount of expense ultimately to be recorded will be based on the options that vest.

     INCOME TAXES

         Income taxes are provided based on the liability method of accounting. The provision for income taxes is based on reported pre-tax financial statement income. Deferred income tax assets and liabilities are recognized for the future expected tax consequences of temporary differences between income tax and financial reporting, and principally relate to differences in the tax bases of assets and liabilities and their reporting amounts using enacted tax rates in effect for the year in which differences are expected to reverse. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

     ACCOUNTING FOR BUSINESS COMBINATIONS

         We have accounted for all of our business combinations using the purchase method, which is the only method permitted under SFAS No. 141, "Accounting for Business Combinations." Under the purchase method of accounting, a business combination is accounted for at a purchase price based upon the fair value of the consideration given, whether in the form of cash, assets, stock or the assumption of liabilities. The assets and liabilities acquired are measured at their fair values, and the purchase price is allocated to the assets and liabilities based upon these fair values. The excess of fair value of assets acquired and liabilities assumed over the cost of an acquired entity, if any, is allocated as a pro rata reduction of the amounts that otherwise would have been assigned to certain acquired assets. We have not recognized any goodwill from any business combinations.

RESULTS OF OPERATIONS--FOR NINE MONTHS ENDED SEPTEMBER 30, 2007 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2006

     REVENUES

         Our total net revenues increased $32.2 million (392.7%) to $40.4 million for the nine months ended September 30, 2007 from $8.2 million for the comparable period in 2006. This increase is directly attributable to the significant effect of both the Beta assets and Alaska assets purchases that occurred in March 2007 and August 2007, respectively, and includes a $36.6 million (456%) increase in oil and gas production revenues from $8.0 million to $44.6 million, a $3.0 million (1,988%) increase in other revenues from $152,000 to $3.2 million, partially offset by $6.4 million and $1.0 million in unrealized and realized losses on derivatives recorded in the 2007 period.

         The average price we received for oil increased 7.4% from $59.16 per Bbl in the nine months ended September 30, 2006 to $63.52 per Bbl in the nine months ended September 30, 2007. Production for the nine months ended September 30, 2007 attributed to LA Basin and San Joaquin Basin was 168 MBoe, with LA Basin representing 89.8% of this total. The Beta and Alaska acquisitions added

599 MBoe to our production. The impact of crude oil price increases accounted for 5.0% of our oil and gas production revenues increase, with the remaining increase attributed to the addition of production from the Beta and Alaska assets.

         In November 2006, as required by the SSC Facility, we entered into a series of oil swaps in order to hedge a portion of our expected future LA Basin production. As these swaps were not designated as hedges, we marked to market these swaps as of September 30, 2007 and recorded the unrealized loss of $6.4 million. The realized loss of $1.0 million was related to that portion of the LA Basin production sold during the period that had been swapped. We had no hedges or swaps in place prior to November 2006. Other revenues for the nine months ended September 30, 2007 and 2006 are primarily interest income. The increase in the 2007 period resulted from our significantly higher average cash balance during that period

     PRODUCTION EXPENSES

         Production expenses increased $30.6 million (1,177%) to $33.2 million for the nine months ended September 30, 2007 from $2.6 million for the comparable period in 2006. For the nine months ended September 30, 2007, production expenses were 74.4% of oil and gas production revenues compared to 33.0% for the comparable period in 2006. The increase in production expenses was a direct result of the Beta assets and Alaska assets purchases. We believe the increase in costs as a percentage of oil and gas production revenues is a result of operating offshore platforms as well as a result of expenses associated with taking over operations of assets that were non-core to their previous owners and operators.

         We purchased both the Beta assets and Alaska assets with the intention of aggressively converting proved undeveloped reserves and probable reserves to proved developed producing reserves, thus increasing operating income. For both assets groups, there is ongoing platform maintenance work that resulted in a near term increase in lease operating expenses. These activities are necessary to prepare the platforms for the upcoming drilling programs. We believe that these costs will trend down as a percentage of oil and gas production revenues as incremental production begins flowing in 2008.

         In addition, we are currently experiencing high diesel fuel costs for operating Platform Ellen and Platform Elly in the Beta field. Shipments are received daily to the platforms and, collectively, this commodity represents greater than $10 / Bbl of lease operating expense. We are currently working on programs to reduce the need and frequency of diesel shipments. These programs include subsurface power lines between platforms and the potential use of gas produced at our platforms to power the platform generators. Platform Eureka produced gas prior to being shut down in 1999.

     GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative ("G&A") expenses increased $2.4 million (63.3%) to $6.1 million for the nine months ended September 30, 2007 from $3.7 million for the comparable period in 2006 but decreased significantly as a percentage of total net revenues (15.1% versus 45.7%) and oil and gas production revenues (13.7% versus 46.3%). This is the result of limited incremental headcount despite two large acquisitions. We expect that there will be some additional headcount requirements but that G&A as a percentage of oil and gas production revenues will remain near its present level.

         We did not take on any additional administrative personnel for the Alaska operations. However, we were required to pay a management fee to Forest Oil, which monthly fee increased from $667,000 to $867,000 in December 2007, until we became the operator effective January 31, 2008. Also, we have budgeted for additional administrative personnel that will be required to execute on our redevelopment and exploration plans and are actively recruiting for these positions. Despite the expected increase in headcount, we believe that the elimination of the management fee that we were paying to Forest Oil will be enough to offset any incremental costs incurred as a result of new Alaska hires. As a result, we expect the incremental G&A expense associated with the Alaska operations to be largely offset by the recent elimination of the management fee.

     INTEREST AND FINANCING EXPENSES

         Interest and financing expenses increased $15.9 million (1,190%) to $17.2 million for the nine months ended September 30, 2007 from $1.3 million for the comparable period in 2006 as a result of acquisition indebtedness incurred in connection with the Beta assets and Alaska assets purchases. See "Description of Certain Indebtedness."

     OTHER EXPENSES

         Depreciation, depletion, amortization and accretion increased $22.9 million (1,392%) to $24.6 million for the nine months ended September 30, 2007 from $1.6 million for the comparable period in 2006. The increased depreciation, depletion and amortization costs are the result of a dramatically larger asset base associated with the Beta and Alaska properties and increased production rates leading to higher depreciation and depletion costs on a unit of production basis. In addition, the accretion costs were higher due to an increased asset retirement obligation amount ($56.9 million versus $1.6 million) as a result of the producing assets acquired for both Beta and Alaska. We expect accretion costs to remain steady and that depreciation, depletion and amortization costs will increase as our production increases.

     NET LOSS

         Net loss widened to $40.7 million for the nine months ended September 30, 2007 from $1.1 million for the comparable period in 2006. This represents losses per basic and diluted share of $(0.28) and $(0.02) for the 2007 and 2006 periods, respectively, on 144.6 million versus 58.6 million weighted average shares outstanding during those respective periods. The increase in net loss is primarily attributable to the higher production costs, the increase in interest and financing costs and the increase in depreciation, depletion, amortization and accretion expense associated with the Alaska and Beta asset acquisitions. We expect that as production is returned to Platform Eureka and as the current phase of platform maintenance work is wrapped up, production expenses will decrease as a percentage of oil and gas production revenue. However, even with these cost reductions, we do not expect to be earnings positive before early 2009.

RESULTS OF OPERATIONS--FOR YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

     REVENUES

         Total net revenues increased $7.2 million (99.6%) to $14.5 million for 2006 from $7.3 million for 2005. The increase in total net revenues was mainly due to the acquisition of the San Joaquin Basin assets in June 2006, redevelopment of the Wilmington oil field, and sustained commodity prices, and includes a $4.0 million (55.1%) increase in oil and gas production revenues, a $455,000 (1,270%) increase in other revenues and $2.8 million and $29,000 in unrealized and realized gains on derivatives recorded in 2006.

         The average price we received for oil increased 67.2% from $35.16 per Bbl in 2005 to $58.78 per Bbl in 2006. The impact of the crude oil price increase was $2.2 million (55.0%) of our oil and gas production revenues increase, with the remaining $1.8 million (45.0%) increase attributable to the addition of the production from the San Joaquin Basin assets acquired in June 2006.

         In November 2006, as required by the SSC Facility, we entered into series of oil swaps in order to hedge a portion of our expected future LA Basin production. As these swaps were not designated as hedges, we marked to market these swaps as of December 31, 2006 and recorded the unrealized gain of $2.8 million. The realized gain of $29,000 was related to that portion of the LA Basin production sold during the year that had been swapped. We had no hedges or swaps in place prior to November 2006.

         Other revenues for 2006 included $424,000 of interest income while the amount was only $26,000 in 2005. The increase in 2006 is as a result of our higher average cash balance during the year.

     PRODUCTION EXPENSES

         Production expenses increased $1.3 million (52.1%) to $3.8 million for 2006 from $2.5 million for 2005. The increase was primarily attributable to additional production volumes due to the Carneros acquisition. As a result, production expenses as a percentage of oil and gas production revenues remained steady at approximately 34.0% for 2006 and 2005.

     GENERAL AND ADMINISTRATIVE EXPENSES

         G&A expenses increased $3.6 million (144.5%) to $6.1 million for 2006 from $2.5 million for 2005. The increase was due to a $1.7 million increase in stock compensation expense, our greater development activity during 2006, approximately $750,000 in acquisition costs related to the Carneros acquisition and approximately $250,000 in expenses related to the additional Carneros administrative personnel and costs. The $1.7 million increase in stock compensation expense was due to our adoption of SFAS No. 123(R) beginning January 1, 2006

     INTEREST AND FINANCING EXPENSES

         Interest and financing expenses increased $9.7 million (2,399%) to $10.1 million for 2006 from $404,000 for 2005 as a result of the initial drawdown of the SSC Facility provided by an affiliate of The Goldman Sachs Group, Inc. Approximately $9.4 million of proceeds were used to prepay some existing indebtedness to Laurus. We also paid to Laurus a prepayment penalty of $600,000.

     OTHER EXPENSES

         Depreciation, depletion, amortization and accretion increased by $955,000 (256.5%) to $1.3 million for 2006 from $372,000 for 2005 due to our
Carneros acquisition. We incurred $355,000 in debt extinguishment expense during 2006 due to forgiveness of indebtedness owed to us by certain executive officers and employees for advances we made to them from 2004 through 2006. General exploration expense decreased from $4.4 million in 2005 associated with the 3D seismic data purchased as a result of the Wyoming Pacific Creek Prospect to $104,000 in 2006, which represented pre-acquisition costs on several minor exploration prospects that we did not pursue.

     NET LOSS

         Net loss increased to $10.2 million for 2006 from $1.6 million for 2005. The increase is primarily attributable to increased interest expense and increased general and administrative expenses associated with the Carneros acquisition.

RESULTS OF OPERATIONS--FOR YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

     REVENUES

         Total net revenues increased $6.0 million (481.0%) to $7.3 million for 2005 from $1.3 million for 2004, due to an increase in oil and gas production revenues resulting from the acquisition of PetroCal Incorporated ("PetroCal") and its wholly-owned subsidiary, PetroCal Acquisition Corporation, in March 2005 as discussed in "Business--Properties--Onshore California--LA Basin, California." In addition, the average price we received for oil increased 13.0% from $31.11 per Bbl in 2004 to $35.16 per Bbl in 2005.

     PRODUCTION EXPENSES

         Production expenses increased $1.8 million (260.0%) to $2.5 million for 2005 from $690,000 for 2004, due to the increase in production resulting from the acquisition of PetroCal.

     GENERAL AND ADMINISTRATIVE EXPENSES

         G&A expenses increased $1.9 million (319.5%) to $2.5 million for 2005 from $592,000 for 2004. The increase was primarily attributed to additional legal and accounting costs associated with the PetroCal acquisition and increased overhead as a result of additional staffing. However, G&A expenses decreased as a percentage of oil and gas production revenues from 51.5% in 2004 to 34.3% in 2005 as a result of the significant increase in oil and gas production revenues.

     INTEREST AND FINANCING EXPENSES

         Interest and financing expenses increased $320,000 (382.8%) to $404,000 for 2005 from $84,000 for 2004 as a result of additional indebtedness we incurred, including notes issued under a December 28, 2005 securities purchase agreement with Laurus.

     OTHER EXPENSES

         General exploration expense increased to $4.4 million in 2005 from $152,000 in 2004 due to the purchase of 3D seismic data in 2005 as a result of the Wyoming Pacific Creek Prospect.

     NET LOSS

         Net loss increased to $1.6 million for 2005 from $205,000 for 2004. The increase in net loss was primarily due to expensing of the Wyoming Pacific Creek Prospect 3D seismic data.

LIQUIDITY AND CAPITAL RESOURCES

         Our future growth depends on the development and exploration of our oil and natural gas properties and the acquisition of additional properties, each of which requires large capital expenditures. We have projected these capital expenditures to be approximately $75.0 million for 2008. Given our cash position of approximately $25.0 million as of January 28, 2008 and our estimation that we will not become earnings positive before 2009, we will need to raise money to fund these planned capital expenditures.

         Historically, we have financed our capital expenditures primarily through debt and equity financing. In the future, we may finance these capital expenditures through the proceeds from equity offerings, borrowings under our existing credit facilities or one or more lines of credit we may pursue, cash flow from operations, possible asset divestitures or a combination of these methods. Future cash flows and the availability of financing will be subject to a number of variables, such as those described in "Risk Factors - If our efforts to bring Platform Eureka back on line are unsuccessful, our future production will be less than expected," and "Risk Factors - We have substantial capital requirements that, if not met, may hinder our growth and operations."

         The SSC Facility requires that we raise net cash proceeds of at least $50 million by June 30, 2008 and an additional $85 million by March 31, 2009 from the sale of our common stock (or, upon approval by the lenders, preferred stock or convertible debt), lender-approved divestitures or other capital-raising activities as may be reasonably satisfactory to the lenders. The SSC Facility requires that the funds raised by June 30, 2008 be used to fund a lender-approved plan of development, our working capital requirements or such other uses as may be approved by the lenders. Of the proceeds raised by March 31, 2009, at least $85 million must be used to prepay indebtedness under the Alaska second lien credit agreement. Proceeds in excess of $85 million that are not used to prepay the second lien credit agreement must be deposited into the SSC Facility lockbox account and may be used for exploration and development and working capital purposes as permitted by the approved plan of development or as otherwise permitted by the SSC Facility.

         Under the present environment in the energy industry and the strong prices for oil and natural gas, we believe we are in a position to raise capital at reasonable rates from outside sources while retaining enough cash from existing operations to meet foreseeable working capital needs, capital expenditures, long-term debt repayments, and other financing activities. Additionally, we expect to continue acquiring desirable oil and gas properties and therefore may need additional capital.

         We have several sources of liquidity that we may need to consider accessing, including approximately $35 million and $12 million available under the SSC Facility and the Alaska Facility, respectively, access to a portion of the restricted cash account via surety bond options, cash flow from incremental production, and potential asset divestitures. Each of our existing and projected sources of cash are affected by operational and financial risks that influence the overall amount of cash generated and the capital available, including, among other things, changes in commodity prices. If we are unsuccessful in accessing any or all of these additional sources of liquidity, we may be required to adjust our planned 2008 activities. For a further discussion of risks that can impact our liquidity, see "Risk Factors--Risks Related to Our Business."

     CASH FLOW

     NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007

         The following table summarizes our net cash provided by or used in our operating activities, investing activities and financing activities for the nine months ended September 30, 2006 and 2007:

                                                              SEPTEMBER 30,
                                                          ---------------------
                                                            2006         2007
                                                          --------     --------
CASH FLOW:                                                    (IN THOUSANDS)
   Net cash provided by (used in) operating activities..  $  4,728     $ (2,014)
   Net cash used in investing activities................    (6,870)     (31,636)
   Net cash provided by financing activities............       767       26,310
                                                          --------     --------
   Net change in cash...................................  $ (1,375)    $ (7,340)

         Net cash used in operating activities was $2.0 million for the nine months ended September 30, 2007 as compared to net cash provided by operating activities of $4.7 million for the nine months ended September 30, 2006. The $6.7 million decrease in net cash provided by operating activities was due primarily to the significant increase in interest and financing costs due to the Alaska and Beta acquisitions that has not yet been offset by the increase in net operating income from these operations. As noted previously, we expect that as production is returned to Platform Eureka and the current phase of platform maintenance is wrapped up, production expenses as a percentage of oil and gas revenues will decrease. However, we do not expect to be earnings positive before early 2009.

         Net cash used in investing activities increased $24.7 million to $31.6 million for the nine months ended September 30, 2007 compared to $6.9 million for the nine months ended September 30, 2006. The increase is due to the Alaska and Beta acquisitions as well as increased capital expenditures resulting from the drilling of the Pacific Creek exploratory well in Wyoming

         Net cash provided by financing activities increased $25.5 million to $26.3 million for the nine months ended September 30, 2007 compared to $800,000 for the nine months ended September 30, 2006. The increase is primarily due to our draw down on the SSC Facility in conjunction with the Beta acquisition.

     YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006

         The following table summarizes our net cash provided by or used in our operating activities, investing activities and financing activities for the years ended December 31, 2004, 2005 and 2006.

                                                                            DECEMBER 31,
                                                                ------------------------------------
                                                                  2004          2005          2006
                                                                --------      --------      --------
CASH FLOW:                                                                 (IN THOUSANDS)

   Net cash provided by (used in) operating activities ....     $   (647)     $    205      $  6,821
   Net cash provided by (used in) investing activities ....           71        (2,532)      (86,946)
   Net cash provided by financing activities ..............          617         6,606        90,716
                                                                --------      --------      --------
   Net change in cash .....................................     $     41      $  4,279      $ 10,591
                                                                ========      ========      ========

         Net cash provided by operating activities was $6.8 million for 2006 compared to $205,000 for 2005 and net cash used in operating activities of $647,000 for 2004. The $6.6 million increase in net cash provided by operating activities in 2006 was due to a net increase in cash from working capital of

$5.6 million and a $1.0 million increase in net income from operations, after adding back the applicable non-cash adjustments. The $5.6 million net increase from working capital occurred mainly due to a $3.1 million increase in restricted cash as a result of the Beta acquisition together with a $1.8 million increase in accounts payable and accrued liabilities as we increased our development activities and were able to delay cash payments to certain vendors.

         Net cash used in investing activities increased to $86.9 million for 2006 compared to $2.5 million for 2005 and net cash provided by investing activities of $71,000 for 2004. The increase of $84.4 million in 2006 was due to the $74.2 million investment of the proceeds received from our equity private placements during the fourth quarter of 2006 into restricted and short-term investments, $7.8 million of capital expenditures resulting from the drilling of the Pacific Creek exploratory well in Wyoming and $5.0 million for the Carneros acquisition. The $71,000 of net cash provided by investing activities for 2004 was primarily due to proceeds from the sale of certain assets of $175,000 partially offset by capital expenditures of $89,000.

         Net cash provided by financing activities increased $84.1 million to $90.7 million for 2006 compared to $6.6 million for 2005. The increase was primarily due to the equity private placements that occurred in the fourth quarter of 2006 as well as the additional notes payable and convertible debentures we issued during the year to Laurus. The $6.6 million of net cash provided by financing activities in 2005 was received mainly from our issuance of notes payable and convertible debentures to Laurus while the $617,000 of net cash provided by financing activities in 2004 mainly resulted from sales of our common stock.

     CORPORATE DEBT OVERVIEW

                                                           SEPTEMBER 30,
   DESCRIPTION                                                 2007
   ---------------------------------------------------------------------
                                                           (DOLLARS IN
                                                            THOUSANDS)

   Beta first lien revolver ............................     $  65,000
   Alaska first lien revolver ..........................       108,000
   Alaska second lien credit agreement--tranche B-1 ....       193,448
   Alaska second lien credit agreement--tranche B-2 ....       125,943
   Laurus note .........................................        20,644
   Equity discount .....................................       (15,234)
                                                             ----------
   Production loans--AERA ..............................         5,949
   Alaska seller note ..................................        29,250
                                                             ----------
         Total face value of debt ......................       533,000
   Current portion of long term debt ...................        (1,500)
                                                             ----------
         Long-term debt--balance sheet .................     $ 531,500
                                                             ==========

           The Alaska acquisition was financed primarily with first and second lien debt financing provided by affiliates of The Goldman Sachs Group, Inc.
and Silver Point Finance LLC. In addition, we closed on a $65.5 million equity private placement in October 2007. Proceeds from this offering in the amount of $40.0 million were used to reduce the Alaska second lien borrowings, with the remainder allocated for general working capital purposes. Pursuant to the terms of borrowing, we have also entered into cash flow hedge programs for a portion of our Beta and Alaska production (see "Financial and Other Instruments" below).

           The Alaska seller note is a senior subordinated accreting note with an initial accreting value of $29.3 million. Immediately after our issuance of the note, the accreted value increased to $31.7 million and, unless repaid earlier, continues to increase on July 31 of each year until the July 31, 2014 maturity date, at which time the accreted value would be $60.8 million. We record each year's principal balance increase ratably over the year as interest expense.

OFF-BALANCE SHEET ARRANGEMENTS

         We have no off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

         The following table describes our outstanding contractual obligations as of September 30, 2007:

                                                      PAYMENTS DUE BY PERIOD (1)
                              -------------------------------------------------------------------------
                                2008         2009         2010         2011      THEREAFTER      TOTAL
                              --------     --------     --------     --------     --------     --------
                                                        (DOLLARS IN THOUSANDS)

Long-term debt
  Principal .............     $  1,500     $446,535     $ 65,000     $     --     $ 66,699     $579,734
  Cash interest (2)             89,234       23,640        7,715           --           --      120,589
  Paid-in-kind interest (3)         --       27,723           --           --           --       27,723
Operating leases ........          784          781          535          451          160        2,711
                              --------     --------     --------     --------     --------     --------
      Total .............     $ 91,518     $498,679     $ 73,250     $    451     $ 66,859     $730,757
                              ========     ========     ========     ========     ========     ========

---------------------------

(1) This table does not include the liability for dismantlement, abandonment and restoration costs of oil and natural gas properties. Effective with the adoption of SFAS No. 143, we record a separate liability for the fair value of this asset retirement obligation. As of September 30, 2007, our estimated discounted asset retirement obligation liability recorded in the balance sheet was approximately $56.9 million, of which $18.4 million was for properties in the Cook Inlet of Alaska. We are required to post a $12.0 million DR&R bond to replace the $3.8 million DR&R bond posted by Forest Oil. We made an initial payment of $3.8 million in December 2007, and the Alaska DNR has accepted our proposal to satisfy the remainder of this obligation using a structured incremental payment arrangement to create a decommissioning trust account that will be fully funded by January 31, 2009. We also have an option to replace this trust account at any time with equivalent surety bonds. Also, we deposited a total of $90 million in U.S. Treasury notes into a supplemental bond decommissioning trust account dated effective March 1, 2007 for properties in the Beta oil field. We are reviewing this arrangement and exploring the option of replacing this trust account with equivalent surety bonds.

(2)  Based on LIBOR rate of 5.20% as of September 30, 2007.

(3) Paid-in-kind interest is based on the 8% rate agreed to in the Alaska Facility applied to the Alaska second lien credit agreement principal balance. The amount of paid-in-kind interest is paid when the principal is paid off.

CHANGES IN ACCOUNTING POLICY

         To minimize the effect of a downturn in oil and natural gas prices and protect our profitability and the economics of our development plans, from time to time we enter into crude oil and natural gas hedge contracts. Pursuant to SFAS No. 133, we designated the oil commodity hedges entered into during the third quarter of 2007 as cash flow hedges. Previous hedges did not qualify for hedge accounting. The hedge volumes are detailed below in "Quantitative and Qualitative Disclosures About Market Risk - Commodity Price Risk." See "Critical Accounting Policies and Estimates - Derivatives" above for further information regarding SFAS No. 133.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" ("FIN 48"), which became effective for us on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management's assessment is that its position is "more likely than not" (i.e., a greater than 50% likelihood) to be upheld on audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. FIN 48 is intended to provide better financial statement comparability among companies.

         Required annual disclosures include a tabular reconciliation of unrecognized tax benefits at the beginning and end of the period; the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate; the amounts of interest and penalties recognized in the financial statements; any expected significant impacts from unrecognized tax benefits on the financial statements over the subsequent twelve-month reporting period; and a description of the tax years remaining to be examined in major tax jurisdictions. The adoption of FIN 48 did not have a material effect on our consolidated financial statements.

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which became effective for us on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This standard does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to us from the adoption of SFAS No. 157 will depend on our assets and liabilities that are required to be measured at fair value.

         In September 2006, Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." Registrants must quantify the impact on current period financial statements of correcting all misstatements, including both those occurring in the current period and the effect of reversing those that have accumulated from prior periods. This SAB was adopted at December 31, 2006. The adoption of SAB No. 108 had no effect on our financial statements or on the results of our operations.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS No. 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Our primary market risks are fluctuations in interest rates and commodity prices. These fluctuations can affect revenues and the cost of operating, investing and financing activities. Our risk management strategies provide for the use of derivative instruments to manage these risks. The volume of derivative instruments we use is governed by our risk management strategies and can vary. The discussion in this section provides information about financial instruments we use to manage interest rate and commodity price volatility.

     INTEREST RATE RISK

         We are subject to interest rate risk because the SSC Facility and the Alaska Facility bear interest at variable rates, with the benchmark rate being LIBOR. We have not yet entered into any interest hedging contracts. Accordingly, for 2008, our projected $82.4 million interest expense would increase by $3.5 million for every 100 basis point increase in LIBOR and would decrease by $3.0 million for every 100 basis point decrease in LIBOR.

     COMMODITY PRICE RISK

         In the past we have entered into, and may in the future enter into, certain derivative instruments with respect to portions of our oil and natural gas production to reduce our sensitivity to volatile commodity prices. The schedule below represents the hedge contracts (swaps) that were in place as of November 30, 2007. These derivative contracts have been designated as cash flow hedges. The volumes under hedging contracts as of November 30, 2007 represent approximately 11% of our total proved reserves..

              ALASKA OIL PRICE HEDGE DETAILS                            BETA OIL PRICE HEDGE DETAILS
--------------------------------------------------------- -------------------------------------------------------
                                              PRICE PER                                               PRICE PER
  YEAR       BEGIN             END               BBL        YEAR     BEGIN             END               BBL
--------------------------------------------------------- ------------------------------------------------------
                 (MONTHLY VOLUME IN BBLS)         ($)                      (MONTHLY VOLUME IN BBLS)      ($)

  2007       96,389           94,045           $ 69.75      2007     26,259           25,908          $ 65.39
  2008       92,899           81,482             68.16      2008     25,659           23,087            59.66
  2009       80,536           71,029             67.21      2009     22,868           20,590            57.30
  2010       70,235           41,255             67.21      2010     20,394           18,373            57.30
  2011       38,399           15,578             67.21      2011     18,200           16,407            57.30
  2012       15,410           14,090             67.21      2012     16,254           15,802            57.30

         Due to the historical volatility of crude oil and natural gas prices, as well as credit agreement requirements, we have an ongoing hedging strategy aimed at reducing the variability of the prices we receive on our production and providing a calculable minimum cash flow. Currently, we have entered into production swaps aimed at ensuring a minimum cash flow sufficient to cover our existing debt burden. As we layer on incremental production, we will review the effectiveness of our commodity risk management strategies. The above schedules represent the most material hedging agreements currently in place. We also have some legacy contracts for our LA Basin production.

                                    BUSINESS

COMPANY OVERVIEW

         We are an independent energy company engaged in the acquisition, development and exploitation of established producing oil and gas properties in the Western United States. We purchased the vast majority of our current properties from large independent oil companies, for whom they were non-core assets. We intend to provide the operational focus necessary to fully exploit the assets' full resource potential. We are focused on utilizing our extensive engineering, operating, geologic and geophysical expertise to provide significant proved reserve and production growth at what we believe will be attractive returns on our investment.

         Our company has been built primarily by the acquisition of two underutilized assets. In March 2007, we acquired the Beta assets, which are located off the coast of California, from AERA, SWEPI and Noble Energy. The Beta oil field is one of the most established oil fields offshore in California, with over 25 years of production history, and a single-digit production decline rate. In August 2007, we acquired Forest Oil's Cook Inlet, Alaska assets. Our Alaska assets are similar in nature to the Beta assets and are located in one of the largest oil fields in the United States. We focused our acquisition efforts on these offshore assets because they hold significant oil reserves, long-established track records of production history and have been non-core to their previous owners.

         Execution of our development and exploitation program is our top priority. In that regard, we have put in place a highly experienced management team that has a proven track record of executing exploitation programs utilizing today's modern engineering and production technologies, including horizontal drilling and computerized reservoir modeling. We have assembled an operating team with extensive experience offshore in California and Alaska, having spent the vast majority of their careers working the offshore environment in both drilling and production.

         Pro forma for the acquisitions of the Beta assets and Alaska assets, as of the dates of the Reserve Reports, we had 48.6 MMBoe of proved reserves (97% oil), of which 33% were proved developed. The PV-10 of these proved reserves as of the dates of the Reserve Reports was $591.8 million. Our average net production for October 2007 was 5,790 Bbl/d, with a remaining reserve life of
23.0 years.

OUR STRENGTHS

         HIGH-QUALITY RESOURCE BASE. Our proved reserves are primarily long-life crude oil located in fields in Southern California and Cook Inlet, Alaska. These fields are characterized by a long track record of development drilling and production history along with active participation by several leading industry companies. We believe the economics of our development and exploitation opportunities reflect an attractive risk/reward profile as the majority of these opportunities are lower risk, infill wells drilled within the current productive boundaries of our reservoirs. Based on the aggregation of our Reserve Reports, the proved reserve base of our properties consisted of 48.6 MMBoe as of the dates of the Reserve Reports. We believe the quality and location of our proved reserve base, along with our extensive infrastructure, enables high value realization.

         LARGE INVENTORY OF DRILLING PROSPECTS. We believe that we have significant proved reserve and production growth potential solely through the development of our existing asset base. Our proved reserve base has an associated plan of development consisting of approximately 150 well locations, 34 of which were previously drilled on our currently shut-in Platform Eureka and account for 6.0 MMBoe net (or 10.2 MMBoe gross). As described below in "Our Strategy - Exploit Our Reserve Base," we expect Platform Eureka to return to production in incremental steps in 2008. In addition to our proved reserves, we believe our reservoirs contain significant unproved potential from which we have identified over 400 drilling opportunities.

         GEOGRAPHICALLY FOCUSED AND OPERATIONALLY BALANCED PORTFOLIO OF ASSETS. Our focused asset base in Southern California and Alaska allows us to leverage our regional technical knowledge of the geological features and operating dynamics within these regions. We believe these geographic concentrations position us to establish economies of scale in both drilling and production operations, allowing us to manage a greater amount of acreage and minimize the marginal costs of increased drilling and production.

         OPERATIONAL CONTROL. We currently operate approximately 54% of our production, including full operational control over the exploration and development of our Southern California assets. By maintaining significant operational control, we believe we can more efficiently manage our operating costs, capital expenditures and the timing and method of the development of our assets.

         EXTENSIVE INFRASTRUCTURE. We believe we have in place the majority of facilities (including drilling rigs) necessary to execute our development and exploitation program and are in the process of upgrading these facilities. In addition, all of our assets are in close proximity to refineries and in established oil producing basins. We also own and/or control portions of the pipeline infrastructure that transport our product to market, including ownership of SPBPCo and, subject to regulatory approval, a 50% interest in CIPL.

         EXPERIENCED MANAGEMENT. Our board includes individuals with significant experience in the energy and financial sectors. Our senior management team has an average of 25 years of experience in the oil and natural gas industry and brings a broad range of experience from a variety of recognized industry players.

OUR STRATEGY

         EXPLOIT OUR RESERVE BASE. We have a number of low risk exploitation opportunities to increase production and expand our reserve base through returning existing wells to production, infill and extension drilling of new wells, workovers targeting non-proved reserves and the expansion of enhanced oil recovery projects such as waterflood operations. We have identified over 100 high quality recompletion and development opportunities that we believe will have significant impact on our production and cash flow. Beginning in the first half of 2008, we expect to return the currently shut-in Platform Eureka to production with an initial gross production of 1,200 Boe/d, increasing to 4,000 Boe/d in the fourth quarter of 2008. For our 2008 drilling plan, we have budgeted approximately $75.0 million for the selective development of these opportunities, prioritizing the expenditures based upon anticipated return on investment. However, various factors, including those discussed in "Risk Factors
- If our efforts to bring Platform Eureka back on line are unsuccessful, our future production will be less than expected," and "Risk Factors - We have substantial capital requirements that, if not met, may hinder our growth and operations," may prevent us from achieving our plans.

         ACTIVELY MANAGE OUR DRILLING PROGRAM. We have assembled an experienced team of operating professionals with the regional experience and the specialized skills necessary to plan and execute the drilling and completion of our onshore and offshore wells. We believe operating approximately 54% of our production, including our Southern California assets, enables us to control the timing and cost of our drilling budget for those assets, as well as control operating costs and the marketing of our production from those assets.

         LEVERAGE TECHNOLOGICAL EXPERTISE. We believe that use of enhanced oil recovery processes, horizontal drilling and other advanced technologies and production techniques in developing, exploiting and exploring oil and natural gas properties will help us reduce drilling risks, lower finding costs and provide for more efficient production of oil and natural gas from our properties. Due to the historically underfunded nature of our assets, many of these technologies and techniques were underutilized by previous owners, which we believe represents a significant opportunity to enhance our probability of locating and producing reserves.

         CONDUCT SELECTIVE EXPLORATORY ACTIVITIES. Although we do not emphasize exploratory drilling, we will continue to assess our current asset base for the presence of exploration opportunities, whether directly or through the granting of farm-ins to third parties. We believe that the selective pursuit of exploration opportunities can enhance our reserves, cash flow and production, while minimizing our capital risk.

OIL AND NATURAL GAS DATA

     OIL AND NATURAL GAS RESERVES

         The following table provides a reconciliation of the standardized measure of discounted future net cash flows to PV-10 as of the respective dates of the Reserve Reports for our major areas of operation.

                                                                                       ONSHORE CALIFORNIA
                                                                                     ------------------------
                                                                                                  SAN JOAQUIN
                                                         BETA          ALASKA        LA BASIN         BASIN        COMBINED
                                                       ---------      ---------      ---------      ---------      ---------
                                                                               (DOLLARS IN THOUSANDS)

PV-10 ............................................     $ 143,426      $ 319,116      $ 107,640      $  21,588      $ 591,770
Future income tax expenses (discounted at 10%).. .       (49,238)      (109,553)       (36,956)        (7,411)      (203,158)
                                                       ---------      ---------      ---------      ---------      ---------
Standardized measure of discounted future net
   cash flows ....................................     $  94,188      $ 209,563      $  70,684      $  14,177      $ 388,612
                                                       =========      =========      =========      =========      =========

         As of the respective dates of the Reserve Reports, our estimated proved reserves totaled 48.6 MMBoe (33.3% proved developed), consisting of 46.9 MMBbl of oil (97% of the total) and 10.3 MMcf of natural gas, and had a reserve life of 23.0 years. See the glossary for an explanation of the terms "estimated proved reserves," "proved developed reserves," "proved undeveloped reserves" and related terms. You should not place undue reliance on estimates of proved reserves. See "Risk Factors--Risks Related to Our Business--Any material inaccuracies in our reserve estimates or their underlying assumptions could adversely affect the quantities and present value of our reserves."

     PRODUCTION, PRICES AND COSTS

         The following table sets forth certain information regarding our net production volumes, average sales prices realized and certain expenses associated with sales of oil and natural gas for the periods indicated. We urge you to read this information in conjunction with the information contained in our financial statements and related notes included elsewhere in this prospectus. The information set forth below is not necessarily indicative of future results.

                                                                                                             NINE MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                                                 --------------------------------------    -------------------------
                                                                    2004          2005          2006          2006           2007
                                                                 ----------    ----------    ----------    ----------     ----------
PRODUCTION VOLUME
      Natural gas (MMcf) .....................................            8           101           157            84            66
      Oil (MBbls) ............................................           36           180           216           154           825
      MBoe ...................................................           37           197           242           168           836
DAILY AVERAGE PRODUCTION VOLUME
      Natural gas (Mcf/d) ....................................           22           353           296           308           242
      Oil (Bbl/d) ............................................           99           493           592           564         3,022
      Boe/d ..................................................          102           552           641           615         3,062
OIL PRICE PER BBL PRODUCED
      Realized price .........................................   $    31.11    $    35.16    $    58.78    $    59.16     $   63.52
      Realized commodity derivative loss and amortizationxxxxx
         of derivative premiums ..............................        --            --             0.80         --           (28.16)
                                                                 ----------    ----------    ----------    ----------     ----------
      Net realized ...........................................   $    31.11    $    35.16    $    59.58    $    59.16     $   35.36

NATURAL GAS PRICE PER MCF PRODUCED
      Realized price .........................................   $     6.99    $     9.19    $     9.63    $     9.75     $    8.55
      Realized commodity derivative gain (loss) and
         amortization of derivative premiums .................        --            --            --            --            --
                                                                 ----------    ----------    ----------    ----------     ----------
      Net realized ...........................................   $     6.99    $     9.19    $     9.63    $     9.75     $    8.55

EXPENSE PER BOE
      Production expenses(1) .................................   $    15.30    $    11.06    $    16.15    $    14.59     $   49.19
      Transportation expenses ................................        --            --            --            --             1.62

---------------------------
(1) Production expenses consist of oil and natural gas production expenses and production taxes.

     PRODUCTIVE WELLS AND ACREAGE

         The table below shows, as of September 30, 2007, the approximate number of gross and net producing oil and gas wells by location and their related developed acres owned by us. Calculations include 100% of wells and acreage owned by us and our subsidiaries. Productive wells are producing wells capable of production, including shut-in wells. Developed acreage consists of acres spaced or assignable to productive wells.

                               Oil (1)                            Gas                        Developed Acres
Location                Gross             Net            Gross             Net             Gross            Net
------------------  -------------  ---------------  --------------  ---------------  ---------------  ---------------
Alaska                   162             82.2              4                4             21,147           11,629
California:
    Offshore             111              111              --               --            10,368            6,912
    Onshore              264            216.48             --               --             1,020              838

---------------------
(1) Some of the wells classified as "Oil" wells also produce various amounts of natural gas.

     UNDEVELOPED ACREAGE

         At September 30, 2007, we held undeveloped acreage by location as set forth below:

                                                   Undeveloped Acres
                                            ------------------------------
Location                                       Gross               Net
------------------------------------------  ----------         -----------

Alaska..................................      666,857            666,857
California:
   Offshore California..................       6,912              6,912
   Onshore California...................       10,905             8,792

     DRILLING ACTIVITY

         Prior to June 2006, we had only the LA Basin assets and, therefore, our drilling activity was limited to those assets. We drilled one development well in 2004, three development wells in 2006 and seven development wells during 2007, as to all of which wells we have a 100% working interest. Of those eleven wells, one was completed as a water injector and the remainder were completed as producers. All of the development wells were successful. Of the seven development wells drilled in 2007, two were drilled in the San Joaquin Basin and the remaining five were drilled in the LA Basin. We also drilled one exploratory well in Wyoming in 2007, as described in "Management's Discussion and Analysis of Financial Condition and Results of Operation - Wyoming Participation Agreement."

         The information above should not be considered indicative of future drilling performance, nor should it be assumed that there is any correlation between the number of productive wells drilled and the amount of oil and natural gas that may ultimately be recovered.

         During the years indicated, we drilled or participated in the drilling of the following productive and nonproductive exploratory and development wells:

                                                      Year Ended                                   Nine Months Ended
                                                     December 31,                                 September 30, 2007
                        --------------------------------------------------------------------      -------------------
                                2004                    2005                    2006                      2007
                        -------------------     -------------------     ---------------------     -------------------
                         Gross        Net        Gross        Net        Gross         Net         Gross        Net
                        -------     -------     -------     -------     -------       -------     -------     -------
EXPLORATORY WELLS
Productive:
   Oil ..........          --          --          --          --          --            --          -            --
   Gas ..........          --          --          --          --          --            --          -            --
Nonproductive: ..          --          --          --          --          --            --          1             1
TOTAL ...........          --          --          --          --          --            --          1             1

DEVELOPMENT WELLS
Productive:
   Oil ..........           1          --          --          --           3          2.49          7          5.78
   Gas ..........          --          --          --          --          --            --          -            --
Nonproductive: ..          --                                  --          --            --          -            --
TOTAL ...........           1          --          --          --           3          2.49          7          5.78

TOTAL WELLS
Productive:
   Oil ..........           1          --          --          --           3          2.49          7          5.78
   Gas ..........          --          --          --          --          --            --          -            --
Nonproductive: ..          --          --          --          --          --            --          1             1
TOTAL ...........           1          --          --          --           3          2.49          8          6.78

     PRESENT DRILLING ACTIVITY

         The following represents our current exploration and development activities as of September 30, 2007:

                                       Drilling Locations
                                   -----------------------
                                                             Drilling Budget
Areas of Operations                Gross Wells   Net Wells   ($ in thousands)
--------------------------------   -----------  ----------   ----------------
Alaska                                  --            --              --
California:
   Offshore                             --            --              --
   Onshore                              1          0.825          $1,250

PROPERTIES

     BETA ASSETS

         In March 2007, but effective as of November 1, 2006, we closed on several transactions under multiple purchase and sale agreements between us, on the one hand, and AERA, SWEPI and Noble Energy, on the other. The closings with AERA and SWEPI occurred on March 6, 2007. The closing with Noble Energy occurred on March 7, 2007. By virtue of those transactions, we acquired an undivided 100% record title interest in three leases and three platforms and stock of SPBPCo, as well as certain other assets, all of which constitute the Beta assets, and are the operator of the Beta assets.

         The Beta assets are located in the San Pedro area, in federal waters nine miles offshore from Long Beach, California. The leases that comprise our interest in the Beta assets are OCS-P 300, 301 and 306 and a complex of two production platforms (Eureka and Ellen) and a facilities platform (Elly) that handles production from these leases of approximately 1,770 Boe/d. The Beta oil field was discovered in 1976 by Shell Oil Company. Production started in 1981 from Platform Ellen. Production began on Platform Eureka in 1985. Peak production from the interests we acquired in the Beta oil field was 20,800 Boe/d in 1986. Cumulative production from the field is estimated at 96 MMBbl. Eureka accounted for nearly 38 MMbls from 1985 until the production was idled in 1999, at which time it was averaging over 4,400 Boe/d.

         Since becoming operator of the Beta assets in March 2007, we have taken over all ongoing maintenance projects relating to the Beta assets. These include ongoing facilities and well maintenance programs as well as regulatory compliance programs. One such major program was the relocation of a section of the onshore portion of the 16-inch pipeline that brings the Beta assets' crude oil to shore. We completed this relocation project in November 2007. We also were required by MMS, SLC and the U.S. Department of Transportation to clean the entire 16-inch pipeline and run a "smart pig" to determine the integrity of the pipeline. We had a successful smart pig run in September 2007, the results of which showed no significant corrosion in the pipeline and was the first milestone in our return to production of Platform Eureka.

         We began workover operations on Platform Ellen to enhance production and plan to enhance drilling rigs on Platforms Ellen and Eureka during the fourth quarter of 2007. We expect development drilling from Platform Ellen in 2008.

         We plan to start production on Platform Eureka in incremental steps. The first step will be to produce approximately 1,200 Boe/d for shipment through a six-inch existing line between Platform Eureka and Platform Elly. We expect this step to be completed during the first half of 2008. The second step will be to increase production to approximately 4,000 Boe/d and ship this production to Platform Elly through an existing twelve-inch line sleeved with a seven-inch line. We expect this step to be completed by the fourth quarter of 2008. The last stage will be to either install a third line between Platform Elly and Platform Eureka or connect the platforms with a well bore connection and increase production on Platform Eureka to as much as 8,000 to 10,000 Boe/d.

NET RESERVES BY CATEGORY                 MMBBLS    MMCF     MMBOE     PV-10 (MM)
--------------------------------------  --------  -------  --------  -----------

PDP..................................      1.9       0.4      2.0      $(13.1)
PDNP.................................      --         --       --          --
PUD..................................     10.1       1.6     10.4       156.6
                                         ------    ------   ------     -------
      Total Proved Reserves..........     12.0       2.1     12.3      $143.4
                                         ======    ======   ======     =======

Years of Production History............................................    26
Historical Production Decline Rate (%).................................     8%

-------------------
(1) Accounts for abandonment cost of $68.1 million in 2012 if Eureka is not brought back on line.

     ALASKA ASSETS

         On August 27, 2007, but effective January 1, 2007, we closed the acquisition of the Alaska oil and gas properties and operations of Forest Oil. We acquired 100% of the membership interests in FAO (a subsidiary of Forest Oil) that we subsequently renamed Pacific Energy Alaska Operating LLC ("PEAO"), which owned the producing Alaska properties and operations, plus certain additional Alaska assets owned by Forest Oil, for $405.0 million (consisting of $400.0 million paid to Forest Oil and approximately $5.0 million in transaction costs) plus the issuance of 10.0 million shares of our common stock and a seven-year seller note to Forest Oil with a net present value at that date of approximately $29.3 million. Of the 10.0 million shares of common stock issued, 5.5 million shares were deposited into escrow in connection with our planned purchase of a 50% interest in CIPL, the company that owns the pipeline that transports oil from our Alaska operations. If the RCA does not approve the sale to us of the interest in CIPL, then the 5.5 million shares that were deposited into escrow will be returned to us and we will not acquire an interest in CIPL.

         The Alaska assets include nine fields located in the Cook Inlet area, producing approximately 4,600 Boe/d. The major producing fields are the West McArthur River, McArthur River, Redoubt Shoal and Trading Bay fields.

         The McArthur River field (Trading Bay Unit) encompasses four offshore platforms containing 103 wells (66 producing wells, 32 injection wells and five shut-in wells). Gross acreage is 16,179 acres and net acreage is 7,527 acres. The primary producing zones are the G-Zone, Hemlock, West Foreland and Jurassic zones. Current production is approximately 2,700 Boe/d net. Additional undeveloped acreage of 2,226 gross (1,042 net within the unit) is also included as part of this asset. The McArthur River and Trading Bay fields are operated by Chevron.

         As part of the acquisition, we acquired a 100% working interest in the West McArthur River field. The field consists of 640 acres of developed area and 5,690 acres of undeveloped area. Production is currently approximately 1,000 Boe/d from three wells. Additionally, there are two shut-in wells, one water disposal well and eight suspended wells. The lease acreage is located offshore in the Cook Inlet. However, all wells are drilled from onshore locations. The asset includes an onshore production facility that was constructed in 1994.

         The Redoubt Shoal field was discovered in 1967 but development was not begun until late 2000. Facilities include one offshore platform (Osprey) and a state-of-the-art onshore production facility (Kustatan). We acquired a 100% working interest in the field and have been approved by the Alaska DNR as the operator of the asset. Current production is approximately 500 Boe/d. The total developed acreage is 6,723. The field is developed with two operating wells, three shut-in wells and one injector.

         As a result of the acquisition, we acquired a 46.8% working interest in the Trading Bay Unit (which produces from the McArthur River field). We also acquired a 46.8% working interest in the Trading Bay field. The Trading Bay field was discovered and developed in the late 1960s. Development was completed from one offshore platform (Monopod). A total of 31 wells were drilled (25 producing, six injection) into primarily the Hemlock and Kenai sands. Current production is approximately 413 Bbl/d net. Chevron is the operator of the field. The field is currently under study for a re-optimization program by Chevron. The total developed acreage is 5,840 gross (2,797 net).

         In addition to the producing properties, the Alaska assets we acquired included 591,126 acres covering multiple exploration prospects. We also acquired major exploration prospects are Corsair, Raptor, Middle Lake and Susitna Basin. The Corsair prospect consists of 26,731 acres offshore in the Cook Inlet at water depths of 80 to 120 feet. Three dimensional seismic studies have identified a 17,000 acre four-way closure which was confirmed by four exploratory wells drilled in the 1960s. The prospect is on a geological structure similar to the North Cook Inlet Field.

         On November 6, 2007, the assignments of the Corsair Unit leases from Forest Oil were approved by the Alaska DNR. On November 28, 2007, we submitted to the Alaska DNR a letter accepting the obligations as Unit Operator of the Corsair Unit. The Unit Plan of Exploration ("POE"), as amended, requires that we, as the Unit Operator, provide evidence by December 31, 2008 of a rig/drilling commitment that will enable the Unit Operator to drill a well no later than June 30, 2009, with a second well to be drilled immediately if the first well is successful. If we fail to timely provide evidence of such a rig/drilling commitment, all of the leases in the Corsair Unit will terminate and we, as working interest owner, will be required to pay $25.00 per acre times the expired state lease acreage within the Corsair Unit. In furtherance of our obligations under the POE, we are actively negotiating with a drilling company and a transport company for the acquisition and transport of a drilling rig sufficient to drill an exploration well under the criteria of the POE.

         We own a 100% working interest in the Raptor prospect, which consists of 6,358 acres at the northern extension of the North Middle Ground Shoal Field. The Raptor prospect was identified in a 2D seismic line in 1964. A well was drilled into the lower Tyonek and tested at 314 Mcf/d. Recent analysis indicated that under a most likely scenario, this well was not in the most productive area of the field, and future wells may have even higher productivity.

         We own a 100% working interest in the Middle Lake prospect, which consists of 41,417 acres just north of Anchorage. In 2005 an existing well was re-entered and had gas shows while drilling, even though the well position was down away from the best part of the field. The prospect exhibits features that are similar to the Corsair prospect where seismic anomalies are evident in the seismic record. The site is near existing infrastructure (six miles) and is accessible by road.

         Our Susitna Basin interest consists of the South Block. Six prospects have been mapped. 2D seismic was shot recently, fulfilling work commitment requirements on the South Block. The closures are from 2,000 to 5,000 acres each with depths from 2,000 to 7,500 feet in the Tyonek reservoir.

NET RESERVES BY CATEGORY                 MMBBLS    MMCF     MMBOE     PV-10 (MM)
--------------------------------------  --------  -------  --------  -----------

PDP..................................      9.7       6.5      10.8      $163.4
PDNP.................................      2.3       1.0       2.4        43.7
PUD..................................     12.3       0.4      12.3       112.0
                                         ------    ------   ------     -------
      Total Proved Reserves..........     24.2       7.9      25.5      $319.1
                                         ======    ======   ======     =======

Years of Production History...........................................   40
Historical Production Decline Rate (%)................................   17%

         We are in escrow to acquire a 50% equity interest in CIPL. CIPL owns a 43-mile pipeline with a throughput of approximately 17,500 Bbl/d and the Drift River offshore oil terminal with a capacity of 150,000 Bbl/d. The remaining 50% interest is owned by Chevron. The pipeline originates at the Granite Point Production Facility and terminates at the Drift River Terminal. All of the production purchased is transported via this line to the Drift River Terminal. CIPL as of December 31, 2006 (the end of CIPL's last reported annual period) had working capital of $24 million. We expect as decision regarding the completion of this acquisition by mid-2008.

     ONSHORE CALIFORNIA
     LA BASIN, CALIFORNIA

         On March 2, 2005, we acquired PetroCal and its wholly-owned subsidiary, Petrocal Acquisition Corp., through a merger transaction in which PetroCal shareholders exchanged their shares of PetroCal capital stock for shares of our common stock. Prior to that time, in 2003, we had acquired a 25% interest in certain oil and gas leases, including portions of the Long Beach field, Rosecrans field and the Wilmington field, located in the LA Basin in Southern California, with PetroCal and two related entities that were later merged into Petrocal Acquisition Corp. collectively owning the remaining 75% interest. We were the lessee and operator of those onshore fields. As a result of the merger, we acquired the remaining 75% interest in those fields. Darren Katic, one of our directors and executive officers, founded PetroCal in 1999.

         We are lessee and operator of onshore fields located in the LA Basin in California that, in October 2007, were producing approximately 680 Boe/d in December 2007. The majority of our productive acreage is contained within the Wilmington oil field located in the City of Long Beach, California. Our full development plan for this field calls for the drilling of an additional 63 wells over three years (50 producers and 13 injectors). Since 2005, we have drilled ten wells, (nine producers and one injector).


NET RESERVES BY CATEGORY                 MMBBLS    MMCF     MMBOE     PV-10 (MM)
--------------------------------------  --------  -------  --------  -----------
PDP...................................     2.1       0.2      2.1       $30.3
PDNP..................................     --         --       --          --
PUD...................................     7.2        --      7.2        77.4
                                         ------    ------   ------     -------
      Total Proved Reserves...........     9.3       0.2      9.4      $107.6
                                         ======    ======   ======     =======

Years of Production History............................................   75
Historical Production Decline Rate (%).................................    8%

     SAN JOAQUIN BASIN, CALIFORNIA

         On June 29, 2006, we acquired all of the issued and outstanding shares of Carneros Energy and its wholly-owned subsidiary, Gotland Oil. Carneros Energy and Gotland Oil were engaged in the business of oil exploration and production on oil and gas properties and leases located in Kern County, California. We paid to the shareholders of Carneros Energy an aggregate purchase price of approximately $25.2 million.

         Carneros Energy and Gotland Oil are the lessees and operators of onshore fields located in the San Joaquin Basin in California that, in December 2007, were producing over 330 Boe/d. Carneros Energy and Gotland Oil own 165 wells in four oil fields in Kern County, California, approximately 90 of which are currently producing. Carneros Energy has 10,905 gross undeveloped acres (8,792 net acres) of leasehold with 3D seismic surveys and eight ready-to-drill 3D locations.

NET RESERVES BY CATEGORY                  MMBBLS     MMCF    MMBOE   PV-10 (MM)
---------------------------------------- -------- --------- ------- -----------
PDP.....................................    1.3       --       1.3  $    20.1
PDNP....................................    0.0      0.1       0.1        1.0
PUD.....................................    0.0       --       0.0        0.5
                                          -------  -------  ------- -----------
      Total Proved Reserves.............    1.4      0.1       1.4  $    21.6
                                         ======    ======   ======     =======

Years of Production History.............................................   50+
Historical Production Decline Rate (%)..................................    7%

     WYOMING

         The June 2005 Participation Agreement entitles us, Shell and Wolverine (as a group) to explore and develop oil and gas interests in a 100,000 acre area known as the Pacific Creek prospect ("Pacific Creek"), located in the Green River Basin of Wyoming. The prospect is located 30 miles south east of the Jonah and Pinedale Gas field in southern Wyoming.

         Our obligations under the Participation Agreement include the drilling of two wells, upon completion of which we would earn a 40% working interest in approximately 85% of the 100,000 acre area of mutual interest and a 28% working interest in approximately 15% of the area of mutual interest. The Pacific Paladin 15-18, the first of the two well commitment under the Participation Agreement, was drilled and completed to a total depth of 13,851 feet. The well produced gas, condensate and water at various zones. We have engaged an outside firm with local knowledge and expertise in the region to analyze the results and make recommendations on the appropriate next steps. Recommendations could include remedial work and further testing to determine the commercial viability of the well.

         The second well, Ranger 7-21, was required to be spudded by December 31, 2007. However, we were unable to meet this schedule and are in discussions in an attempt to obtain an extension. If we are unable to obtain an extension, we will not earn any working interest in the project.

CUSTOMERS, SALES AND MARKETING

         We ship more than 95% of the crude oil we produce via pipelines to local refineries or to a loading platform. We use most of the gas we produce for our production operations. Details by asset are as follows:

     ALASKA ASSETS

         All of the crude oil produced from our Alaska assets (operated and non-operated) is shipped through Cook Inlet pipeline to a loading platform in Cook Inlet, where it is loaded on a ship owned by Tesoro's refinery in Kenai. We currently sell our crude oil to Tesoro under a contract that expires on December 31, 2008. All of the gas produced in operated assets is used in our operations.

     BETA ASSETS

         All of the crude oil produced from the Beta assets is shipped through San Pedro Bay pipeline to Beta Station in Long Beach Harbor. From there, the oil can be shipped to any of the three refineries (Valero, Tesoro and Conoco/Phillips) within a four-mile distance through pipelines owned by other companies. Currently this oil is sold to Conoco/Phillips under a contract cancellable by either party upon 30 days' notice. All of the gas we produce is used internally.

     LA BASIN ASSETS

         More than 85% of the crude oil produced from LA Basin assets is sold to a Tesoro refinery through a pipeline. We sell the remaining crude oil to two local companies that truck the crude oil from various leases. Most of the gas we produce is used internally.

     SAN JOAQUIN BASIN ASSETS

         All of the crude oil produced from San Joaquin Basin assets is sold to local companies that truck the oil from various leases. All of the gas we produce is used internally.

SUPPLIERS

         Given the highly competitive nature of the oil industry, there are numerous suppliers for most of the services we require. While we may rely on the largest suppliers for some of our services, our business is not dependent on any of these suppliers and we can change suppliers as the need may develop. From time to time, short-term shortages of equipment (such as rigs) can occur. However, over a longer period of time, these shortages have historically been eliminated by the appearance of new suppliers.


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

COMPETITION

         The oil and gas industry, both in the United States and internationally, is highly competitive in all aspects of the business. We actively compete for the acquisition of properties, the exploration for and development of new sources of supply, the contractual services for oil and gas drilling and production equipment and services, the transporting and marketing of current production and industry personnel. With respect to the exploration, development and marketing of oil and natural gas, our competitors include major integrated oil and gas companies, numerous other independent oil and gas companies, individual producers and operators and national oil companies. A number of our competitors have financial and other resources substantially in excess of those available to us. In addition, oil and gas producers in general compete indirectly against others engaged in supplying alternative forms of energy, fuel and related products to consumers.

REGULATION OF THE OIL AND NATURAL GAS INDUSTRY

         The exploration, production and transportation of all types of hydrocarbons is subject to significant governmental regulation. Our operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and natural gas production operations and economics are, or in the past have been, affected by industry specific price controls, taxes, conservation, safety, environmental and other laws relating to the petroleum industry, and by changes in such laws and by constantly changing administrative regulations.

     REGULATION OF TRANSPORTATION AND SALE OF OIL

     FEDERAL

         Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

         Our sales of crude oil are affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market-based rates may be permitted in certain circumstances. Effective January 1, 1995, FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, FERC in February 2003 increased the index slightly, effective July 2001. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors.

         Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all similarly situated shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by prorationing provisions set forth in the pipelines' published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

     STATE AND LOCAL

         SLC regulates certain aspects of our Beta operations, including the ownership and physical status of the pipelines. The jurisdictional authority over that portion of the San Pedro Bay pipeline and right-of-way located within state waters is vested with SLC. We have requested that SLC recognize us as operator of the state right-of-way in which the 16-inch pipeline is located and recognize the SPBPCo, one of our subsidiaries, as owner of that state right-of-way. At final closing of the Beta assets transaction, pursuant to the


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terms and conditions of the definitive agreement, an Amended and Restated
Pipeline Agreement was executed by and between AERA and SPBPCo and a Pipeline Sub-Operating Agreement by and between AERA and us to permit the continued operation and maintenance of the pipeline by us as a sub-operator. Upon the compliance with all SLC requirements, AERA will turn over to us full responsibility for the operation and maintenance of the pipeline and the ownership of the state right-of-way in favor of SPBPCo. We and AERA anticipate that SLC will issue the recognition of us as operator of the pipeline and SPBPCo as owner of the state right-of-way prior to March 31, 2008. If SLC does not issue such recognition on or before March 31, 2008, under the terms and conditions of the Amended and Restated Pipeline Agreement, AERA has agreed to continue to serve as the operator for so long as Shell or AERA holds legal title or other ownership interest in any of the assets comprising the SPBPCo pipeline system, or holds any permit, license, approval, lease or authorization utilized in the operation of the assets comprising the SPBPCo pipeline system; or at any time prior to the turnover of SPBPCo pipeline system if AERA has arranged for a qualified successor operator to act as operator of the SPBPCo pipeline facilities and equipment on substantially the same terms and conditions as the Amended and Restated Pipeline Agreement.

     REGULATION OF TRANSPORTATION AND SALE OF NATURAL GAS

         Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938 ("NGA"), the Natural Gas Policy Act of 1978 ("NGPA") and regulations issued under those acts by FERC. In the past, the federal government has regulated the prices at which natural gas could be sold. While sales by producers of natural gas can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead natural gas sales began with the enactment of the NGPA. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act. The Decontrol Act removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993. While sales by producers of natural gas can currently be made at unregulated market prices, Congress could reenact price controls in the future.

         FERC regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers. FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Beginning in 1992, FERC issued Order No. 636 and a series of related orders to implement its open access policies. As a result of the Order No. 636 program, the marketing and pricing of natural gas have been significantly altered. The interstate pipelines' traditional role as wholesalers of natural gas has been eliminated and replaced by a structure under which pipelines provide transportation and storage service on an open access basis to others who buy and sell natural gas. Although FERC's orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

         In 2000, FERC issued Order No. 637 and subsequent orders, which imposed a number of additional reforms designed to enhance competition in natural gas markets. Among other things, Order No. 637 effected changes in FERC regulations relating to scheduling procedures, capacity segmentation, penalties, rights of first refusal and information reporting. Most major aspects of Order No. 637 have been upheld on judicial review, and most pipelines' tariff filings to implement the requirements of Order No. 637 have been accepted by FERC and placed into effect.

         The Energy Policy Act of 2005 ("EP Act 2005") gave FERC increased oversight and penalty authority regarding market manipulation and enforcement. EP Act 2005 amended the NGA to prohibit market manipulation and also amended the NGA and the NGPA to increase civil and criminal penalties for any violations of the NGA, NGPA and any rules, regulations or orders of FERC up to $1,000,000 per day, per violation. In addition, FERC issued a final rule effective January 26, 2006, regarding market manipulation, which makes it unlawful for any entity, in connection with the purchase or sale of natural gas or transportation service subject to FERC jurisdiction, to defraud, make an untrue statement, or omit a material fact or engage in any practice, act, or course of business that operates or would operate as a fraud. This final rule works together with FERC's enhanced penalty authority to provide increased oversight of the natural gas marketplace.


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         We cannot accurately predict whether FERC's actions will achieve the goal of increasing competition in markets in which our natural gas is sold. Additional proposals and proceedings that might affect the natural gas industry are pending before FERC and the courts. The natural gas industry historically has been very heavily regulated. Therefore, we cannot provide any assurance that the less stringent regulatory approach recently established by FERC will continue. However, we do not believe that any action taken will affect us in a way that materially differs from the way it affects other natural gas producers.

     NATURAL GAS GATHERING

         Section 1(b) of the NGA exempts natural gas gathering facilities from the jurisdiction of FERC. FERC has developed tests for determining which facilities constitute jurisdictional transportation facilities under the NGA and which facilities constitute gathering facilities exempt from FERC's NGA jurisdiction. From time to time, FERC reconsiders its test for defining non-jurisdictional gathering. For example, there is currently pending at FERC a proposed rulemaking to reformulate its test for non-jurisdictional gathering in the shallow waters of the Outer Continental Shelf. In recent years, FERC has also permitted jurisdictional pipelines to "spin down" exempt gathering facilities into affiliated entities that are not subject to FERC jurisdiction, although FERC continues to examine the circumstances in which such a "spin down" is appropriate and whether it should reassert jurisdiction over certain gathering companies and facilities that previously had been "spun down." We cannot predict the effect that FERC's activities in this regard may have on our operations, but we do not expect these activities to affect our operations in any way that is materially different from the effect thereof on our competitors.

         State regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take or service requirements, but does not generally entail rate regulation. Recently, however, gas gathering has received greater regulatory scrutiny at the state levels.

         Intrastate natural gas transportation is also subject to regulation by state regulatory agencies, although FERC does regulate the rates, terms and conditions of service provided by intrastate pipelines which transport gas subject to FERC's NGA jurisdiction under Section 311 of the NGPA. The basis for intrastate regulation of natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, we believe that the regulation of similarly situated intrastate natural gas transportation in any states in which we operate and ship natural gas on an intrastate basis will not affect our operations in any way that is of material difference from those of our competitors. Like the regulation of interstate transportation rates, the regulation of intrastate transportation rates affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas.

         Sales of condensate and natural gas liquids are not currently regulated and are made at market prices.

     REGULATION OF PRODUCTION

         The production of oil and natural gas is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Legislation affecting the oil and natural gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All of the states in which we own and operate properties have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum allowable rates of production from oil and natural gas wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

         The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions that affect our operations.


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         Operations on federal oil and gas leases must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various federal agencies, including MMS. MMS establishes the basis for royalty payments due under federal oil and natural gas leases through regulations issued under applicable statutory authority. State regulatory authorities establish similar standards for royalty payments due under state oil and natural gas leases. The basis for royalty payments established by MMS and the state regulatory authorities is generally applicable to all federal and state oil and natural gas lessees. Accordingly, we believe that the impact of royalty regulation on our operations should generally be the same as its impact on our competitors.

ENVIRONMENTAL MATTERS AND OTHER REGULATION

     GENERAL

         Our operations are subject to stringent and complex federal, state and local laws and regulations governing the protection of the environment and health and safety as well as the discharge of materials into the environment. These laws and regulations may, among other things:

         o require the acquisition of various permits before drilling commences;

         o restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling and production activities;

         o limit or prohibit drilling activities in sensitive areas such as areas inhabited by endangered species, wetlands, coastal regions and other protected areas;

         o require remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells; and

         o        restrict the way we handle or dispose of our waste.

         These laws and regulations may also restrict the rate of oil and natural gas production. The regulatory burden on the oil and gas industry increases the cost of doing business and, consequently, affects profitability. It is possible that additional environmental laws and regulations will place more restrictions and limitations on activities that may affect our business, and thus there can be no assurance as to the amount or timing of future expenditures for environmental compliance or remediation. We try to anticipate future regulatory requirements that might be imposed and plan accordingly to remain in compliance with changing environmental laws and regulations and to minimize the costs of such compliance.

         While it is not possible to quantify the costs of compliance with all applicable federal, state and local environmental laws and regulations, those costs have been and are expected to continue to be significant. Any environmental costs are in addition to well closing costs, property restoration costs, and other significant, non-capital environmental costs, including costs incurred to obtain and maintain permits, to gather and submit required data to regulatory authorities, to characterize and dispose of wastes and effluents, and to maintain management operational practices with regard to potential environmental liabilities. Compliance with these federal and state environmental laws has substantially increased the cost of gas production, but is, in general, a cost common to all domestic gas producers.

         Although we believe that we are in substantial compliance with all applicable environmental laws, regulations, and other requirements, or are addressing those instances in which we have identified areas of non-compliance, the production of oil and gas entails significant environmental risks and is subject to complex federal, state, and local environmental laws, and we cannot assure you that future events, such as changes in existing laws or regulations, the promulgation of new laws, or the development or discovery of new facts or conditions, will not cause us to incur significant costs.


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         The following is a summary of some of the existing laws, rules and regulations to which our business operations are subject.

     WASTE HANDLING

         The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, as well as other oil and gas or natural resource statutes, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the federal Environmental Protection Agency ("EPA"), the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Although they may, under certain circumstances, be exempt from regulation under RCRA as hazardous wastes, drilling fluids, produced waters and most of the other wastes associated with the exploration, development and production of crude oil or natural gas may be regulated under RCRA as non-hazardous wastes or regulated generally under comparable state laws. Releases or spills of these regulated materials may result in remediation liabilities under these statutes. It is possible that certain oil and natural gas exploration and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could adversely affect our results of operations and financial position.

     SITE REMEDIATION

         CERCLA, also known as "Superfund," generally imposes joint and several liability, without regard to fault or legality of conduct, on classes of persons who are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current or former owners or operators of the site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance released at the site. In addition, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

         Although natural gas and petroleum are excluded from CERCLA's definition of "hazardous substance," in the course of our operations, we use hazardous materials and generate wastes that may fall within CERCLA's definition of "hazardous substance." We may be jointly and severally liable under CERCLA or comparable state statutes for all or part of the costs required to clean up sites at which these substances or wastes have been released or disposed, for damages to natural resources, for the costs of certain health studies, and for performing remedial plugging and pit closure operations to prevent future contamination.

     WATER DISCHARGES

         Our operations are subject to the federal Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws that impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of oil and other substances, into waters of the United States or state waters. Under these laws, the discharge of pollutants into regulated waters is prohibited except in accordance with the terms of a permit issued by EPA or an analogous state agency. The Clean Water Act regulates process discharges from onshore and offshore oil and natural gas exploration and production operations and storm water run-off from those operations and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The Clean Water Act and regulations promulgated thereunder also prohibit discharges of dredged and fill material in waters of the United States, including wetlands unless authorized by an appropriately issued permit. Spill prevention, control and countermeasure requirements of the Clean Water Act require the preparation of plans and the implementation of measures to prevent the contamination of waters of the United States in the event a petroleum hydrocarbon tank spills, ruptures or leaks. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations.

         The Oil Pollution Act of 1990 ("OPA") which amends and augments the Clean Water Act, establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the United States. In addition, OPA and regulations promulgated pursuant thereto impose a variety of requirements on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. OPA also requires certain oil and natural gas operators to develop, implement and maintain facility response plans, conduct annual spill training for certain employees and provide varying degrees of financial assurance.


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         Regulations imposed by the MMS also require oil spill response plans and oil spill financial assurance from offshore oil and natural gas operations, whether operating in state or federal offshore waters. These regulations were designed to be consistent with OPA and other similar requirements. Under MMS regulations, operators must join a cooperative that makes oil spill equipment available to its members. The California Department of Fish and Game, Office of Oil Spill Prevention and Response ("OSPR") has adopted overlapping oil spill prevention regulations. The un-permitted discharge of pollutants, including discharges resulting from a spill or leak incident associated with our pipelines or facilities could result in fines and penalties as well as significant remedial obligations.

     AIR EMISSIONS

         Our operations are subject to the federal Clean Air Act ("CAA"), and comparable state laws regulating emissions of various air pollutants through air emissions permitting and other regulatory programs. Our operations use equipment that emits air pollutants, which may be subject to federal and state air pollution control laws. These laws and regulations require that we obtain pre-approval for the construction or modification of certain projects or facilities expected to produce air emissions or to result in the increase of existing air emissions. We are required to obtain and comply with the terms and conditions of air permits regarding various emissions and operational limitations, or use specific emission control technologies to limit emissions.

         Permits and related compliance obligations under the CAA and comparable state and local laws, as well as changes to state implementation plans for controlling air emissions in regional non-attainment areas, may require oil and natural gas exploration and production operators to incur future capital expenditures in connection with the addition or modification of existing air emission control equipment and strategies. In addition, some oil and natural gas facilities may be included within the categories of hazardous air pollution sources, which are subject to increasing regulation under CAA and comparable state and local laws and regulations.

         Our failure to comply strictly with air pollution laws and regulations or permits could subject us to monetary fines and penalties, injunctions, conditions or restrictions on operations and, potentially, criminal enforcement actions. Air pollution control has become more stringent over time. This trend is expected to continue. The cost of technology and systems to control air pollution and to meet regulatory requirements is significant, and is expected to increase as air pollution control requirements increase. We believe, however, that our operations will not be burdened more than other similarly situated companies.

     NATIONAL ENVIRONMENTAL POLICY ACT

         Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act ("NEPA"). NEPA requires federal agencies, including the Department of Interior, to evaluate agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, for major federal agency actions that may significantly affect the environment, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. All of our current exploration and production activities, as well as proposed exploration and development plans, on federal lands require governmental permits that are subject to the requirements of NEPA. This process has the potential to delay the development of oil and natural gas projects.

     ENDANGERED SPECIES, WETLANDS AND DAMAGES TO NATURAL RESOURCES

         Our operations may be subject to various state and federal statutes prohibiting, or imposing liability for, certain actions that adversely affect endangered or threatened species and their habitat, migratory birds, wetlands, and natural resources. These statutes include the Endangered Species Act, the Migratory Bird Treaty Act, the Clean Water Act and CERCLA. Where takings of or harm to species or damages to wetlands, habitat, or natural resources occur or may occur, government entities or, at times, private parties may act to prevent oil and gas exploration or production or seek damages to species, habitat, or natural resources resulting from filling or construction or releases of oil, wastes, hazardous substances or other regulated materials. See "Risk Factors--Failure to obtain and maintain regulatory, including environmental, approvals for the development of our Beta and Alaska assets could adversely affect our business, financial condition or results of operations."


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     HYDROGEN SULFIDE

         Hydrogen sulfide gas is a byproduct of sour gas treatment. Exposure to unacceptable levels of hydrogen sulfide (known as sour gas) is harmful to humans, and prolonged exposure can result in death. We employ numerous safety precautions to ensure the safety of our employees. There are various federal and state environmental and safety requirements that apply to facilities using or producing hydrogen sulfide gas. Notwithstanding compliance with such requirements, common law causes of action may be available to persons damaged by exposure to hydrogen sulfide gas.

     ABANDONMENT, DECOMMISSIONING AND REMEDIATION REQUIREMENTS

         Our operations are subject to federal, state and local regulations providing detailed requirements for the abandonment of wells, closure or decommissioning of production and transportation facilities and the environmental restoration of operations sites. MMS regulations, coupled with applicable lease and permit requirements and each property's specific development and production plan, prescribe the requirements for decommissioning our federally leased offshore facilities. SLC and the California Department of Conservation, Division of Oil, Gas and Geothermal Resources are the principal state agencies responsible for regulating the drilling, operation, maintenance and abandonment of all oil and natural gas wells in the state, whether onshore or offshore. MMS regulations require federal leaseholders to post performance bonds. We believe our operations are in material compliance with these requirements.

     CALIFORNIA COASTAL ACT

         The California Coastal Act regulates the conservation and development of California's coastal resources. The California Coastal Commission (the "Coastal Commission") works with local government to make permit decisions for new developments in certain coastal areas and reviews local coastal programs, such as land use restrictions. The Coastal Commission also works with the California State Office of Oil Spill Prevention and Response to protect against and respond to coastal oil spills. The Coastal Commission has direct regulatory authority over offshore oil and natural gas development within the state's three mile jurisdiction and has authority, through the Federal Coastal Zone Management Act, over federally permitted projects that affect the state's coastal zone resources. We conduct activities that may be subject to the California Coastal Act and the jurisdiction of the Coastal Commission.

     OSHA AND OTHER LAWS AND REGULATIONS

         We are subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes and standards that require the protection of the health and safety of workers. The OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and similar state statutes require that we organize and/or disclose information about hazardous materials stored, used or produced in our operations.

         Recent studies have indicated that emissions of certain gases may be contributing to warming of the Earth's atmosphere. In response to these studies, many nations have agreed to limit emissions of "greenhouse gases" pursuant to the United Nations Framework Convention on Climate Change, also known as the "Kyoto Protocol." Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of oil and natural gas, and refined petroleum products, are "greenhouse gases" regulated by the Kyoto Protocol. Although the United States is not participating in the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of greenhouse gases. Restrictions on emissions of methane or carbon dioxide that may be imposed in various states could adversely affect our operations and demand for our products. Additionally, the U.S. Supreme Court has ruled, in Massachusetts, et al. v. EPA, that the U.S. Environmental Protection Agency abused its discretion under the CAA by refusing to regulate carbon dioxide emissions from mobile sources. This Supreme Court decision could result in federal regulation of carbon dioxide emissions and other greenhouse gases, and may affect the outcome of other climate change lawsuits pending in U.S. federal courts in a manner unfavorable to our industry. Currently, our operations are not adversely impacted by existing state and local climate change initiatives and, at this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact our business.


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     PRIVATE LAWSUITS

         In addition to claims arising under state and federal statutes, where a release or spill of hazardous substances, oil and gas or oil and gas wastes have occurred, private parties or landowners may bring lawsuits against oil and gas companies under state law. The plaintiffs may seek property damages, personal injury damages, remediation costs or injunctions to require remediation or restoration of contaminated property, soil, groundwater or surface water. In some cases, oil and gas operations are located near populated areas and emissions or accidental releases could affect the surrounding properties and population.

EMPLOYEES

         As of January 31, 2008, we employed approximately 110 persons. None of our employees are represented by labor unions, and there have not been any work stoppages at any of our facilities. We believe that our relationship with our employees is good.

LEGAL PROCEEDINGS

     FOREST OIL CORPORATION V. UNION OIL COMPANY OF CALIFORNIA D/B/A UNOCAL
     ALASKA

         Case No. 3:05-cv-00078-RRB (United States District Court for the District of Alaska)

         In 2005, prior to our acquisition of the Alaska assets from Forest Oil, Forest Oil brought suit against Union Oil Company requesting an accounting, injunction and other relief under Trading Bay Unit agreements. Union Oil Company is the operator of that unit. The complaint alleges that additional sums were due to Forest Oil as a result of Union Oil's conduct as unit operator. Union Oil counterclaimed for money and a lien, under the unit agreements. Prior to the acquisition, Union Oil added Forest Alaska Operating LLC (now PEAO) as a party, claiming it was the appropriate party in interest because Forest Oil had transferred all of its rights under the operating agreement for what is now PEAO.

         An amendment to the membership interest purchase agreement transferring FAO to us contains a provision adding this suit to Forest Oil's indemnification requirements. We have engaged separate counsel to represent PEAO in the case. Forest Oil remains in the case as a party plaintiff, represented by its own counsel. Forest Oil has confirmed its indemnity obligations to us and has agreed to pay for our separate counsel.

     MARATHON OIL COMPANY V. FOREST OIL CORPORATION, UNION OIL COMPANY OF CALIFORNIA D/B/A UNOCAL ALASKA AND CHEVRON CORPORATION

         Case No. 3:06-cv-00102-TMB (United States District Court for the District of Alaska)

         This lawsuit was filed on May 3, 2006 (prior to our acquisition of Forest Alaska Operating LLC) in the United States District Court for the District of Alaska at Anchorage. The lawsuit involves the allocation of charges between oil production and gas production on the Steelhead Platform located in Cook Inlet, Alaska. Unocal operates `the platform and both Forest Oil (now PEAO) and Unocal utilize the platform for oil production. Marathon Oil Company ("Marathon") uses the platform for gas production. Marathon alleges that Forest Oil breached its December 12, 1996 purchase and sale agreement with Forcenergy (later merged into Forest Oil) in failing to satisfy the obligation to pay reasonable and necessary expenses relating to this operation. Marathon also alleges that Forest Oil has been unjustly enriched in that, due to the problem with the allocation, Marathon was forced to pay for certain expenses which were properly the obligation of Forest Oil. Marathon asks for damages, an accounting for the operations on the platform and for declaratory relief. Forest Oil has filed an answer denying liability.

         An amendment to the membership interest purchase agreement transferring FAO to us contains a provision adding this suit to Forest Oil's indemnification requirements. We have engaged separate counsel to represent PEAO in the case. Forest Oil remains in the case as a party plaintiff, represented by its own counsel. Forest Oil has confirmed its indemnity obligations to us and has agreed to pay for our separate counsel.


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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The names, ages and positions held by our directors and executive officers as of January 28, 2008 are as follows:

NAME                                AGE    POSITIONS HELD
-------------------------------- --------  ------------------------------------------------------------------------
Vladimir Katic(1)..............     61     Chairman of the Board, Chief Executive Officer, Chief Operating Officer
                                           and Director
Darren Katic...................     34     President, Assistant Secretary and Director
Jeevan Anand...................     59     Senior Executive Vice President
Jerett Creed...................     34     Chief Financial Officer
John Rainwater.................     60     Executive Vice President
Patrick C. Devlin(1)(2)(3).....     56     Director
Matthew F. Hagen(2)(3).........     34     Director
Grant W. Henderson.............     48     Director
Miroslav Vukovic(2)(3).........     67     Director
James A. Watt(1)...............     57     Director

---------------------------
(1) Member of the reserves committee.
(2) Member of the audit committee.
(3) Member of the compensation committee.

         VLADIMIR KATIC. Mr. Katic has served as a director and as our chief executive officer since January 2000. He has served as our chief operating officer since June 2007. Mr. Katic also served as our president from January 2000 until July 2005. He brings over 30 years of oil and gas experience to our board and management team. Mr. Katic worked for Syncrude Canada Ltd. in heavy oil projects in Northern Canada before joining the Arabian American Oil Company located in Saudi Arabia from 1977 until 1984 as an engineer in offshore drilling and production superintendent. From 1984 until 1988, Mr. Katic worked as an independent consultant for offshore oil and gas development projects for Repsol YPF SA. In 1988, Mr. Katic founded a private drilling company that he operated until 1993 and that specialized in turnkey drilling projects internationally. Prior to joining us as a director and officer, Mr. Katic was the president and chief executive officer of Triton-Vuko Energy, now called Nations Energy Group Ltd., in Calgary, Alberta from 1995 until 1998, a time when that company was involved in large international oil and gas tenders. Mr. Katic earned a diploma in petro-chemical engineering from the University of Zagreb.

         DARREN KATIC. Mr. Katic has served as a director since March 2005 and as our president and assistant secretary since July 2005. Mr. Katic has spent his career as an oil professional, focusing on finance and business development. From 1997 to 1999, he served at Nations Energy Group Ltd. as an associate in finance and business development. In 1999, Mr. Katic founded PetroCal Incorporated, a then independent oil and gas company based in Southern California, and served as president of that company until we acquired PetroCal by merger in March 2005. After our merger with PetroCal, Mr. Katic served as our acting chief financial officer until December 2005. Mr. Katic earned a bachelor of science degree in accounting from the University of Southern California.

         JEEVAN ANAND. Mr. Anand has served as our senior executive vice president since October 2007. Prior to that, he served as executive vice president and chief operating officer of our company from June 2006 to October 2007, and as a consultant to our company from February 2005 to June 2006. Mr. Anand has over 30 years of experience in the oil and gas industry. During the past ten years, Mr. Anand has worked as an independent consultant, managing small and large projects with various companies, including Chevron, Texaco, Mobil, Occidental Petroleum and Pennzoil. Mr. Anand earned a bachelor of science degree in petroleum engineering from Indian School of Mines, a master of science degree in petroleum engineering from the University of California at Berkeley and a master of business administration degree from the University of California at Los Angeles, and has completed courses in petroleum engineering, operations research and economics at the University of Southern California.

         JERETT CREED. Mr. Creed has served as our chief financial officer or acting chief financial officer from December 2005 to June 2006 and from February 2007 to date. Mr. Creed started his career with Johnson & Johnson in November 2006 and until May 2007 served in various roles ranging from product design and development to mergers and acquisitions, with particular emphasis on financial due diligence, valuation and deal structures. Most recently, Mr. Creed served as the director of base operations for a stem cell incubator within Johnson & Johnson, with direct responsibility for business development, research, clinical and finance. Previously, Mr. Creed served as chief financial officer for Katman Petroleum, which company was acquired by PetroCal prior to our acquisition of PetroCal. Mr. Creed is experienced in financial due diligence, audits and Sarbanes-Oxley implementation, with a particular focus on internal controls. Mr. Creed earned a bachelor of science degree in industrial engineering and a master of science degree in accounting, both from the University of Miami.

         JOHN L. RAINWATER. Mr. Rainwater has served as our executive vice president since June 2006. Mr. Rainwater has been involved in the oil and gas industry since 1974. He co-founded Carneros Energy in May 2001 and was serving as the president and chief executive officer of Carneros Energy when we acquired Carneros Energy in June 2006. Mr. Rainwater earned a bachelor of science degree in economics and a master of business administration degree, both magna cum laude from the University of Tulsa. Mr. Rainwater previously served as a director of various publicly traded companies, including Gothic Energy Corporation (Nasdaq), Energy Exchange Corporation (NYSE) and Adobe Oil International (AMEX). He currently serves as a member of the Council of Petroleum Advisors to Gerhson Lehman Partners of New York.

         PATRICK C. DEVLIN. Mr. Devlin has served as a director since July 2005. Mr. Devlin also served as a director from June 2001 to May 2005 and as our secretary from June 2001 to January 2005 and from July 2005 to June 2006. Mr. Devlin is a lawyer and, until October 31. 2007, was a principal in the law firm of Devlin Jensen, Barristers & Solicitors in Vancouver, British Columbia, which firm provides legal services to us. Mr. Devlin is also a certified management accountant. Mr. Devlin has also served as a director since March 2003 and as president since August 2004 of NEMI Northern Energy & Mining Inc., a public company involved in the coal industry, and has devoted a significant portion of his time since August 2004 to the management of NEMI. In 2006, NEMI received a court order granting it creditor protection as part of a reorganization of NEMI's affairs. NEMI came out of protection within two months, with all creditors being paid in full. Mr. Devlin earned a diploma in financial management from the British Columbia Institute of Technology and a law degree from the University of British Columbia. Mr. Devlin also qualified as a certified management accountant in 1976.

         MATTHEW F. HAGEN. Mr. Hagen has served as a director since July 2005. From August 1997 to December 1998, Mr. Hagen served as an analyst in the mergers and acquisitions advisory services division of Arthur Andersen LLP. In January 1999, Mr. Hagen joined Thunderbird Forest Products as a vice president. Mr. Hagen's role was to devise strategies and solutions in finance, manufacturing and distribution for one of North America's largest specialty building products manufacturers. In June 2001, Mr. Hagen became the president and chief executive officer of American Wood Moulding L.L.C., a leading North American building products distributor. Mr. Hagen holds directorships at his family's winery, Mount Eden Vineyards, and various international timber enterprises. Mr. Hagen earned a bachelor of science, honors program, degree in international business and finance and a bachelor of arts degree in political science from the University of Southern California. Mr. Hagen also earned a masters of business administration degree from the Harvard Business School.

         GRANT W. HENDERSON. Mr. Henderson has served as a director since March 2007. Mr. Henderson is president of Talon Oil & Gas LLC. Prior to founding Talon in January 2007 and until October 2006, he was vice president of worldwide business development and vice president of Southern United States exploration and production for Kerr-McGee Oil and Gas Corp., a wholly-owned affiliate of Kerr-McGee Corp. Mr. Henderson began his tenure with Kerr-McGee as a result of the merger with Westport Resources Corporation in June 2004. At Westport, he served as executive vice president and Southern United States division manager from August 2001 to June 2004. Other positions he has held through the years include president and chief operating officer and member of the board of directors of Belco Oil & Gas Corp., which merged with Westport; president and chief financial officer and member of the board of directors of Coda Energy, Inc.; and senior vice president and division manager of the energy banking group at NationsBank, now Bank of America. Mr. Henderson earned a bachelor of business administration degree in finance from Texas Tech University.

         MIROSLAV VUKOVIC. Mr. Vukovic has served as a director since June 2001. Mr. Vukovic worked as an engineer for German companies prior to founding Vuko Ltd. in Germany in 1970, a company that specializes in pipe and pipeline engineering and construction within petrochemical facilities, refineries and power plants. As president of Vuko Ltd., Mr. Vukovic was responsible for business development and financing. With a staff of approximately 1,000 employees at its peak, Vuko Ltd. was involved in several petrochemical and energy projects in Germany, Switzerland, Sweden, Finland, France, Algeria, Libya, Iran and Iraq. Since 1990, Mr. Vukovic has provided consultancy services to companies and banks that are interested in extending their business activities in CIS countries and in South-Eastern Europe by developing business strategies for such companies and banks as well as by assisting in the implementation of such strategies. In 1993, Mr. Vukovic co-founded, together with Vladimir Katic, Nations Energy Group Ltd. (formerly Triton/Vuko GmbH). Since 1999, Mr. Vukovic has been a director of Trade 2 Finance Consulting and has been acting as an advisor for CIS countries and South-Eastern Europe for the RWE Group, one of the biggest German multi-utility companies with its core businesses in electricity, oil and gas, water and wastewater, and waste disposal and recycling. Mr. Vukovic earned a degree in mechanical engineering from the University of Belgrade.

         JAMES A. WATT. Mr. Watt has served as a director since March 2007. He currently serves as president and chief executive officer and as a director of Dune Energy, Inc. (AMEX:DNE). He was chairman and chief executive officer of Maverick Oil and Gas, Inc. (OTCBB) from July 2006 to March 2007. He began his career as a geophysicist with Amoco Production Company in 1971. From 1974 to 1991, he was employed by Union Texas Petroleum and had positions including director of geophysics, general manager and regional E & P manager over various areas of the United States. He became vice president of exploration and exploitation for Nerco Oil and Gas in 1991 and, when that company was sold, he became vice president of exploration for Seagull Energy E & P. In March 1997, he became president of Box Energy, which later was renamed Remington Oil and Gas Corporation. He restructured Remington and developed it into a successful offshore oil and gas entity that was sold to Helix Energy Solutions Group (NYSE) in June 2006. Mr. Watt is a director of Helix Energy and has over 35 years of oil and gas experience. He earned a bachelor of science degree in physics from Rensselaer Polytechnic Institute.

KEY EMPLOYEES

         JOSEPH KILCHRIST. Mr. Kilchrist, age 59, has served as our Vice President and General Manager--Operations since November 2007. He has managed drilling operations for onshore, inland waters and offshore Gulf of Mexico shelf and deepwater, and production operations for onshore, inland waters and offshore. Mr. Kilchrist began his professional career with Texaco in South Louisiana. His 35 years of domestic and international experience includes upstream operations in thirteen states, on the Gulf of Mexico shelf and in deepwater Gulf of Mexico. Mr. Kilchrist's foreign experience includes Kazakhstan, Indonesia and Turkey. Mr. Kilchrist has drilled and produced shallow, subnormal pressured wells; challenging deep, abnormal pressured wells; and sour gas wells both on land and on the shelf. He has managed drilling operations to depths greater than 27,000 feet and in water depths greater than 3,400 feet. He has also authored and presented professional, technical papers and maintained his professional engineering license for 28 years. Mr. Kilchrist earned a bachelor of science degree in petroleum engineering from the University of Louisiana--Lafayette.

BOARD OF DIRECTORS

         Our business, property and affairs are managed under the direction of our board. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our board and its committees.

APPOINTMENT OF OFFICERS; FAMILY RELATIONSHIPS

         Our officers are appointed by and serve at the discretion of our board. There are no family relationships among our executive officers and directors, except that Vladimir Katic is the father of Darren Katic.


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

COMPENSATION OF EXECUTIVE OFFICERS

     COMPENSATION DISCUSSION AND ANALYSIS

         This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

     OVERVIEW

         Our compensation committee, consisting of three non-employee directors, and our board are responsible for reviewing and approving executive compensation, including the content, terms and conditions of our employment and consulting agreements and arrangements and our benefit plans, or changes to those agreements, arrangements and plans.

         Our compensation committee and board's overall compensation philosophy is to maintain effective compensation programs that are as simple and flexible as possible, and permit us to make responsive adjustments to changing market conditions. We strive to provide our executive officers with compensation that is competitive as compared with compensation offered by companies with similarly-sized oil and gas operations in the executives' geographic location and internally equitable based upon the weight and level of responsibilities in their respective positions, in order to attract and retain the key employees necessary to achieve the continued success of our business, being mindful of our desire to control costs.

         In early 2005, our senior management consisted of Darren Katic, Vladimir Katic and a small team of executives at our Long Beach headquarters. In 2005 and 2006, we began hiring additional members of senior management to strengthen our infrastructure with a view toward preparing for our growth. As part of their respective compensation packages, our executives were granted stock options intended to incentivize them to help ensure our successful growth.

         Our executive officers' compensation currently has three primary components--base compensation or salary, annual cash bonuses, and stock option awards under our 2006 Share Option Plan. In addition, we provide our executive officers with various other benefits, most of which generally are available to all salaried employees in the geographical location where they are based. Currently, our president, Darren Katic, is responsible for making executive compensation recommendations for consideration and approval by our compensation committee and/or board.

         Our compensation committee and board view the various components of compensation as related but distinct, and do not believe that significant compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. Our compensation committee and board have not yet adopted any policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

         In November 2007, we obtained a review of our executive compensation by Roger Gurr & Associates, executive compensation consultants. Based on the review, we anticipate that in the future, we may seek to target our overall executive pay at levels based on a comparable group of oil and gas companies with operations mainly in the United States and a market capitalization similar to ours, with exact salary and cash bonus awards to be based on company and individual performance, and with long-term awards to be provided in the form of cash bonuses and stock options.

     BASE COMPENSATION

         Base compensation for our executive officers is established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in our industry for similar positions, as well as existing contractual arrangements. Our executive employment agreements provide for annual base compensation increases based on increases in the applicable consumer price index. In addition, our compensation committee and board plan to review the base compensation of our chief executive officer, and with our president, the base compensation of all other executive officers, periodically to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

     CASH BONUSES

         Currently, our employment agreements with Vladimir Katic, Darren Katic, Jeevan Anand and John Rainwater provide that those executives are eligible for annual non-discretionary cash bonuses of 25%, 25%, 20% and 20%, respectively, of their base compensation. As reflected in the "Summary Compensation--2007" table below, during 2007 we issued a discretionary cash bonus to Vladimir Katic for the purpose of providing him with a pay increase effective January 1, 2007. Mr. Creed and Mr. Wiesinger also received discretionary cash bonuses. Our compensation committee and board may in the future use discretionary cash bonuses to focus our management on achieving key corporate financial objectives, to motivate certain desired individual behaviors and to reward substantial achievement of these company financial objectives and individual goals. Our compensation committee and board have not considered whether they would attempt to recover bonuses paid based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of bonus that should have been paid under applicable bonus criteria.

     EQUITY COMPENSATION

         We use stock options to encourage our executive officers to think and act like stockholders. We want our executive officers to take appropriate risks in order to generate returns for our stockholders and share in any adverse consequences if those risks cause poor performance or operating losses. The equity awards also reward longevity and increase retention, as we do not maintain a defined benefit pension plan or provide other post-retirement medical or life benefits. Because no benefit is received unless our stock price performs favorably over the term of the equity incentive award, the awards are intended to provide incentives for executive officers to enhance our long-term performance, as reflected in stock price appreciation over the long term, thereby increasing stockholder value.

         Our compensation committee and/or our board act as administrator of our option plan and perform functions that include selecting option recipients, determining the timing of option grants and whether options are incentive or non-qualified, and assigning the number of shares subject to each option, fixing the time and manner in which options are exercisable, setting option exercise prices and vesting and expiration dates, and from time to time adopting rules and regulations for carrying out the purposes of our plans. For compensation decisions regarding the grant of equity compensation to executive officers, our compensation committee and board typically consider recommendations from our president.

         Our employment agreements with Messrs. Anand and Rainwater and our consulting agreement with Mr. Creed required us to issue options to them in connection with our entry into those agreements. However, we do not have any other program, plan or obligation that requires us to grant equity compensation to our executive officers on specified dates or at specified intervals. Options granted to our executive officers have had exercise prices at the closing market price of our common stock on the day preceding the date of grant, as required by Toronto Stock Exchange rules. Information about outstanding options held by our named executive officers is contained in the tables below.

     OTHER BENEFITS

         We maintain other executive benefits that we consider necessary in order to offer competitive opportunities to our executive officers. Our executive officers are eligible to participate in all of our employee benefit and insurance plans, including our 401(k) plan as most recently amended January 1, 2007, in each case on the same basis as other employees, including a dollar for dollar match of up to 6% of an employee's base salary. However, Mr. Anand was the only executive officer who participated in the 401(k) plan during 2007. In addition, since May 2007, we have been paying on Mr. Anand's behalf $1,458 per month for an automobile lease.

         From 2004 to 2006, we made advances to four employees, including Vladimir Katic and Darren Katic, to offset housing and other personal expenses. In recognition of their continued dedication and service to our company, we forgave the advances to the four employees, which included $171,168 and $30,221 for Vladimir Katic and Darren Katic, respectively, effective December 31, 2006.

         On February 26, 2007, we granted to Jerett Creed an option to purchase up to 200,000 shares of common stock at a per share exercise price of CAD$1.90, with 50% of the underlying shares vested immediately and the remaining 50% to vest on the first anniversary of the grant date, and expiring March 1, 2010. This option was granted in recognition of Mr. Creed's continued service to us.

         On May 11, 2007, we granted to each of our directors, including Vladimir Katic and Darren Katic, a five-year option to purchase up to 100,000 shares of common stock at a per share exercise price of CAD$3.00, with 25% of the underlying shares to vest on the first anniversary of the grant date and the remaining 75% of the underlying shares to vest 1/24th per month for the following 24 months, subject to continued service and subject to immediate vesting upon a change in control, as defined in the 2006 Share Option Plan. These options serve as director compensation and are in lieu of cash payments.

         In addition, on May 11, 2007, we granted to each of Vladimir Katic and Darren Katic, in their capacities as executive officers, an option to purchase up to 1,000,000 shares of common stock on the same terms as the options granted to all of the directors, as long-term incentive compensation.

     TAX AND ACCOUNTING MATTERS

         We intend that following effectiveness of the registration statement of which this prospectus is a part, we will work toward ensuring that our compensation committee consists solely of independent directors within the meaning of applicable independence rules and that to the extent practicable, our compensation programs do not exceed the limits on deductibility of compensation set forth in Section 162(m) of the Internal Revenue Code. Section 162(m) denies publicly-held companies a tax deduction for annual compensation in excess of $1.0 million paid to their chief executive officer or any of their four other most highly compensated executive officers employed on the last day of a given year, unless their compensation is based on qualified performance criteria established by a committee of independent directors and approved, as to their material terms, by the company's stockholders.

         We account for equity compensation paid to our employees under the rules of SFAS No. 123(R), which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our financial position. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee.

     POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

         The following table and discussions describe and illustrate potential payments to our named executive officers under contracts, agreements, plans or arrangements, whether written or unwritten, that were in effect at December 31, 2007, for various scenarios involving a change in control or termination of employment, assuming a December 31, 2007 termination date.


                                                                                    CONTINUATION
                                                                                      OF GROUP
                                                                                      MEDICAL,
                                                                   CONTINUATION      DENTAL, LIFE
                                                                     OF BASE             AND
                                                                    SALARY AND       DISABILITY
                                                                      BONUS           INSURANCE
                                                    VESTING OF      FOLLOWING         FOLLOWING
                                                      OPTIONS       RESIGNATION      RESIGNATION        TOTAL
                                      EARLY             UPON           AFTER            AFTER         POTENTIAL
                                   TERMINATION       CHANGE IN       CHANGE IN        CHANGE IN      TERMINATION
NAMED EXECUTIVE OFFICER              PAYMENT          CONTROL         CONTROL          CONTROL         BENEFITS
-------------------------------- --------------- --------------- ---------------   ---------------- --------------
Vladimir Katic.................. $   500,000     $ 1,019,808(1)  $  1,004,043(2)   $    42,865(3)   $  2,566,716
Darren Katic....................     200,000         853,058(1)       696,373(2)        42,865(3)      1,792,296
Jeevan Anand....................          --              --               --               --                --
Jerett Creed....................          --              --               --               --                --
John L. Rainwater...............          --              --               --               --                --
Mickey Wiesinger................          --              --               --               --                --

---------------------------
(1)  Represents the aggregate value of the accelerated vesting of the executive officer's unvested stock options. The amounts shown as the value of the accelerated stock options are based solely on the intrinsic value of the options as of December 31, 2007, the last trading day of 2007. This was calculated by multiplying (a) the difference between the fair market value of our common stock on December 31, 2007, which was CAD$1.95, and the applicable exercise price, by (b) the assumed number of option shares vesting on an accelerated basis on December 31, 2007. The calculation was based on an exchange rate of CAD$0.9881 = US$1.00 as of December 31, 2007.

(2) Represents the aggregate amount of base salary and bonus that the executive officer would be eligible to receive in installments between January 1, 2008 and the normal expiration of the employment agreement on June 30, 2010.

(3) Represents the estimated aggregate value of the continuation of employee insurance benefits from January 1, 2008 through June 30, 2010.

     VLADIMIR KATIC

         As described below under the heading "Summary Compensation Table--2007--Executive Employment and Consulting Agreements," we are a party to an employment agreement with Vladimir Katic, our chairman of the board and chief executive officer. We may terminate Mr. Katic at any time, but we would have to pay to Mr. Katic within 30 days of the termination date an early termination penalty of $500,000, in addition to all base salary and bonus earned as of the termination date.

         Upon a change in control, which includes if a person becomes the beneficial owner of securities representing 35% or more of our voting power, or the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of our company with or into another corporation, Mr. Katic may terminate his employment agreement by providing us at least 60 days' notice by the date that is one year from the change in control or the end of the employment term, whichever is sooner. If Mr. Katic terminates his employment in connection with such a change in control, he


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

will be entitled to continue to receive all base salary and bonus amounts and medical, dental, life and disability insurance coverage for the remainder of the employment term. If continued insurance coverage is not available, we have agreed to reimburse Mr. Katic for the cost of acquiring substantially similar policies covering the remainder of the employment term.

         If Mr. Katic's employment under the agreement is terminated other than by us in connection with payment of an early termination penalty, or if a change in control occurs, then all options held by Mr. Katic will automatically vest in full and be exercisable for a period of one year following the termination or change in control, or for a lesser time period as is required under the exchange on which our shares are listed or trading at the date of termination or change in control.

     DARREN KATIC

         As described below under the heading "Summary Compensation Table--2007--Executive Employment and Consulting Agreements," we are a party to an employment agreement with Darren Katic, our president. The termination and change in control arrangements for Darren Katic are the same as those described above for Vladimir Katic, except that the early termination penalty for Darren Katic would be $200,000.

     OTHER NAMED EXECUTIVE OFFICERS

         Our other named executive officers are not entitled to payments tied to termination or change in control.

SUMMARY COMPENSATION TABLE--2007

         The following table provides information concerning the compensation for the year ended December 31, 2007 for our principal executive officer, our principal financial officer and the other persons who served as executive officers during 2007 (collectively, the "named executive officers").

                                                             OPTION                        ALL OTHER
                                             BASE PAY         BONUS         AWARDS        COMPENSATION        TOTAL
NAME AND PRINCIPAL POSITION                    ($)             ($)          ($)(1)             ($)             ($)
---------------------------------------- --------------- --------------- -------------  ----------------- -------------
Vladimir Katic.......................... $    294,972    $  101,700(2)   $  582,127     $        860(3)   $   979,659
Darren Katic............................      220,000        55,000(4)      528,427              770(3)       803,897
Jeevan Anand(5).........................      220,000        44,000(4)      159,937           20,297(6)       444,234
Jerett Creed(7).........................       78,000        25,000(8)      162,938                --         293,588
John L. Rainwater.......................      200,000        42,000(4)      110,766                --         352,766
Mickey Wiesinger(9).....................      140,865        26,000(8)      110,766            4,200(10)      281,831

---------------------------
(1)  The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during 2007 under SFAS No.
     123(R) for grants made in 2007, 2006 and 2005, the only years in which options were granted and remained outstanding on December 31, 2007. The fair value of each grant is estimated on the date of grant using the
     Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated:

                                                                            2007          2006           2005
                                                                        -----------    -----------   -----------
Dividend yield.........................................................     0.00%         0.00%           0.00%
Expected volatility....................................................    94.11%        99.87%         176.68%
Risk-free interest rates...............................................     4.70%         4.81%           4.49%
Expected option life (in years)........................................     4.86          2.90            5.00
Weighted-average fair value per share..................................   $ 1.83        $ 0.8668        $ 0.6389

(2)  Includes an annual non-discretionary cash bonus of $79,300 paid to Mr.
     Katic under the terms of his employment agreement. Also includes a discretionary cash bonus of $22,400 paid to Mr. Katic in May 2007 for the purpose of providing him with a pay increase retroactive to January 1, 2007.


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

(3)  Represents premiums paid on a life insurance policy.

(4) Represents an annual non-discretionary cash bonus paid pursuant to the terms of his employment agreement.

(5)  Mr. Anand has served as our senior executive vice president since October
     2007. Prior to that, he served as executive vice president and chief operating officer of our company.

(6) Includes $11,666 we have paid for an automobile lease and $8,631 in company contributions to a 401(k) plan.

(7)  Mr. Creed became our chief financial officer effective February 23, 2007.

(8)  Represents a discretionary cash bonus.

(9) Mr. Wiesinger served as our chief financial officer until February 23, 2007 and then began serving as a special projects manager for us at a rate of $130,000 per year.

(10) Represents company contribution to a 401(k) plan.

GRANTS OF PLAN-BASED AWARDS - 2007

         The following table sets forth information about options granted to our named executive officers during 2007.

                                                                        NUMBER OF
                                                                       SECURITIES
                                                                       UNDERLYING        EXERCISE       GRANT DATE
                                                          GRANT          OPTION          PRICE OF      FAIR VALUE OF
NAME                                                      DATE            (#)           OPTION(1)        OPTION(2)
-----------------------------------------------------   ---------     -------------      --------      -------------
Vladimir Katic.......................................   5/11/2007     1,000,000 (3)      CAD$3.00       $1,889,548
                                                        5/11/2007       100,000 (3)      CAD$3.00         $189,355
Darren Katic.........................................   5/11/2007     1,000,000 (3)      CAD$3.00       $1,899,548
                                                        5/11/2007       100,000 (3)      CAD$3.00         $189,355
Jeevan Anand.........................................       --               --               --                --
Jerett Creed.........................................   2/26/2007       168,299 (4)      CAD$1.90         $173,962
John L. Rainwater....................................       --               --               --                --
Mickey Wiesinger.....................................       --               --               --                --

---------------------------
(1)  Consistent with the 2006 Share Option Plan, the exercise prices shown are
     100% of the closing price of a share of our common stock on the Toronto
     Stock Exchange on the day immediately preceding the grant date.

(2) Grant date fair value is computed in accordance with SFAS 123(R), based on exchange rates of: US$1.00 = CAD$0.898 on May 11, 2007 and US$1.00 =
     CAD$0.854 on February 26, 2007.

(3) Shares vest 25% on the first anniversary of the grant date, with the remaining 75% vesting 1/24th per month for 24 months beginning on June 11, 2008. Option expires on May 11, 2012.

(4) Vesting is 100,000 shares immediately and 68,299 shares on the first anniversary of the grant date. Option expires March 1, 2010.

EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENTS

     VLADIMIR KATIC

         We are party to an employment agreement with Vladimir Katic dated July 30, 2005, as amended. The initial employment term under the agreement expires June 30, 2010. After the initial term, the agreement will continue on an at-will basis until either party gives 60 days' prior written notice of its desire not to renew. The agreement provides for an initial base salary of $250,000 per year and three weeks of paid vacation annually. The base salary will increase (but never decrease) on June 1st of each subsequent employment year in an amount equal to the percentage increase in the "Consumer Price Index For All Urban Consumers, Los Angeles-Anaheim-Riverside Area" from the preceding year ("CPI"). Mr. Katic's salary most recently was increased to $317,200 per year, effective January 2007. The agreement also provides for an annual cash bonus equal to 25% of Mr. Katic's base salary, payable at the end of each fiscal year, and a $500,000 early termination penalty as described above.

         The agreement contains non-competition provisions that prohibit Mr. Katic from engaging or participating in a competitive business while he is employed by us. The agreement also contains non-solicitation provisions that prohibit Mr. Katic, for a period of two years after the termination of his employment with us, from soliciting the employment of or persuading any of our employees to leave their employment with us. The agreement contains termination and change in control benefits, as described above.

     DARREN KATIC

         We are party to an employment agreement with Darren Katic dated July 30, 2005, as amended. The employment agreement is on substantially the same terms as the above-described employment agreement with Vladimir Katic, except that with respect to Darren Katic, his salary under the agreement is $220,000 per year, subject to annual CPI adjustments, and the early termination penalty is $200,000.

     JEEVAN P. ANAND

         We are party to an employment agreement with Mr. Anand dated August 11, 2006, as amended. The agreement covers the period from June 30, 2006 to July 1, 2008 and continues at will thereafter until terminated by either party upon 60 days' prior written notice. The agreement provides for an initial base salary of $220,000 per year and three weeks of paid vacation annually, with the base salary to increase (but never decrease) on July 1st of each subsequent employment year in an amount equal to the percentage increase in the CPI. The agreement also provides for an annual cash bonus equal to 20% of Mr. Anand's base salary, payable at the end of each fiscal year.

         The agreement contains non-competition provisions that prohibit Mr. Anand from engaging or participating in a competitive business while he is employed by us. The agreement also contains non-solicitation provisions that prohibit Mr. Anand, for a period of two years after the termination of his employment with us, from soliciting the employment of or persuading any of our employees to leave their employment with us.

         In connection with the agreement, in August 2006, we granted to Mr. Anand an option to purchase up to 450,000 shares of common stock under our 2006 Share Option Plan, with 200,000 vested upon grant and the remaining 250,000 vested on the first anniversary of the employment agreement. In addition, since May 2007, we have been paying on Mr. Anand's behalf $1,458 per month for an automobile lease.

     JERETT CREED

         We are party to a consulting agreement with Mr. Creed dated February 23, 2007, as amended. The agreement initially provided for cash compensation of $6,000 per month. In addition, we agreed to reimburse Mr. Creed for expenses of attending one oil and gas accounting training session and one Sarbanes-Oxley training session.

         The agreement provides for an initial term of six months, to be renewed on mutually agreeable terms or superseded by an employment agreement. Effective September 1, 2007, the monthly compensation under his agreement increased to $12,000. In addition, we granted to Mr. Creed a $25,000 bonus as a reward for his extraordinary services in connection with our Alaska acquisition. The agreement terminates upon either party giving the other party four weeks' prior written notice.

         Also, either party may terminate the agreement upon material breach by the other party if the terminating party provides written notice and, if the breach is capable of being cured, the breach is not cured within 30 days of the written notice. The agreement also provides for termination upon death or upon physical or mental disability for a continuous period of 22 weeks or for shorter periods aggregating more than 110 days in any consecutive twelve-month period.

In any of these events, we would pay all accrued and unpaid fees and reimbursement of expenses and would have no further obligations under the agreement.

         In connection with the agreement, in February 2007, we granted to Mr. Creed an option to purchase up to 168,299 shares of common stock under our 2006 Share Option Plan, with 100,000 vested upon grant and the remaining 68,299 vesting on the first anniversary of the consulting agreement.

         The agreement contains confidentiality provisions covering information provided by us to Mr. Creed and confidential information otherwise obtained by Mr. Creed in connection with his performance under the agreement.

     JOHN RAINWATER

         We are party to an employment agreement with Mr. Rainwater dated July 27, 2006, as amended. The agreement covers the period from June 30, 2006 to July 1, 2008 and continues at will thereafter until terminated by either party upon 60 days' prior written notice. The agreement provides for an initial base salary of $200,000 per year and four weeks of paid vacation annually. The agreement provides that the base salary will increase (but never decrease) on July 1st of each subsequent employment year in an amount equal to the percentage increase in the CPI. However, no such increase has yet been made. The agreement also provides for an annual cash bonus equal to 20% of Mr. Rainwater's base salary, payable at the end of each fiscal year.

         In addition, the agreement entitles Mr. Rainwater to moving expenses and closing costs on the sale of a personal residence as is customary in the oil and gas industry if we request him to relocate outside of Bakersfield. In that event, we would also adjust his base salary to take into account the differences in the CPI between Bakersfield and the new location.

         The agreement contains non-competition provisions that prohibit Mr. Rainwater from engaging or participating in a competitive business while he is employed by us. The agreement also contains non-solicitation provisions that prohibit Mr. Rainwater, for a period of two years after the termination of his employment with us, from soliciting the employment of or persuading any of our employees to leave their employment with us.

         In connection with the agreement, in August 2006 we granted to Mr. Rainwater an option to purchase up to 350,000 shares of common stock under our 2006 Share Option Plan, with 150,000 vested upon grant and the remaining 200,000 vested on the first anniversary of the employment agreement.

     MICKEY WIESINGER

         On July 27, 2006, we entered into an employment agreement with Mr. Wiesinger. The employment agreement was on substantially the same terms as the above-described employment agreement with Mr. Rainwater, except that with respect to Mr. Wiesinger, his initial salary under the agreement was $175,000 per year and he was eligible for three weeks of paid vacation annually.

         In connection with the agreement, in August 2006 we granted to Mr. Wiesinger an option to purchase up to 350,000 shares of common stock under our 2006 Share Option Plan, with 150,000 vested upon grant and the remaining 200,000 vested on the first anniversary of the employment agreement.

         The employment agreement terminated on February 23, 2007 upon Mr. Wiesinger's resignation, except that the non-solicitation provisions remain in effect for two years following termination. Mr. Wiesinger currently serves as a special projects manager for us at a rate of $130,000 per year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2007

         The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2007.

                                                                             OPTION AWARDS
                                                     ---------------------------------------------------------------
                                                       NUMBER OF        NUMBER OF
                                                       SECURITIES       SECURITIES
                                                       UNDERLYING       UNDERLYING
                                                       UNEXERCISED      UNEXERCISED       OPTION          OPTION
                                                       OPTIONS (#)      OPTIONS (#)      EXERCISE       EXPIRATION
 NAME                                                  EXERCISABLE     UNEXERCISABLE     PRICE ($)         DATE
----------------------------------------------------   -----------     -------------     ---------      -----------
 Vladimir Katic.....................................    609,375          890,625(1)       CAD$0.84      11/7/2010
                                                         32,812           17,188(2)       CAD$0.84      11/7/2010
                                                            --         1,000,000(3)       CAD$3.00      5/11/2012
                                                            --           100,000(4)       CAD$3.00      5/11/2012

 Darren Katic.......................................    507,813          742,188(1)       CAD$0.84      11/7/2010
                                                         32,812           17,188(2)       CAD$0.84      11/7/2010
                                                            --         1,000,000(3)       CAD$3.00      5/11/2012
                                                            --           100,000(4)       CAD$3.00      5/11/2012

 Jeevan P. Anand....................................     65,625           34,375(1)       CAD$0.84      11/7/2010
                                                        450,000(5)             --         CAD$1.60      6/30/2009

 Jerett Creed.......................................    100,000           68,299(6)       CAD$1.90       3/1/2010

 John L. Rainwater..................................    350,000(7)             --         CAD$1.60      6/30/2009

 Mickey Wiesinger...................................    350,000(7)             --         CAD$1.60      6/30/2009

---------------------------
(1)  Shares vested 25% on November 8, 2006, which was the first anniversary of the grant date, with the remaining 75% vesting 1/24th per month for the next 24 months.

(2)  Option was granted as director compensation. Shares vested 25% on November
     8, 2006, which was the first anniversary of the grant date, with the remaining 75% vesting 1/24th per month for the next 24 months.

(3) Shares vest 25% on May 11, 2008, the first anniversary of the grant date, with the remaining 75% vesting 1/24th per month for the next 24 months.

(4) Option was granted as director compensation. Shares vest 25% on May 11, 2008, the first anniversary of the grant date, with the remaining 75% vesting 1/24th per month for the next 24 months.

(5) The first 200,000 shares vested on August 11, 2006, which was the grant date, and the remaining shares vested on the first anniversary of the date of grant.

(6) The first 100,000 shares vested on February 26, 2007, which was the grant date, with the remaining shares vesting on the first anniversary of the date of grant.

(7) The first 150,000 shares vested on August 11, 2006, which was the grant date, and the remaining shares vested on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

         No named executive officer exercised stock options or received or held stock awards during 2007.

COMPENSATION OF DIRECTORS

         We do not pay cash compensation to our directors for their services on our board or committees. However, we do reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

         We periodically award options to purchase common stock to our directors. In connection with their acceptances of appointments to our board in March 2007, we agreed with Messrs. Watt and Henderson that, subject to compensation committee approval, we would annually award each of them options to purchase a minimum of 100,000 shares of our common stock pursuant to our 2006 Share Option Plan for each year they serve as a director, with an exercise price equal to the closing price of our common stock on the Toronto Stock Exchange on the day before the date of grant.

     DIRECTOR COMPENSATION TABLE - 2007

         The following table provides information concerning the compensation for the year ended December 31, 2007 for our non-employee directors. Compensation paid to our directors who are also employees is reflected in the above tables.
                                                  OPTION AWARDS       TOTAL
NAME                                                  ($)(1)           ($)
------------------------------------------------ ---------------- --------------
Patrick C. Devlin(2)...........................  $     33,393     $     33,393
Matthew F. Hagen(2)............................        33,393           33,393
Grant W. Henderson(3)..........................       114,925          114,925
Miroslav Vukovic(4)............................        33,393           33,393
James A. Watt(3)...............................       114,925          114,925

---------------------------
(1) The amount reflected in this column is the compensation cost we recognized for financial statement reporting purposes during 2007 under SFAS No. 123(R) for grants made in 2007 and 2005, the only years in which options were granted and remained outstanding on December 31, 2007. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal years indicated:

                                                                                    2007           2005
                                                                                  -------        -------
     Dividend yield.............................................................    0.00%          0.00%
     Expected volatility........................................................   94.50%        176.68%
     Risk-free interest rates...................................................    4.70%          4.49%
     Expected option life (in years)............................................    3.90           5.00
     Weighted-average fair value per share......................................  $ 1.61         $ 0.6389

     The following table sets forth information about the option grants made to our non-employee directors in 2007 and 2005, the only years in which options were granted and remained outstanding on December 31, 2007.

                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING      EXERCISE       GRANT DATE
                                                    GRANT         OPTION        PRICE OF      FAIR VALUE OF
NAME                                                 DATE           (#)           OPTION         OPTION(5)
------------------------------------------------  ---------      ----------     ----------    -------------
Patrick C. Devlin...............................  11/8/2005        50,000        CAD$0.84        $ 32,220
                                                  5/11/2007       100,000        CAD$3.00        $189,355
Matthew F. Hagen................................  11/8/2005        50,000        CAD$0.84        $ 32,220
                                                  5/11/2007       100,000        CAD$3.00        $189,355
Grant W. Henderson..............................  4/26/2007       300,000        CAD$2.50        $415,226
                                                  5/11/2007       100,000        CAD$3.00        $189,355
Miroslav Vukovic................................  11/8/2005        50,000        CAD$0.84        $ 32,220
                                                  5/11/2007       100,000        CAD$3.00        $189,355
James A. Watt...................................  4/26/2007       300,000        CAD$2.50        $415,226
                                                  5/11/2007       100,000        CAD$3.00        $189,355

(2) The director held 150,000 shares of vested and unvested of common stock underlying options as of December 31, 2007.

(3) The director held 400,000 shares of vested and unvested of common stock underlying options as of December 31, 2007.

(4) The director held 118,750 shares of vested and unvested of common stock underlying options as of December 31, 2007.

(5) Grant date fair value is computed in accordance with SFAS 123(R), based exchange rates of: US$1.00 = CAD$0.898 on May 11, 2007, US$1.00 = CAD$0.897
     on April 26, 2007 and US$1.00 = CAD$0.843 on November 8, 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of our board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

STOCK OPTION PLAN

         Our 2006 Share Option Plan ("2006 Plan") is our only stock option plan. Up to 10% of the number of issued and outstanding shares of our common stock at the time of granting of options may be issued under the 2006 Plan, subject to Toronto Stock Exchange listing approval ("Floating Share Cap"). As of January 28, 2008, we were authorized to issue up to 18,505,613 shares of common stock pursuant to options granted under the 2006 Plan, including all outstanding options granted under our former 2005 Share Option Plan and assumed under the 2006 Plan. As of that date, we had an additional 6,358,564 shares of common stock authorized for issuance pursuant to future options that may be granted under the 2006 Plan. The 2006 Plan is scheduled to expire on the tenth anniversary of the effective date of the plan, which is June 8, 2016, unless earlier terminated by our board.

     ADMINISTRATION

         The 2006 Plan is administered by our compensation committee and/or our board. The administrator has the discretion and the authority to adopt rules and regulations for carrying out the purposes of the 2006 Plan and to make modifications to the 2006 Plan to effectuate the plan's intent as a result of changes in tax, accounting or securities law treatment of participants in the plan.

         The administrator is empowered to select those eligible persons to whom options will be granted under the Plan, to determine the time or times at which each option will be granted, and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2006 Plan and applicable law. Options may be granted to consultants who are under written contract, employees and directors.

         The 2006 Plan provides that the administrator may determine whether options will be incentive stock options or nonqualified stock options. However, because Internal Revenue Code provisions currently prohibit incentive stock options from being issued under a plan that contains a Floating Share Cap, we have not issued and do not intend to issue any incentive stock options under the 2006 Plan unless and until the Floating Share Cap is removed upon approval by the administrator of our 2006 Plan, our stockholders and the Toronto Stock Exchange, as necessary.

     TERMS AND CONDITIONS OF OPTIONS

         Options granted under the 2006 Plan will have an exercise price of not less than 100% of the fair market value of a share of our common stock on the date of grant and must be exercised, if at all, within ten years from the date of grant. Fair market value is determined as the closing price of a share of our common stock on the Toronto Stock Exchange on the day immediately preceding the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of our total voting securities on the date of grant, the exercise price must be not less than 110% of the fair market value of a share of our common stock on the date of grant, and the option period may not exceed five years. In the case of any security-based compensation agreement, the number of our shares issuable to insiders cannot exceed 10% of our issued and outstanding shares at any time, or within any one year period.

         Options may be exercised during a period of time fixed by the committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash or shares of our common stock or by delivery of a certified or cashier's check or a promissory note, or for other consideration permitted by applicable law. Any reduction in exercise price of an option previously granted to an insider requires disinterested stockholder approval.

         Upon a change in control, which includes if a person or group becomes the beneficial owner of securities representing 50% or more of our voting power, or if more than 50% of our board changes from the 2006 annual meeting of stockholders, or the occurrence of a transaction involving the sale of all or substantially all of our assets or the merger of our company with or into another corporation, all options will become fully vested and immediately exercisable on the day before the date of the change in control.

         Options generally will expire immediately upon the optionee's termination for cause, with post-termination exercise periods for termination due to death, disability, or other reasons and subject to their position with us at that time. Also, options generally vest and become exercisable immediately following termination due to death or disability.

         The aggregate fair market value on the date of grant of the common stock for which incentive stock options are first exercisable by an optionee during any calendar year may not exceed $100,000. Except as provided by law, no incentive stock options may be transferred except by will or by the laws of descent and distribution. The administrator may provide in an agreement granting nonqualified stock options that the nonqualified stock options are transferable and the extent to which the nonqualified stock options are transferable.

     STOCKHOLDER APPROVAL

         Pursuant to the policies of the Toronto Stock Exchange, the 2006 Plan must be approved and ratified by our stockholders every three years. We obtained initial stockholder approval on June 8, 2006.

     POSSIBLE ANTI-TAKEOVER EFFECTS

         Although not intended as an anti-takeover measure by our board, one of the possible effects of the 2006 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of our directors and officers. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

         In addition, options may, in the discretion of the compensation committee or the board, provide for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of our company. In the opinion of our board, this acceleration provision merely ensures that optionees under the plan will be able to exercise their options as intended by our board and stockholders prior to any extraordinary corporate transaction that might serve to limit or restrict that right. Our board is, however, presently unaware of any threat of hostile takeover involving our company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit indemnification under certain circumstances and subject to certain limitations, such as if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

         o any breach of their duty of loyalty to our company or our stockholders;

         o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

         o any transaction from which the director derived an improper personal benefit.

         In addition, our bylaws obligate us to indemnify our directors and officers, and authorize us to indemnify our other employees and agents, against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws require us to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advance if it is ultimately determined that such person is not entitled to indemnification. We may advance expenses, as incurred, by employees or agents upon terms and conditions our board deems appropriate.

         Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors, officers, employees or agents against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware

General Corporation Law. We may not retroactively amend our bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

         In conjunction with our entry into employment agreements with Vladimir Katic, Darren Katic, Jeevan Anand and John Rainwater, we entered into indemnification agreements with each of those executives. The indemnification agreements generally provide that, with certain exceptions, the executives are entitled to indemnification for expenses incurred if they are parties or threatened to be made parties to or are otherwise involved in a proceeding by reason of the fact that they are or were an officer and/or director of our company or are or were serving at our request as a director, officer, employee, agent of another enterprise, to the fullest extent permitted by the Delaware General Corporation Law, with payment of expenses to be made in advance of the final disposition if the executive undertakes in writing to repay amounts to which they ultimately are determined not to be entitled. We have also agreed to maintain directors' and officers' liability insurance in an amount and with a deductible reasonably acceptable to the executives, to the extent practicable.

         The consulting agreement between us and Jerett Creed contains indemnification provisions pursuant to which Mr. Creed has agreed to indemnify us for damages resulting from his gross negligence or material breach or untrue or inaccurate representations or warranties under the agreement, and we have agreed to indemnify Mr. Creed for claims arising out of or resulting from his services under the agreement, except with respect to matters of the type for which Mr. Creed agreed to indemnify us under the agreement.

         We believe that these bylaw provisions and indemnification agreements are necessary to attract any retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

         The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing any lawsuit against our directors for breach of their fiduciary duty. The provisions may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the indemnification provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DIRECTOR INDEPENDENCE

         We are not a listed company in the United States. However, for purposes of the following disclosure, we have referenced American Stock Exchange ("AMEX") board and committee independence standards.

         Our board currently includes seven directors and two additional vacancies. Our board has an audit committee, a compensation committee and a reserves committee. The audit and compensation committees each consist of Messrs. Devlin, Vukovic and Hagen. The reserves committee consists of Messrs. Devlin, Watt and Vladimir Katic.

         Messrs. Vukovic, Hagen, Watt and Henderson have indicated to us that they meet the criteria to be deemed "independent" as defined in the general independence standard of Section 121(A) of the AMEX listing standards, and that Messrs. Vukovic and Hagen meet the additional independence criteria contained in Sections 121(B) and 803 of the AMEX listing standards relating to audit committee members. Mr. Devlin does not meet AMEX general or audit committee independence standards due to the relationship of his former law firm to our company, as described below in "Transactions with Related Persons."

TRANSACTIONS WITH RELATED PERSONS

         Patrick Devlin, a member of our board, is a former principal in the law firm of Devlin Jensen, Barristers & Solicitors. During the years ended December 31, 2007, 2006 and 2005, Devlin Jensen billed us fees totaling approximately CAD$353,041, CAD$337,796 and CAD$150,895 for legal services rendered in connection with its representation of us and our subsidiaries. Our business relationship with Devlin Jensen has been and will continue to be in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable relationships.

         As discussed elsewhere in this prospectus, on June 29, 2006, we acquired all of the issued and outstanding shares of Carneros Energy and its wholly-owned subsidiary, Gotland Oil, for an aggregate purchase price of approximately $25.2 million. John Rainwater, who currently serves as one of our executive vice presidents, was the chief executive officer, president, secretary, a board member and a minority stockholder of Carneros Energy at the time of the acquisition. Mr. Rainwater received approximately $218,000 from us in consideration for the shares of Carneros Energy capital stock sold by him in the transaction.

         As described in "Business--Properties--Onshore California--LA Basin, California," in March 2005, we acquired PetroCal and its wholly-owned subsidiary, Petrocal Acquisition Corp., through a merger transaction in which PetroCal shareholders exchanged their shares of PetroCal capital stock for shares of our common stock. Darren Katic, one of our directors and executive officers, founded PetroCal in 1999 and received in the merger 1,708,306 shares of our common stock in exchange for his shares of PetroCal capital stock. Vladimir Katic, another one of our directors and executive officers, was also a stockholder of PetroCal and received in the merger 1,874,951 shares of our common stock in exchange for his shares of PetroCal capital stock.

         In December 2005, we issued 657,164 shares of common stock to an entity solely owned by Darren Katic upon the conversion of a convertible debenture in the amount of $425,000.

         As described in the notes to our financial statements included in this prospectus, we have conducted various private placements of common stock and warrants during 2006 and 2007. As a result of those private placements, the stockholders shown in the Principal Stockholders table as owning more than 5% of our outstanding common stock acquired direct or indirect beneficial ownership of more than 5% of our outstanding common stock.

         We have engaged in various financing activities and related transactions with affiliates of The Goldman Sachs Group, Inc. and affiliates of Silver Point Finance LLC to finance certain of our acquisitions and to fund our continuing operations. In connection with our acquisition of the Beta assets, we entered into the $100 million SSC Facility in November 2006 with an entity affiliated with The Goldman Sachs Group, Inc. and two entities affiliated with Silver Point Finance LLC. In August 2007, PEAO borrowed an aggregate of $425 million pursuant to the Alaska Facility from an entity affiliated with The Goldman Sachs Group, Inc. and four entities affiliated with Silver Point Finance LLC to fund our acquisition of the Alaska assets. See "Description of Certain Indebtedness."

         In addition, we are also party to certain hedge contracts entered into with an affiliate of The Goldman Sachs Group, Inc. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for additional information.

         Goldman, Sachs & Co. and certain affiliates of Silver Point Finance LLC have also acquired shares of our common stock and warrants to purchase common stock through participation in private placements and as fees or pursuant to other agreements in connection with the debt financings described above. Goldman, Sachs & Co. purchased 4,357,307 shares of common stock and warrants to purchase 2,178,654 shares of common stock in November 2006 in consideration for approximately $5 million in subscription funds. SPCP Group, LLC and SPCP Group III, LLC (each an affiliate of Silver Point Finance LLC) together purchased a like number of shares and warrants in the same private placement for an equal amount of consideration. The warrants have an exercise price of CAD$1.70 per share and expire on November 30, 2009. See the description of the November 2006 through January 2007 private placement included under the heading "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares."

         In connection with the SSC Facility, we issued affiliates of The Goldman Sachs Group, Inc. and Silver Point Finance LLC warrants to purchase an aggregate of 25,451,364 shares of our common stock, of which the right to purchase 23,633,409 underlying shares had vested as of January 28, 2008.

See the description of the SSC Facility warrants included under the heading "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares."

         In connection with investments totaling $5.0 million in the October 2007 private placement, we issued to Goldman, Sachs & Co. and affiliates of Silver Point Finance LLC an aggregate of 2,212,042 shares of common stock and warrants to purchase an aggregate of 1,106,020 shares of common stock.
See the description of the October 2007 private placement included under the heading "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares." We have also paid approximately $26 million to affiliates of The Goldman Sachs Group, Inc. and Silver Point Finance LLC in connection with the SSC Facility and the Alaska Facility. See "Description of Certain Indebtedness."

         We also issued 3,406,500 shares of common stock to Goldman, Sachs & Co. and an aggregate of 3,406,500 shares of common stock to SPCP Group, LLC and SPCP Group III, LLC as consideration under agreements related to the Alaska Facility.

         We also have an agreement granting affiliates of The Goldman Sachs Group, Inc. and Silver Point Finance LLC the exclusive right to structure, arrange, syndicate and provide us any debt financing (other than first lien working capital facilities) and a right of first refusal to structure, arrange, syndicate or provide us any debt financing (including first lien working capital facilities) until the earlier to occur of February 24, 2009 or the date on which all of our obligations under the Alaska second lien credit agreement and related agreements are satisfied in full.

         In connection with the SSC Facility, we granted an affiliate of The Goldman Sachs Group, Inc. a 4.225% and 3.575% and SPCP Group, LLC and SPCP Group III, LLC collectively a 2.275% and 1.925% overriding royalty interest in the properties comprising the LA Basin assets and the Beta assets, respectively, with the interests becoming effective upon the earlier of December 1, 2010 or the date the SSC Facility is paid in full. In connection with the Alaska Facility, we granted a 1.0% overriding royalty interest in the properties comprising the LA Basin assets and Beta assets and a 2.5% overriding royalty interest in the properties comprising the Alaska assets each to an affiliate of The Goldman Sachs Group, Inc. and to affiliates of Silver Point Finance LLC.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

         Our audit committee charter provides that our audit committee has authority to review and approve in advance any proposed transactions with related persons. We do not, however, currently have detailed written policies and procedures relating to review, approval or ratification of transactions with related persons. Generally, our audit committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. No director may participate in approval of an interested transaction for which he or she is a related party.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information furnished to us and/or made publicly available at varying dates with respect to the beneficial ownership of our common stock by:

         o each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

         o  each of our directors;

         o each of the executive officers named in the summary compensation table contained in the "Management" section of this prospectus; and

         o  all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have represented to us that they have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 201,447,080 shares of common stock outstanding as of January 28, 2008, the date of the table.

         The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o Pacific Energy Resources Ltd., 111 W. Ocean Boulevard, Suite 1240, Long Beach, California 90802. Messrs. Vladimir Katic and Darren Katic are directors and executive officers, Messrs. Anand, Rainwater and Creed are executive officers, and Messrs. Devlin, Hagen, Henderson, Vukovic and Watt are directors. Mr. Wiesinger served as an executive officer through February 23, 2007.


                                                                        AMOUNT AND NATURE
                                                                          OF BENEFICIAL             PERCENT
NAME OF BENEFICIAL OWNER                                                     OWNERSHIP              OF CLASS
---------------------------------------------------------------------   -----------------           --------
Vladimir Katic.......................................................       8,537,451(1)              4.21%
Darren Katic.........................................................       8,840,470(2)              4.37%
Jeevan Anand.........................................................         545,000(3)               *
Patrick C. Devlin....................................................          37,500(4)               *
Jerett Creed.........................................................         168,299(5)               *
John Rainwater.......................................................         350,000(6)               *
Matthew F. Hagen.....................................................          65,500(7)               *
Grant W. Henderson...................................................              --                  --
Miroslav Vukovic.....................................................          37,500(8)               *
James A. Watt........................................................          40,000                  *
Mickey Wiesinger.....................................................         350,000(9)               *
Trapeze Asset Management Inc.; Trapeze Capital Corp.;
   Randall Abramson; and 1346049 Ontario Limited.....................      57,546,250(10)(#)         26.27%
Silver Point Capital L.P.............................................      20,098,901(11)((#)         9.44%
SPCP Group, LLC......................................................      15,406,145(12)(#)          7.34%
Goldman, Sachs & Co..................................................      28,729,737(13)(#)         13.01%
Dynamic Power Hedge Fund.............................................      17,489,712(14)(#)          8.48%
Sceptre Investment Counsel Limited...................................      11,795,200(15)(#)          5.74%
AGF Funds, Inc.......................................................      15,297,361(16)(#)          7.43%
All directors and executive officers as a group (10 persons).........      19,003,421(17)             9.27%

-------------
(*) Represents less than 1.00%.

(#) Excludes liquidated damages shares that have become or may become issuable after October 28, 2007 under our November 15, 2006 registration rights agreement but have not yet been calculated and/or certificated.

(1) Includes 1,162,500 shares underlying options. Also includes 5,500,000 shares held in escrow for Forest Oil pending regulatory approval as described "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares - Shares Issued to Forest Oil Corporation."

(2) Includes 975,000 shares underlying options. Also includes 5,500,000 shares held in escrow for Forest Oil pending regulatory approval as described "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares - Shares Issued to Forest Oil Corporation." Also includes 1,157,050 outstanding shares held by Eagleridge Productions Inc. over which shares Mr. Katic has the power to vote or dispose of in his capacity as manager of Eagleridge Productions Inc.

(3)  Includes 525,000 shares underlying options.

(4)  Represents 37,500 shares underlying options.

(5)  Represents 168,299 shares underlying options.

(6)  Represents 350,000 shares underlying options.

(7)  Includes 37,500 shares underlying options.

(8)  Includes 6,250 shares underlying options.

(9)  Represents 350,000 shares underlying options.

(10) Includes 17,569,150 shares underlying warrants and 39,977,100 outstanding shares held in accounts managed by Trapeze Capital Corp., a Canadian investment dealer ("TCC"), and Trapeze Asset Management Inc. ("TAMI"). Of the foregoing securities, 1,026,892 shares and warrants to purchase 503,379 shares are held for the account of Randall Abramson. 1346049 Ontario Limited is a parent holding company for TCC and TAMI. Mr. Abramson is president of TCC, chief executive officer of TAMI and chief executive officer of 1346049 Ontario Limited and has voting and dispositive power over all of the foregoing shares. The address for Mr. Abramson is 22 St. Clair Avenue E., 18th Floor, Toronto, Ontario M4T 2S3.

(11) Includes shares represented in this table as held by SPCP Group, LLC and shares held by SPCP Group III LLC over which shares Silver Point Capital, L.P. has power to vote or dispose. Of the 11,280,184 shares underlying warrants held by SPCP Group, LLC and SPCP Group III LLC, 10,643,900 shares have vested and the remaining 636,284 shares would vest if we draw an additional $5 million under the SSC Facility. Silver Point Capital Fund, L.P. (the "Fund") and Silver Point Capital Offshore Fund (the "Offshore Fund"), as owners of SPCP Group, LLC, have the power to vote or dispose of shares held by SPCP Group, LLC. Silver Point Capital, L.P., as the investment manager of the Fund and the Offshore Fund, has the power to vote or dispose of shares held by SPCP Group, LLC. Silver Point Capital Management, LLC ("SPC Management"), as the general partner of Silver Point Capital, L.P., has the power to vote or dispose of the shares held by SPCP Group, LLC and Silver Point Capital, L.P. Edward A. Mule and Robert
     J. O'Shea, as members of SPC Management, have the power to vote or dispose of the shares held by SPCP Group, LLC and Silver Point Capital, L.P. SPCP Group III LLC is an affiliate of Silver Point Capital, L.P. (via common ownership) and is controlled by Messrs. Mule and O'Shea. The address for Silver Point Capital, L.P. is 2 Greenwich Plaza, Greenwich, Connecticut 06830.

(12) Includes 8,461,138 shares underlying warrants, of which 7,983,925 have vested and the remaining 477,213 shares would vest if we draw an additional $5 million under the SSC Facility. The Fund and the Offshore Fund, as owners of SPCP Group, LLC, have the power to vote or dispose of shares held by SPCP Group, LLC. Silver Point Capital, L.P., as the investment manager of the Fund and the Offshore Fund, has the power to vote or dispose of shares held by SPCP Group, LLC. SPC Management, as the general partner of Silver Point Capital, L.P., has the power to vote or dispose of the shares held by SPCP Group, LLC. Edward A. Mule and Robert
     J. O'Shea, as members of SPC Management, have the power to vote or dispose of the shares held by SPCP Group, LLC. The address for SPCP Group, LLC is 2 Greenwich Plaza, Greenwich, Connecticut 06830.

(13) Includes 19,440,955 shares underlying warrants, of which 1,181,671 shares would vest if we draw an additional $5 million under the SSC Facility. Goldman, Sachs & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly traded corporation (NYSE:GS). The address for Goldman, Sachs & Co. is 85 Broad Street, New York, New York 10004.

(14) Includes 4,914,522 shares underlying warrants. Rohit Sehgal, as Portfolio Manager of Dynamic Power Hedge Fund, holds the power to vote and dispose of these shares. Their address is 29th Floor, 1 Adelaide Street East, Toronto, Ontario M5C 2U9.

(15) Includes 3,880,000 shares underlying warrants. Authorized officers of Sceptre Investment Counsel Limited share the power to vote or dispose of these shares. Their address is 26 Wellington Street East, 12th Floor, Toronto, Ontario, M5E 1W4.

(16) Includes 4,379,118 shares underlying warrants. The portfolio manager of each of the funds affiliated with AGF Funds, Inc. has the power to vote or dispose of the shares held in their respective funds. Their address is 66 Wellington Street West, TD Bank Tower, 31st Floor, Toronto, Ontario, M5K 1E9.

(17) Includes 3,643,750 shares underlying options.

                            SELLING SECURITY HOLDERS

         This prospectus covers the possible offer and sale by the selling security holders of up to an aggregate of 174,550,015 shares of our common stock, consisting of:

              o 93,425,366 issued and outstanding shares of our common stock, including shares issued at the closings of various private placements, shares issued upon exercise of warrants issued in various private placements, and shares actually issued prior to the date of the table as liquidated damages under our November 15, 2006 registration rights agreement, all as aggregated in the "Issued" columns of the following table;

              o 75,251,814 shares of our common stock underlying the following warrants, as aggregated in the "Under Warrants" columns of the following table:

                   o 75,188,057 warrants that are outstanding as of the date of the table; and

                   o 63,757 warrants that may become issuable upon exercise of outstanding compensation warrants issued to our placement agents in our October 2007 private placement; and

              o 5,872,835 shares of our common stock that may be issued as liquidated damages under our November 15, 2006 registration rights agreement, including any liquidated damages shares that have become issuable after October 28, 2007 but have not yet been calculated and/or certificated, as shown in the "Liquidated Damages" column of the following table.

         The following table sets forth, to our knowledge, certain information about the selling security holders as of January 28, 2008, the date of the table, based on information furnished to us and/or made publicly available at varying dates by the selling security holders. Except as indicated in the private placement descriptions included under the heading "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares," in the footnotes accompanying the table below, or in "Certain Relationships and Related Transactions - Transactions with Related Persons," each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.

         Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have represented to us that they have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or may become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.

         "%" represents the percentage of our outstanding common stock, based on 201,447,080 shares of common stock outstanding as of the date of the table. Shares shown as owned by a selling security holder after the offering assumes that all shares being offered by that selling security holder are sold.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.

                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------
SPCP Group, LLC                      (1)  6,946,007    8,460,138   6,946,007    8,460,138      261,440      --         --

SPCP Group III, LLC                  (2)  1,292,050    2,820,046   1,292,050    2,820,046       87,147      --         --

Silver Point Capital, L.P.           (3)    387,107      193,553     387,107      193,553           --      --         --

Goldman, Sachs & Co.                 (4)  9,288,782   19,440,955   9,288,782   19,440,955      348,585      --         --

Walter W. Tyler                              23,460       11,500         460       11,500        1,840      --         --

Bateman & Company Ltd.               (5)  1,220,256      401,400     417,456      401,400       64,224      --         --

Pierce Diversified Strategy Master   (6)     61,724       43,573       1,742       43,573        6,973      --         --
  Fund LLC, Ena

Enable Opportunity Partners, L.P.    (6)     87,428       87,146       3,484       87,146       13,945      --         --

Enable Growth Partners, L.P.         (6)  1,424,222      740,741      29,628      740,741      118,520      --         --

Clarion Capital Corporation          (7)    444,444      217,865       8,714      217,865       34,859      --         --

Gundyco in trust for Abby Badwi      (8)     96,454       47,727       1,000       25,000        4,000      --         --

AGF Canadian Growth Equity           (9)  4,305,318    1,726,369   1,147,618    1,726,369      252,616      --         --

AGF Canadian Resources               (9)  2,556,812    1,019,705     640,512    1,019,705      153,304      --         --

AGF Global Resources Class           (9)    281,313      113,656      81,313      113,656       16,000      --         --

Alan Burgart                                 10,200        5,000         200        5,000          800      --         --

Aquilon Capital Corporation          (10) 2,817,187           --     980,691           --      178,509    367,396       *

BMO Harris Investment Mgmt.          (11) 3,840,700    1,450,000   1,494,000    1,450,000      280,000      --         --

Boanne Investments Limited           (12)    23,562       11,550         462       11,550        1,848      --         --

Bruce Mitchell                              600,000      300,000          --      300,000       60,000      --         --

Raymond James Limited for the               102,000       50,000       2,000       50,000        8,000      --         --
  account of Dan Thompson

Darrell Tutkaluk                             20,400       10,000         400       10,000        1,600      --         --

David Deane                                  86,000       50,000       1,000       50,000        9,000     35,000       *

David Vere Mason                     (13)   101,000       50,000       1,000       50,000        9,000      --         --

Donald A. Wright                            474,300      250,000       9,300      250,000       40,700      --         --

Douglas Brown                                20,400       10,000         400       10,000        1,600      --         --

Pope & Company Limited and Francis   (14)   117,691       57,692       2,306       57,692        9,232      --         --
  Pope

Greenwich Growth Fund Ltd.           (15)    15,150      100,000         150      100,000       19,850      --         --

GWL Canadian Resources               (9)    642,896      247,486     156,396      247,486       37,107     22,700       *

GWL Growth Equity                    (9)    330,715      128,002      86,134      128,002       18,616     11,881       *

Hans Ryll                                    15,300        7,500         300        7,500        1,200      --         --

IGAGF Canadian Diversified Growth    (9)     79,767       24,843      18,515       24,843        3,416     18,552       *
  Class

IGAGF Canadian Diversified Growth    (9)    990,408      396,128     264,467      396,128       57,840      2,941       *
  Fund


                                                               108



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

Industrial Alliance Fund Management  (16)   190,000       95,000      --           95,000       19,000      --         --

J. David Pescod                      (17)   239,200      150,000     200,000      150,000       10,000     60,800      *

Jeff Stephen                                 24,240       12,000         240       12,000        2,160      --         --

Jeffrey Brandes                      (18)    15,100        7,550         100        7,550        1,500      --         --

K. Andrew Gustajtis                  (19)   502,000      200,000     302,000      200,000       18,000      --         --

Ken Semaka                                   30,600       15,000         600       15,000        2,400      --         --

LDIC Inc.                            (20)   200,000      100,000      --          100,000       20,000      --         --

Linda Kowaluk                                10,200        5,000         200        5,000          800      --         --

London Life Canadian Resources       (9)    376,753      149,915      91,853      149,915       22,792      --         --

London Life Growth Equity            (9)  1,350,915      534,893     355,189      534,893       78,312     16,826      *

Mary Sinclair                        (21)    --          172,500      --           57,500       11,500      --         --

Mary Sinclair ITF Candice Sinclair   (22)    --           57,500      --           57,500       11,500      --         --

Mary Sinclair ITF Christopher                --           57,500      --           57,500       11,500      --         --
  Sinclair

RBC Dexia in trust for McLean        (22)   902,922      301,461     325,999      301,461       46,154      --         --
  Budden Ltd.

Morris F. Erin                               51,000       25,000       1,000       25,000        4,000      --         --

Mount Street Consultants Ltd.        (23)   102,000       50,000       2,000       50,000        8,000      --         --

Murray Sinclair                              --            58,269      --          58,269       11,653      --         --

Northern Rivers Capital Management   (24)   483,200      126,000     213,200      126,000       20,800      --         --
  Inc. on behalf of Northern
  Rivers Conservative Growth Fund

Northern Rivers Capital Management   (24)   415,400       95,000     105,400       95,000       25,600      --         --
  Inc. on behalf of Northern
  Rivers Global Energy Fund

Peter A. Timmins                     (25)    50,040       13,500      14,040       13,500        2,160      9,000      *

Pinedale Properties Ltd.             (26)   157,080       77,000       3,080       77,000       12,320      --         --

Lee Smithson                                 20,400       10,000         400       10,000        1,600      --         --

Richard Papazian                     (27)   204,000      100,000       4,000      100,000       16,000      --         --

Robert F. Rose                       (28)   150,000       50,000      50,000       50,000       10,000      --         --

Dale and Sandra Whittaker                    30,600       25,000         600       25,000        4,400      --         --

Sceptre Investment Counsel Limited   (29) 7,915,200    3,880,000     155,200    3,880,000      620,800      --         --

Stanley Case                                112,200       55,000       2,200       55,000        8,800      --         --

T.R.L. Investments Limited           (30)   232,500       77,500      77,500       77,500       15,500      --         --

Tom Chmilar                                  51,000       25,000       1,000       25,000        4,000      --         --


                                                               109



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

Trapeze Asset Management Inc.        (31)28,996,520   12,727,550  28,996,520   12,727,550    1,346,520      --         --

Michael and Margot List              (32)     4,444        2,200          44        2,200          396      --         --

Michael List                         (33)    14,948        7,400         148        7,400        1,332      --         --

Trapeze Capital Corp.                (31)10,980,580    4,104,601  10,980,580    4,104,601      628,323      --         --

Penson Financial ITF Wendy Rose      (34)     7,575        3,750          75        3,750          675      --         --

1255921 Alberta Inc                  (35)    10,000        5,000      --            5,000        1,000      --         --

417672 Alberta Ltd.                  (36)     4,590        2,250          90        2,250          360      --         --

Penson Financial Services ITF        (37) 1,065,100      293,500      21,500       50,000        8,500      --         --
  Alexander Ruus

Anthony Palumbo                              --           100,000    100,000      100,000         --       --          --

Ashok Sachdeva                               20,400       10,000         400       10,000        1,600      --         --

Asset Logics Special Situations      (38)   102,000       50,000       2,000       50,000        8,000      --         --
  Fund

Branko Brnada & Mira Brnada In               10,200        5,000         200        5,000          800      --         --
  Trust

Camun Consulting Corporation         (39)    30,300       30,000         300       30,000        5,700      --         --

HSBC Invest Direct Reference A/C             39,260       13,000      13,260       13,000        2,340      --         --
  68P358 Carlos Yep

David Kertland                               38,760       19,000         760       19,000        3,040      --         --

Dianne N. Visagie                            25,601       12,550         601       12,550        1,999      --         --

Octagon Capital ITF Douglas Stuve             5,100        5,750         100        5,750        1,050      --         --

Dr. Chen Fong                               200,000      100,000      --          100,000       20,000      --         --

Dynamic Power Hedge Fund             (40)12,575,190    4,914,522   7,190,590    4,914,522      484,614      --         --

Epic Limited Partnership             (41)   704,271      279,937     476,579      279,937       26,217      --         --

Frank R. Hewett or Lynn Hewett               87,140       57,692       1,756       57,692        9,782      --         --

James Sharps c/o Octagon Capital             10,300       10,000         300       10,000        1,700      --         --

Judy Paik                                     8,160        4,000         160        4,000          640      --         --

Kenneth Der                                  10,200        5,000         200        5,000          800      --         --

Kerry B. Tychonick                           10,500       12,500         500       12,500        2,000      --         --

Les Sherman                          (42)    31,100       40,000       1,100       40,000        6,900      --         --

Lewis Rose                                   90,132       44,400       1,332       44,400        7,548      --         --

M. Mark Mastiliak                            15,150        7,500         150        7,500        1,350      --         --

Mark Wicks                                   23,400       10,000         400       10,000        1,600      3,000      *

Michael Labiak and/or Christine              51,000       25,000       1,000       25,000        4,000      --         --
  Labiak

Michael Rempel                               10,158        5,000         158        5,000          842      --         --

Nancy Lyster                                 15,300        7,500         300        7,500        1,200      --         --


                                                               110



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

Octagon Capital ITF Negril Capital   (43)    10,200        5,000         200        5,000          800       --         --
  Corp.

Orlyn Kostenuk                                5,050        3,500          50        3,500          650       --         --

Paul Dancer                                  17,500       12,500      17,500       12,500        1,500       --         --

Peter Somerville                             15,000        5,000       5,000        5,000        1,000       --         --

Randy Cusson                                  7,550        2,500       2,550        2,500          450       --         --

Richard Sheehan                                 150        7,500         150        7,500        1,350       --         --

Robert Ohlson                                76,500       37,500       1,500       37,500        6,000       --         --

Penson ITF Robert Spiegel                    39,622       19,423         776       19,423        3,108       --         --

Roel van der Goot                             7,575        3,750          75        3,750          675       --         --

Rose Ann Pescod                      (44)    15,000        7,500      --            7,500        1,500       --         --

RSB Investments Inc.                 (45)    10,200        5,000         200        5,000          800       --         --

Samantha Moodley                            117,691       57,692       2,306       57,692        9,232       --         --

Sheldon Gallagher                               200        5,000         200        5,000          800       --         --

Stephanie Felesky                             8,160        4,000         160        4,000          640       --         --

Steve Laciak                                197,354      200,000       1,954      200,000       38,046       --         --

Octagon Capital ITF Thom Garvin      (46)       500       10,050         500       10,050        1,600       --         --

Vincent Fasegha                               6,000        3,000      --            3,000          600       --         --

Octagon Capital ITF Warren Verbonac  (47)    40,800       20,000         800       20,000        3,200       --         --

William S. Mullins                           10,200        5,000         200        5,000          800       --         --

W. Scott McGregor                    (48)    20,500       15,000         500       15,000        2,500       --         --

2035718 Ontario Inc.                 (49)   252,000      100,000     152,000      100,000        8,000       --         --

1051937 Ontario Limited              (50)   204,000      100,000       4,000      100,000       16,000       --         --

Anton (Tony) J. Drescher                     25,250       12,500         250       12,500        2,250       --         --

B. Richard Gordon                           357,000      175,000       7,000      175,000       28,000       --         --

Bradburg Holdings Ltd.               (51)   137,630       62,250       6,130       62,250       10,520       --         --

Bryan Rakusin                        (52)   305,216      144,400       3,286       82,150       13,144       --         --

E. A. Pennock                        (53)   117,000       58,000      17,000       58,000        9,000       --         --

Julien Dawson                                11,765        5,767         230        5,767          923       --         --

Raymond James ITF Kathleen           (54)    25,300        7,500         300        7,500        1,200     10,000        *
  MacInnes **

Investor Company ITF Lonnie Kirsh            25,500       12,500         500       12,500        2,000       --         --

Raymond James ITF Michael Shannon             7,842        3,845         152        3,845          617       --         --

Robert Stikeman                              21,420       12,500         420       12,500        2,080       --         --

Forest Oil Corporation               (55)10,000,000           --  10,000,000           --        --          --         --


                                                               111



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

ECS Capital Management, LP           (56)   884,818    1,232,772     884,818      442,409        --       790,363       --

Patrick O'Mara                            2,212,045    1,106,022   2,212,045    1,106,022        --          --         --

YA Global Investments, L.P.          (57)   663,613      331,806     663,613      331,806        --          --         --

2142830 Ontario                      (58)     4,500        2,250       4,500        2,250        --          --         --

562633 Ontario Ltd.                  (59)     7,000        3,500       7,000        3,500        --          --         --

903933 Ontario                       (60)     4,500        2,250       4,500        2,250        --          --         --

Abid Mukhtar                                  1,000          500       1,000          500        --          --         --

Alain Sauriol                                10,000        5,000      10,000        5,000        --          --         --

Alan Kerr                                       100           50         100           50        --          --         --

Andre Schuh                                   3,800        1,900       3,800        1,900        --          --         --

Angelina Palumbo                            100,000       50,000     100,000       50,000        --          --         --

Atelier Mecanique St-Bruno                   20,000       10,000      20,000       10,000        --          --         --

Audrey Ho                                       100           50         100           50        --          --         --

Ballito Bay Holdings                 (61)     7,000        3,500       7,000        3,500        --          --         --

Bleyco Consultants Inc.              (62)     7,000        3,500       7,000        3,500        --          --         --

BMO Resource Fund                    (63) 1,433,400      110,000     220,000      110,000        --      1,213,400       *

Boeckh Investments Inc.              (64)   365,000      182,500     365,000      182,500        --          --         --

Brian Rault                          (65)       200           50         100           50        --            100       *

Carole Anthony                               --           12,500      --           12,500        --          --         --

Catherine Eustace                             7,000        3,500       7,000        3,500        --          --         --

Charles Burrows                               7,000        3,500       7,000        3,500        --          --         --

Chuck Zwaagstra                      (66)       100           50         100           50        --          --         --

Claude Marcotte                              10,000        5,000      10,000        5,000        --          --         --

Continental Capital SPC              (67)   200,000      100,000     200,000      100,000        --          --         --

Corrundum Energy Ltd.                (68)    45,454       22,727      45,454       22,727        --          --         --

David Bercovitch                             10,500        5,250      10,500        5,250        --          --         --

David S. Hosie                                5,113        2,556       5,113        2,556        --          --         --

David Winnell                                   100           50         100           50        --          --         --

Debbie B. Drutz                               4,500        2,250       4,500        2,250        --          --         --

Dominique Richer                             15,000        7,500      15,000        7,500        --          --         --

Don Graveline                        (69)       100           50         100           50        --          --         --

Donna McPherson                                 100           50         100           50        --          --         --

Elizabeth Stevens                            14,000        7,000      14,000        7,000        --          --         --

Emanuella Brown                              30,000       15,000      30,000       15,000        --          --         --

Epic Limited Partnership II          (70)   136,363       68,181     136,363       68,181        --          --         --


                                                               112



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

Excalibur Small Cap Opportunities    (71)   455,000      227,500     455,000      227,500        --          --         --
  LP

Fred Solmon                                   4,500        2,250       4,500        2,250        --          --         --

Geoff Benic                                   4,500        2,250       4,500        2,250        --          --         --

Gerald Giroux                                 7,000        3,500       7,000        3,500        --          --         --

Gordon Baker                                 11,000        5,500      11,000        5,500        --          --         --

Guy Perras                                   10,000        5,000      10,000        5,000        --          --         --

Gwen Torch                                    4,000        2,000       4,000        2,000        --          --         --

Hendrik Visagie                              18,000        9,000      18,000        9,000        --          --         --

Herb Vine Fuels Inc.                 (72)    15,000        7,500      15,000        7,500        --          --         --

High Castle Investments Ltd.         (73)    30,000       15,000      30,000       15,000        --          --         --

Hilton Shapiro                                4,500        2,250       4,500        2,250        --          --         --

Ian McDonald                                 25,000       12,500      25,000       12,500        --          --         --

Joanne Sleeman                                7,000        3,500       7,000        3,500        --          --         --

Jana Lucatch                                  6,000        3,000       6,000        3,000        --          --         --

Jarrod Goldin                                 4,500        2,250       4,500        2,250        --          --         --

Jason Elmaleh                                 5,000        2,500       5,000        2,500        --          --         --

Jean-Marc Musacchia                             100           50         100           50        --          --         --

Jean-Pierre Colin                               100           50         100           50        --          --         --

Jeffrey Coulthard                               100           50         100           50        --          --         --

Joe and Ivana Ricupero                        2,300        1,150       2,300        1,150        --          --         --

Johanna McCullagh                               100           50         100           50        --          --         --

John Krall                                    7,000        3,500       7,000        3,500        --          --         --

John P. Palumbo                      (74)   100,000       50,000     100,000       50,000        --          --         --

John Ponech                                     100           50         100           50        --          --         --

John Rothwell                               215,000        2,500       5,000        2,500        --        210,000       *

John Stevens                                  4,600        2,300       4,600        2,300        --          --         --

Joyce Rogers                                  7,000        3,500       7,000        3,500        --          --         --

K. Murray McDonald                            7,100           50         100           50        --          7,000       *

Karl Schumann                                   100           50         100           50        --          --         --

Ken Bell                                    308,500       17,500      35,000       17,500        --        273,500       *

Ken Croft                                    45,000       17,500      35,000       17,500        --         10,000       *

KJK Investments Inc.                 (75)    50,000       25,000      50,000       25,000        --          --         --

Lana Lumsden                                 30,000       15,000      30,000       15,000        --          --         --

Leon Cornofsky                                4,600        2,300       4,600        2,300        --          --         --

Leon Frazer & Associates Inc.        (76)   330,000      165,000     330,000      165,000        --          --         --


                                                               113



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

Lindie Wen-Yan Lee                              100           50         100           50        --          --         --

Marc Requier                         (77)       100           50         100           50        --          --         --

Marche Robert Tellier                (78)    32,000       12,500      25,000       12,500        --          7,000       *
  Mont-Tremblant, Inc.

Mark McEwan                                   7,000        3,500       7,000        3,500        --          --         --

Mary Kasten-Brown                    (79)     1,100           50         100           50        --          1,000       *

Meredith Saludo                                 100           50         100           50        --          --         --

Michael Alan Sproule                            100           50         100           50        --          --         --

Michael Comeau                                7,000        3,500       7,000        3,500        --          --         --

Michael Ohnona                                  100           50         100           50        --          --         --

Michael-Ann Koch                     (80)     6,500        1,750       3,500        1,750        --          3,000       *

Miranda J.M. Smith                              100           50         100           50        --          --         --

Mitchell Torch                       (81)     5,500        2,750       5,500        2,750        --          --         --

Moise Benadiba                                4,500        2,250       4,500        2,250        --          --         --

Murray Len Investments Inc.          (82)    35,000       17,500      35,000       17,500        --          --         --

Muse Global Master Fund Ltd.         (83)    88,900       44,450      88,900       44,450        --          --         --

Northern Rivers Evolution Fund       (84)    45,000       22,500      45,000       22,500        --          --         --

Paulette Brangman                               100           50         100           50        --          --         --

Peter Garrett                                 7,000        3,500       7,000        3,500        --          --         --

Peter Lubey                                   6,800        3,400       6,800        3,400        --          --         --

Philip Stathopoulos                             100           50         100           50        --          --         --

Phoenix Core Holdings                (85)     4,500        2,250       4,500        2,250        --          --         --

Rejean Gosselin                              20,000       10,000      20,000       10,000        --          --         --

Rejean Loiselle                               5,000        2,500       5,000        2,500        --          --         --

Richard Authier                              10,000        5,000      10,000        5,000        --          --         --

Richard Goodman                                 100           50         100           50        --          --         --

Rigoberto Garduno                               100           50         100           50        --          --         --

Rob Lagerquist                       (86)       100           50         100           50        --          --         --

Robert C. Wong                                5,000        2,500       5,000        2,500        --          --         --

Robert Gibson                                   100           50         100           50        --          --         --

Roxanne McEwan                                7,000        3,500       7,000        3,500        --          --         --

S. Diane Denman                                 100           50         100           50        --          --         --

Scott Rollins                                10,000        5,000      10,000        5,000        --          --         --

Sheldon Hellin                               20,000       10,000      20,000       10,000        --          --         --

Sprott Asset Management (Bull/Bear   (87)    53,200       26,600      53,200       26,600        --          --         --
  RSP)


                                                               114



                                              SHARES OWNED                                                 SHARES OWNED
                                            PRIOR TO OFFERING             SHARES BEING OFFERED            AFTER OFFERING
                                         -----------------------  ------------------------------------   -----------------
                                                        UNDER                    UNDER     LIQUIDATED
      SELLING SECURITY HOLDER              ISSUED     WARRANTS      ISSUED     WARRANTS      DAMAGES      NUMBER      %
-----------------------------------      ----------   ----------  ----------  -----------  -----------   -------    ------

Sprott Asset Management (Carleton)   (87)    56,800       28,400      56,800       28,400        --          --         --

Sprott Asset Management (CDN Eqty)   (87) 1,247,773      623,886   1,247,773      623,886        --          --         --

Sprott Asset Management (Energy)     (87)   400,000      200,000     400,000      200,000        --          --         --

Sprott Asset Management (Hedge,      (87)   934,800      467,400     934,800      467,400        --          --         --
  Hedge II, Offshore, Offshore II)

Sprott Asset Management (SAL)        (87)    10,500        5,250      10,500        5,250        --          --         --

Sprott Asset Management (Templeton)  (87)    24,200       12,100      24,200       12,100        --          --         --

Stan Bloch                                    4,500        2,250       4,500        2,250        --          --         --

Steven Torch                                  5,000        2,500       5,000        2,500        --          --         --

Susan Sparling                                2,300        1,150       2,300        1,150        --          --         --

Sylvia Lai                           (88)    18,100        9,050      18,100        9,050        --          --         --

Taylor Pugsley                                  100           50         100           50        --          --         --

TD Asset Management Inc.             (89)   444,500      222,250     444,500      222,250        --          --         --

Terry Minchopoulos                            4,500        2,250       4,500        2,250        --          --         --

Thomas Pandolfi                               3,300        1,650       3,300        1,650        --          --         --

Tom Simmons                                  58,000       29,000      58,000       29,000        --          --         --

Top Run Investments Inc.             (90)    60,000       30,000      60,000       30,000        --          --         --

Tracy Nong                                      100           50         100           50        --          --         --

Travis Moir                                   4,500        2,250       4,500        2,250        --          --         --

Walter Haufler                                  100           50         100           50        --          --         --

Whalehaven Capital Fund Limited      (91)   561,300      125,000     250,000      125,000        --        311,300       *

William Gilbert                              16,000        8,000      16,000        8,000        --          --         --

William Oates                                 4,500        2,250       4,500        2,250        --          --         --

Zulfikar Rashid                             100,000       50,000     100,000       50,000        --          --         --

-------------

* Less than 1.00%.

** Director or executive officer.

(1) The "Under Warrants" columns include 477,213 shares underlying warrants that would vest if we draw an additional $5 million under the SSC Facility. The Fund and the Offshore Fund (as defined in the footnotes to the Principal Stockholders table), as owners of SPCP Group, LLC, have the power to vote or dispose of shares held by SPCP Group, LLC. Silver Point Capital, L.P., as the investment manager of the Fund and the Offshore Fund, has the power to vote or dispose of shares held by SPCP Group, LLC. SPC Management (as defined in the footnotes to the Principal Stockholders table), as the general partner of Silver Point Capital, L.P., has the power to vote or dispose of the shares held by SPCP Group, LLC. Edward A. Mule and Robert J. O'Shea, as members of SPC Management, have the power to vote or dispose of the shares held by SPCP Group, LLC.

(2) The "Under Warrants" columns include 159,071 shares that would vest if we draw an additional $5 million under the SSC Facility. SPCP Group III LLC is an affiliate of Silver Point Capital, L.P. (via common ownership) and is controlled by Messrs. Mule and O'Shea. Messrs. Mule and O'Shea each have the power to vote or dispose of shares held by SPCP Group III LLC.

(3) SPC Management, as the general partner of Silver Point Capital, L.P., has the power to vote or dispose of the shares held by Silver Point Capital, L.P. Edward A. Mule and Robert J. O'Shea, as members of SPC Management, have the power to vote or dispose of the shares held by Silver Point Capital, L.P.

(4) The "Under Warrants" columns include 1,181,671 shares would vest if we draw an additional $5 million under the SSC Facility. Goldman, Sachs
        & Co. is a wholly-owned subsidiary of The Goldman Sachs Group, Inc., a publicly traded corporation (NYSE:GS). Goldman, Sachs & Co. is a FINRA-registered broker-dealer that has represented to us that it is not acting as an underwriter in this offering, it purchased or received the securities it is offering under this prospectus in the ordinary course of business, and at the time of such purchase or receipt, it had no agreements or understandings, directly or indirectly, with any person to distribute the warrants or underlying shares.

(5) Ryan Bateman, as _________, has the power to vote or dispose of the securities held by Bateman & Company Ltd.

(6) Mitch Levine, as managing partner of this selling security holder, has the power to vote or dispose of the shares shown as held by this selling security holder. This selling security holder is affiliated with Enable Capital LLC, a FINRA-registered broker-dealer. This selling security holder has represented to us that is not acting as an underwriter in this offering, it purchased the securities it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(7) Morton A. Cohen, as chairman of Clarion Capital Corporation, has the sole power to vote or dispose of the securities held by Clarion Capital Corporation.

(8)     Includes securities shown in the table as held by Corrundum Energy Ltd.

(9) This selling security holder is affiliated with AGF Funds, Inc. AGF Funds, Inc. shares common ownership with AGF Securities Inc., a FINRA-registered dealer, and AGF Securities Canada Ltd., a Canadian investments dealer. The portfolio manager of each of the funds affiliated with AGF Funds, Inc. has the power to vote or dispose of the shares held in their respective funds.

(10) W.M. Scott Leckie, as portfolio manager and fund manager, has the power to vote or dispose of the securities held by Aquilon Capital Corporation, a Canadian investments dealer. The amounts shown as held by Aquilon Capital Corporation may not include all of our securities that are beneficially owned by the owners of the managed accounts.

(11) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder.

(12) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder.

(13) Mr. Mason is a registered representative of D&D Securities Company, a Canadian investments dealer that acted as placement agent and advisor to us in various private placements.

(14) Francis Pope, as sole shareholder, have the power to vote or dispose of the shares held by Pope & Company Limited, a Canadian investments dealer and member of the Toronto Stock Exchange. This selling security holder has represented to us that is not acting as an underwriter in this offering, it purchased the securities it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(15) John Paul Furey, Don Dunstan and Debbie Paterson, as directors, have the power to vote or dispose of the securities held by this selling security holder.

(16) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder.

(17) Mr. Pescod is a member of Pro Group, a Canadian investments dealer, and the spouse of Rose Ann Pescod, another selling security holder.

(18)    Jeffrey Brandes is a broker affiliated with D&D Securities Company.

(19) Mr. Gustajtis is a broker affiliated with and shareholder of D&D Securities Company.

(20) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder.

(21) Includes securities shown in the table as held by Mary Sinclair in trust for Candice Sinclair and Christopher Sinclair.

(22) Mary Sinclair, as trustee, has the power to vote or dispose of the securities held by this selling security holder.

(22) Bruce Murray, as vice president, has the power to vote or dispose of the securities held by this selling security holder.

(23) Angus Alexander Mackenzie, as president and director, has the power to vote or dispose of the securities held by this selling security holder.

(24) Alexander Ruus, as vice president and portfolio manager, has the power to vote or dispose of the securities held by this selling security holder.

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(25)    Mr. Timmins worked for D&D Securities Company from August 2006 to August
        2007. Mr. Timmins has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(26) George Grossman, as president, has the power to vote or dispose of the securities held by this selling security holder.

(27)    Mr. Papazian is a vice president and broker at D&D Securities Company.


(28) Mr. Rose is a broker affiliated with and shareholder of D&D Securities Company.

(29) Authorized officers of Sceptre Investment Counsel Limited share the power to vote or dispose of the shares held in each of the funds affiliated with Sceptre Investment Counsel Limited.

(30) Richard M. Cooper, as president, has the power to vote or dispose of the securities held by this selling security holder.

(31) Securities shown as held by Trapeze Asset Management Inc. ("TAMI") and Trapeze Capital Corp., a Canadian investment dealer ("TCC"), are held on behalf of discretionary accounts managed by TAMI or TCC, respectively. 1346049 Ontario Limited is a parent holding company for TAMI and TCC. Randall Abramson is president of TCC, chief executive officer of TAMI and chief executive officer of 1346049 Ontario Limited and has voting and dispositive power over all shares shown as held by TAMI and TCC.

(32) Numbers of securities shown as held by this selling security holder do not include securities listed as held by Michael List.

(33) Numbers of securities shown as held by this selling security holder do not include securities listed as held by Michael and Margot List.

(34)    Ms. Rose is a broker affiliated with D&D Securities Company.

(35) Gary Linkletter, as president, has the power to vote or dispose of the securities held by this selling security holder.

(36) Alnoor Lakmani, as president, has the power to vote or dispose of the securities held by this selling security holder.

(37) Numbers of securities shown as held by this selling security holder include securities listed as held by Northern Rivers Capital Management Inc. on behalf of Northern Rivers Conservative Growth Fund, Northern Rivers Global Energy Fund and Northern Rivers Evolution Fund.

(38) Ryab Sharif, as portfolio manager, has the power to vote or dispose of the securities held by this selling security holder.

(39) Stewart McGregor, as president, has the power to vote or dispose of the securities held by this selling security holder.

(40) Rohit Sehgal, as portfolio manager, has the power to vote or dispose of the securities held by Dynamic Power Hedge Fund.

(41) Epic Capital Management Inc. acts as general partner of Epic Limited Partnership. _________, as ________ of Epic Capital Management Inc, has the power to vote or dispose of the securities held by Epic Limited Partnership.

(42) Mr. Sherman is a broker-dealer and is a financial advisor at Dundee Securities, a Canadian investments dealer. Mr. Sherman has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(43) Jeff Kary, as president, has the power to vote or dispose of the securities held by this selling security holder.

(44) J. David Pescod, Ms. Pescod's spouse, is a member of Pro Group, a Canadian investments dealer, and is also a selling security holder.

(45) Robert E. Brown, as president, has the power to vote or dispose of the securities held by this selling security holder.

(46) Mr. Garvin is an officer of Octagon Capital Corporation, which is a Canadian investments dealer that has acted as our placement agent and advisor in various private placements. Mr. Garvin has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(47) Mr. Verbonac is employed by Octagon Capital Corporation. Mr. Verbonac has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

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(48)    Mr. McGregor is an officer of a Canadian broker-dealer. Mr. McGregor has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(49) Richard Kung, as president, has the power to vote or dispose of the securities held by this selling security holder.

(50) Donald Carlisle, as president, has the power to vote or dispose of the securities held by this selling security holder.

(51) Bryan Rakusin, as president, has the power to vote or dispose of the securities held by this selling security holder.

(52) Includes shares shown as held by selling security holder Bradburg Holdings Ltd.

(53) E.A. Pennock is a director, officer and shareholder of D&D Securities Company and has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(54) Ms. MacInnes is our corporate secretary and is a lawyer and principal in the law firm of Devlin Jensen, Barristers & Solicitors in Vancouver, British Columbia, which firm provides legal services to us.

(55) Includes 5,500,000 shares held in escrow pending regulatory approval of our acquisition of a 50% interest in CIPL, which shares are subject to an irrevocable proxy in favor of Vladimir Katic and Darren Katic until such shares are released from escrow. Forest Oil is a publicly traded New York corporation (NYSE:FST).

(56) The number shown as owned after the offering represents shares underlying a warrant. Russell Weinberg and Keith Behrens, as ________, have the power to vote or dispose of the securities held by ECS Capital Management, LP. ("ECM"). ECM is affiliated with Energy Capital Solutions, L.P., a broker-dealer. ECM has represented to us that it is not acting as an underwriter in this offering, it purchased the securities it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(57) Mark Angelo, as president and managing member, has the power to vote or dispose of the securities held by this selling security holder.

(58) Dean Gangloar, as president, has the power to vote or dispose of the securities held by this selling security holder.

(59) Brian Tyrie, as president, has the power to vote or dispose of the securities held by this selling security holder.

(60) Phil Buchwalter, as president, has the power to vote or dispose of the securities held by this selling security holder.

(61) Seymour Saitowitz, as president, has the power to vote or dispose of the securities held by this selling security holder.

(62) Frank Bleyer, as president, has the power to vote or dispose of the securities held by this selling security holder.

(63) Robert Taylor, as portfolio manager, has the power to vote or dispose of the securities held by this selling security holder.

(64) J. Anthony Boeckh, as sole director, has the power to vote or dispose of the securities held by this selling security holder.

(65) Mr. Rault is an investment advisor who is affiliated with Octagon Capital Corporation and has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(66) Mr. Zwaagstra is an investment advisor who is affiliated with Octagon Capital Corporation.

(67) Jonathan C.R. Morley-Kirk, as director, and Roger Ronald Matthews, as director, have the power to vote or dispose of the securities held by this selling security holder.

(68) Abby Badwi, as president, has the power to vote or dispose of the securities held by this selling security holder.

(69) Mr. Graveline is a Canadian investment advisor and has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(70) Stephen Miller, as chief financial officer, has the power to vote or dispose of the securities held by this selling security holder.

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(71)    William S. Hechter, as president, has the power to vote or dispose of the securities held by this selling security holder.

(72) Mr. Vine, as president, has the power to vote or dispose of the securities held by this selling security holder.

(73) Elin Paul, as president, has the power to vote or dispose of the securities held by this selling security holder.

(74) Mr. Palumbo is affiliated with Octagon Capital Corporation and has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(75) Kerry Knoll, as president, has the power to vote or dispose of the securities held by this selling security holder.

(76) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder.

(77) Mr. Requier is an investment advisor who is affiliated with Octagon Capital Corporation and has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(78) Robert Tellier, as president, has the power to vote or dispose of the securities held by this selling security holder.

(79) Ms. Kasten-Brown is a Canadian investment advisor and has represented to us that she is not acting as an underwriter in this offering, she purchased the securities she is offering under this prospectus in the ordinary course of business, and at the time of such purchase, she had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(80) Barry Koch, as spouse, has sole power to vote or dispose of the securities held by this selling security holder.

(81)    Mr. Torch is affiliated with Penson Financial, a Canadian broker-dealer.

(82) Erin Murray, as secretary, has the power to vote or dispose of the securities held by this selling security holder.

(83) Richard Hazlewood, as director, has the power to vote or dispose of the securities held by this selling security holder.

(84) Alexander Ruus, as vice president and portfolio manager, has the power to vote or dispose of the securities held by this selling security holder.

(85) Michael Benadiba, as president, has the power to vote or dispose of the securities held by this selling security holder.

(86) Mr. Lagerquist is a Canadian investment advisor and has represented to us that he is not acting as an underwriter in this offering, he purchased the securities he is offering under this prospectus in the ordinary course of business, and at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(87) Kirstin McTaggart, as an officer, has the power to vote or dispose of the securities held by this selling security holder.

(88)    Ms. Lai is employed by Octagon Capital Corporation.

(89) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder. This selling security holder is affiliated with a FINRA-registered broker-dealer and has represented to us that it is not acting as an underwriter in this offering, it purchased the securities it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(90) _________, as __________, has the power to vote or dispose of the securities held by this selling security holder.

(91) Michael Finkelstein, as investment manager, Arthur Jones as director, and Trevor Williams as director, have the power to vote or dispose of the securities held by this selling security holder.


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                              PLAN OF DISTRIBUTION

         The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the SEC;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any of these methods of sale; and

         o    any other method permitted pursuant to applicable law.

         The shares may also be sold under Rule 144 or Regulation S under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents


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

that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.


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

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 500,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. As of January 28, 2008, we had issued and outstanding 201,447,080 shares of common stock and no shares of preferred stock. The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our certificate of incorporation and our bylaws.

COMMON STOCK

         All outstanding shares of our common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

         o each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;

         o subject to the rights and preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board, see "Price Range of Common Stock - Dividend Policy";

         o upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

         o there are no redemption or sinking fund provisions applicable to our common stock; and

         o there are no preemptive or conversion rights applicable to our common stock.

PREFERRED STOCK

         Our board is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions on that particular series. All shares within each series of preferred stock are to be alike in every particular, except with respect to the dates from which dividends, if any, commence to accrue.

         The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our board and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any series of preferred stock.

WARRANTS

         At January 28, 2008, we had outstanding warrants to purchase 88,867,498 shares of our common stock at exercise prices ranging from $0.90 to CAD$2.65.

OPTIONS

         At January 28, 2008, we had outstanding options to purchase 12,147,049 shares of our common stock at exercise prices ranging from CAD$0.84 to CAD$3.00.


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REGISTRATION RIGHTS

         The holders of various shares of our common stock and warrants are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are described in "Prospectus Summary - Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares."

ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         Our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us, including:

         o undesignated preferred stock, which makes it possible for our board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us;

         o    giving the board the exclusive right to fill all board vacancies;

         o permitting removal of directors only for cause by a majority vote of the stockholders; and

         o requiring stockholders to provide advance notice to us of nominations and proposed business.

         The advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board, do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, those bylaw provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company

         The above-described provisions of our certificate of incorporation and bylaws may discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. These provisions could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. However, we believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for our common stock is Computershare Trust Company of Canada. Its telephone number is (604) 661-9400.


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                       DESCRIPTION OF CERTAIN INDEBTEDNESS

THE GOLDMAN SACHS GROUP, INC. AND SILVER POINT FINANCE LLC

     SSC FACILITY

         In connection with our acquisition of the Beta assets, we entered into the $100 million SSC Facility with an entity affiliated with The Goldman Sachs Group, Inc. and two entities affiliated with Silver Point Finance LLC, under which $65 million has been advanced and remained outstanding as of September 30, 2007. Interest on outstanding advances accrues at an annual rate equal to the greater of 12.75% and the adjusted Eurodollar Rate plus 7.75% and is paid quarterly in arrears. The interest rate is increased by an additional 3% upon the occurrence and during the continuance of an event of default. Principal payments are due quarterly and equal 90% of adjusted net cash flow as defined in the agreement. The entire outstanding principal balance, along with all accrued but unpaid interest and fees, if any, is due and payable in full on November 29, 2010. The SSC Facility includes a penalty for any voluntary prepayment prior to November 30, 2009 in an amount equal to the unpaid scheduled interest payments on the prepaid principal amount calculated through November 30, 2009. In addition, if the SSC Facility is paid in full prior to November 29, 2010, PEAO is required to simultaneously repay the full amount outstanding under the Alaska second lien credit agreement (see description under the heading "Alaska Facility" below). The SSC Facility is secured by substantially all of our assets, excluding the Alaska assets and the San Joaquin Basin assets, and a pledge of all the issued and outstanding capital stock of Petrocal Acquisition Corp., Carneros Acquisition Corp. and SPBPCo.

         The SSC Facility requires a lockbox mechanism whereby all of our and our subsidiaries' (excluding PEAO, PEAH, Carneros Acquisition Corp., Carneros Energy and Gotland Oil) production revenue cash receipts are swept daily into a restricted account. We facilitate the payment of expenses through requests to an affiliate of The Goldman Sachs Group, Inc., which acts as administrative agent under the SSC Facility, to advance funds to make the required payments.

         The SSC Facility contains customary events of default, representations, warranties and covenants for a loan of this type, as well as the following covenants:

         o use of proceeds from the loan are limited to permitted purposes and we are required to develop and make capital expenditures on our properties in accordance with an approved plan of development;

         o we are required to grant the lenders an aggregate 6.5% overriding royalty interest in any properties outside of Wyoming, and an aggregate 6.0% net profits interest in any properties in Wyoming, that are acquired or earned by us or our subsidiaries while the debt is outstanding, which interests, if any, will become effective upon payment in full of the debt;

         o we were required to purchase certain oil and gas production hedging contracts and may be required to purchase additional hedging contracts upon failure to meet certain ratios and proved and developed oil and gas projections;

         o we are subject to restrictions as to the type and amount of expenses that we may incur, including a limit on general and administrative expenses, with the restrictions being tightened during the continuance of an event of default;

         o we and our subsidiaries are prohibited, subject to certain limited exceptions, from forming or acquiring additional subsidiaries or business entities, merging or consolidating with or into other business entities, selling material assets or properties and issuing additional capital stock or securities convertible into or exercisable for capital stock (other than the permitted issuance of additional capital stock or other securities issued to raise the additional $50 million and $85 million referenced below) ;

         o we and our subsidiaries are prohibited from incurring additional indebtedness, except for certain limited permitted indebtedness;


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         o    we are required to raise cash proceeds of at least $50 million by
              June 30, 2008 (net of all fees, expenses, commissions, discounts and costs) from the sale of our common stock (or, upon approval by the lenders, preferred stock or convertible debt), lender-approved divestitures or other capital-raising activities as may be reasonably satisfactory to the lenders, with the proceeds raised to be used to fund the approved plan of development, working capital requirements or such other uses as may be approved by the lenders; and

         o we are required to raise cash proceeds of at least $85 million (net of all fees, expenses, commissions, discounts and costs) by March 31, 2009, in addition to the $50 million referenced immediately above, from the sale of our common stock (or, upon approval by the lenders, preferred stock or convertible debt), lender-approved divestitures or other capital-raising activities as may be reasonably satisfactory to the lenders. At least $85 million of the proceeds must be used to prepay indebtedness under the Alaska second lien credit agreement. Proceeds in excess of $85 million that are not used to prepay the second lien credit agreement must be deposited into the lockbox account and may be used for exploration and development and working capital purposes as permitted by the approved plan of development or as otherwise permitted by the SSC Facility.

         In addition to interest on the outstanding advances under the SSC Facility, each lender received, or will receive, its proportionate share of:

         o an aggregate 6.5% overriding royalty interest in the properties comprising the LA Basin assets and a 5.5% overriding royalty interest in the properties comprising the Beta assets, each to be effective upon the earlier of payment of the SSC Facility in full or December 31, 2010;

         o warrants to purchase an aggregate of 25,451,364 shares of our common stock exercisable at CAD$1.42 per share. The warrants vest based on amounts advanced under credit agreement (with 23,633,409 vested at January 28, 2008) and expire five years from the vesting date;

         o a funding fee of $650,000 at closing and 1% of any funds borrowed after closing;

         o    a commitment fee of $5 million;

         o a one-time additional interest payment of $500,000 paid on December 31, 2007 in consideration for the lenders agreeing to extend certain capital raise and Alaska second lien credit agreement prepayment deadlines; and

         o a facility fee of 1% per annum on the unused commitment balance payable quarterly.

         Since the inception of the SSC Facility in November 2006, there have been instances where we have fallen out of compliance with various of the SSC Facility's affirmative and negative covenants, including certain financial ratio and equity raise requirements. In each instance we have been granted waivers by the lenders or the SSC Facility has been amended to bring us back into compliance. However, there can be no assurance that the lenders will grant a waiver or amend the SSC Facility in the future should we again fail to comply with our covenants, which could result in an event of default under the SSC Facility and our other outstanding indebtedness.

     ALASKA FACILITY

         In August 2007, PEAO borrowed an aggregate of $425 million from an entity affiliated with The Goldman Sachs Group, Inc. and four entities affiliated with Silver Point Finance LLC and SPCP Group, LLC to fund our acquisition of the Alaska assets. $108 million was borrowed pursuant to the $120 million Alaska first lien revolver, of which all $108 million remained outstanding as of September 30, 2007. The Alaska first lien revolver bears interest at an annual rate equal to LIBOR plus 2.25% payable monthly. The interest rate is increased by an additional 2% upon the occurrence and during the continuance of an event of default. Except for certain mandatory prepayment events, the Alaska first lien revolver does not require principal payments until maturity of the loan on February 24, 2009, when the entire outstanding principal balance, along with all accrued but unpaid interest and fees, if any, is due and payable in full. Amounts borrowed under the Alaska first lien revolver may be prepaid without penalty. The Alaska first lien revolver is secured by substantially all of the assets of PEAO and PEAH, a pledge of all the issued and outstanding membership interest in PEAO and PEAH and, subject to regulatory approval of the transfer of CIPL shares from Forest Oil to PEAH, a pledge of the CIPL shares, which represents 50% of the issued and outstanding capital stock of CIPL.

         We are required to use our best efforts to facilitate the syndication of 100% of the lenders' commitments and loans under the Alaska first lien revolver to new lenders on or before February 15, 2008. If the Alaska first lien revolver is not syndicated in full by that date, we are subject to liquidated damages payments to the lenders in an amount equal to 1% of the outstanding principal amount of the Alaska first lien revolver payable on February 16, 2008 and on the 16th day of each month thereafter until the Alaska first lien revolver is either syndicated in full or paid in full in cash.

         The additional $317 million was borrowed pursuant to the Alaska second lien credit agreement, which was broken out into a $192 million tranche B-1 loan and a $125 million tranche B-2 loan. As of September 30, 2007, $193.4 million, including $1.4 million of non-cash interest, was outstanding under the tranche B-1 loan and $125.9 million, including approximately $900,000 of non-cash interest, was outstanding under the tranche B-2 loan. Interest on all borrowings under the Alaska second lien credit agreement consists of cash interest at an annual rate equal to LIBOR plus 6.50%, which increases to LIBOR plus 8.50% on February 24, 2008 and to LIBOR plus 10.50% on August 24, 2008 (with LIBOR, in each case, adjusted for statutory reserve requirements), and non-cash interest at an annual rate of 8.00% that is added to the outstanding principal amount of the Alaska second lien credit agreement, each payable in arrears on the last day of each fiscal quarter. The interest rate is increased by an additional 2% upon the occurrence and during the continuance of an event of default.

         Except for certain mandatory prepayment events, the Alaska second lien credit agreement does not require principal payments until maturity of the loans on February 24, 2012, when the entire outstanding principal balance, along with all accrued but unpaid interest and fees, if any, is due and payable in full. However, the SSC Facility requires a mandatory prepayment of Alaska second lien credit agreement of at least $85 million by March 31, 2009. In addition, if the Alaska second lien credit agreement is paid or prepaid in full, we are required to simultaneously repay the full amount outstanding under the SSC Facility. The tranche B-1 loan is subject to a penalty for any voluntary prepayment prior to February 24, 2010 in an amount equal to the excess of the present value of the amount prepaid plus all required interest on such amount through February 24, 2010, over the amount prepaid. The tranche B-2 loan may be prepaid without penalty. The agreement is secured by substantially all of our assets, excluding the San Joaquin Basin assets.

         The Alaska Facility requires a lockbox mechanism whereby all of PEAO's and PEAH's production revenue cash receipts are swept daily into a restricted account. PEAO and PEAH facilitate the payment of operating and production expenses through requests to an affiliate of Silver Point Finance LLC, which acts as administrative agent under the Alaska Facility, to advance funds to make the required payments.

         The Alaska Facility contains customary events of default, representations, warranties and covenants for loans of this type, as well as the following covenants:

         o use of proceeds from the Alaska Facility are limited to permitted purposes and PEAO and PEAH are required develop and make capital expenditures on the Alaska assets in accordance with an approved plan of development;

         o PEAO and PEAH are required to purchase and maintain certain interest rate hedging contracts and oil and gas production hedging contracts;

         o commencing in 2008, PEAO and PEAH are required to provide the lenders reserve reports for January 1 and July 1 of each year, with the report of January 1 reserves prepared by an outside independent engineering firm;

         o PEAO and PEAH are subject to restrictions as to the type and amount of expenses that they may incur, including a limit on general and administrative expenses, with the restrictions being tightened during the continuance of an event of default;

         o PEAO and PEAH are prohibited, subject to certain limited exceptions, from forming or acquiring additional subsidiaries or business entities, merging or consolidating with or into other business entities, selling material assets or properties and issuing additional capital stock or securities convertible into or exercisable for capital stock; and

         o PEAO and PEAH are prohibited from incurring additional indebtedness, except for certain limited permitted indebtedness.

         In addition to interest payable on the outstanding balance of the Alaska Facility, each lender received, or will receive, its proportionate share of:

         o an aggregate 5% overriding royalty interest in the properties comprising the Alaska assets and an aggregate 2% overriding royalty interest in the properties comprising the LA Basin assets;

         o    4,750,000 shares of our common stock issued at closing;

         o 2,063,000 shares of our common stock issued on January 2, 2008 based on us reaching certain, but not all, milestones established by the lenders for proceeds raised from our sale of common stock between the closing of the Alaska Facility and December 31, 2007;

         o a closing fee of $6.34 million paid at closing, a structuring fee of $12.66 million paid at closing, $500,000 in administrative and documentation fees payable annually so long as any tranche B-2 loans under the second lien credit agreement remain outstanding and a conversion fee payable on February 24, 2009 in an amount equal to 2.5% of the aggregate principal amount, if any, outstanding under the Alaska Facility on that date; and

         o a one-time additional interest payment of $6 million in consideration for lenders to the SSC Facility agreeing to extend certain equity raise and second lien credit agreement prepayment obligations required by the SSC Facility.

         Since the inception of the Alaska Facility in August 2007, there have been instances where we have fallen out of compliance with various of the Alaska Facility's affirmative and negative covenants, including certain financial ratio and prepayment requirements. In each instance we have been granted waivers by the lenders or the Alaska Facility has been amended to bring us back into compliance. However, there can be no assurance that the lenders will grant a waiver or amend the Alaska Facility in the future should we again fail to comply with our covenants, which could result in an event of default under the Alaska Facility and our other outstanding indebtedness.

FOREST SENIOR SUBORDINATED ACCRETING NOTE

         As partial consideration for our acquisition of the Alaska oil and gas properties and operations of Forest Oil on August 27, 2007 we issued to Forest Oil a senior subordinated accreting note with an initial value of $29.3 million. Immediately after our issuance of the note, the accreted value increased to $31.7 million and continues to increase on July 31 of each year until the maturity date of July 31, 2014 in accordance with the following schedule:

                                                                    ACCRETED
                                                                  VALUE (PAYOFF
PAYOFF DATE                                                          AMOUNT)
----------------------------------------------------------------- --------------
                                                                  (IN MILLIONS)
August 25, 2007 - July 30, 2008..................................     $31.7
July 31, 2008 - July 30, 2009....................................     35.5
July 31, 2009 - July 30, 2010....................................     39.7
July 31, 2010 - July 30, 2011....................................     44.5
July 31, 2011 - July 30, 2012....................................     49.8
July 31, 2012 - July 30, 2013....................................     55.8
July 31, 2013 - July 30, 2014....................................     60.8

         If not previously paid in full, interest will accrue on the unpaid accreted value and interest, if any, compounded annually from the maturity date at the rate of 13.0% per annum.

         The accreting note is subordinated to our SSC Facility and Alaska Facility and is redeemable by us only upon indefeasible payment in full of that senior indebtedness. The holder may require us to repurchase the note at the then accreted value if we experience a change of control, provided that no payment may be made upon such a redemption until the senior indebtedness has been paid in full. Obligations under the note are guaranteed by PEAO, PEAH and any of our future subsidiaries that guarantee any of our other indebtedness.

After the later to occur of August 27, 2010 and the senior indebtedness being paid in full, unless otherwise contractually prohibited, each of Petrocal Acquisition Corp., SPBPCo, Carneros Acquisition Corp., Carneros Energy and Gotland Oil must also guaranty the obligations under the note.

         The accreting note contains customary representations, warranties and covenants for a loan of this type, as well as a covenant prohibiting us from incurring any significant debt, subject to certain exceptions, after the later to occur of August 27, 2010 and the senior indebtedness being paid in full. The note does not, however, contain any financial covenants.

         The accreting note also contains customary events of default, including, but not limited to, and in some cases subject to a grace or cure period, non-payment of the accreted value when due; failure of any representation or warranty to be true when made, or deemed made, to the extent such failure could reasonably be expected to result in a material adverse effect; failure to observe or perform the covenants and agreements under the note; commencement of a bankruptcy or similar proceeding by or against us or a guarantor; failure to make any payment in respect of the senior indebtedness, or the occurrence of an event that causes any senior indebtedness to become due prior to its scheduled maturity date, if the then current aggregate principal amount of the senior indebtedness exceeds $30.0 million; and failure of any guarantee of the note to be effective.

LAURUS SECURED TERM NOTE

         A significant portion of the purchase price for our June 2006 acquisition of Carneros Energy and its wholly-owned subsidiary, Gotland Oil, was paid with funds from a securities purchase transaction with Laurus Master Fund, Ltd. whereby Carneros Acquisition Corp., Carneros Energy and Gotland Oil (collectively, the "Laurus Loan Parties") issued to Laurus Master Fund a secured term note in the original principal amount of $21.2 million ("Laurus note"), of which $20.6 million was outstanding as of September 30, 2007, and warrants to purchase shares of Carneros Energy common stock. The entire outstanding principal balance, along with all accrued but unpaid interest and fees, if any, is due and payable in full on May 31, 2009. The Laurus Loan Parties are the only parties obligated to make payments under the Laurus note, and neither we nor any of our other subsidiaries have guaranteed any payment under the Laurus note. The Laurus note bears interest at an annual rate of 8% or prime rate plus 2%, whichever is greater. The interest rate is increased by an additional 2% during the continuance of an event of default. The Laurus note is secured by substantially all of the San Joaquin Basin assets and a pledge of all the issued and outstanding capital stock of Carneros Energy and Gotland Oil. Payments of principal and interest are due monthly in an amount equal to 75% of the adjusted net revenues relating to the San Joaquin Basin assets for the calendar month immediately preceding the date of payment (but in no event less than $150,000), provided that this amount will increase to 100% of adjusted net revenues during the continuance of an event of default under the Laurus note.

         The Laurus note contains customary events of default, including, but not limited to, and in some cases subject to a grace or cure period, non-payment of principal, interest and fees when due; failure of any representation or warranty in the note, or the securities purchase agreement pursuant to which the note was issued, to be true in all material respects when made or deemed made; failure to observe or perform in all material respects the covenants and agreements under the note and securities purchase agreement; a breach of any other indebtedness of the Laurus Loan Parties in the aggregate amount $100,000 or more; any change or occurrence that could reasonably be expected to have a material adverse effect on the Laurus Loan Parties; commencement of a bankruptcy or similar proceeding by or against the Laurus Loan Parties; judgments against the Laurus Loan Parties involving a liability of more than $100,000; the insolvency of the Laurus Loan Parties; a change of control of the Laurus Loan Parties; the indictment or threatened indictment of the Laurus Loan Parties or any executive officer thereof under any criminal statute; and an event of default under the securities purchase agreement.

         The warrant issued to Laurus Master Fund pursuant to the securities purchase agreement becomes exercisable after payment in full of the secured term note and entitles the holder to purchase from time to time shares in an amount up to 45% of Carneros Energy's issued and outstanding capital stock calculated on a post-exercise basis (approximately 27,500 shares of common stock) at a price of $0.01 per share.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

                              INDEPENDENT AUDITORS

         Our consolidated financial statements as of December 31, 2006, 2005, 2004 and for the years then ended, included elsewhere in the prospectus, have been audited by Weaver and Tidwell, L.L.P., Fort Worth, Texas, an independent registered public accounting firm, as stated in its report appearing herein. We have included those financial statements herein in reliance on that firm's report, given on their authority as experts in accounting and auditing.

         The statements of combined revenues and direct operating expenses of Forest Alaska Holding LLC for the years ended December 31, 2006, 2005 and 2004, appearing in this prospectus and the registration statement of which this prospectus is a part, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Carneros Energy and subsidiary as of June 29, 2006 and December 31, 2005 and for the period January 1, 2006 through June 29, 2006 and the year ended December 31, 2005, included elsewhere in this prospectus, have been audited by Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter Accountancy Corporation, Bakersfield, California, an independent registered public accounting firm, as stated in its report appearing herein. We have included those financial statements herein in reliance on that firm's report, given on their authority as experts in accounting and auditing.

                         INDEPENDENT PETROLEUM ENGINEERS

         The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the following estimates of our proved reserves and present value of our proved reserves, referred to in this prospectus in reliance upon the authority of the respective firms as experts in these matters:

         o reserve report as of December 31, 2006 prepared by Netherland, Sewell & Associates, Inc. with respect to our Beta assets;

         o reserve report as of December 31, 2006 prepared by Netherland, Sewell & Associates, Inc. with respect to our San Joaquin Basin assets;

         o reserve report as of January 1, 2007 prepared by DeGolyer and MacNaughton with respect to our Alaska assets; and

         o reserve report as of December 31, 2006 prepared by DeGolyer and MacNaughton with respect to our LA Basin assets.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed a registration statement on Form S-1 with respect to the common stock offered under this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Because some information is omitted, you should refer to the registration statement and its exhibits and schedules. For example, the descriptions in this prospectus regarding the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. You may review without charge a copy of the registration statement, including the attached exhibits, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We anticipate that following the effectiveness of the registration statement of which this prospectus is a part, we will electronically file periodic reports and other materials with the SEC. The address of the SEC's website is http://www.sec.gov.

                      GLOSSARY OF OIL AND NATURAL GAS TERMS

         We have included below the definitions for certain oil and natural gas terms used in this prospectus:

         "2D SEISMIC" and "3D SEISMIC" Geophysical data that depict the subsurface strata. 3D, or three dimensional, seismic typically provides a more detailed and accurate interpretation of the subsurface strata than 2D, or two dimensional, seismic.

         "BBL" One stock tank barrel, or 42 U.S. gallons liquid volume, used in this prospectus in reference to oil and other liquid hydrocarbons.

         "BOE" One Bbl of oil equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

         "BOE/D" One Boe per day.

         "BBL/D" One Bbl per day.

         "BCF" One billion cubic feet of natural gas.

         "COMPLETION" The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

         "DEVELOPED ACRE" An acre spaced or assignable to a productive well.

         "DEVELOPMENT WELL" A well drilled with the proved area of an oil and gas reservoir to the depth of a stratigraphic horizon known to be productive.

         "EXPLORATORY WELL" A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

         "FARM-IN" An agreement between a participant who brings a property into the venture and another participant who agrees to spend an agreed amount to explore and develop the property and has no right of reimbursement but may gain a vested interest in the venture. A "farm-in" describes the position of the participant who agrees to spend the agreed-upon sum of money to gain a vested interest in the venture.

         "FIELD" An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

         "GROSS ACRES" Total number of acres in which we have an interest.

         "GROSS WELLS" Total number of producing wells in which we have an interest.

         "LEASE OPERATING EXPENSES" The expenses, usually recurring, which pay for operating the wells and equipment on a producing lease.

         "MBBL" One thousand barrels of oil or other liquid hydrocarbons.

         "MMBBL" One million barrels of oil or other liquid hydrocarbons.

         "MBOE" One thousand Boe.

         "MMBOE" One million Boe.

         "MCF" One thousand cubic feet of natural gas.

         "MMCF" One million cubic feet of natural gas.

         "NET ACRE" Fractional ownership working interest multiplied by gross acres. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

         "NET WELLS" The sum of our fractional interests owned in gross wells.

         "PLUGGING AND ABANDONMENT" Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another or to the surface. Regulations of many states require plugging of abandoned wells.

         "PROVED RESERVES" Estimated quantities that geologic engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

         "PRODUCTIVE WELLS" Producing wells and wells capable of production.

         "PRODUCING WELL" A well found to be capable of producing either oil or natural gas in sufficient quantities to justify completion as a oil or natural gas well.

         "PDP" Proved developed producing.

         "PDNP" Proved developed non-producing.

         "PUD" Proved undeveloped.

         "PV-10" The estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC.

         "RESERVE LIFE" A measure of the productive life of an oil and gas property or a group of properties, expressed in years.

         "RESERVOIR" A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

         "SAND" A geological term for a formation beneath the surface of the earth from which hydrocarbons are produced. Its make-up is sufficiently homogenous to differentiate it from other formations.

         "UNDEVELOPED ACREAGE" Lease acres on which wells have not been drilled or completed to a point that would permit production of commercial quantities of oil or natural gas, regardless of whether that acreage contains proved reserve, but does not include undrilled acreage held by production under the terms of a lease.

         "WORKING INTEREST" The interest in an oil and natural gas property (normally a leasehold interest) that gives the owner the right to drill, produce and conduct operations on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

                          INDEX TO FINANCIAL STATEMENTS

PACIFIC ENERGY RESOURCES LTD. AND SUBSIDIARIES
----------------------------------------------

FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007 (UNAUDITED)

Consolidated Balance Sheet..................................................F-2

Consolidated Statements of Operations.......................................F-3

Consolidated Statements of Stockholder's Equity (Deficit)...................F-4

Consolidated Statements of Cash Flow........................................F-5

Notes to Consolidated Financial Statements..................................F-6


FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004, 2005 AND 2006 (AUDITED)

Report of Independent Registered Public Accounting Firm.....................F-31

Consolidated Balance Sheet..................................................F-32

Consolidated Statements of Operations.......................................F-33

Consolidated Statements of Stockholders' Equity (Deficit)...................F-34

Consolidated Statements of Cash Flows.......................................F-35

Notes to Consolidated Financial Statements..................................F-36

ALASKA ASSETS
-------------

FINANCIAL STATEMENTS FOR ALASKA ASSETS FOR THE YEARS ENDED DECEMBER 31, 2004,
    2005 AND 2006 (AUDITED) AND THE PERIODS FROM JANUARY 1, 2006 THROUGH AUGUST 31, 2006 AND JANUARY 1, 2007 THROUGH AUGUST 26, 2007 (UNAUDITED)

Report of Independent Auditors..............................................F-63

Statements of Combined Revenues and Direct Operating Expenses ..............F-64

Notes to Combined Financial Statements......................................F-65

SAN JOAQUIN BASIN
-----------------

FINANCIAL STATEMENTS FOR CARNEROS ENERGY, INC. AND SUBSIDIARY FOR THE YEAR ENDED
    DECEMBER 31, 2005 (AUDITED), THE PERIOD FROM JUNE 1, 2006 TO JUNE 29, 2006 (AUDITED) AND THE SIX MONTHS ENDED JUNE 30, 2005 (UNAUDITED)

Report of Independent Registered Public Accounting Firm.....................F-68

Consolidated Balance Sheets.................................................F-69

Consolidated Statements of Operations.......................................F-70

Consolidated Statements of Stockholders' Equity and Comprehensive Income....F-71

Consolidated Statements of Cash Flows.......................................F-72

Notes to Financial Statements...............................................F-73

                                           PACIFIC ENERGY RESOURCES LTD.
                                             CONSOLIDATED BALANCE SHEET
                                                    (UNAUDITED)
                                                                                    SEPTEMBER 30,    SEPTEMBER 30,
                                                                                        2007             2006
                                                                                    -------------    -------------

                                                       ASSETS

Current Assets
        Cash ....................................................................   $ 7,659,657        3,034,385
        Cash--restricted ........................................................         288,588          208,408
        Accounts receivable, net ................................................      25,280,291        1,609,046
        Prepaids and other current assets .......................................      13,805,675          466,411
                                                                                    -------------    -------------
                Total current assets ............................................      47,034,211        5,318,250
                                                                                    -------------    -------------

Long-term Assets
        Deferred charges, net ...................................................      31,591,618        2,261,940
        Performance bonds .......................................................      95,010,324        1,174,438
        Deferred income taxes ...................................................              --        3,080,964
        Asset retirement receivable .............................................         618,548          573,994
        Property and equipment, net .............................................       4,691,095          147,379
        Petroleum and natural gas properties, net successful efforts method .....     529,003,428       35,768,152
        Refundable deposits .....................................................          78,269               --
        Equity investment .......................................................      13,946,401               --
                                                                                    -------------    -------------
                Total long-term assets ..........................................     674,939,683       43,006,867
                                                                                    -------------    -------------

Total Assets ....................................................................   $ 721,973,894    $  48,325,117
                                                                                    =============    =============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
        Accounts payable and accrued liabilities ................................   $  30,739,924    $ 3,286,525
        Due to related parties ..................................................          54,260               --
        Notes payable--current portion ..........................................       1,500,000        7,000,000
        Fair value of derivative financial instruments ..........................      11,603,618               --
        Other current liabilities ...............................................         220,334           21,281
                                                                                    -------------    -------------
                Total current liabilities .......................................      44,118,136       10,307,806
                                                                                    -------------    -------------

Long-term Liabilities
        Notes payable, net of current portion ...................................     531,500,122       16,048,840
        Asset retirement obligations ............................................      56,865,126        1,608,156
        Fair value of derivative financial instruments ..........................      13,967,505               --
        Other liabilities .......................................................         278,384          269,813
                                                                                    -------------    -------------
                Total long-term liabilities .....................................     602,611,137       17,926,809
                                                                                    -------------    -------------

Non-controlling interests .......................................................       7,754,770        7,754,770
                                                                                    -------------    -------------

STOCKHOLDERS' EQUITY
        Preferred stock, $0.01 par value. Authorized 50,000,000 shares; zero
            issued and outstanding ..............................................              --               --
        Common stock, $0.0001 par value. Authorized 500,000,000 shares and
            200,000,000 shares at September 30, 2007 and 2006, respectively;
            issued and outstanding 156,079,992 shares and 63,033,597 shares at
            September 30, 2007
            and 2006, respectively ..............................................          15,608            6,303
        Additional paid-in capital ..............................................     150,592,223       23,689,759
        Accumulated other comprehensive loss: ...................................     (21,963,806)              --
        Accumulated deficit .....................................................     (61,154,174)     (11,360,330)
                                                                                    -------------    -------------
                                                                                       67,489,851       12,335,732
                                                                                    -------------    -------------
Total Equity and Liabilities ....................................................   $ 721,973,894    $  48,325,117
                                                                                    =============    =============

              The accompanying notes are an integral part of these consolidated financial statements.


                                                        F-2



                                 PACIFIC ENERGY RESOURCES LTD.
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (UNAUDITED)


                                                                   FOR THE NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                  ----------------------------
                                                                      2007            2006
                                                                  ------------    ------------

REVENUES
        Oil and gas production revenue ........................   $ 44,606,626    $  8,022,421
        Unrealized gain (loss) on derivatives .................     (6,379,052)             --
        Realized gain (loss) on derivatives ...................     (1,013,639)             --
        Other revenue .........................................      3,172,195         151,936
                                                                  ------------    ------------
                                                                    40,386,130       8,174,357

EXPENSES:
        Production expenses ...................................     33,150,722       2,555,905
        General and administrative ............................      6,099,887       3,735,651
        Interest and financing ................................     17,184,751       1,332,190
        Depreciation, depletion, amortization and accretion ...     24,586,556       1,648,031
                                                                  ------------    ------------
                                                                    81,021,916       9,271,777
                                                                  ------------    ------------

LOSS BEFORE INCOME TAX ........................................    (40,635,786)     (1,097,420)
        Income tax ............................................         36,071           3,105
                                                                  ------------    ------------

NET LOSS: .....................................................   $(40,671,857)   $ (1,100,525)
                                                                  ============    ============

        Basic and diluted loss per share ......................   $  (0.28)   $  (0.02)
                                                                  ============    ============


    The accompanying notes are an integral part of these consolidated financial statements.


                                              F-3



                                                    PACIFIC ENERGY RESOURCES LTD.
                                      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
                                                             (UNAUDITED)


                                     COMMON                                 SUBSCRIPTIONS  ACCUMULATED
                                      STOCK                                      AND          OTHER
                                   OUTSTANDING                  PAID-IN     SUBSCRIPTION  COMPREHENSIVE  ACCUMULATED
                                     NUMBER        AMOUNT       CAPITAL       RECEIPTS        LOSS         DEFICIT        TOTAL
                                  ------------  ------------  ------------  ------------  ------------  ------------  ------------

Balance at January 1, 2006 ......   56,963,538  $      5,696  $ 18,127,976            --            --  $(10,259,805) $  7,873,867
Issuance of shares for
  warrants exercised ............    4,380,952           438     4,040,035            --            --            --     4,040,473
Issuance of shares for debt
  converted .....................    1,689,107           169     1,114,342            --            --            --     1,114,511
Stock-based compensation
  (3,350,000 shares) ............           --            --       407,406            --            --            --       407,406
Net loss ........................           --            --            --            --            --    (1,100,525)   (1,100,525)
                                  ------------  ------------  ------------                              ------------  ------------
Balance at September 30, 2006 ...   63,033,597  $      6,303  $ 23,689,759            --            --  $(11,360,330) $ 12,335,732
                                  ============  ============  ============                              ============  ============

Balance at January 1, 2007 ......   77,598,406  $      7,760  $ 46,444,052  $ 61,127,685            --  $(20,482,317) $ 87,097,180
Issuance of common stock ........   78,481,586         7,848   100,229,637   (61,127,685)           --            --    39,109,800
Stock-based compensation ........           --            --     2,294,503            --            --            --     2,294,503
Liquidated damages ..............           --            --     1,624,031            --            --            --     1,624,031
Components of comprehensive
  income (loss)
    Net loss ....................           --            --            --            --            --   (40,671,857)  (40,671,857)
    Unrealized holding loss on
       derivatives and hedging
       activities ...............           --            --            --            --   (21,963,806)           --   (21,963,806)
                                                                                          ------------  ------------  ------------
Total comprehensive loss ........           --            --            --            --   (21,963,806)  (40,671,857)  (61,011,632)
                                  ------------  ------------  ------------                ------------  ------------  ------------
Balance at September 30, 2007 ...  156,079,992  $     15,608  $150,592,223            --  $(21,963,806) $(61,154,174) $ 67,489,851
                                  ============  ============  ============                ============  ============  ============

                       The accompanying notes are an integral part of these consolidated financial statements.


                                                                F-4



                                      PACIFIC ENERGY RESOURCES LTD.
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (UNAUDITED)


                                                                             FOR THE NINE MONTHS ENDED
                                                                                   SEPTEMBER 30
                                                                           ----------------------------
                                                                               2007            2006
                                                                           ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss) .................................................   $(40,671,857)   $ (1,100,525)
     Adjustment for operating activities not involving cash:
         Depletion, depreciation, amortization and accretion ...........     26,893,250       1,715,563
         Stock option compensation .....................................      2,294,503         407,406
         Liquidated damages ............................................      1,624,031              --
         Unrealized loss on derivatives ................................      6,379,052              --
         Noncash investment income .....................................     (2,255,040)             --
         Deferred income taxes .........................................         24,900              --
     Changes in operating assets and liabilities, net of acquired in:
         Cash--restricted ..............................................             --       2,891,691
         Accounts receivable ...........................................     (7,551,580)        (66,467)
         Prepaid expenses and other current assets .....................      8,526,501       1,409,287
         Refundable deposits ...........................................        (78,269)             --
         Accounts payable and accrued liabilities ......................      3,262,524        (580,069)
         Other liabilities .............................................       (510,092)        106,192
         Due to related parties ........................................         47,677         (54,786)
                                                                           ------------    ------------
         Net Cash Provided by (Used in) Operating Activities ...........     (2,014,400)      4,728,292
                                                                           ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash paid for restricted investments and performance bonds ........     (1,807,974)       (515,111)
     Petroleum and natural gas capital expenditures ....................    (15,927,493)     (1,372,546)
     Payments of asset retirement obligations ..........................       (360,621)             --
     Business acquisition--Beta Unit ...................................     (5,022,662)             --
     Business acquisition--Alaska ......................................     (8,517,334)             --
     Investment in Carneros Acquisition Corp, net of cash acquired .....             --      (4,982,705)
                                                                           ------------    ------------
             Net Cash Used in Investing Activities .....................    (31,636,084)     (6,870,362)
                                                                           ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Cash received for common shares issued ............................      2,098,198       1,889,084
     Payments on notes payable .........................................       (126,568)     (1,121,643)
     Cash received from notes payable ..................................     24,338,568              --
                                                                           ------------    ------------
             Net Cash Provided by Financing Activities .................     26,310,198         767,441
                                                                           ------------    ------------
NET CHANGE IN CASH .....................................................     (7,340,286)     (1,374,629)
CASH, BEGINNING OF PERIOD ..............................................     14,999,943       4,409,014
                                                                           ------------    ------------
CASH, END OF PERIOD ....................................................   $  7,659,657    $  3,034,385
                                                                           ============    ============

         The accompanying notes are an integral part of these consolidated financial statements.


                                                  F-5

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--NATURE AND CONTINUANCE OF OPERATIONS

         On March 2, 2005, Pacific Energy Resources Ltd. ("PERL") acquired 100% of the outstanding shares of, and then merged with, PetroCal Incorporated ("PetroCal"), with PERL surviving as the continuing entity. PERL also acquired a 100% interest in PetroCal's wholly-owned subsidiary, Petrocal Acquisition Corp. ("PAC"), through this acquisition and merger.

         In May 2006, PERL formed Carneros Acquisition Corp. ("CAC"), which on June 29, 2006 acquired a 100% interest in Carneros Energy, Inc. ("CEI") and its wholly-owned subsidiary Gotland Oil, Inc. ("GOI").

         On October 13, 2006, the wholly-owned subsidiary El Ricoro Petroleum Corp. ("ERPC") was merged into PERL.

         In March 2007, PERL acquired certain assets in the Beta oil field (the "Beta Unit") located offshore California, including Platforms Eureka, Elly and Ellen and 100% of the stock of San Pedro Bay Pipeline Company ("SPBPC").

         In June 2007, PERL formed Pacific Energy Alaska Holding, LLC ("PEAH"), which in August 2007 acquired 100% of the membership interests in Forest Alaska Operating LLC, which was renamed Pacific Energy Alaska Operating LLC ("PEAO"), and other related oil and gas assets in Alaska.

         PERL and its wholly-owned subsidiaries' (collectively referred to as the "Company") principal activities are acquisition, exploration and development of petroleum and natural gas properties primarily in Southern California and Alaska.

         In management's opinion, the financial statements include all adjustments that are of a normal recurring nature necessary for a fair presentation of the interim periods.

ECONOMIC DEPENDENCE

         The Company's primary source of borrowings is the notes payable and credit facilities from J. Aron & Company, an affiliate of Goldman, Sachs & Co. ("J. Aron"), and affiliates of Silver Point Finance LLC ("Silver Point"). The notes and facilities contain covenants and restrictions which provide these parties the ability to restrict the Company's cash sources through the lockbox mechanism (Note 10) as well as certain recourse upon an event of default. The Company's ability to continue viable operations is dependent upon maintaining good standing under these agreements. As of the date of these financial statements, management believes that the Company is in compliance with all covenants and restrictions under its notes and credit facilities.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

         These financial statements include the accounts of PERL and its wholly-owned subsidiaries PAC (from date of acquisition), ERPC (through merger date), CAC and its wholly-owned subsidiaries CEI and GOI (from date of acquisition), SPBPC (from date of acquisition), and PEAH and PEAO (from date of acquisition), all of which are incorporated or organized under the laws of the State of Delaware, except for GOI, which is incorporated under the laws of the State of Texas, and SPBPC, which is incorporated under the laws of the State of California. All intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

         Trade accounts receivable are recorded at the invoiced amount. The Company does not have any off-balance sheet credit exposure to its customers. The Company assesses credit risk and the allowance for doubtful accounts on a customer specific basis. Accordingly, the Company has recorded an allowance for doubtful accounts of approximately $42,000 and none at September 30, 2007 and 2006, respectively.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DERIVATIVES

         To minimize the effect of a downturn in oil and gas prices and protect the Company's profitability and the economics of its development plans, from time to time the Company enters into crude oil and natural gas hedge contracts. Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, requires that all derivative instruments subject to the requirements of SFAS No. 133 be measured at fair value and recognized as assets or liabilities in the balance sheet. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative, and the resulting designation is generally established at the inception of a derivative. For derivative contracts that do not qualify for hedge accounting under SFAS No. 133, the contracts are recorded at fair value on the balance sheet with the corresponding unrealized gain or loss recorded on the income statement under the caption unrealized gain (loss) on derivatives.

         Generally, all derivatives, whether designated in hedging relationships or not, excluding those considered as normal purchases and normal sales, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge each period, changes in the fair value of the derivative and changes in the fair value of the hedged item attributable to the hedged risk are recognized in the statement of operations. If the derivative is designated as a cash flow hedge each period, the effective portions of the changes in fair value of the derivative are initially recorded in other comprehensive income and are recognized in the statement of operations when the hedged item is recognized. Ineffective portions of changes in the fair value of hedging instruments are recognized in the statement of operations immediately for both fair value and cash flow hedges.

PERFORMANCE BONDS

         Performance bonds are made up of time deposits, which are considered to be held to maturity investments and recorded at cost.

INVESTMENTS

         The Company's 50% investment in Cook Inlet Pipe Line Company ("CIPL") is accounted for using the equity method. The shares of CIPL stock representing the 50% interest are held in escrow pending regulatory approval of the transfer of the shares from their current owner to PEAH (Note 5).

INVENTORY

         Crude oil is generally stated at cost using the first-in, first-out method.

OIL AND GAS PROPERTIES AND PROPERTY AND EQUIPMENT

         The Company accounts for its oil and gas exploration and development costs using the successful efforts method. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. All costs for development wells, related plants and equipment, proved mineral interests in crude oil and natural gas properties, and related asset retirement obligation ("ARO") costs are capitalized. Costs of exploratory wells are capitalized pending determination of whether the wells found proved reserves. Costs of wells that are assigned proved reserves remain capitalized. Costs are also capitalized for exploratory wells that have found crude oil and natural gas reserves even if the reserves cannot be classified as proved when the drilling is completed, provided the exploratory well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. All other exploratory wells and costs are expensed.

         Depreciation and depletion of oil and gas properties, leases, well equipment and facilities is computed using the unit-of-production method using total proved reserves or proved developed reserves as applicable. The capitalized costs of all other property and equipment are depreciated or amortized on a straight-line basis over their useful lives, which range from 4 to 10 years.

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," the Company groups assets at the field level and periodically reviews the carrying value of its property and equipment to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that carrying value of the asset is greater than the estimated future undiscounted cash flows to be generated by such asset, then an impairment adjustment is recognized in the amount by which the carrying value of such asset exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate. Considerable management judgment is necessary to estimate the

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

fair value of assets, and accordingly, actual results could vary significantly from such estimates. When assets are sold, the applicable costs and accumulated depreciation and depletion are removed from the accounts and any gain or loss is included in income. Expenditures for maintenance and repairs are expensed as incurred.

         The Company has not booked any impairment allowances for the nine months ended September 30, 2007 and 2006.

ASSET RETIREMENT OBLIGATION

         The Company has significant obligations to plug and abandon oil and natural gas wells and related equipment at the end of oil and gas production operations. As required under SFAS No. 143, "Accounting for Asset Retirement Obligations," the fair value of a liability for an ARO is recorded as an asset and a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. The Company obtains estimates from third parties and uses the present value of estimated cash flows related to the ARO to determine the fair value. The capitalized abandonment costs are amortized with other property costs using the units-of-production method. The Company increases the liability monthly by recording accretion expense using its credit-adjusted interest rate. Accretion expense related to the ARO is included in depreciation, depletion and amortization in the Company's financial statements.

REVENUE RECOGNITION

         Revenues associated with sales of crude oil and natural gas are recognized when title passes to the customer, net of royalties, discounts and allowances, as applicable. Revenues from crude oil and natural gas production from properties in which the Company has an interest with other producers are recognized on the basis of its net working interest using the entitlement method.

PRODUCTION TAXES

         Production taxes consist primarily of severance, production and ad valorem taxes.

STOCK-BASED COMPENSATION

         Stock-based compensation expense is based on the estimated fair value of options granted at the time of the grant under the provisions of SFAS No. 123(R), "Share-Based Payment." The fair value is recognized in current earnings as stock-based compensation expense with a corresponding increase in additional paid-in capital over the vesting period of the options. Upon the exercise of the stock options, consideration paid is recorded as an increase in capital. The amount of expense ultimately recognized will be based on the options that vest.

ENVIRONMENTAL EXPENDITURES

         Environmental expenditures that relate to ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or result in additional oil and gas reserves are capitalized.

         Liabilities related to future remediation costs are recorded when environmental assessments or cleanups, or both, are probable and the costs can be reasonably estimated. For crude oil and natural gas producing properties, a liability is recorded for an ARO.

INCOME TAXES

         Income taxes are provided based on the liability method of accounting. The provision for income taxes is based on reported pre-tax financial statement income. Deferred income tax assets and liabilities are recognized for the future expected tax consequences of temporary differences between income tax and financial reporting, and principally relate to differences in the tax bases of assets and liabilities and their reporting amounts using enacted tax rates in effect for the year in which differences are expected to reverse. If it is more likely than not that some or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

DEFERRED FINANCING FEES

         Financing fees and other costs related to long-term debt are deferred and amortized on a straight-line basis over the term of the related debt.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

USE OF ESTIMATES

         The use of estimates by management is inherent in the preparation of financial statements. The amounts recorded for depletion and amortization of crude oil and natural gas interests, AROs, future tax provisions, and the fair value assigned to the debt and equity components of convertible debt are based on estimates. Assessments for impairments in asset carrying costs are based on independent estimates of the future cash flows from the Company's proved reserves. Such estimates result mainly from reserve studies, which are a subjective process that requires judgment in the evaluation of all available geological, geophysical, engineering and economic data. These estimates are subject to change as additional information and technologies become available. Although management uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

PER SHARE AMOUNTS

         Basic earnings per share is calculated using the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated based on the treasury stock method, which assumes that any proceeds obtained on the exercise of options or warrants would be used to purchase common shares at the average price during the period.

ACCOUNTING FOR BUSINESS COMBINATIONS

         The Company has accounted for all of its business combinations using the purchase method, which is the only method permitted under SFAS No. 141, "Accounting for Business Combinations." Under the purchase method of accounting, a business combination is accounted for at a purchase price based upon the fair value of the consideration given, whether in the form of cash, assets, stock or the assumption of liabilities. The assets and liabilities acquired are measured at their fair values, and the purchase price is allocated to the assets and liabilities based upon these fair values. The excess of the fair value of assets acquired and liabilities assumed over the cost of an acquired entity, if any, is allocated as a pro rata reduction of the amounts that otherwise would have been assigned to certain acquired assets. The Company has not recognized any goodwill from any business combinations.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" ("FIN 48"), which became effective for the Company on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management's assessment is that its position is "more likely than not" (i.e., a greater than 50 percent likelihood) to be upheld in an audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. The interpretation is intended to provide better financial statement comparability among companies.

         Required annual disclosures include a tabular reconciliation of unrecognized tax benefits at the beginning and end of the period; the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate; the amounts of interest and penalties recognized in the financial statements; any expected significant impacts from unrecognized tax benefits on the financial statements over subsequent twelve-month reporting period; and a description of the tax years remaining to be examined in major tax jurisdictions.

         The adoption of FIN 48 did not have a material impact on the Company's consolidated financial statements.

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which will become effective for the Company on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The standard does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact to the Company, if any, from the adoption of SFAS No. 157 in 2008 will depend on its assets and liabilities at that time that are required to be measured at fair value.

         Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" requires that registrants quantify the impact on current period financial statements of correcting all misstatements, including both those occurring in the current period and the effect of reversing those that have accumulated from prior periods. SAB No. 108 was adopted on December 31, 2006. The adoption of SAB No. 108 had no effect on the Company's financial statements or on the results of its operations.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS No. 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.

NOTE 3--FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash consists principally of commercial bank accounts at both September 30, 2007 and 2006, and are stated at cost, which approximates fair value.

         The carrying value of long-term debt approximates it fair value.

NOTE 4--CONCENTRATION OF CREDIT RISKS

         The Company maintains its cash accounts primarily with banks located in California. The total cash balances are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000 per bank. The Company's cash balances on deposit in six bank accounts in California at September 30, 2007 exceeded the balance insured by the FDIC in the aggregate amount of approximately $7,258,600.

         The Company sells oil and gas to pipelines, refineries and oil companies. Credit is extended based on an evaluation of the customer's financial condition and historical payment record.

         For the nine months ended September 30, 2007 and 2006, the Company experienced only minor credit losses on the sale of oil and gas.

         All of the Company's accounts receivable are due from entities in the oil and gas industry and are subject to normal industry credit risk. Concentration of credit risk is mitigated by having concentrations with credit worthy customers. Two customers make up 62% and 30% of the accounts receivable balance at September 30, 2007 and one customer makes up 57% of the accounts receivable balance at September 30, 2006.

NOTE 5--BUSINESS ACQUISITIONS

BETA UNIT

         In March 2007, PERL completed its acquisition of the Beta Unit from Aera Energy LLC (a Shell-Exxon Mobil joint venture), SWEPI, LP (a Shell subsidiary) and Noble Energy, Inc. As a result of this acquisition, the Company was able to expand its operations in Southern California. The acquisition agreements required PERL to deposit $90.0 million in U.S. Treasury notes in a supplemental bond decommissioning trust account for abandonment and decommissioning purposes, provide an operating offshore bond of $1.5 million, a working interest owner offshore bond of $300,000, five years of insurance premiums for third party liability and well control of $12.0 million, a one-time payment of $6.93 million when certain production levels are met as defined in the agreement and a new lease agreement with Mineral Management Services ("MMS") of the United States Department of the Interior. The acquisition was partially financed from a November 2006 credit facility from J. Aron and affiliates of Silver Point (Note 10).

         The Company has included the Beta Unit's results of operation in its statement of operations from March 7, 2007 forward.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         The acquisition was recorded as follows:

         Assets Acquired:
             Petroleum and natural gas properties ......   $ 53,812,810
             Other assets ..............................         24,900
                                                           ------------
                                                             53,837,710
             Liabilities Assumed:
                     Asset retirement obligations ......    (43,209,786)
                                                           ------------
                                                           $ 10,627,924
                                                           ============

             Payment for Net Assets Acquired:
                     Long-term debt, production notes ..   $  5,605,262
                     Cash ..............................      5,022,662
                                                           ------------
                                                           $ 10,627,924
                                                           ============

ALASKA PROPERTY

         On August 27, 2007, PERL, through PEAH, acquired the Alaska oil and gas properties and operations of Forest Oil Corporation ("FOC"), including 100% of the membership interests in its wholly-owned subsidiary Forest Alaska Operating LLC and a 50% interest in CIPL, for approximately $400 million in cash, the issuance of 10.0 million shares of PERL's common stock to FOC and a seven year accreting note to FOC with an initial value of $29,250,000. The acquisition of these assets and operations provided the Company with the ability to expand its operational base outside of Southern California and was in line with its business strategy of acquiring oil and gas operations that have redevelopment and exploitation potential. The cash portion of the purchase price was funded from a $437 million credit facility from J. Aron and affiliates of Silver Point (Note 10). The Company is currently in process of obtaining approval to become the operator of certain of the properties. Of the 10.0 million shares of PERL's common stock issued, 5.5 million shares, along with the shares of CIPL stock representing the 50% interest, are to be held in escrow pending regulatory approval of the transfer of the CIPL shares from their current owner to PEAH. In the event regulatory approval of the transfer is not obtained by June 30, 2008, PERL may instruct the escrow agent to return the CIPL shares to the seller and the 5.5 million shares of PERL's common stock to PERL to be cancelled.

         The Company has included the Alaskan results of operation in its statement of operations from August 27, 2007 forward.

         The acquisition was recorded as follows:

         Assets Acquired:
             Petroleum and natural gas properties ..............  $ 438,266,413
             Accounts receivable ...............................     14,878,000
             Inventory .........................................     12,611,000
             CIPL stock ........................................     13,946,401
             Other assets ......................................      6,069,000
                                                                  -------------
                                                                    485,770,814

         Liabilities Assumed:
             Operating Liabilities (including asset retirement
                obligations of $10,243,000) ....................   (27,183,000)
                                                                  -------------
                                                                  $ 458,587,814
                                                                  =============

         Payment for Net Assets Acquired:
             Long-term debt ....................................  $ 396,469,725
             Long-term debt--Forest Oil Corporation ............     29,250,000
             Issuance of 10,000,000 PERL common stock ..........     24,350,755
             Cash ..............................................      8,517,334
                                                                  -------------
                                                                  $ 458,587,814
                                                                  =============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

        PRO FORMA STATEMENTS OF COMBINED REVENUES AND PRODUCTION EXPENSES

         The following pro forma information presents the direct oil and gas revenues of PERL and the purchased Alaska properties. As there has only been one month of combined operations and due to the information presented, pro forma adjustments are not included.

                                                    NINE MONTHS ENDED
                                                   SEPTEMBER 30, 2007
                                           ------------------------------------
                                              PERL        ALASKA    CONSOLIDATED
                                           ----------   ----------   ----------
                                                      (IN THOUSANDS)
Oil and natural gas revenues ............. $ 44,607   $ 62,829   $  107,436
Production expenses ......................     33,151       40,364       73,515
                                           ----------   ----------   ----------
Revenues in excess of production expenses  $ 11,456   $ 22,465   $ 33,921
                                           ==========   ==========   ==========

                                                     NINE MONTHS ENDED
                                                    SEPTEMBER 30, 2006
                                           ------------------------------------
                                              PERL        ALASKA    CONSOLIDATED
                                           ----------   ----------   ----------
                                                      (IN THOUSANDS)
Oil and natural gas revenues ............. $  8,022   $ 97,823   $  105,845
Production expenses ......................      2,556       38,859       41,415
                                           ----------   ----------   ----------
Revenues in excess of production expenses  $  5,466       58,964   $ 64,430
                                           ==========   ==========   ==========

ACQUISITION OF CARNEROS ENERGY, INC.

         On June 29, 2006, PERL, through its wholly-owned subsidiary CAC, acquired 100% of the outstanding shares of CEI and its wholly-owned subsidiary GOI, with operations and properties based in Kern County, California, for $27,172,151 in cash. Accordingly, this acquisition expanded the Company's operations in Southern California. CAC funded the acquisition through new debt issued to Laurus Master Fund, Ltd. ("Laurus") in the amount of $21.2 million and equity infused from PERL in the amount of approximately $6.1 million. Warrants were issued for CEI common stock to induce Laurus to fund the note. Additionally, an overriding royalty of 3.0% of CEI's and GOI's working interest was issued to Laurus.

         The Company has included CEI's results of operation in its statement of operations from June 29, 2006 forward.

         The acquisition was recorded as follows:

     Assets Acquired:
        Petroleum and natural gas properties   $ 24,996,304
        Other assets .......................      2,659,118
                                               ------------
                                                 27,655,422
                                               ------------

     Liabilities Assumed:
        Current liabilities ................       (131,724)
        Asset retirement obligation ........       (351,547)
                                               ------------
                                                   (483,271)
                                               ------------
                                               $ 27,172,151
                                               ============

     Payment for Net Assets Acquired:
        Long-term debt, net of costs .......   $ 20,458,000
        Liabilities assumed--Bonuses .......        589,151
        Cash in escrow .....................      6,125,000
                                               ------------
                                               $ 27,172,151
                                               ============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6--ASSET RETIREMENT RECEIVABLE

         The Company has an agreement with Chevron Corp. to be reimbursed an undiscounted aggregate of $1,428,000, or approximately $21,000 per well, for abandonment costs in the Wilmington oil field in Long Beach. The Company has discounted the receivable on the same basis followed in computing the ARO.

NOTE 7--EQUITY INVESTMENT

         The Company's equity investment consists of its 50% interest in CIPL, which operates a pipeline in Alaska for the Company and other operators. For the nine months ended September 30, 2007, the Company paid CIPL approximately $15,000 to transport oil on the Company's behalf. The Company's investment in CIPL exceeds the book basis by approximately $4,328,000. The shares of CIPL stock representing the 50% interest are held in escrow pending regulatory approval of the transfer of shares from their current owner to PEAH.

         Summary financial information for CIPL as of September 30, 2007 and for the nine months then ended is as follows:


     Current assets (primarily cash) .......................   $26,167,000
     Long-term assets ......................................    37,207,000
                                                               -----------
     Total Assets ..........................................   $63,374,000
                                                               ===========
     Current liabilities ...................................   $ 1,784,000
     Long-term liabilities (ARO) ...........................    37,543,000
     Stockholders' equity ..................................    24,047,000
                                                               -----------
     Total Liabilities and Stockholders' Equity ............   $63,374,000
                                                               ===========
     Net income for the nine months ended September 30, 2007   $   707,000
                                                               ===========

NOTE 8--OIL AND GAS PROPERTIES AND PROPERTY AND EQUIPMENT

         Property and equipment are as follows:

                                                 ACCUMULATED
                                                DEPRECIATION/
                                       COST       DEPLETION       NET
                                    ----------   ----------   ----------
SEPTEMBER 30, 2007
Vehicles ........................   $  209,959   $ 59,011   $  150,948
Office equipment and software ...      635,208       99,223      535,985
Pipeline equipment ..............    4,160,271      160,296    3,999,975
Other ...........................        4,526          339        4,187
                                    ----------   ----------   ----------
                                    $5,009,964   $  318,869   $4,691,095
                                    ==========   ==========   ==========

SEPTEMBER 30, 2006
Vehicles ........................   $  116,632   $ 24,780   $ 91,852
Office equipment and software ...       56,040        4,586       51,454
Other ...........................        4,526          453        4,073
                                    ----------   ----------   ----------
                                    $  177,198   $ 29,819   $  147,379
                                    ==========   ==========   ==========

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Oil and gas properties are as follows:

SEPTEMBER 30, 2007
        Proved properties including lease and well equipment .   $521,661,592   $ 17,349,745   $504,311,847

Unproved properties
        Undeveloped ..........................................     10,802,599             --     10,802,599
        In process of development ............................     13,888,982             --     13,888,982
                                                                 ------------   ------------   ------------
                                                                 $546,353,173   $ 17,349,745   $529,003,428
                                                                 ============   ============   ============

SEPTEMBER 30, 2006
        Proved properties including lease and well equipment .   $ 40,153,214   $  6,826,650   $ 33,326,564

Unproved properties
        Undeveloped ..........................................      1,411,000             --      1,411,000
        In process of development ............................        915,152             --        915,152
        Beta Unit acquisition costs ..........................        115,436             --        115,436
                                                                 ------------   ------------   ------------
                                                                 $ 42,594,802   $  6,826,650   $ 35,768,152
                                                                 ============   ============   ============

         In December 2005, the Company signed an agreement to acquire a 40% working interest in an exploration project in Pacific Creek, Wyoming. The Company initiated drilling on one exploratory well during 2006 and has incurred and capitalized approximately $13.0 million and $909,000 of costs related to this project through September 30, 2007 and 2006, respectively. If the Company successfully completes the two exploratory wells prior to December 31, 2007, it will earn a 40% interest in the project.

NOTE 9--DEFERRED FINANCING CHARGES

                                                  2007            2006
                                              ------------    ------------
Deferred charges, opening .................   $  8,091,501    $  1,208,190
Deferred financing costs incurred .........     28,323,295       1,410,000
Amortization ..............................     (4,823,178)       (356,250)
                                              ------------    ------------
                                              $ 31,591,618    $  2,261,940
                                              ============    ============

NOTE 10--NOTES PAYABLE

ALASKA ACQUISITION FINANCING
----------------------------

FIRST AND SECOND LIEN CREDIT AGREEMENTS

         To fund the Company's acquisition of the Alaska oil and gas properties and operations of FOC (Note 5), PEAO borrowed an aggregate of $425 million from
J. Aron and affiliates of Silver Point. $108 million was borrowed pursuant to a $120 million revolving first lien credit agreement that is secured by substantially all of the assets of PEAO and PEAH. The other $317 million was borrowed pursuant to a second lien credit agreement and is secured by substantially all of the Company's assets, excluding the assets of CAC, CEI and GOI. The first lien credit agreement bears interest at an annual rate equal to LIBOR plus 2.25% payable monthly. Interest on the second lien credit agreement consists of cash interest at an annual rate equal to LIBOR plus 6.50% (which increases to LIBOR plus 8.50% on February 24, 2008 and to LIBOR plus 10.50% on August 24, 2008) and non-cash interest at an annual rate of 8.00% that is added to the outstanding principal amount of the second lien credit agreement, each payable on the last day of each fiscal quarter. The balance outstanding at September 30, 2007 on the first lien credit agreement was $108 million and on the second lien credit agreement was $319.3 million, including $2.4 million of non-cash interest. Total accrued cash interest at September 30, 2007 on both loans was $4.0 million. Both the first lien and second lien credit agreements mature on February 24, 2009.

         In addition to interest payable on the outstanding advances on the first lien and second lien credit agreements, each lender received, or will receive, its proportionate share of:

         1) an aggregate 5% overriding royalty interest in the Company's Alaska oil and gas properties acquired from FOC and an aggregate 2% overriding royalty interest in the Company's Los Angeles basin properties;

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         2) 4.75 million shares of PERL's common stock issued at closing, with additional shares of PERL's common stock in an amount up to 2.063 million shares payable prior to January 15, 2008 (the exact amount of additional shares, if any, to be issued is dependent upon the amount of equity proceeds raised by the Company prior to December 31, 2007); and

         3) a closing fee of $6.34 million paid at closing, a structuring fee of $12.66 million paid at closing, $500,000 in administrative and documentation fees payable annually so long as any portion of the second lien credit agreement designated as "tranche B-2" remains outstanding and a conversion fee payable on February 24, 2009 in an amount equal to 2.5% of the aggregate principal amount, if any, outstanding under the first lien and second lien credit agreements on that date.

         The first lien and second lien credit agreements require a lockbox mechanism whereby all of PEAO's and PEAH's production revenue cash receipts are swept daily.

SELLER NOTE

         In connection with the Company's acquisition of the Alaska oil and gas properties and operations from FOC (Note 5), PERL issued FOC a senior subordinated accreting note with an initial accreting value of $29,250,000. Immediately after the Company's issuance of the note, the accreted value increased to $31,670,000 and, unless paid earlier, continues to increase on July 31 of each year until the maturity date of July 31, 2014, at which time the accreted value would be $60,750,000. The Company records each year's principal balance increase ratably over the year as interest expense.

BETA UNIT FINANCING
-------------------

         On November 30, 2006, PERL entered into a $100 million Credit and Guaranty Agreement ("Credit Facility") with J. Aron and affiliates of Silver Point. Interest on the Credit Facility accrues at an annual rate equal to the greater of 12.75% and the adjusted Eurodollar Rate plus 7.75% and is paid quarterly in arrears (the applicable interest rate was 13.10% at September 30, 2007). Principal payments due quarterly are equal to 90% of Adjusted Net Cash Flow as defined in the agreement. The Credit Facility matures November 29, 2010 and includes a prepayment penalty for any payment prior to November 30, 2009 in an amount equal to the unpaid scheduled interest payments on the prepaid principal amounts calculated through November 30, 2009.

         In addition to interest on the outstanding advances on the Credit Facility, each lender received, or will receive, its proportionate share of:

         1) an aggregate 6.5% overriding royalty interest in any properties outside of Wyoming, and an aggregate 6.0% net profits interest in any properties in Wyoming, that are acquired or earned while the debt is outstanding; however, the interests do not become effective until the debt is paid in full;

         2) an aggregate 6.5% overriding royalty interest in all Los Angeles basin properties and a 5.5% overriding royalty interest in the Beta Unit properties, upon the earlier of payment of the debt in full or December 31, 2010;

         3) warrants to purchase 25,451,364 shares of PERL's common stock exercisable at CAD $1.42 (U.S. $1.25 at December 31, 2006). The warrants vest based on funding advances defined in the agreement (23,633,409 were vested at December 31, 2006) and have a life of five years from grant date (Note 18);

         4) a funding fee of $650,000 at closing and 1% of any funds borrowed after closing and a commitment fee of $5,000,000 payable in 2007;

         5) an additional one-time interest payment of $500,000 payable on December 31, 2007;

         6) a facility fee of 1% per annum on the unused commitment balance payable quarterly; and

         7) a ticking fee on the funds placed in escrow in connection with the Beta Unit acquisition at a rate of 12.75% per annum commencing on November 30, 2006 and continuing to the March 7, 2007 closing of the Beta Unit acquisition.

         Upon the March 2007 closing of the Beta Unit acquisition, the lenders received a first priority lien on substantially all of the Company's assets at the closing date, including the Beta Unit, but excluding the assets of CAC, CEI and GOI.

         The Credit Facility provides for certain financial statement and environmental reporting as well as negative financial covenants such as current ratio, debt to EBITDA ratio and collateral coverage ratios. The Company is also required to purchase certain oil and gas production hedging contracts upon failure to meet certain ratios and proved and developed oil and gas projections.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         The Credit Facility requires a lockbox mechanism whereby all of the PERL's and its subsidiaries' (excluding CAC, CEI, GOI, PEAH and PEAO) production revenue cash receipts are swept daily. The Company facilitates the payment of operating and production expenses through requests to J. Aron to advance funds to make the required payments. The Credit Facility contains restrictions as to the type and amount of expenses which may be incurred, including a limit of $2 million per quarter on administrative expenses.

         As of September 30, 2007, the Company had received advances under the Credit Facility totaling $65.0 million.

         As required by generally accepted accounting principles in the United States ("GAAP"), the Company separates the liability and equity components of the Credit Facility. The Company determined the fair value of the liability component of the Credit Facility by calculating the present value of the associated cash flows using a discount rate that reflects its underlying rate of borrowing. The Company determined the fair value of warrants at the issue date of the Credit Facility using the Black-Scholes pricing model. The resulting pro rata fair values of the liability component of the Credit Facility and warrants were $25,233,452 and $2,912,501 (Note 18), respectively. The liability will be accreted to $28,145,953 over the term of the Credit Facility through the recording of an interest expense until the Credit Facility is paid in full.

         The activity of the Credit Facility from December 31, 2006 to September 30, 2007 is as follows:

                                                                    EQUITY
                                        LIABILITY COMPONENT        COMPONENT
                                   ---------------------------   ------------
                                                    CARRYING
                                    FACE VALUE        VALUE       FAIR VALUE
                                   ------------   ------------   ------------
Balance at December 31, 2006 ...   $ 28,145,953   $ 25,294,129   $  2,912,501
Proceeds .......................     36,854,047     29,422,425      7,431,622
Accretion ......................             --      1,784,695             --
                                   ------------   ------------   ------------
Balance at September 30, 2007 ..   $ 65,000,000   $ 56,501,249   $ 10,344,123
                                   ============   ============   ============

OTHER DEBT FINANCINGS
---------------------

LAURUS MASTER FUND LTD. 2006 FINANCING

         On June 29, 2006, PERL's wholly-owned subsidiary, CAC, entered into a Securities Purchase Agreement with Laurus for proceeds of $21.2 million pursuant to a Secured Term Note (the "Laurus Note"), the proceeds of which were used to purchase CEI and its wholly-owned subsidiary GOI.

         The Laurus Note is secured by substantially all of CAC's, CEI's, and GOI's assets.

         The Laurus Note bears interest at prime rate plus 2% (10.25% at December 31, 2006). The interest rate has floor of 8% and is payable monthly. The minimum principal and interest amount to be paid is $150,000 per month. The exact amount to be paid monthly for principal and interest equals 75% of the operating revenues of CAC, CEI and GOI before general and administrative expenses have been deducted. The total payment will be applied first to interest and then against principal. The maturity date of the note is May 31, 2009.

         Warrants to purchase 27,521.766 shares of CEI common stock were issued to Laurus. Upon the exercise in full of the warrants, Laurus or the holder will own 45% of CEI. The warrants are reported in the financial statements as non-controlling interest based on Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants."

         As required by GAAP, the Company separated the liability and equity components of the Laurus Note. The Company determined the fair value of the liability component of the Laurus Note by calculating the present value of the associated cash flows using a discount rate that reflects its underlying rate of borrowing. Since CEI's stock is not publicly traded, the Company determined the fair value of warrants at the issue date of the Laurus Note by using the acquisition price the Company paid for the stock of CEI. The resulting pro rata fair values of the liability component of the Laurus Note and warrants were $13,445,230 and $7,754,770, respectively. The liability will be accreted to $21,200,000 over the term of the Laurus Note through the recording of an interest expense until the Laurus Note is paid in full.

         The master security agreement entered into in connection with the Laurus Note requires a lockbox mechanism whereby all of CAC's, CEI's and GOI's production revenue cash receipts are swept daily. Any funds remaining after the payment of principal and interest are disbursed monthly to CEI and GOI.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         The activity of the Laurus Note from December 31, 2005 to September 30, 2007 is as follows:

                                                               EQUITY COMPONENT
                                                               (NON-CONTROLLING
                                      LIABILITY COMPONENT          INTEREST)
                                 ----------------------------    ------------
                                                                  FAIR VALUE
                                  FACE VALUE    CARRYING VALUE     (NOTE 17)
                                 ------------    ------------    ------------
Balance at December 31, 2005 ..  $         --    $         --    $         --
Proceeds ......................    21,200,000      13,445,230       7,754,770
Accretion .....................            --              --              --
Payments ......................      (321,642)       (321,642)
                                 ------------    ------------    ------------
Balance at September 30, 2006 .  $ 20,878,358    $ 13,123,588    $  7,754,770
                                 ============    ============    ============

Balance at December 31, 2006 ..  $ 20,770,420    $ 13,661,648    $  7,754,770
Accretion .....................            --       2,132,631              --
Payments ......................      (126,568)       (126,568)             --
                                 ------------    ------------    ------------
Balance at September 30, 2007 .  $ 20,643,852    $ 15,667,711    $  7,754,770
                                 ============    ============    ============

LAURUS MASTER FUND LTD. 2005 FINANCING

         On December 23, 2005, the Company entered into a Securities Purchase Agreement (the "2005 Agreement") with Laurus for proceeds of $13.0 million consisting of an $8.0 million secured term note and a $5.0 million secured convertible note. As part of the 2005 Agreement, Laurus received a 1.5% overriding royalty on the Company's Los Angeles basin oil and gas properties, a 33% interest in whatever interest, if any, the Company obtains in its Pacific Creek prospect in Wyoming, and warrants to purchase 3,714,286 shares of PERL's common stock (1,857,143 warrants exercisable at CAD$0.99 per share and 1,857,143 warrants exercisable at CAD$1.19 per share), which were exercised in full in August 2006.

         The notes were secured by substantially all of the Company's assets at December 31, 2005 and a pledge of all PAC outstanding common stock and guaranteed by PAC.

         Upon early extinguishment of the term note and convertible note in November 2006, the Company recognized a prepayment penalty of approximately $599,000 and a loss of $355,046.

         The activity of the notes from December 31, 2005 to September 30, 2007 is as follows:

                                             LIABILITY COMPONENT
                                        ----------------------------
                                                          CARRYING
                                         FACE VALUE         VALUE
                                        ------------    ------------
     Convertible Notes:
     Balance at December 31, 2005 ...   $  5,000,000    $  4,494,303
     Converted to common stock ......       (891,450)       (891,450)
     Accretion ......................             --         133,178
                                        ------------    ------------
     Balance at September 30, 2006 ..   $  4,108,550    $  3,736,031
                                        ============    ============

     Non-Convertible Notes:
     Balance at December 31, 2005 ...   $  8,000,000    $  6,780,740
     Accretion ......................             --         208,482
     Payments .......................       (800,001)       (800,001)
                                        ------------    ------------
     Balance at September 30, 2006 ..   $  7,199,999    $  6,189,221
                                        ============    ============

         The future annual principal payments for all notes described in this
Note 10 are as follows:

         Year Ended December 31
         2008....................................    $  1,500,000
         2009....................................    $446,535,103
         2010....................................    $ 65,000,000
         2011....................................            none
         2012....................................            none

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11--CONVERTIBLE DEBENTURES

         During 2006, $350,000 of convertible debentures were converted into 536,316 shares of common stock at an average price of CAD$0.75 per share for an increase in common stock and additional paid-in capital of $403,379.

                                            FACE VALUE
                                           ------------
     10%, due June 16, 2006 ............   $    200,000
     7%, due December 8, 2007 ..........        150,000
                                           ------------
     Balance at December 31, 2005 ......        350,000
     Converted into common stock .......       (350,000)
                                           ------------
     Balance at September 30, 2006 .....   $         --
                                           ============

NOTE 12--ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

         The following table summarizes the changes in the Company's abandonment obligations:

                                                                     ASSET           ASSET
                                                                   RETIREMENT      RETIREMENT
                                                                   OBLIGATION      RECEIVABLE     NET AMOUNT
                                                                  ------------    ------------   ------------
Balance at December 31, 2006 ..................................   $  1,654,677    $    584,823   $  1,069,854
Acquired through acquisition of Beta Unit and Alaska (Note 5) .     53,452,786              --     53,452,786
Retirement ....................................................       (360,621)             --       (360,621)
Accretion .....................................................      2,118,284          33,725      2,084,559
                                                                  ------------    ------------   ------------
Balance at September 30, 2007 .................................   $ 56,865,126    $    618,548   $ 56,246,578
                                                                  ============    ============   ============

Balance at December 31, 2005 ..................................      1,176,429         542,698        633,731
Acquired through acquisition of CEI (Note 5) ..................        351,547              --        351,547
Accretion .....................................................         80,180          31,296         48,884
                                                                  ------------    ------------   ------------
Balance at September 30, 2006 .................................   $  1,608,156    $    573,994   $  1,034,162
                                                                  ============    ============   ============

         The Company estimates that the total undiscounted amount of cash flows required to settle its AROs is approximately $179,660,000 and $2,929,000 as of September 30, 2007 and 2006, respectively, which will be incurred between 2008 and 2024.

NOTE 13--INCOME TAXES

         The Company has recorded losses in the past three years and the Company no longer meets the criteria required to recognize a deferred tax asset. Accordingly, the Company recorded a valuation allowance against the related current deferred tax asset and correspondingly recorded a net non-cash tax provision of $3,026,060 as of December 31, 2006.

         The Company has approximate net operating loss and other carryforwards for federal and California income tax purposes as of December 31, 2006 as follows:

                                                FEDERAL         CALIFORNIA
                                             ------------     -------------
       Net Operating Loss................    $ 31,450,000     $  26,400,000
       Statutory depletion...............    $  5,100,000     $  6,700,000

         The Company's net operating loss carryforwards are available to reduce future years' taxable income, subject to limitation as to use, and expire through 2025. The statutory depletion carryforwards can be utilized over an indefinite period.

NOTE 14--RELATED PARTY TRANSACTIONS

         In addition to items disclosed elsewhere, the period end balances referred to below are non-interest bearing, unsecured and due on demand.

         a) As of September 30, 2007 and 2006, the Company owed $54,260 and none, respectively, to various related parties for amounts incurred by the related parties on its behalf.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         b) During the nine months ended September 30, 2007 and 2006, the Company incurred legal costs of approximately $246,903 and $176,031, respectively, paid to a law firm owned and operated in part by one of its directors.

         c) During the nine months ended September 30, 2007 and 2006, the Company recorded approximately $146,000 and $138,700, respectively, of royalty expense to an entity owned by an employee for an overriding royalty on its Wilmington property.

         d) As of September 30, 2006, the Company had advances to its officers totaling approximately $216,000, which were forgiven and recorded as a compensation expense on December 31, 2006.

NOTE 15--COMMODITY DERIVATIVE INSTRUMENTS

         The Company generally sells its oil and gas under short-term market-based contracts. Derivative financial instruments, options, and swaps may be used to hedge the impact of oil and natural gas price fluctuations.

         A summary of these contracts in place at September 30, 2007 follows:

                                    CRUDE OIL

                                         VOLUME                 STRIKE PRICE
EXPIRY                                (BBL/PERIOD)      TYPE    (U.S.$/BBL)
----------------------------------- ---------------- --------- -------------
November 2007....................         317,688       Swap         66.03
November 2008....................       1,168,382       Swap         65.92
November 2009....................       1,022,169       Swap         65.77
November 2010....................         748,861       Swap         65.05
November 2011....................         492,519       Swap         62.09
November 2012....................         416,412       Swap         60.12

         At September 30, 2007, the derivative liabilities on the consolidated balance sheet reflect the net unrealized loss position of $25,571,123 for contracts outstanding at that date.

         For the nine months ended September 30, 2007, the financial impact on the settlement of contracts was a realized loss of $1,013,639.

NOTE 16--COMMITMENTS AND CONTINGENCIES

CONTRACTUAL OBLIGATIONS

         Operating Leases

         The Company has non-cancelable operating leases for its office facilities. The leases have scheduled increases, require the Company to pay its share of operating costs and expire from 2009 to 2011. The leases include an option to extend the term of the lease for three years. Rent expense recorded under the operating leases was approximately $267,000 and $38,000 for the nine months ended September 30, 2007 and 2006, respectively.

         Future minimum payments under operating leases for the next five years as of September 30, 2007 are as follows:

         2008................................       $  783,871
         2009................................       $  781,298
         2010................................       $  534,653
         2011................................       $  450,543
         2012................................       $  160,000

DRILLING COMMITMENTS

         The Company shares interests in various oil and gas properties with other companies. The Company may be required to provide funds for drilling and completion costs related to these oil and gas properties. At September 30, 2007, the Company did not have any drilling commitments.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LIQUIDATED DAMAGES

         The registration rights agreements the Company entered into in connection with the equity and debt financings relating to the Beta Unit acquisition require the Company to, among other things, register for resale the common stock and shares underlying warrants issued in those financings and to maintain the effectiveness of the registration statement for an extended period of time. Because the Company's acquisition of the Alaska assets on August 27, 2007 necessitated that it include in the registration statement audited financial information regarding the Alaska assets, which information was unavailable at that time, the Company did not meet the August 29, 2007 filing deadline for the registration statement. The Company has not yet filed the registration statement and is in the process of issuing shares of common stock as liquidated damages to various holders of registrable securities.

         The Company is subject to liquidated damages assessments of 1% (capped at 10%) of the number of shares of common stock issued in the equity financing related to the Beta Unit acquisition and still held by the original holders as of the end of each 30 days of non-compliance, subject to pro ration for partial months. The shares of common stock and warrants related to the equity financing for the Beta Unit acquisition were not issued and outstanding until March 2007, when the Beta Unit acquisition closed. The Company is not obligated to repurchase either the shares or the warrants that were issued in the equity financing. If the Company is unable to gain compliance with its registration obligations, then it may be required to issue up to 7.4 million shares of PERL's common stock for no additional consideration.

         As of September 30, 2007, the Company estimated it would have to issue approximately 641,000 additional shares as liquidated damages for the month of September. Approximately $1.6 million was accrued as liquidated damages expense as of September 30, 2007, with the same amount being recorded in additional paid-in capital until the shares are issued by the Company.

NOTE 17--NON-CONTROLLING INTERESTS

         As part of the debt financing for the Company's acquisition of CEI and GOI (Note 5), warrants to purchase 27,521.766 shares of CEI's common stock were issued to Laurus. The exercise price for the warrants is $0.01 per share. The warrants become exercisable when the Laurus Note is paid in full. Since CEI's stock is not publicly traded, the fair value of the warrants was based on the purchase price paid by the Company for CEI's stock in relationship to the fair value of the debt. The warrants are assignable, contain anti-dilutive rights, and have no expiration date. Upon exercise of the warrants in full, Laurus will own 45% of CEI's outstanding common stock. The non-controlling interest is recorded at fair value each reporting period. However, management believes there has been no material change in fair value from the balance originally recorded.

NOTE 18--STOCKHOLDERS' EQUITY

AUTHORIZED

         50,000,000 shares of preferred stock with a par value of $0.01, the specific rights and preferences of which will be determined upon issuance.

         500,000,000 shares common stock with par value of $0.0001 per share.

STOCK OPTIONS

         The Company has a stock option plan for its directors, officers, employees and key consultants. The total number of options authorized for issuance under the stock option plan was 14,016,934 at September 30, 2007.

         The Company adopted SFAS No. 123(R) to account for its stock option plan beginning January 1, 2006. This standard requires the Company to measure the cost of employee service received in exchange for an award of equity instruments based on the grant date fair value of the award. Total compensation cost recognized as income was approximately $2,294,500 and $407,400 for the nine months ended September 30, 2007 and 2006, respectively.

         The fair value of each stock option award is estimated on the date of grant using the Black-Scholes pricing model, which uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of PERL's stock. The Company uses historical data to estimate option exercises and employee terminations within the valuation model. The expected term of options granted is based on historical exercise behavior and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the options is based on U.S. Treasury rates in effect at the time of the grant.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                2007            2006
                                             ---------       ---------
Risk-free interest rate (%)..........           4.70             4.84
Expected term (in years).............            3-5          2.8-5.0
Weighted-average volatility (%)......           94.1             99.5
Expected dividends...................         $  0.0           $  0.0

         The following table summarizes information related to stock options outstanding and exercisable as of September 30, 2007:

                                             OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                   --------------------------------------   -------------------------
                                                     WEIGHTED    WEIGHTED                    WEIGHTED
                                                     AVERAGE     AVERAGE                     AVERAGE
                                                    REMAINING    EXERCISE                    EXERCISE
                                     NUMBER OF      CONTRACTUAL   PRICE          NUMBER       PRICE
EXERCISE PRICE (CAD$)                 OPTIONS      LIFE (YEARS)   (CAD$)      OUTSTANDING     (CAD$)
--------------------------------   -------------  -------------  --------   --------------  ---------
$0.84..........................      3,150,000          3.10      $ 0.84       1,929,688     $  0.84
$0.84..........................        100,000          1.10      $ 0.84          59,375     $  0.84
$1.40 to 1.60..................      1,710,000          4.65      $ 1.55       1,500,000     $  1.55
$1.90 to $3.00.................      6,690,000          4.37      $ 2.91         150,000     $  2.10
                                   -------------  -------------  --------   --------------  ---------
                                    11,650,000          3.20      $ 1.15       3,639,063     $  1.18
                                   =============  =============  ========   ==============  =========

         The following is a summary of stock option activity for the nine months ended September 30, 2007 and 2006:

                                               SEPTEMBER 30, 2007              SEPTEMBER 30, 2006
                                          ------------------------------  ------------------------------
                                                            WEIGHTED                       WEIGHTED
                                                        AVERAGE EXERCISE                AVERAGE EXERCISE
                                           NUMBER OF    PRICE PER SHARE    NUMBER OF    PRICE PER SHARE
                                            OPTIONS          (CAD$)         OPTIONS         (CAD$)
                                          ------------  ---------------  -------------  ----------------
Outstanding, beginning of period.......     4,960,000       $ 1.15         3,350,000       $  0.84
Granted during the period..............     6,690,000       $ 1.55         1,500,000       $  1.60
Forfeited during the period............            --       $  1.18         (400,000)      $  1.60
Outstanding, end of period.............    11,650,000       $ 1.15         4,450,000       $  0.84
Exercisable, end of period.............     3,639,063       $ 1.15           600,000       $  1.60
Available for future grant.............     1,966,934                      1,028,299            --

         The grant date weighted-average fair value of options granted during the nine months ended September 30, 2007 and 2006 was $1.77 and $0.86, respectively, per option.

         As of September 30, 2007, there was approximately $11,407,500 of total unrecognized compensation cost related to stock options granted under the plan. This cost is expected to be recognized over a weighted-average period of 3.25 years.

                                                                            STOCK OPTIONS
                                                                   NINE MONTHS ENDED SEPTEMBER 30,
                                                                   -------------------------------
                                                                       2007               2006
                                                                   ------------        -----------
Weighted-average grant date fair value of options issued.......    $       1.77        $      0.86
Total intrinsic value of options outstanding...................    $  8,936,800        $ 1,638,000
Total intrinsic value of options exercisable...................    $  5,532,000        $        --

WARRANTS

                                                       NINE MONTHS ENDED
                                    -------------------------------------------------------
                                        SEPTEMBER 30, 2007           SEPTEMBER 30, 2006
                                    --------------------------   --------------------------
                                       NUMBER         AMOUNT        NUMBER         AMOUNT
                                    -----------    -----------   -----------    -----------
Balance, beginning of period ....    37,722,937    $ 6,796,892     5,771,521    $ 1,986,820
Granted during the year .........    12,784,898             --     2,000,000             --
Securities purchase agreement ...            --      8,537,917            --             --
Converted on issuance of shares .    (1,160,650)            --    (4,380,953)    (1,768,082)
                                    -----------    -----------   -----------    -----------
Balance, end of period ..........    49,347,185    $15,334,809     3,390,568    $   218,738

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007 OUTSTANDING AND EXERCISABLE

                                          WARRANTS OUTSTANDING                  WARRANTS EXERCISABLE
                                ------------------------------------------   -----------------------------
                                                 WEIGHTED
                                                 AVERAGE        WEIGHTED
                                                REMAINING        AVERAGE                       WEIGHTED
                                               CONTRACTUAL      EXERCISE                      AVERAGE
EXERCISE PRICE                     NUMBER      LIFE (YEARS)       PRICE          NUMBER     EXERCISE PRICE
-----------------------------   ------------  -------------   ------------   ------------   --------------
$1.50 to $1.70 CAD..........     31,539,849         2.17       $  1.62CAD     31,539,849      $ 1.67CAD
$0.90 U.S...................        790,363         1.49       $ 0.90U.S.        790,363      $ 0.90U.S.
$1.42 CAD...................      3,496,662         4.17       $  1.42CAD      3,496,662      $  1.42CAD
$1.70 CAD...................     10,701,591         2.75       $  1.70CAD     10,701,591      $  1.59CAD
$1.625 to $1.95 CAD.........        818,720         2.75       $  1.79CAD        818,720      $  1.79CAD
$1.60 CAD...................      2,000,000         3.92       $  1.60CAD      2,000,000      $  1.60CAD
                                ------------  -------------   ------------   ------------   --------------
                                 49,347,185         4.49       $  1.97CAD     49,347,185      $ 1.97CAD*
                                ============                                 ============

* Assumes exchange rate of $1.00 U.S. = $1.00CAD.

SEPTEMBER 30, 2006 OUTSTANDING AND EXERCISABLE

                                          WARRANTS OUTSTANDING                  WARRANTS EXERCISABLE
                                ------------------------------------------   -----------------------------
                                                 WEIGHTED
                                                 AVERAGE        WEIGHTED
                                                REMAINING        AVERAGE                       WEIGHTED
                                               CONTRACTUAL      EXERCISE                      AVERAGE
EXERCISE PRICE                     NUMBER      LIFE (YEARS)       PRICE          NUMBER     EXERCISE PRICE
-----------------------------   ------------  -------------   ------------   ------------   --------------
$0.60 CAD...................        600,205          0.8       $  0.60CAD        600,205      $  0.60CAD
$0.88 U.S...................        790,363          2.3       $ 0.88U.S.        790,363      $  0.88U.S.
$1.60 CAD...................      2,000,000          5.0       $  1.60CAD      2,000,000      $ 1.60CAD
                                ------------  -------------   ------------   ------------   --------------
                                  3,390,568         3.67       $  1.25CAD      3,390,568      $ 1.25CAD*
                                ============                                 ============

* Assumes exchange rate of $1.00 U.S. = $1.00CAD.

NOTE 19--EARNINGS PER SHARE

         (a) BASIC: Earnings (loss) per share ("EPS") are calculated using the weighted average number of shares outstanding during each of the periods presented in these consolidated financial statements. The following table sets forth the weighted average number of common shares outstanding for each of those periods:

         YEAR                                     OUTSTANDING
         --------------------------------   -----------------------
         September 30, 2006..............           58,635,447
         September 30, 2007..............          144,621,581

         (b) DILUTED: Diluted earnings per share is calculated based on the treasury stock method, which assumes that any proceeds obtained on the exercise of options or warrants would be used to purchase common shares at the average price during the period. For the nine months ended September 30, 2007 and 2006, the assumed exercise of outstanding stock options and warrants would not have had a dilutive effect on EPS.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20--SUBSEQUENT EVENTS

OCTOBER 2007 PRIVATE PLACEMENT

         On October 18, 2007, the Company completed an equity private placement in the amount of approximately $65.5 million, issuing approximately 29.0 million units, each consisting of one share of common stock and one-half of one share purchase warrant, with each whole warrant exercisable for one share of common stock at a price of CAD$2.65 per share for a period of 18 months from the issue date. The Company paid an aggregate cash commission of approximately $3.2 million and issued an aggregate of approximately 1.2 million compensation options to the placement agents in the offering. Each compensation option entitles the holder to acquire one unit for 18 months at a price of CAD$2.65 per unit. Of the net proceeds received, $40.0 million was used to repay a portion of the debt associated with the acquisition of the Alaska assets, with the balance of funds to be used for development of the Company's Alaska and Southern California assets and for general working capital purposes.

LIQUIDATED DAMAGES

         The Company did not file its registration statement in September, October, November or December of 2007. Accordingly, the Company accrued an additional $1.6 million each month, which represents the estimated value of the estimated 647,000 additional shares to be issued per month.

PACIFIC CREEK EXPLORATION PROJECT

         The Company's current agreements regarding the exploration project in Pacific Creek, Wyoming, require that the Company drill two exploratory wells prior to December 31, 2007. As of December 31, 2007, the Company had drilled only one exploratory well. The Company is seeking an extension of time in which to drill the second well. If the Company is unable to obtain an extension, it will lose its right to earn a working interest in the project.

NOTE 21--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         Cash paid during the years for:

                                          FOR THE NINE MONTHS ENDED,
                                                SEPTEMBER 30,
                                         ---------------------------
                                              2006          2006
                                         ------------   ------------
     Interest ........................   $  1,359,587   $    358,019
     Income taxes ....................   $      9,665   $         --

NONCASH TRANSACTIONS

         During the nine months ended September 30, 2007, the Company financed the Alaskan purchase through the issuance of common stock, debt and assumption of operating liabilities as follows:

     Loan costs ...........................................   $ 27,717,000
     Assets purchased (primarily oil and gas properties) ..    478,066,755
                                                              ------------
                                                              $505,783,755
                                                              ============
     Asset retirement obligation ..........................   $ 10,243,000
     Other operating liabilities ..........................     16,940,000
     Seller note ..........................................     29,250,000
     Issuance of 10,000,000 of common stock ...............     24,350,755
     Credit and Guaranty Agreement ........................    425,000,000
                                                              ------------
                                                              $505,783,755
                                                              ============

         During the nine months ended September 30, 2007, the Company financed the Beta Unit purchase through assumption of the ARO and issuance of production loans as follows:

     Assets purchased (primarily oil and gas properties)..    $ 48,815,048
                                                              ============
     Asset retirement obligation..........................    $ 43,209,786
     Production loans.....................................       5,605,262
                                                              ------------
                                                              $ 48,815,048
                                                              ============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         During the nine months ended September 30, 2007, the Company completed its equity raise related to the Beta Unit purchase as follows:

     Stock subscriptions released .....   $ 71,099,222
     Funded retirement bond ...........     79,752,000
                                          ------------
                                          $150,851,222
                                          ============
     Issuance of common stock .........   $ 65,251,000
     Funds released from escrow .......     60,000,000
     Note payable funds ...............     25,600,222
                                          ------------
                                          $150,851,222
                                          ============

         During the year ended December 31, 2006 the Company financed the CEI acquisition with debt of $13,445,230 carrying value (face value of $21,000,000) and warrants to purchase CEI common stock of $7,754,770 (face value of $0).

         During the nine months ended September 30, 2006, the Company paid debt in the amount of approximately $2,140,000 by issuance of common stock.

NOTE 22--GUARANTOR/NON-GUARANTOR STATEMENTS

         The following condensed financial statements present the condensed consolidating balance sheets as of September 30, 2007 and 2006 and the condensed consolidating statements of operations and cash flows for the nine months ended September 30, 2007 and 2006. As the Laurus Note prohibits CAC from guaranteeing any of the Company's debt, the Company has presented the guarantors and non-guarantors of the Company's debt. The condensed consolidating financial statements should be read in conjunction with the Company's consolidated financial statements.

                                                PACIFIC ENERGY RESOURCES LTD.
                                      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                        SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                          CONDENSED CONSOLIDATING BALANCE SHEETS
                                                    SEPTEMBER 30, 2007
                                                        (UNAUDITED)


                                                           GUARANTORS    NON-GUARANTORS    ELIMINATIONS     CONSOLIDATED
                                                         -------------    -------------    -------------    -------------
ASSETS
Current Assets
        Cash and equivalents .........................   $   5,831,873    $   1,827,784    $          --    $   7,659,657
        Accounts receivable, net .....................      24,623,748          656,543               --       25,280,291
        Prepaids and other current assets ............      13,698,543          107,132               --       13,805,675
                                                         -------------    -------------    -------------    -------------
                                                            44,154,164        2,591,459               --       46,745,623
                                                         -------------    -------------    -------------    -------------

Long-term Assets
        Refundable deposits ..........................          78,269               --               --           78,269
        Performance bonds ............................      94,749,288          261,036               --       95,010,324
        Cash--restricted .............................         288,588               --               --          288,588
        Asset retirement receivable ..................         618,548               --               --          618,548
        Deferred charges, net ........................      30,769,118          822,500               --       31,591,618
        Investment in Non-Guarantors .................       6,125,000               --       (6,125,000)              --
        Intercompany due from (to) ...................       2,072,747       (2,072,747)              --               --
        Equity investment ............................      13,946,401               --               --       13,946,401
        Property and equipment, net ..................       4,481,354          209,741               --        4,691,095
        Petroleum and natural gas properties,
          net successful efforts method ..............     504,955,657       24,047,771               --      529,003,428
                                                         -------------    -------------    -------------    -------------
                                                           658,084,970       23,268,301       (6,125,000)     675,228,271
                                                         -------------    -------------    -------------    -------------
Total Assets .........................................   $ 702,239,134    $  25,859,760    $  (6,125,000)   $ 721,973,894
                                                         =============    =============    =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
        Accounts payable and accrued liabilities .....   $  29,927,511    $     812,413    $          --    $  30,739,924
        Due to related parties .......................          54,260               --               --           54,260
        Notes payable--current .......................       1,140,000          360,000               --        1,500,000
        Fair value of derivative financial instruments      11,603,618               --               --       11,603,618
        Other current liabilities ....................         220,334               --               --          220,334
                                                         -------------    -------------    -------------    -------------
                                                            42,945,723        1,172,413               --       44,118,136

Long-term Liabilities
        Notes payable--long-term .....................     516,192,410       15,307,712               --      531,500,122
        Asset retirement obligations .................      56,608,263          256,863               --       56,865,126
        Fair value of derivative financial instruments      13,967,505               --               --       13,967,505
        Other liabilities ............................         278,384               --               --          278,384
                                                         -------------    -------------    -------------    -------------
Total Liabilities ....................................     629,992,285       16,736,988               --      646,729,273
                                                         -------------    -------------    -------------    -------------

Non-controlling interests ............................              --        7,754,770               --        7,754,770
                                                         -------------    -------------    -------------    -------------

STOCKHOLDERS' EQUITY
        Preferred stock ..............................              --               --
        Common stock .................................          15,608              100             (100)          15,608
        Additional paid-in capital ...................     150,592,223        6,124,900       (6,124,900)     150,592,223
        Accumulated other comprehensive loss: ........     (21,963,806)              --               --      (21,963,806)
        Accumulated deficit ..........................     (56,397,176)      (4,756,998)              --      (61,154,174)
                                                         -------------    -------------    -------------    -------------
Total Equity .........................................      72,246,849        1,368,002       (6,125,000)      67,489,851
                                                         -------------    -------------    -------------    -------------
Total Equity and Liabilities .........................   $ 702,239,134    $  25,859,760    $  (6,125,000)   $ 721,973,894
                                                         =============    =============    =============    =============


                                                           F-25



                                          PACIFIC ENERGY RESOURCES LTD.
                                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                   SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
                                                  (UNAUDITED)


                                                                   GUARANTORS    NON-GUARANTORS   CONSOLIDATED
                                                                  ------------    ------------    ------------
REVENUES:
        Gross oil and gas revenue .............................   $ 40,325,751    $  4,280,875    $ 44,606,626
        Unrealized gain (loss) on derivatives .................     (6,379,052)             --      (6,379,052)
        Realized gain (loss) on derivatives ...................     (1,013,639)             --      (1,013,639)
        Other revenue .........................................      3,172,195              --       3,172,195
                                                                  ------------    ------------    ------------
                Net oil and gas income ........................     36,105,255       4,280,875      40,386,130

EXPENSES:
        Production expenses ...................................     31,442,479       1,708,243      33,150,722
        General and administrative ............................      5,787,456         312,401       6,099,887
        Interest and financing ................................     12,903,079       4,281,672      17,184,751
        Depreciation, depletion, amortization and accretion ...     23,290,438       1,296,118      24,586,556
                                                                  ------------    ------------    ------------
                                                                    73,423,482       7,598,434      81,021,916
                                                                  ------------    ------------    ------------

LOSS BEFORE INCOME TAX ........................................    (37,318,227)     (3,317,559)    (40,635,786)
        Income tax ............................................         34,926           1,145          36,071
                                                                  ------------    ------------    ------------
NET LOSS: .....................................................   $(35,729,122)   $ (3,318,704)   $(40,671,857)
                                                                  ============    ============    ============


                                                      F-26



                                             PACIFIC ENERGY RESOURCES LTD.
                                    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                      SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                   CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
                                                     (UNAUDITED)


                                                                         GUARANTORS    NON-GUARANTORS   CONSOLIDATED
                                                                        ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ...................................................   $(37,353,153)   $ (3,318,704)   $(40,671,857)
Adjustment for operating activities not involving cash:
        Depletion, depreciation, amortization and accretion .........     23,225,092       3,668,158      26,893,250
        Stock option compensation ...................................      2,294,503              --       2,294,503
        Unrealized loss on derivatives ..............................      6,379,052              --       6,379,052
        Liquidated damages ..........................................      1,624,031              --       1,624,031
        Noncash investment income ...................................     (3,265,942)      1,010,902      (2,255,040)
        Deferred income taxes .......................................         24,900              --          24,900
Changes in operating assets and liabilities, net of acquired in:
        Accounts receivable .........................................     (7,325,461)       (226,119)     (7,551,580)
        Prepaid expenses and other current assets ...................      8,588,348         (61,847)      8,526,501
        Refundable deposits .........................................        (78,269)             --         (78,269)
        Accounts payable and accrued liabilities ....................      3,314,697         (52,173)      3,262,524
        Other liabilities ...........................................       (510,092)             --        (510,092)
        Due to related parties ......................................         47,677              --          47,677
                                                                        ------------    ------------    ------------
                Net Cash Provided by (Used in) Operating Activities .     (3,034,617)      1,020,217      (2,014,400)
                                                                        ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Cash paid for restricted investments and performance bonds ..     (1,807,974)             --      (1,807,974)
        Petroleum and natural gas capital expenditures ..............    (14,532,385)     (1,395,108)    (15,927,493)
        Payments of asset retirement obligations ....................       (360,621)             --        (360,621)
        Intercompany due from (to) ..................................       (925,067)        925,067              --
        Business acquisition--Beta Unit .............................     (5,022,662)             --      (5,022,662)
        Business acquisition--Alaska ................................     (8,517,334)             --      (8,517,334)
                                                                        ------------    ------------    ------------
                Net Cash Used in Investing Activities ...............    (31,166,043)       (470,041)    (31,636,084)
                                                                        ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Cash received for common shares issued ......................      2,098,198              --       2,098,198
        Payments on notes payable ...................................             --        (126,568)       (126,568)
        Cash received from notes payable ............................     24,338,568              --      24,338,568
                                                                        ------------    ------------    ------------
                Net Cash Provided by Financing Activities ...........     26,436,766        (126,568)     26,310,198
                                                                        ------------    ------------    ------------
NET CHANGE IN CASH ..................................................     (7,763,894)        423,608      (7,340,286)
CASH, BEGINNING OF PERIOD ...........................................     13,595,767       1,404,176      14,999,943
                                                                        ------------    ------------    ------------
CASH, END OF PERIOD .................................................   $  5,831,873    $  1,827,784    $  7,659,657
                                                                        ============    ============    ============


                                                        F-27



                                             PACIFIC ENERGY RESOURCES LTD.
                                     NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                       SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                         CONDENSED CONSOLIDATING BALANCE SHEETS
                                                   SEPTEMBER 30, 2006
                                                       (UNAUDITED)


                                                            GUARANTORS    NON-GUARANTORS   ELIMINATIONS    CONSOLIDATED
                                                           ------------    ------------    ------------    ------------
ASSETS
Current Assets
        Cash and equivalents ...........................   $  2,163,504    $    870,881    $         --    $  3,034,385
        Accounts receivable ............................        872,021         737,025              --       1,609,046
        Prepaids and other current assets ..............        415,120          51,291              --         466,411
                                                           ------------    ------------    ------------    ------------
                                                              3,450,645       1,659,197              --       5,109,842
                                                           ------------    ------------    ------------    ------------

Long-term Assets
        Performance bonds ..............................        276,734         897,704              --       1,174,438
        Cash--restricted ...............................        208,408              --              --         208,408
        Asset retirement receivable ....................        573,994              --              --         573,994
        Deferred charges ...............................        969,440       1,292,500              --       2,261,940
        Deferred income taxes ..........................      3,080,964              --              --       3,080,964
        Investment in Non-Guarantors ...................      6,125,000              --      (6,125,000)              0
        Intercompany due from (to) .....................         (1,448)          1,448              --               0
        Property and equipment .........................        111,180          36,199              --         147,379
        Petroleum and natural gas properties ...........     11,052,657      24,715,495              --      35,768,152
                                                           ------------    ------------    ------------    ------------
                                                             22,396,929      26,943,346      (6,125,000)     43,215,275
                                                           ------------    ------------    ------------    ------------
Total Assets ...........................................   $ 25,847,574    $ 28,602,543    $ (6,125,000)   $ 48,325,117
                                                           ============    ============    ============    ============

LIABILITIES

Current Liabilities
        Accounts payable and accrued liabilities .......   $  2,171,672    $  1,114,853    $         --    $  3,286,525
        Due to related parties .........................             --              --              --              --
        Notes payable--current .........................      5,200,000       1,800,000              --       7,000,000
        Fair value of derivative financial instruments .             --              --              --              --
        Other current liabilities ......................         21,281              --              --          21,281
                                                           ------------    ------------    ------------    ------------
                                                              7,392,953       2,914,853              --      10,307,806

Long-term Liabilities
        Notes payable--long-term .......................      4,725,252      11,323,588              --      16,048,840
        Asset retirement obligations ...................      1,244,211         363,945              --       1,608,156
        Fair value of derivative financial instruments .             --              --              --              --
        Other liabilities ..............................        269,813              --              --         269,813
                                                           ------------    ------------    ------------    ------------
Total Liabilities ......................................     13,632,229      14,602,386              --      28,234,615

Non-controlling interests ..............................             --       7,754,770              --       7,754,770
                                                           ------------    ------------    ------------    ------------

STOCKHOLDERS' EQUITY
        Preferred stock ................................             --              --              --              --
        Common stock (Note 18) .........................          6,303             100            (100)          6,303
        Additional paid-in capital (Note 18) ...........     23,689,759       6,124,900      (6,124,900)     23,689,759
        Accumulated deficit ............................    (11,480,717)        120,387              --     (11,360,330)
                                                           ------------    ------------    ------------    ------------
Total Equity ...........................................     12,215,345       6,245,387      (6,125,000)     12,335,732
                                                           ------------    ------------    ------------    ------------
Total Equity and Liabilities ...........................   $ 25,847,574    $ 28,602,543    $ (6,125,000)   $ 48,325,117
                                                           ============    ============    ============    ============


                                                          F-28



                                        PACIFIC ENERGY RESOURCES LTD.
                                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                  SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                               CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                                  (UNAUDITED)


                                                                   GUARANTORS    NON-GUARANTORS  CONSOLIDATED
                                                                  ------------    ------------   ------------
REVENUES:
        Gross oil and gas revenue .............................   $  6,478,696    $  1,543,725   $  8,022,421
        Other revenue .........................................        151,936              --        151,936
                                                                  ------------    ------------   ------------
                Net oil and gas income ........................      6,630,632       1,543,725      8,174,357

EXPENSES:
        Production expenses ...................................      2,205,297         350,608      2,555,905
        General and administrative ............................      3,629,522         106,129      3,735,651
        Interest and financing ................................        641,260         690,930      1,332,190
        Depreciation, depletion, amortization and accretion ...      1,373,959         274,072      1,648,031
                                                                  ------------    ------------   ------------
                                                                     7,850,038       1,421,739      9,271,777
                                                                  ------------    ------------   ------------

LOSS BEFORE INCOME TAX ........................................     (1,219,406)        121,986     (1,097,420)
        Income tax ............................................          1,505           1,600          3,105
                                                                  ------------    ------------   ------------
NET LOSS: .....................................................   $ (1,220,911)   $    120,386   $ (1,100,525)
                                                                  ============    ============   ============


                                                     F-29



                                             PACIFIC ENERGY RESOURCES LTD.
                                    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                      SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                   CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
                                                      (UNAUDITED)


                                                                          GUARANTORS    NON-GUARANTORS   CONSOLIDATED
                                                                         ------------    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
        Net income (loss) ............................................   $ (1,220,911)   $    120,386    $ (1,100,525)
        Adjustment for operating activities not involving cash:
                Depletion, depreciation, amortization and accretion ..      1,311,593         403,970       1,715,563
                Stock option compensation ............................        407,406              --         407,406
Changes in operating assets and liabilities, net of acquired in:
        Cash--restricted .............................................      2,891,691              --       2,891,691
        Accounts receivable ..........................................         80,265        (146,732)        (66,467)
        Prepaid expenses and other current assets ....................      1,419,729         (10,442)      1,409,287
        Accounts payable and accrued liabilities .....................       (306,047)       (274,022)       (580,069)
        Other liabilities ............................................        106,192              --         106,192
        Due to related parties .......................................        (54,786)             --         (54,786)
                                                                         ------------    ------------    ------------
        Net Cash Provided by (Used in) Operating Activities ..........      4,635,132          93,160       4,728,292
                                                                         ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Cash paid for restricted investments and performance bonds ...       (503,088)        (12,023)       (515,111)
        Petroleum and natural gas capital expenditures ...............     (1,343,084)        (29,462)     (1,372,546)
        Intercompany due from (to) ...................................          1,448          (1,448)             --
        Investment in CAC ............................................     (6,125,000)      1,142,295      (4,982,705)
                                                                         ------------    ------------    ------------
                Net Cash Used in Investing Activities ................     (7,969,724)      1,099,362      (6,870,362)
                                                                         ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Cash received for common shares issued .......................      1,889,084              --       1,889,084
        Payments on notes payable ....................................       (800,001)       (321,642)     (1,121,643)
                                                                         ------------    ------------    ------------
                Net Cash Provided by Financing Activities ............      1,089,083        (321,642)        767,441
                                                                         ------------    ------------    ------------
NET CHANGE IN CASH ...................................................     (2,245,509)        870,880      (1,374,629)
CASH, BEGINNING OF PERIOD ............................................      4,409,014              --       4,409,014
                                                                         ------------    ------------    ------------
CASH, END OF PERIOD ..................................................   $  2,163,505    $    870,880    $  3,034,385
                                                                         ============    ============    ============


                                                         F-30

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:

         We have audited the accompanying consolidated balance sheets of Pacific Energy Resources Ltd. (the Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006 and 2005, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

         As discussed in Note 2 to the financial statements, in 2006 the Company adopted Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment."

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
January 7, 2008

                                   PACIFIC ENERGY RESOURCES LTD.
                                    CONSOLIDATED BALANCE SHEET

                                                                           DECEMBER 31,
                                                                   ------------------------------
                                                                       2006              2005
                                                                   -------------    -------------
ASSETS
CURRENT ASSETS
        Cash ...................................................   $  14,999,943    $   4,409,014
        Cash--restricted .......................................      73,653,936        3,100,099
        Accounts receivable ....................................       1,537,436          952,286
        Fair value of derivatives ..............................         916,768               --
        Prepaids and other current assets ......................       2,775,414          379,969
                                                                   -------------    -------------
                                                                      93,883,497        8,841,368
                                                                   -------------    -------------

LONG-TERM ASSETS
        Deferred charges, net ..................................       8,091,501        1,208,190
        Fair value of derivatives ..............................       1,854,967               --
        Performance bonds ......................................       1,660,060          259,268
        Deferred income taxes ..................................              --        3,080,964
        Asset retirement receivable ............................         584,823          542,698
        Property and equipment, net ............................         351,807           48,501
        Oil and gas properties, net successful efforts method ..      40,588,543        8,507,570
                                                                   -------------    -------------
                                                                      53,131,701       13,647,191
                                                                   -------------    -------------
                                                                   $ 147,015,198    $  22,488,559
                                                                   =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable and accrued liabilities ...............   $  10,537,401    $   1,573,531
        Due to related parties .................................           6,583           54,786
        Notes payable, current portion .........................       1,500,000        2,000,002
        Income taxes payable ...................................              --          119,500
        Other current liabilities ..............................         736,648               --
                                                                   -------------    -------------
                                                                      12,780,632        3,747,819
                                                                   -------------    -------------

LONG-TERM LIABILITIES
        Convertible debentures .................................              --          350,000
        Notes payable, net of current portion ..................      37,455,777        9,275,041
        Asset retirement obligations ...........................       1,654,677        1,176,430
        Other liabilities ......................................         272,162           65,402
                                                                   -------------    -------------
                                                                      39,382,616       10,866,873
                                                                   -------------    -------------
        Non-controlling interests (Note 16) ....................       7,754,770               --
                                                                   -------------    -------------

Commitments and contingencies (Note 15)

STOCKHOLDERS' EQUITY
        Preferred stock, $0.01 par value. Authorized
            50,000,000 shares and zero shares at
            December 31, 2006 and 2005, respectively;
            zero issued and outstanding ........................              --               --
        Common stock, $0.0001 par value. Authorized
            500,000,000 shares and 200,000,000 shares
            at December 31, 2006 and 2005, respectively;
            issued and outstanding 77,598,406 shares
            and 56,963,538 shares at December 31, 2006
            and 2005, respectively .............................           7,760            5,696
        Additional paid-in capital .............................      46,444,052       18,127,976
        Subscriptions and subscription receipts ................      61,127,685               --
        Accumulated deficit ....................................     (20,482,317)     (10,259,805)
                                                                   -------------    -------------
                                                                      87,097,180        7,873,867
                                                                   -------------    -------------
                                                                   $ 147,015,198    $  22,488,559
                                                                   =============    =============

      The accompanying notes are an integral part of these consolidated financial statements.


                                               F-32



                                    PACIFIC ENERGY RESOURCES LTD.
                                CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                   FOR THE YEARS ENDED,
                                                                       DECEMBER 31,
                                                       --------------------------------------------
                                                          2006             2005            2004
                                                       ------------    ------------    ------------

REVENUES
        Oil and gas production revenue .............   $ 11,235,905    $  7,243,847    $  1,149,569
        Unrealized gain (loss) on derivatives ......      2,771,735              --              --
        Realized gain (loss) on derivatives ........         28,975              --              --
        Gain on sale of assets .....................             --              --          91,144
        Other revenue ..............................        490,305          35,777          12,318
                                                       ------------    ------------    ------------
                                                         14,526,920       7,279,624       1,253,031
                                                       ------------    ------------    ------------

EXPENSES
        Production expenses ........................      3,779,338       2,484,914         690,233
        General and administrative .................      6,073,789       2,483,959         592,063
        Interest and financing .....................     10,083,981         403,579          83,599
        Depreciation, depletion and amortization ...      1,327,186         372,256          88,932
        Extinguishment of debt .....................        355,046              --              --
        General exploration ........................        104,032       4,422,392         152,081
                                                       ------------    ------------    ------------
                                                         21,723,372      10,167,100       1,606,908
                                                       ------------    ------------    ------------

LOSS BEFORE INCOME TAX .............................     (7,196,452)     (2,887,476)       (353,877)
        Income tax expense (benefit) (Note 12) .....      3,026,060      (1,255,964)       (149,000)
                                                       ------------    ------------    ------------
NET LOSS FOR THE YEAR ..............................   $(10,222,512)   $ (1,631,512)   $   (204,877)
                                                       ============    ============    ============
BASIC AND DILUTED LOSS PER SHARE (Note 18) .........   $      (0.17)   $      (0.05)   $      (0.02)
                                                       ============    ============    ============

       The accompanying notes are an integral part of these consolidated financial statements.


                                                F-33



                                                   PACIFIC ENERGY RESOURCES LTD.
                                     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                       FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

                                                                                        SUBSCRIPTIONS
                                                                                             AND
                                                   COMMON STOCK             PAID-IN     SUBSCRIPTION   ACCUMULATED
                                                   OUTSTANDING              CAPITAL       RECEIPTS       DEFICIT         TOTAL
                                            ---------------------------   ------------  ------------  ------------   ------------
                                               NUMBER         AMOUNT
                                            ------------   ------------
Balance at January 1, 2004 ..............     36,736,966   $ 10,008,147   $         --  $         --  $ (8,423,416)  $  1,584,731
Issuance of shares ......................      2,200,000        200,144             --            --            --        200,144
Reversed stock split of 3:1 .............    (25,957,977)            --             --            --            --             --
Issuance of shares for debt converted ...         73,333         15,703             --            --            --         15,703
Issuance of shares ......................        733,334        285,510             --            --            --        285,510
Reclassification to additional paid-in
    capital (Note 17) ...................             --    (10,508,125)    10,508,125            --            --             --

Net loss ................................             --             --             --            --      (204,877)      (204,877)
                                            ------------   ------------   ------------  ------------  ------------   ------------

Balance at December 31, 2004 ............     13,785,656          1,379     10,508,125            --    (8,628,293)     1,881,211
Issuance of shares for Petrocal
    Acquisition .........................     39,999,993          4,000      4,061,322            --            --      4,065,322
Issuance of shares for warrants exercised      1,622,017            161        533,859            --            --        534,020
Issuance of shares for debt converted ...      1,555,872            156        978,894            --            --        979,050
Stock-based compensation ................             --             --         58,956            --            --         58,956
Issuance of warrants ....................             --             --      1,986,820            --            --      1,986,820

Net loss ................................             --             --             --            --    (1,631,512)    (1,631,512)
                                            ------------   ------------   ------------  ------------  ------------   ------------

Balance at December 31, 2005 ............     56,963,538          5,696     18,127,976            --   (10,259,805)     7,873,867
Issuance of shares for warrants exercised      4,981,157            498      4,342,201            --            --      4,342,699
Issuance of shares for debt converted ...      4,737,447            474      3,252,885            --            --      3,253,359
Issuance of shares ......................     10,916,264          1,092     12,525,159            --            --     12,526,251
Stock-based compensation ................             --             --      1,652,126            --            --      1,652,126
Issuance of warrants ....................             --             --      6,543,705            --            --      6,543,705
Subscriptions ...........................             --             --             --    61,127,685            --     61,127,685

Net loss ................................             --             --             --            --   (10,222,512)   (10,222,512)
                                            ------------   ------------   ------------  ------------  ------------   ------------
Balance at December 31, 2006 ............     77,598,406   $      7,760   $ 46,444,052  $ 61,127,685  $(20,482,317)  $ 87,097,180
                                            ============   ============   ============  ============  ============   ============

                      The accompanying notes are an integral part of these consolidated financial statements.


                                                               F-34



                                                  PACIFIC ENERGY RESOURCES LTD.
                                              CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                               FOR THE YEARS ENDED,
                                                                                                   DECEMBER 31,
                                                                                   --------------------------------------------
                                                                                       2006            2005            2004
                                                                                   ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss ...............................................................   $(10,222,512)   $ (1,631,512)   $   (204,877)
        Adjustments to reconcile net loss to net cash from operating activities:
                Loss on extinguishment of debt .................................        355,046              --              --
                Gain on sale of assets .........................................             --              --         (91,144)
                Deferred income taxes ..........................................      3,080,964      (1,375,464)       (149,000)
                Depreciation, depletion and amortization .......................      1,327,186         372,256          88,932
                Accretion ......................................................      3,730,696          45,560           8,308
                Write off of accounts receivable ...............................             --              --          12,278
                Write-off of petroleum and natural gas interests ...............             --         276,288              --
                Stock compensation expense .....................................      1,652,126          58,956              --
                Non-cash financing expenses ....................................      5,017,423              --          46,050
                Non-cash exploration expense ...................................             --       3,500,000              --
        Changes in operating assets and liabilities:
                Cash--restricted ...............................................      3,100,099         (77,477)         (1,151)
                Accounts receivable ............................................          5,143        (742,002)        (97,665)
                Derivative asset ...............................................     (2,771,735)             --              --
                Prepaid expenses and other current assets ......................       (163,068)        125,857         (44,362)
                Accounts payable and accrued liabilities .......................      1,670,806        (105,075)        245,737
                Other liabilities ..............................................        206,760              --         193,058
                Income taxes ...................................................       (119,500)             --              --
                Due to related parties .........................................        (48,203)       (202,643)       (348,858)
                Due from joint venture participants ............................             --         (39,979)       (304,233)
                                                                                   ------------    ------------    ------------
                        Net Cash Provided By (Used In) Operating Activities ....      6,821,231         204,765        (646,927)
                                                                                   ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Cash paid for restricted and short-term investments ....................    (74,169,047)     (3,000,000)        (37,064)
        Petroleum and natural gas expenditures .................................     (7,794,217)       (158,484)        (89,453)
        Proceeds from sale of assets ...........................................             --              --         175,456
        Deferred charges .......................................................             --              --          22,458
        Cash acquired from Petrocal Acquisition Corp. ..........................             --         626,526              --
        Investment in Carneros Acquisition Corp. net of cash acquired ..........     (4,982,705)             --              --
                                                                                   ------------    ------------    ------------
                        Net Cash Provided by (Used in) Investing Activities ....    (86,945,969)     (2,531,958)         71,397
                                                                                   ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Cash received for common shares issued .................................     76,393,744         494,185         469,820
        Payments on notes payable ..............................................     (2,113,031)       (571,026)             --
        Cash received for notes payable and convertible debentures issued ......     16,434,954       6,682,489         147,061
                                                                                   ------------    ------------    ------------
                        Net Cash Provided By Financing Activities ..............     90,715,667       6,605,648         616,881
                                                                                   ------------    ------------    ------------

NET CHANGE IN CASH .............................................................     10,590,929       4,278,455          41,351
CASH, BEGINNING OF YEAR ........................................................      4,409,014         130,559          89,208
                                                                                   ------------    ------------    ------------
CASH, END OF YEAR ..............................................................   $ 14,999,943    $  4,409,014    $    130,559
                                                                                   ============    ============    ============

                     The accompanying notes are an integral part of these consolidated financial statements.


                                                              F-35

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--NATURE AND CONTINUANCE OF OPERATIONS

         On March 2, 2005, Pacific Energy Resources Ltd. ("PERL") acquired 100% of the outstanding shares of, and then merged with, PetroCal Incorporated ("PetroCal"), with PERL surviving as the continuing entity. PERL also acquired a 100% interest in PetroCal's wholly-owned subsidiary, Petrocal Acquisition Corp. ("PAC"), through this acquisition and merger.

         In May 2006, PERL formed Carneros Acquisition Corp. ("CAC"), which on June 29, 2006 acquired a 100% interest in Carneros Energy, Inc. ("CEI") and its wholly-owned subsidiary Gotland Oil, Inc. ("GOI").

         On October 13, 2006, the wholly-owned subsidiary El Ricoro Petroleum Corp. ("ERPC") was merged into PERL.

         PERL and its wholly-owned subsidiaries' (collectively referred to as the "Company") principal activities are acquisition, exploration and development of petroleum and natural gas properties primarily in Southern California.

ECONOMIC DEPENDENCE

         The Company's primary source of borrowings is the notes payable and credit facility from J. Aron & Company, an affiliate of Goldman, Sachs & Co. ("J. Aron"), and affiliates of Silver Point Capital ("Silver Point"). The notes and facility contain covenants and restrictions which provide these parties the ability to restrict the Company's cash sources through the lockbox mechanism (Note 9) as well as certain recourse upon an event of default. The Company's ability to continue viable operations is dependent upon maintaining good standing under these agreements. As of the date of these financial statements, management believes that the Company is in compliance with all covenants and restrictions under its notes and credit facilities.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

         These financial statements include the accounts of PERL and its wholly-owned subsidiaries PAC (from date of acquisition), ERPC (through merger date), CAC and its wholly-owned subsidiaries CEI and GOI (from date of acquisition), all of which are incorporated under the laws of the State of Delaware, except for GOI, which is incorporated under the laws of the State of Texas. All intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

         For purposes of the statement of cash flows, the Company considers all unrestricted highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

CASH--RESTRICTED

         The restricted cash consists of the proceeds from the issuance of common stock held in escrow pending the closing of the Company's acquisition of certain assets in the Beta oil field (the "Beta Unit") located offshore California, including Platforms Eureka, Elly and Ellen and 100% of the stock of San Pedro Bay Pipeline Company (Note 19). In March 2007, the cash was released upon satisfaction of the escrow release conditions.

ACCOUNTS RECEIVABLE

         Trade accounts receivable are recorded at the invoiced amount. The Company does not have any off-balance sheet credit exposure to its customers. The Company assesses credit risk and allowance for doubtful accounts on a customer specific basis and its historical experience has been only minor credit losses. For each of the years ended December 31, 2006, 2005 and 2004, the Company does not have an allowance for doubtful accounts because all accounts are considered collectible.

DERIVATIVES

         To minimize the effect of a downturn in oil and gas prices and protect its profitability and the economics of its development plans, from time to time the Company enters into crude oil and natural gas hedge contracts. Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, requires that all derivative instruments subject to the requirements of SFAS No. 133 be measured at fair value and recognized as assets or liabilities in the balance sheet. The accounting for changes in the fair

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

value of a derivative depends on the intended use of the derivative, and the resulting designation is generally established at the inception of a derivative. For derivative contracts that do not qualify for hedge accounting under SFAS No. 133, the contracts are recorded at fair value on the balance sheet with the corresponding unrealized gain or loss recorded on the income statement under the caption unrealized gain (loss) on derivatives.

         Generally, all derivatives, whether designated in hedging relationships or not, excluding those considered as normal purchases and normal sales, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge each period, changes in the fair value of the derivative and changes in the fair value of the hedged item attributable to the hedged risk are recognized in the statement of operations. If the derivative is designated as a cash flow hedge each period, the effective portions of the changes in fair value of the derivative are initially recorded in other comprehensive income and are recognized in the statement of operations when the hedged item is recognized. Ineffective portions of changes in the fair value of hedging instruments are recognized in the statement of operations immediately for both fair value and cash flow hedges.

PERFORMANCE BONDS

         Performance bonds are made up of time deposits, which are considered to be held to maturity investments and recorded at cost.

OIL AND GAS PROPERTIES AND PROPERTY AND EQUIPMENT

         The Company accounts for its oil and gas exploration and development costs using the successful efforts method. Geological and geophysical costs and the costs of carrying and retaining undeveloped properties are expensed as incurred. All costs for development wells, related plants and equipment, proved mineral interests in crude oil and natural gas properties, and related asset retirement obligation ("ARO") costs are capitalized. Costs of exploratory wells are capitalized pending determination of whether the wells found proved reserves. Costs of wells that are assigned proved reserves remain capitalized. Costs are also capitalized for exploratory wells that have found crude oil and natural gas reserves even if the reserves cannot be classified as proved when the drilling is completed, provided the exploratory well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project. All other exploratory wells and costs are expensed.

         Depreciation and depletion of oil and gas properties, leases, well equipment and facilities is computed using the unit-of-production method using total proved reserves or proved developed reserves as applicable. The capitalized costs of all other property and equipment are depreciated or amortized on a straight-line basis over their useful lives, which range from 4 to 10 years.

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets," the Company groups assets at the field level and periodically reviews the carrying value of its property and equipment to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that carrying value of the asset is greater than the estimated future undiscounted cash flows to be generated by such asset, then an impairment adjustment is recognized in the amount by which the carrying value of such asset exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates. When assets are sold, the applicable costs and accumulated depreciation and depletion are removed from the accounts and any gain or loss is included in income. Expenditures for maintenance and repairs are expensed as incurred.

         The Company has not booked any impairment allowances for the years ended December 31, 2006, 2005, and 2004.

ASSET RETIREMENT OBLIGATION

         The Company has significant obligations to plug and abandon oil and natural gas wells and related equipment at the end of oil and gas production operations. As required under SFAS No. 143, "Accounting for Asset Retirement Obligations," the fair value of a liability for an ARO is recorded as an asset and a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. The Company obtains estimates from third parties and uses the present value of estimated cash flows related to the ARO to determine the fair value. The capitalized abandonment costs are amortized with other property costs using the units-of-production method. The Company increases the liability monthly by recording accretion expense using its credit-adjusted interest rate. Accretion expense related to the ARO is included in depreciation, depletion and amortization in the Company's financial statements.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

REVENUE RECOGNITION

         Revenues associated with sales of crude oil and natural gas are recognized when title passes to the customer, net of royalties, discounts and allowances, as applicable. Revenues from crude oil and natural gas production from properties in which the Company has an interest with other producers are recognized on the basis of its net working interest using the entitlement method.

PRODUCTION TAXES

         Production taxes consist primarily of severance, production and ad valorem taxes.

STOCK BASED COMPENSATION

         Effective January 1, 2006, the Company adopted SFAS No. 123(R), "Share-Based Payment." Under the provisions of SFAS No. 123(R), stock-based compensation expense is based on the estimated fair value of options granted at the time of the grant. The fair value is recognized in current earnings as stock-based compensation expense with a corresponding increase in additional paid-in capital over the vesting period of the options. Upon the exercise of the stock options, consideration paid is recorded as an increase in capital. In the event that vested options expire, the previously recognized compensation expense associated with such stock options is not reversed. The amount of expense ultimately recognized will be based on the options that vest. Since management anticipates that the majority of issued options will vest and all deferred tax assets have been fully allowed for at December 31, 2006, the adoption of SFAS 123(R) did not have a significant impact on the recognition of expense related to the Company's stock options.

         Prior to January 1, 2006, the Company accounted for its stock options under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under the provisions of SFAS No. 123, the Company recognized expense over the vesting period of the options based on the fair value of the options at the grant date.

ENVIRONMENTAL EXPENDITURES

         Environmental expenditures that relate to ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or result in additional oil and gas reserves are capitalized.

         Liabilities related to future remediation costs are recorded when environmental assessments or cleanups, or both, are probable and the costs can be reasonably estimated. For crude oil and natural gas producing properties, a liability is recorded for an ARO.

INCOME TAXES

         Income taxes are provided based on the liability method of accounting. The provision for income taxes is based on reported pre-tax financial statement income. Deferred income tax assets and liabilities are recognized for the future expected tax consequences of temporary differences between income tax and financial reporting, and principally relate to differences in the tax bases of assets and liabilities and their reporting amounts using enacted tax rates in effect for the year in which differences are expected to reverse. If it is more likely than not that some or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

DEFERRED FINANCING FEES

         Financing fees and other costs related to long-term debt are deferred and amortized on a straight-line basis over the term of the related debt.

USE OF ESTIMATES

         The use of estimates by management is inherent in the preparation of financial statements. The amounts recorded for depletion and amortization of crude oil and natural gas interests, AROs, future tax provisions, and the fair value assigned to the debt and equity components of convertible debt are based on estimates. Assessments for impairments in asset carrying costs are based on independent estimates of the future cash flows from the Company's proved reserves. Such estimates result mainly from reserve studies, which are a subjective process that requires judgment in the evaluation of all available geological, geophysical, engineering and economic data. These estimates are subject to change as additional information and technologies become available. Although management uses its best estimates and judgments, actual results could differ from these estimates as future confirming events occur.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

PER SHARE AMOUNTS

         Basic earnings per share is calculated using the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated based on the treasury stock method, which assumes that any proceeds obtained on the exercise of options or warrants would be used to purchase common shares at the average price during the period.

ACCOUNTING FOR BUSINESS COMBINATIONS

         The Company has accounted for all of its business combinations using the purchase method, which is the only method permitted under SFAS No. 141, "Accounting for Business Combinations." Under the purchase method of accounting, a business combination is accounted for at a purchase price based upon the fair value of the consideration given, whether in the form of cash, assets, stock or the assumption of liabilities. The assets and liabilities acquired are measured at their fair values, and the purchase price is allocated to the assets and liabilities based upon these fair values. The excess of the fair value of assets acquired and liabilities assumed over the cost of an acquired entity, if any, is allocated as a pro rata reduction of the amounts that otherwise would have been assigned to certain acquired assets. The Company has not recognized any goodwill from any business combinations.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--An Interpretation of FASB Statement No. 109" ("FIN 48"), which became effective for the Company on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management's assessment is that its position is "more likely than not" (i.e., a greater than 50 percent likelihood) to be upheld in an audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. The interpretation is intended to provide better financial statement comparability among companies.

         Required annual disclosures include a tabular reconciliation of unrecognized tax benefits at the beginning and end of the period; the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate; the amounts of interest and penalties recognized in the financial statements; any expected significant impacts from unrecognized tax benefits on the financial statements over subsequent twelve-month reporting period; and a description of the tax years remaining to be examined in major tax jurisdictions.

         The adoption of FIN 48 did not have a material impact on the Company's consolidated financial statements.

         In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which will become effective for the Company on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The standard does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact to the Company, if any, from the adoption of SFAS No. 157 in 2008 will depend on its assets and liabilities at that time that are required to be measured at fair value.

         Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" requires that registrants quantify the impact on current period financial statements of correcting all misstatements, including both those occurring in the current period and the effect of reversing those that have accumulated from prior periods. SAB No. 108 was adopted on December 31, 2006. The adoption of SAB No. 108 had no effect on the Company's financial statements or on the results of its operations.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities," which permits an entity to measure certain financial assets and financial liabilities at fair value. The objective of SFAS No. 159 is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by the measurement of related assets and liabilities using different attributes, without having to apply complex hedge accounting provisions. Under SFAS No. 159, entities that elect the fair value option (by instrument) will report unrealized gains and losses in

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

earnings at each subsequent reporting date. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.

NOTE 3--FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash consists principally of commercial bank accounts at both December 31, 2006 and 2005 and are stated at cost, which approximates fair value.

         The carrying value of long-term debt approximates it fair value.

NOTE 4--CONCENTRATION OF CREDIT RISKS

         The Company maintains its cash accounts primarily with banks located in California. The total cash balances are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to $100,000 per bank. The Company's cash balances on deposit in six bank accounts in California at December 31, 2006 exceeded the balance insured by the FDIC in the amount of approximately $14,942,600.

         The Company sells oil and gas to pipelines, refineries and oil companies. Credit is extended based on an evaluation of the customer's financial condition and historical payment record.

         For each of the years ended December 31, 2006, 2005 and 2004, the Company has experienced only a minor credit loss on the sale of oil and gas.

         All of the Company's accounts receivable are due from entities in the oil and gas industry and are subject to normal industry credit risk. Concentration of credit risk is mitigated by having concentrations with credit worthy customers. The Company's largest customer makes up 59% and 63% of the accounts receivable balance at December 31, 2006 and 2005, respectively.

NOTE 5--BUSINESS ACQUISITIONS

ACQUISITION OF CARNEROS ENERGY, INC.

         On June 29, 2006, PERL, through its wholly-owned subsidiary CAC, acquired 100% of the outstanding shares of CEI and its wholly-owned subsidiary GOI, with operations and properties based in Kern County, California, for $27,172,151 in cash. Accordingly, this acquisition expanded the Company's operations in Southern California. CAC funded the acquisition through new debt issued to Laurus Master Fund, Ltd. ("Laurus") in the amount of $21.2 million and equity infused from PERL in the amount of approximately $6.1 million. Warrants were issued for CEI common stock to induce Laurus to fund the note. Additionally, an overriding royalty of 3.0% of CEI's and GOI's working interest was issued to Laurus.

         The Company has included CEI's results of operation in its statement of operations from June 29, 2006 forward.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Acquisition of 100% of CEI and GOI:

Assets Acquired:
        Petroleum and natural gas properties ....   $ 24,996,304
        Other assets ............................      2,659,118
                                                    ------------
                                                      27,655,422
                                                    ------------

Liabilities Assumed:
        Current liabilities .....................       (131,724)
        Asset retirement obligation .............       (351,547)
                                                    ------------
                                                        (483,271)
                                                    ------------
                                                    $ 27,172,151
                                                    ============

Payment for Net Assets Acquired:
        Long-term debt, net of costs ............   $ 20,458,000
        Liabilities assumed--Bonuses ............        589,151
        Cash in escrow ..........................      6,125,000
                                                    ------------
                                                    $ 27,172,151
                                                    ============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             PRO FORMA STATEMENTS OF COMBINED REVENUES AND EXPENSES
                                   (UNAUDITED)

         The following pro forma information reflects the combined revenues and expenses of PERL and CEI for the years ended December 31, 2006 and 2005:

                                                                   FOR THE YEAR ENDED,
                                                                    DECEMBER 31, 2006
                                                       --------------------------------------------
                                                           PERL            CEI         CONSOLIDATED
                                                       ------------    ------------    ------------
REVENUES
        Oil and gas production revenue .............   $ 11,235,905    $  3,069,822    $ 14,305,727
        Unrealized gain (loss) on derivatives ......      2,771,735              --       2,771,735
        Realized gain (loss) on derivatives ........         28,975              --          28,975
        Other revenue ..............................        490,305              --         490,305
                                                       ------------    ------------    ------------
                                                         14,526,920       3,069,822      17,596,742

EXPENSES
        Production expenses ........................      3,779,338         444,386       4,223,724
        Depreciation, depletion and amortization ...      1,327,186         835,491       2,162,677
        Interest and financing .....................     10,083,981                      10,083,981
        General and administrative .................      6,532,867       1,573,272       8,106,139
                                                       ------------    ------------    ------------
                                                         21,723,372       2,853,149      24,576,521

LOSS BEFORE INCOME TAX .............................     (7,196,452)        216,673      (6,979,779)
        Income tax expense (benefit) ...............      3,026,060              --       3,026,060
                                                       ------------    ------------    ------------
NET LOSS FOR THE YEAR ..............................   $(10,222,512)   $    216,673    $(10,005,839)
                                                       ============    ============    ============

Pro forma basic and diluted loss per share .........   $      (0.17)                   $      (0.16)

         The CEI column above is for the six months ended June 30, 2006 (prior to acquisition on June 29, 2006).

                                                                   FOR THE YEAR ENDED,
                                                                   DECEMBER 31, 2005
                                                       --------------------------------------------
                                                           PERL             CEI        CONSOLIDATED
                                                       ------------    ------------    ------------
REVENUES
        Oil and gas production revenue .............   $  7,243,847    $  3,815,003    $ 11,058,850
        Other revenue ..............................         35,777              --          35,777
                                                       ------------    ------------    ------------
                                                          7,279,624       3,815,003      11,094,627

EXPENSES
        Production expenses ........................      2,484,914       1,504,555       3,989,469
        Depreciation, depletion and amortization ...        372,256       1,811,990       2,184,246
        Interest and financing .....................        403,579              --         403,579
        General and administrative .................      6,906,351       1,530,727       8,437,078
                                                       ------------    ------------    ------------
                                                         10,167,100       4,847,272      15,014,372

LOSS BEFORE INCOME TAX .............................     (2,887,476)     (1,032,269)     (3,919,745)
        Income tax benefit .........................     (1,255,964)             --      (1,255,964)
                                                       ------------    ------------    ------------

NET LOSS FOR THE YEAR ..............................   $ (1,631,512)   $ (1,032,269)   $ (2,663,781)
                                                       ============    ============    ============

Pro forma basic and diluted loss per share .........   $      (0.05)                   $      (0.08)

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         The pro forma statements above include pro forma adjustments related to depletion of $292,979 and $525,828 for the years ended December 31, 2006 and 2005, respectively. The additional depletion resulted from the fair value adjustment of the oil and gas properties.

ACQUISITION OF JOINT VENTURE PARTNERS

         On March 2, 2005, PERL acquired 100% of the outstanding shares of, and then merged with, PetroCal, with PERL surviving as the continuing entity. PetroCal and its wholly-owned subsidiary PAC collectively owned 75% of a joint venture in oil and gas properties in the Los Angeles basin, of which PERL owned the other 25%, resulting in PERL having a 100% interest in the joint venture ("Joint Venture") after the acquisition. PERL issued 39,999,993 shares to acquire all of the outstanding share capital of PetroCal. PetroCal and PERL were both controlled by the same related parties. Accordingly, there was no substantive change in ownership of the assets and the transaction has been accounted for at the carrying amount of the related entities with no recognition of fair value. The share consideration issued has been recorded at the book value of the assets acquired.

         The Company has included the results of the Joint Venture in its operations from March 2, 2005 forward. Prior to that date the Company only included its 25% interest in the Joint Venture.

         Acquisition of 100% of PetroCal and CAC:

     Assets Acquired:
             Petroleum and natural gas properties .....   $  7,137,847
             Other assets .............................        719,079
                                                          ------------
                                                             7,856,926
                                                          ------------

     Liabilities Assumed:
             Current liabilities ......................       (956,850)
             Long-term liabilities ....................     (3,461,280)
                                                          ------------
                                                            (4,418,130)
                                                          ------------
                                                          $  3,438,796
                                                          ============

     Payment for Net Assets Acquired:
             Common stock issued ......................      4,065,322
             Cash acquired ............................       (626,526)
                                                          ------------
                                                          $  3,438,796
                                                          ============

NOTE 6--ASSET RETIREMENT RECEIVABLE

         The Company has an agreement with Chevron Corp. to be reimbursed an undiscounted aggregate of $1,428,000, or approximately $21,000 per well, for abandonment costs in the Wilmington oil field in Long Beach. The Company has discounted the receivable on the same basis followed in computing the ARO.

NOTE 7--OIL AND GAS PROPERTIES AND PROPERTY AND EQUIPMENT

         Property and equipment are as follows:

                                                   ACCUMULATED
                                                   DEPRECIATION/
                                        COST         DEPLETION         NET
                                    ------------   ------------   ------------
DECEMBER 31, 2006
Vehicles ........................   $    163,602   $     26,860   $    136,742
Office equipment and software ...        230,728         19,283        211,445
Other ...........................          4,526            906          3,620
                                    ------------   ------------   ------------
                                    $    398,856   $     47,049   $    351,807
                                    ============   ============   ============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005
Vehicles ........................   $     35,000   $      7,000   $     28,000
Office equipment and software ...         18,968          2,540         16,428
Other ...........................          4,526            453          4,073
                                    ------------   ------------   ------------
                                    $     58,494   $      9,993   $     48,501
                                    ============   ============   ============

         Oil and gas properties are as follows:

DECEMBER 31, 2006
        Proved properties including
          lease and well equipment .........................   $35,844,022   $ 2,369,479   $33,474,543

Unproved properties
        Undeveloped ........................................     1,411,000            --     1,411,000
        In process of development ..........................     2,957,000            --     2,957,000
        Beta Unit acquisition costs ........................     2,746,000            --     2,746,000
                                                               -----------   -----------   -----------
                                                               $42,958,022   $ 2,369,479   $40,588,543
                                                               ===========   ===========   ===========

DECEMBER 31, 2005
        Proved properties including lease and well equipment   $ 9,501,374   $   993,804   $ 8,507,570
                                                               ===========   ===========   ===========

         In December 2005, as part of an agreement to acquire a 40% working interest in an exploration project in Pacific Creek, Wyoming, the Company paid $4.0 million for a 3D seismic data survey (the "Survey"). During 2006, the Company started drilling one exploratory well and has incurred and capitalized approximately $2,957,000 of costs related to this project through December 31, 2006.

         In accordance with generally accepted accounting principles in the United States ("GAAP"), under the successful efforts method of accounting for petroleum and natural gas operations (Note 2), the total amount of the $4.0 million has been expensed. Although no value has been recorded in the financial statements, the payment of the amounts for the Survey will allow the Company the opportunity to earn a 40% working interest in the project.

NOTE 8--DEFERRED FINANCING CHARGES

                                                        2006           2005
                                                    -----------    -----------
     Deferred charges, opening ..................   $ 1,208,190    $        --
     Deferred financing costs incurred ..........     8,459,811      1,208,190
     Amortization ...............................    (1,576,500)            --
                                                    -----------    -----------
                                                    $ 8,091,501    $ 1,208,190
                                                    ===========    ===========

NOTE 9--NOTES PAYABLE

LAURUS MASTER FUND LTD. 2006 FINANCING

         On June 29, 2006, PERL's wholly-owned subsidiary, CAC, entered into a Securities Purchase Agreement with Laurus for proceeds of $21.2 million pursuant to a Secured Term Note (the "Laurus Note"), the proceeds of which were used to purchase CEI and its wholly-owned subsidiary GOI.

         The Laurus Note is secured by substantially all of CAC's, CEI's, and GOI's assets.

         The Laurus Note bears interest at prime rate plus 2% (10.25% at December 31, 2006). The interest rate has floor of 8% and is payable monthly. The minimum principal and interest amount to be paid is $150,000 per month. The exact amount to be paid monthly for principal and interest equals 75% of the operating revenues of CAC, CEI and GOI before general and administrative expenses have been deducted. The total payment will be applied first to interest and then against principal. The maturity date of the note is May 31, 2009.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Warrants to purchase 27,521.766 shares of CEI common stock were issued to Laurus. Upon the exercise in full of the warrants, Laurus or the holder will own 45% of CEI. The warrants are reported in the financial statements as non-controlling interest based on Accounting Principles Board Opinion No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants."

         As required by GAAP, the Company separated the liability and equity components of the Laurus Note. The Company determined the fair value of the liability component of the Laurus Note by calculating the present value of the associated cash flows using a discount rate that reflects its underlying rate of borrowing. Since CEI's stock is not publicly traded, the Company determined the fair value of warrants at the issue date of the Laurus Note by using the acquisition price the Company paid for the stock of CEI. The resulting pro rata fair values of the liability component of the Laurus Note and warrants were $13,445,230 and $7,754,770, respectively. The liability will be accreted to $21,200,000 over the term of the Laurus Note through the recording of an interest expense until the Laurus Note is paid in full.

         The master security agreement entered into in connection with the Laurus Note requires a lockbox mechanism whereby all of CAC's, CEI's and GOI's production revenue cash receipts are swept daily. Any funds remaining after the payment of principal and interest are disbursed monthly to CEI and GOI.

         The 2006 activity of the Laurus Note is as follows:

                                     LIABILITY COMPONENT       EQUITY COMPONENT
                                ----------------------------   (NON-CONTROLLING
                                                                  INTEREST)
                                                                 FAIR VALUE
                                 FACE VALUE    CARRYING VALUE     (NOTE 16)
                                ------------    ------------    ------------
Balance at December 31, 2005    $         --    $         --    $         --
Proceeds ....................     21,200,000      13,445,230       7,754,770
Accretion ...................             --         645,998              --
Payments ....................       (429,580)       (429,580)             --
                                ------------    ------------    ------------
Balance at December 31, 2006    $ 20,770,420    $ 13,661,648    $  7,754,770
                                ============    ============    ============

CREDIT FACILITY

         On November 30, 2006, PERL entered into a $100 million Credit and Guaranty Agreement ("Credit Facility") with J. Aron and affiliates of Silver Point. Interest on the Credit Facility accrues at an annual rate equal to the greater of 12.75% and the adjusted Eurodollar Rate plus 7.75% and is paid quarterly in arrears (the applicable interest rate was 13.25% at December 31, 2006). Principal payments due quarterly are equal to 90% of Adjusted Net Cash Flow as defined in the agreement. The Credit Facility matures November 29, 2010 and includes a prepayment penalty for any payment prior to November 30, 2009 in an amount equal to the unpaid scheduled interest payments on the prepaid principal amounts calculated through November 30, 2009.

         In addition to interest on the outstanding advances on the Credit Facility, each lender received, or will receive, its proportionate share of:

         1) an aggregate 6.5% overriding royalty interest in any properties outside of Wyoming, and an aggregate 6.0% net profits interest in any properties in Wyoming, that are acquired or earned while the debt is outstanding; however, the interests do not become effective until the debt is paid in full;

         2) an aggregate 6.5% overriding royalty interest in all Los Angeles basin properties and a 5.5% overriding royalty interest in the Beta Unit properties, upon the earlier of payment of the debt in full or December 31, 2010;

         3) warrants to purchase 25,451,364 shares of PERL's common stock exercisable at CAD $1.42 (U.S. $1.25 at December 31, 2006). The warrants vest based on funding advances defined in the agreement (23,633,409 were vested at December 31, 2006) and have a life of five years from grant date (Note 17);

         4) a funding fee of $650,000 at closing and 1% of any funds borrowed after closing and a commitment fee of $5,000,000 payable in 2007;

         5) an additional one-time interest payment of $500,000 payable on December 31, 2007;

         6) a facility fee of 1% per annum on the unused commitment balance payable quarterly; and

         7) a ticking fee on the funds placed in escrow in connection with the Beta Unit acquisition at a rate of 12.75% per annum commencing on November 30, 2006 and continuing to the March 7, 2007 closing of the Beta Unit acquisition.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Upon meeting all conditions of the Credit Facility and closing of the Beta Unit acquisition, the lenders received a first priority lien on substantially all of the Company's assets, including the Beta Unit, but excluding the assets of CAC, CEI and GOI.

         The Credit Facility provides for certain financial statement and environmental reporting as well as negative financial covenants such as current ratio, debt to EBITDA ratio and collateral coverage ratios. The Company is also required to purchase certain oil and gas production hedging contracts upon failure to meet certain ratios and proved and developed oil and gas projections.

         The Credit Facility requires a lockbox mechanism whereby all of PERL's and its subsidiaries' (excluding CAC, CEI and GOI), production revenue cash receipts are swept daily. PERL facilitates the payment of operating and production expenses through requests to J. Aron to advance funds to make the required payments. The Credit Facility contains restrictions as to the type and amount of expenses which may be incurred, including a limit of $2 million per quarter on administration expenses.

         As of December 31, 2006, the Company had received advances under the Credit Facility totaling $28.2 million, with an additional $36.8 million in an escrow account and considered the property of the lenders pending its release from escrow upon closing of the Beta Unit acquisition. The $28.2 million was utilized to pay off $9.8 million in outstanding debt, $2.9 million in loan and legal fees, with $15.5 million remaining in cash available for approved plan of development expenditures.

         As required by GAAP, the Company separated the liability and equity components of the Credit Facility. The Company determined the fair value of the liability component of the Credit Facility by calculating the present value of the associated cash flows using a discount rate that reflects its underlying rate of borrowing. The Company determined the fair value of warrants at the issue date of the Credit Facility using the Black-Scholes pricing model. The resulting pro rata fair values of the liability component of the Credit Facility and warrants were $25,233,452 and $2,912,501 (Note 17), respectively. The liability will be accreted to $28,145,953 over the term of the Credit Facility through the recording of an interest expense until the Credit Facility is paid in full.

         The 2006 activity of the Credit Facility is as follows:

                                       LIABILITY COMPONENT           EQUITY
                                   ---------------------------     COMPONENT
                                    FACE VALUE   CARRYING VALUE   FAIR VALUE
                                   ------------   ------------   ------------
Balance at December 31, 2005 ...   $         --   $         --   $         --
Proceeds .......................     28,145,953     25,233,452      2,912,501
Accretion ......................             --         60,677             --
                                   ------------   ------------   ------------
Balance at December 31, 2006 ...   $ 28,145,953   $ 25,294,129   $  2,912,501
                                   ============   ============   ============

         The future annual principal payments for all notes described above are as follows:

         YEAR ENDED DECEMBER 31
         ----------------------------------------
         2007....................................           $  1,500,000
         2008....................................              1,500,000
         2009....................................             20,770,419
         2010....................................             15,185,358

LAURUS MASTER FUND LTD. 2005 FINANCING

         On December 23, 2005, the Company entered into a Securities Purchase Agreement (the "2005 Agreement") with Laurus for proceeds of $13.0 million consisting of an $8.0 million secured term note and a $5.0 million secured convertible note. As part of the 2005 Agreement, Laurus received a 1.5% overriding royalty on the Company's Los Angeles basin oil and gas properties, a 33% interest in whatever interest, if any, the Company obtains in its Pacific Creek prospect in Wyoming, and warrants to purchase 3,714,286 shares of PERL's common stock (1,857,143 warrants exercisable at CAD$0.99 per share and 1,857,143 warrants exercisable at CAD$1.19 per share), which were exercised in full in August 2006.

         The notes were secured by substantially all of the Company's assets at December 31, 2005 and a pledge of all PAC outstanding common stock and guaranteed by PAC.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         Upon early extinguishment of the term note and convertible note in November 2006, the Company recognized a prepayment penalty of approximately $599,000 and a loss of $355,046.

         The 2006 activity of the notes is as follows:

                                             LIABILITY COMPONENT
                                         ----------------------------
                                          FACE VALUE    CARRYING VALUE
                                         ------------    ------------
     Convertible Notes:
     Balance at December 31, 2005 ....   $  5,000,000    $  4,494,303
     Converted to common stock .......     (2,604,475)     (2,341,060)
     Accretion .......................             --         177,570
     Payments ........................     (2,395,525)     (2,330,813)
                                         ------------    ------------
     Balance at December 31, 2006 ....   $         --    $         --
                                         ============    ============

     Non-Convertible Notes:
     Balance at December 31, 2005 ....   $  8,000,000    $  6,780,740

     Accretion .......................             --         318,977
     Payments ........................     (8,000,000)     (7,099,717)
                                         ------------    ------------
     Balance at December 31, 2006 ....   $         --    $         --
                                         ============    ============

NOTE 10--CONVERTIBLE DEBENTURES

         During 2006, $350,000 of convertible debentures were converted into 536,316 shares of common stock at an average price of CAD $0.75 per share for an increase in common stock and additional paid-in capital of $403,379.

                                          FACE VALUE
                                         ------------
     10%, due June 16, 2006 ..........   $    200,000
     7%, due December 8, 2007 ........        150,000
                                         ------------
     Balance at December 31, 2005 ....        350,000
     Converted into common stock .....       (350,000)
                                         ------------
     Balance at December 31, 2006 ....   $         --
                                         ============

NOTE 11--ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

         The following table summarizes the changes in the Company's abandonment obligations:

                                                     ASSET           ASSET
                                                   RETIREMENT     RETIREMENT
                                                   OBLIGATION     RECEIVABLE     NET AMOUNT
                                                  ------------   ------------   ------------
Balance at December 31, 2004 ..................   $    241,201   $    125,902   $    115,299
                                                  ------------   ------------   ------------
Acquisition of PetroCal and PAC (Note 5) ......        850,479        377,706        472,773
Accretion .....................................         84,750         39,090         45,660
                                                  ------------   ------------   ------------
Balance at December 31, 2005 ..................      1,176,430        542,698        633,732
Acquired through acquisition of CEI (Note 5) ..        351,547             --        351,547
Additions .....................................         16,756             --         16,756
Accretion .....................................        109,944         42,125         67,819
                                                  ------------   ------------   ------------
Balance at December 31, 2006 ..................   $  1,654,677   $    584,823   $  1,069,854
                                                  ============   ============   ============

         The Company estimates that the total undiscounted amount of cash flows required to settle its AROs is approximately $3,661,000 and $2,929,000 at December 31, 2006 and 2005, respectively, which will be incurred between 2008 and 2024.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12--INCOME TAXES

         The Company has recorded losses in the past three years and the Company no longer meets the criteria required to recognize a deferred tax asset. Accordingly, the Company has increased its valuation allowance against the related deferred tax asset and have correspondingly recorded a net non-cash tax provision of $3,026,060 for the year ended December 31, 2006.

         For the years ended December 31, 2006, 2005 and 2004 the provision for income taxes consists of the following:

                               2006           2005           2004
                           -----------    -----------    -----------
Current
    Federal ............   $   (64,569)   $        --    $        --
    State ..............         9,665        119,500             --
                           -----------    -----------    -----------
                               (54,904)       119,500             --
Deferred
    Federal ............     2,576,000     (1,174,600)      (127,000)
    State ..............       504,964       (200,864)       (22,000)
                           -----------    -----------    -----------
                             3,080,964     (1,375,464)      (149,000)
                           -----------    -----------    -----------
                           $ 3,026,060    $(1,255,964)   $  (149,000)
                           ===========    ===========    ===========

         The reconciliation of provision for income taxes at the effective federal statutory rate is as follows:

                                                              2006           2005           2004
                                                          -----------    -----------    -----------
Federal Statutory rate (34.0%) ........................   $(2,446,800)   $  (981,800)   $  (120,300)
Increase (decrease) in taxes resulting from:
    State income tax, net of federal benefit (8.84%) ..      (636,200)      (255,300)       (31,300)
Permanent differences .................................     3,519,000        (14,900)           700
Other .................................................      (183,740)        (3,964)         1,900
Change in valuation allowance effecting Provision
  for income taxes ....................................     2,773,800             --             --
                                                          -----------    -----------    -----------
                                                          $ 3,026,060    $(1,255,964)   $  (149,000)
                                                          ===========    ===========    ===========

         The Company has approximate net operating loss and other carryforwards for federal and California income tax purposes as of December 31, 2006 as follows:

                                         FEDERAL          CALIFORNIA
                                       ------------     -------------
     Net Operating Loss...........     $ 31,450,000     $  26,400,000
     Statutory depletion..........     $  5,100,000     $  6,700,000

         The Company's net operating loss carryforwards are available to reduce future years' taxable income, subject to limitation as to use, and expire through 2025. The statutory depletion carryforwards can be utilized over an indefinite period.

         Summary of temporary differences giving rise to future income tax asset:

                                                          2006          2005
                                                      -----------   -----------
Deferred tax assets
        Stock based compensation ..................   $   755,000   $        --
        Retention bonus ...........................       147,800            --
        Net operating losses ......................    13,473,000     2,030,600
        Asset retirement obligation ...............       708,000       509,000
        Tax basis of petroleum and natural gas
          properties in excess of book ............            --       530,100
        Statutory depletion .......................     2,303,000       243,800
                                                      -----------   -----------
                                                       17,386,800     3,313,500
                                                      -----------   -----------

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                          2006          2005
                                                      -----------   -----------
Deferred tax liabilities
        Asset retirement receivable ...............       250,000       232,536
        Book basis of petroleum and natural gas
          properties in excess of tax .............    10,408,800            --
        Hedge income ..............................     1,187,000            --
                                                      -----------   -----------
                                                       11,845,800       232,536
                                                      -----------   -----------
Valuation allowance ...............................     5,541,000            --
                                                      -----------   -----------
                                                      $        --   $ 3,080,964
                                                      -----------   -----------

NOTE 13--RELATED PARTY TRANSACTIONS

         In addition to items disclosed elsewhere, the year end balances referred to below are non-interest bearing, unsecured and due on demand. During 2005, the Company acquired its partners in the Joint Venture (Note 5). All of the Joint Venture participants were related by management. Balances due to or from Joint Venture participants have arisen from the operation of the Joint Venture.

          a) In 2005, $925,000 of convertible debentures issued to a private company owned by the Company's President were converted into common stock.

          b) As of December 31, 2006 and 2005, the Company owed $6,583 and $54,786, respectively, to various related parties for amounts incurred by the related parties on the Company's behalf.

          c) During the year ended December 31, 2006, the Company incurred legal costs of approximately $301,000 paid to a law firm owned and operated in part by one of its directors. At December 31, 2006, the balance owing to the law firm was approximately $43,000.

          d) On December 31, 2006, the Company forgave and recorded as a compensation expense approximately $216,000 in advances previously made to certain of its officers.

NOTE 14--COMMODITY DERIVATIVE INSTRUMENTS

         The Company generally sells its oil and gas under short-term market-based contracts. Derivative financial instruments, options, and swaps may be used to hedge the impact of oil and natural gas price fluctuations.

         A summary of these contracts in place at December 31, 2006 follows:

                                    CRUDE OIL

                                VOLUME                     STRIKE PRICE
EXPIRY                       (BBL/PERIOD)     TYPE          (U.S.$/BBL)
---------------------------  ------------  -----------  ------------------
November 2007..............     118,429       Swap            52.87
November 2008..............     120,558       Swap            55.51
November 2009..............     112,374       Swap            55.13
November 2010..............     105,752       Swap            54.35

         At December 31, 2006 and 2005, the derivative assets on the consolidated balance sheet reflect the net unrealized gain position of $2.8 million and none, respectively, for contracts outstanding on those dates.

         For the years ended December 31, 2006 and 2005, the total unrealized gain on the consolidated statement of operations was $2.8 million and none, respectively. The financial impact of the settlement of contracts during the years ended December 31, 2006 and 2005 was a realized gain of $29,000 and none, respectively.

NOTE 15--COMMITMENTS AND CONTINGENCIES

CONTRACTUAL OBLIGATIONS

         Operating Leases

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         The Company has non-cancelable operating leases for its office facilities. The leases have scheduled increases, require the Company to pay its share of operating costs and expire from 2009 to 2011. The leases include an option to extend the term of the lease for three years. Rent expense recorded under the operating leases was approximately $70,500, $11,100, and none for the years ended December 31, 2006, 2005, and 2004, respectively.

         Future minimum payments under operating leases for the next five years as of December 31, 2006 are as follows:

         2007.........................    $  230,504
         2008.........................    $  238,290
         2009.........................    $  230,042
         2010.........................    $   64,605
         2011.........................    $   66,543

DRILLING COMMITMENTS

         The Company shares interests in various oil and gas properties with other companies. The Company may be required to provide funds for drilling and completion costs related to these oil and gas properties. At December 31, 2006, the Company's total drilling commitment was approximately $8.0 million.

NOTE 16--NON-CONTROLLING INTERESTS

         As part of the debt financing for the Company's acquisition of CEI and GOI (Note 5), warrants to purchase 27,521.766 shares of CEI common stock were issued to Laurus. The exercise price for the warrants is $0.01 per share. The warrants become exercisable when the Laurus Note is paid in full. Since CEI's stock is not publicly traded, the fair value of the warrants was based on the purchase price paid by the Company for CEI's stock in relationship to the fair value of the debt. The warrants are assignable, contain anti-dilutive rights, and have no expiration date. Upon exercise of the warrants in full, Laurus will own 45% of CEI's outstanding common stock. The non-controlling interest is recorded at fair value each reporting period. However, management believes there has been no material change in fair value from the balance originally recorded.

NOTE 17--STOCKHOLDERS' EQUITY

AUTHORIZED

         In June 2006, the Company's certificate of incorporation was amended to authorize 50,000,000 shares of preferred stock with a par value of $0.01 per share, the specific rights and preferences of which will be determined upon issuance.

         500,000,000 and 200,000,000 shares of common stock with a par value of $0.0001 per share were authorized at December 31, 2006 and 2005, respectively.

         Included in outstanding stock and warrants is 10,916,264 shares and warrants to purchase 5,458,133 shares of PERL's common stock, which were held in escrow. The proceeds of $12,526,251, along with the aforementioned warrants and shares, were released from escrow upon closing of the Beta Unit acquisition (See
Note 19).

SUBSCRIPTION RECEIPTS

         In conjunction with the funding of the Beta Unit acquisition, in November and December 2006 PERL issued 53,758,807 subscription receipts, at a price of CAD $1.30 per subscription receipt, for gross proceeds of approximately $61,127,685 held in escrow at December 31, 2006 pending closing of the acquisition. Each subscription receipt entitled the holder to receive one share of PERL common stock and one-half warrant to purchase PERL common stock to be issued upon the closing of the Beta Unit acquisition and release of funds from the escrow account. In March 2007, the Beta Unit acquisition was consummated and escrow release conditions satisfied (See Note 19).

STOCK OPTIONS

         The Company has a stock option plan for its directors, officers, employees and key consultants. The total number of options authorized for issuance under the stock option plan was 5,878,299 at December 31, 2006.

         The Company adopted SFAS No. 123(R) to account for its stock option plan beginning January 1, 2006. This standard requires the Company to measure the cost of employee service received in exchange for an award of equity instruments based on the grant date fair value of the award. Total compensation cost recognized as income was approximately $1,652,000, $59,000 and none for the years ended December 31, 2006, 2005, and 2004, respectively.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

         The fair value of each stock option award is estimated on the date of grant using the Black-Scholes pricing model, which uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of PERL's stock. The Company uses historical data to estimate option exercises and employee terminations within the valuation model. The expected term of options granted is based on historical exercise behavior and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the options is based on U.S. Treasury rates in effect at the time of the grant.

                                                       2006         2005
                                                     --------     --------

Risk-free interest rate (%)......................       4.84         4.49
Expected term (in years).........................      2.8-5         4.94
Weighted-average volatility (%)..................       99.5       174.74
Expected dividends...............................        0.0          0.0

         The following table summarizes information related to stock options outstanding and exercisable as of December 31, 2006:

                                             OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                                   --------------------------------------   -------------------------
                                                     WEIGHTED    WEIGHTED                    WEIGHTED
                                                     AVERAGE     AVERAGE                     AVERAGE
                                                    REMAINING    EXERCISE                    EXERCISE
                                     NUMBER OF      CONTRACTUAL   PRICE          NUMBER       PRICE
EXERCISE PRICE (CAD$)                 OPTIONS      LIFE (YEARS)   (CAD$)      OUTSTANDING     (CAD$)
--------------------------------   -------------  -------------  --------   --------------  ---------
$0.84.......................         3,150,000          3.92      $ 0.84         984,375     $ 0.84
$0.84.......................           100,000          1.92      $ 0.84          31,250     $ 0.84
$1.40 to 1.60...............         1,710,000          2.50      $ 1.55         750,000     $ 1.55
                                   -------------  -------------  --------   --------------  ---------
                                     4,960,000          3.39      $ 1.15       1,765,625     $ 1.15
                                   =============  =============  ========   ==============  =========

         The following is a summary of stock option activity for the years ended December 31, 2006 and 2005:

                                                DECEMBER 31, 2006               DECEMBER 31, 2005
                                          ------------------------------  ------------------------------
                                                            WEIGHTED                       WEIGHTED
                                                        AVERAGE EXERCISE                AVERAGE EXERCISE
                                           NUMBER OF    PRICE PER SHARE    NUMBER OF    PRICE PER SHARE
                                            OPTIONS          (CAD$)         OPTIONS         (CAD$)
                                          ------------  ---------------  -------------  ----------------
Outstanding, beginning of year........      3,350,000       $ 0.84                --           --
Granted during the year...............      2,010,000       $ 1.55         3,350,000       $ 0.84
Forfeited during the year.............       (400,000)      $ 1.18                --       $ 0.84
                                         -------------  -------------   -------------   -------------
Outstanding, end of year..............      4,960,000       $ 1.15         3,350,000       $ 0.84
                                         -------------  -------------   -------------   -------------
Exercisable, end of year..............      1,765,625       $ 1.15                --       $   --
                                         =============  =============   =============   =============
Available for future grant............        518,299       $  --          2,528,299       $   --
                                         =============  =============   =============   =============

         The grant date weighted-average fair value of options granted during 2006 and 2005 was $0.86 and $0.64 per option, respectively.

         As of December 31, 2006, there was approximately $1,820,400 of total unrecognized compensation cost related to stock options granted under the plan. This cost is expected to be recognized over a weighted-average period of 1.5 years.

                                                           STOCK OPTIONS YEAR ENDED
                                                                 DECEMBER 31,
                                                           ------------------------
                                                              2006          2005
                                                           -----------  -----------
Weighted-average grant date fair value of options issued   $      0.86  $      0.64
Total intrinsic value of options outstanding ...........   $ 1,670,500  $   335,000
Total intrinsic value of options exercisable ...........   $   522,000  $        --

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                         DECEMBER 31, 2006
                                     -------------------------------------------------------
                                                     WEIGHTED                     WEIGHTED
                                       NUMBER OF  AVERAGE GRANT-   NUMBER OF   AVERAGE GRANT
                                        OPTIONS     DATE FAIR      OPTIONS    DATE FAIR VALUE
                                        VESTED     VALUE VESTED   NON-VESTED     NON-VESTED
                                     -----------   -----------   -----------    -----------
Outstanding, beginning of year ...            --   $        --     3,350,000    $ 2,140,757
Granted during the year ..........            --            --     2,010,000      1,728,600
Forfeited during the year ........            --            --      (400,000)      (359,392)
                                     -----------   -----------   -----------    -----------
Vested during the year ...........     1,765,625       431,393    (1,765,625)      (431,393)
                                     -----------   -----------   -----------    -----------
Outstanding, end of year .........     1,765,625   $   431,393     3,194,375    $ 3,078,572
                                     ===========   ===========   ===========    ===========

WARRANTS

                                                              DECEMBER 31, 2006            DECEMBER 31, 2005
                                                         --------------------------    --------------------------
                                                           NUMBER          AMOUNT         NUMBER         AMOUNT
                                                         -----------    -----------    -----------    -----------
Balance, beginning of year ...........................     5,771,521    $ 1,986,820      2,888,889    $        --
Granted during the year ..............................     2,401,400      2,981,525             --             --
December 2005 securities purchase agreement (Note 9) .            --             --      3,714,286      1,733,630
November 2006 credit agreement (Note 9) ..............    25,451,364      2,909,264             --             --
Issued with U.S. shares in escrow ....................     5,458,133             --             --             --
Agent warrants on U.S. private placements ............       818,720             --             --             --
Finders fee per U.S. private placement ...............     2,802,958        652,916        790,363        253,190
Converted on issuance of shares ......................    (4,981,157)    (1,733,630)    (1,622,017)            --
                                                         -----------    -----------    -----------    -----------
Balance, end of year .................................    37,722,939    $ 6,796,895      5,771,521    $ 1,986,820
                                                         ===========    ===========    ===========    ===========

DECEMBER 31, 2006 OUTSTANDING AND EXERCISABLE

                                          WARRANTS OUTSTANDING                  WARRANTS EXERCISABLE
                                ------------------------------------------   -----------------------------
                                                 WEIGHTED
                                                 AVERAGE        WEIGHTED
                                                REMAINING        AVERAGE                       WEIGHTED
                                               CONTRACTUAL      EXERCISE                      AVERAGE
EXERCISE PRICE                     NUMBER      LIFE (YEARS)       PRICE          NUMBER     EXERCISE PRICE
-----------------------------   ------------  -------------   ------------   ------------   --------------
$1.60 to $1.70 CAD......          2,401,400         4.42       $  1.62CAD      2,401,400      $ 1.62CAD
$0.90 U.S...............            790,363         1.99       $ 0.90U.S.        790,363      $0.90U.S.
$1.42 CAD...............         28,254,322         4.90       $  1.42CAD      3,503,897      $ 1.42CAD
$1.70 CAD...............          5,458,134         3.00       $  1.70CAD             --      $      --
$1.625 to $1.95 CAD.....            818,720         3.00       $  1.79CAD             --      $      --
                                ------------  -------------   ------------   ------------   --------------
                                 37,722,939         4.49       $  1.47CAD      6,695,660      $ 0.89CAD*
                                ============  =============   ============   ============   ==============

* Assumes exchange rate of $1.00 U.S. = $1.00CAD.

DECEMBER 31, 2005 OUTSTANDING AND EXERCISABLE

                                          WARRANTS OUTSTANDING                  WARRANTS EXERCISABLE
                                ------------------------------------------   -----------------------------
                                                 WEIGHTED
                                                 AVERAGE        WEIGHTED
                                                REMAINING        AVERAGE                       WEIGHTED
                                               CONTRACTUAL      EXERCISE                      AVERAGE
EXERCISE PRICE                     NUMBER      LIFE (YEARS)       PRICE          NUMBER     EXERCISE PRICE
-----------------------------   ------------  -------------   ------------   ------------   --------------
$0.60 to $1.19 CAD...........     4,981,158         3.85       $  0.97CAD      4,981,158      $ 0.97CAD
$0.88 U.S....................       790,363         3.00       $ 0.88 U.S.       790,363      $ 0.88 U.S.
                                ------------  -------------   ------------   ------------   --------------
                                  5,771,521         3.73       $  0.96CAD*     5,771,521      $ 0.96CAD*
                                ============  =============   ============   ============   ==============

* Assumes exchange rate of $1.00 U.S. = $1.00CAD.

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18--EARNINGS PER SHARE

         (a) BASIC: Earnings (loss) per share ("EPS") are calculated using the weighted average number of shares outstanding during each of the years presented in these consolidated financial statements. The following table sets forth the weighted average number of common shares outstanding as of December 31, 2006, 2005 and 2004:

         YEAR                                        OUTSTANDING
         ----                                        -----------
         2006...................................     61,138,453
         2005...................................     33,597,139
         2004...................................     12,993,254

         (b) DILUTED: Diluted earnings per share is calculated based on the treasury stock method, which assumes that any proceeds obtained on the exercise of options or warrants would be used to purchase common shares at the average price during the period. For the years ended December 31, 2006, 2005 and 2004, the assumed exercise of outstanding stock options and warrants would not have had a dilutive effect on EPS.

NOTE 19--SUBSEQUENT EVENTS

BETA UNIT ACQUISITION

         PERL signed purchase and sale agreements with Aera Energy LLC ("AERA") (a Shell-Exxon Mobil joint venture) and SWEPI, LP (a Shell subsidiary) in November 2006 and with Noble Energy, Inc. in February 2007 to purchase their collective 100% ownership interests in the Beta Unit. The agreements required PERL to deposit $90.0 million in U.S. Treasury notes in a supplemental bond decommissioning trust account for abandonment and decommissioning purposes, provide an operating offshore bond of $1.5 million, a working interest owner offshore bond of $300,000, five years of insurance premiums for third party liability and well control of $12.0 million, a one-time payment of $6.93 million when certain production levels are met as defined in the agreements and a new lease agreement with Mineral Management Services ("MMS") of the United States Department of the Interior. The agreements further provided that AERA would continue to operate the Beta Unit until PERL was approved by the MMS as operator.

         PERL financed the acquisition with debt from J. Aron and affiliates of Silver Point (Note 9) and approximately $82,748,984 from the sale of 73,487,200 shares of PERL's common stock and warrants to purchase 36,743,599 shares of PERL's common stock. All of the equity proceeds and approximately $36,800,000 of the debt proceeds were placed in escrow accounts. The shares, warrants and proceeds were required to remain in escrow until all contingencies had been satisfied related to the Beta Unit purchase. Upon PERL's approval as the operator of the Beta Unit by the MMS, the escrow funds would be released, the common stock and warrants would be issued, PERL would take over the operations and would record the Beta Unit's results of operations from the date of approval forward. However, if PERL were not approved as the operator of the Beta Unit the transaction would be voided and the equity funds would be returned to investors. Therefore, given this contingency, the Company had not recorded the acquisition at December 31, 2006. The Company obtained MMS approval and the acquisition was consummated on March 6 and 7, 2007, at which time the U.S. Treasury notes, bonds and insurance were purchased, the shares and warrants were issued, and PERL took over as operator of the Beta Unit.

         The total acquisition was recorded on March 7, 2007 as follows:

     Assets Acquired:
         Petroleum and natural gas properties ...   $ 53,812,810
         Other assets ...........................         24,900
                                                    ------------
                                                      53,837,710

         Liabilities Assumed:
             Asset retirement obligations .......    (43,209,786)
                                                    ------------
                                                    $ 10,627,924
                                                    ============

         Payment for Net Assets Acquired:
             Long-term debt, production notes ...   $  5,605,262
             Cash ...............................      5,022,662
                                                    ------------
                                                    $ 10,627,924
                                                    ============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

ALASKA PROPERTY ACQUISITION

         On August 27, 2007 PERL, through its wholly-owned subsidiary Pacific Energy Alaska Holdings, LLC ("PEAH"), acquired the Alaska oil and gas properties and operations of Forest Oil Corporation ("FOC"), including 100% of the membership interests in its wholly-owned subsidiary Forest Alaska Operating LLC, which was renamed Pacific Energy Alaska Operating LLC ("PEAO"), and a 50% interest in Cook Inlet Pipe Line Company ("CIPL"), for approximately $400 million in cash, issuance of 10.0 million shares of PERL's common stock to FOC and a seven year accreting note to FOC with an initial value of $29,250,000. PERL is currently in process of obtaining approval to become the operator of certain of the Alaska properties. Of the 10.0 million shares of PERL's common stock issued, 5.5 million shares, along with the shares of CIPL stock representing the 50% interest, are to be held in escrow pending regulatory approval of the transfer of the CIPL shares from their current owner to PEAH. In the event regulatory approval of the transfer is not obtained by June 30, 2008, PERL may instruct the escrow agent to return the CIPL shares to the seller and the 5.5 million shares of PERL's common stock to PERL to be cancelled.

         The cash portion of the purchase price was funded from a $437 million credit facility from J. Aron and affiliates of Silver Point, under which the Company had received advances totaling $425 million as of September 30, 2007. $108 million was borrowed pursuant to a $120 million revolving first lien credit agreement that is secured by substantially all of the assets of PEAO and PEAH. The other $317 million was borrowed pursuant to a second lien credit agreement and is secured by substantially all of the Company's assets, excluding the assets of CAC, CEI and GOI. The first lien credit agreement bears interest at an annual rate equal to LIBOR plus 2.25% payable monthly. Interest on the second lien credit agreement consists of cash interest at an annual rate equal to LIBOR plus 6.50% (which increases to LIBOR plus 8.50% on February 24, 2008 and to LIBOR plus 10.50% on August 24, 2008) and non-cash interest at an annual rate of 8.00% that is added to the outstanding principal amount of the second lien credit agreement, each payable on the last day of each fiscal quarter. The maturity date of both the first lien and second lien credit agreements is February 24, 2009.

         In addition to interest payable on the outstanding advances on the first lien and second lien credit agreements, each lender received, or will receive, its proportionate share of:

          1) an aggregate 5% overriding royalty interest in the Company's Alaska oil and gas properties acquired from FOC and an aggregate 2% overriding royalty interest in the Company's Los Angeles basin properties;

          2) 4.75 million shares of PERL's common stock issued at closing, with additional shares of PERL's common stock in an amount up to 2.063 million shares payable prior to January 15, 2008 (the exact amount of additional shares, if any, to be issued is dependent upon the amount of equity proceeds raised by the Company prior to December 31, 2007); and

          3) a closing fee of $6.34 million paid at closing, a structuring fee of $12.66 million paid at closing, $500,000 in administrative and documentation fees payable annually so long as any portion of the second lien credit agreement designated as "tranche B-2" remains outstanding and a conversion fee payable on February 24, 2009 in an amount equal to 2.5% of the aggregate principal amount, if any, outstanding under the first lien and second lien credit agreements on that date.

         The first lien and second lien credit agreements require a lockbox mechanism whereby all of PEAO's and PEAH's production revenue cash receipts are swept daily.

         The acquisition was recorded on August 27, 2007 as follows:

     Assets Acquired:
         Petroleum and natural gas properties ...............   $ 438,266,413
         Accounts receivable ................................      14,878,000
         Inventory ..........................................      12,611,000
         CIPL stock .........................................      13,946,401
         Other assets .......................................       6,069,000
                                                                -------------
                                                                  485,770,814

     Liabilities Assumed:
         Operating Liabilities (including asset retirement
            obligations of $10,243,000) .....................     (27,183,000)
                                                                -------------
                                                                $ 458,587,814
                                                                =============

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Payment for Net Assets Acquired:
         Long-term debt .....................................   $ 396,469,725
         Long-term debt--Forest Oil Corporation .............      29,250,000
         Issuance of 10,000,000 PERL common stock ...........      24,350,755
         Cash ...............................................       8,517,334
                                                                -------------
                                                                $ 458,587,814
                                                                =============

OCTOBER 2007 PRIVATE PLACEMENT

         On October 18, 2007, the Company completed an equity private placement in the amount of approximately $65.5 million, issuing approximately 29.0 million units, each consisting of one share of common stock and one-half of one share purchase warrant, with each whole warrant exercisable for one share of common stock at a price of CAD$2.65 per share for a period of 18 months from the issue date. The Company paid an aggregate cash commission of approximately $3.2 million and issued an aggregate of approximately 1.2 million compensation options to the placement agents in the offering. Each compensation option entitles the holder to acquire one unit for 18 months at a price of CAD$2.65 per unit. Of the net proceeds received, $40.0 million was used to repay a portion of the debt associated with the acquisition of the Alaska assets, with the balance of funds to be used for development of the Company's Alaska and Southern California assets and for general working capital purposes.

LIQUIDATED DAMAGES

         The registration rights agreements the Company entered into in connection with the equity and debt financings relating to the Beta Unit acquisition require the Company to, among other things, register for resale the common stock and shares underlying warrants issued in those financings and to maintain the effectiveness of the registration statement for an extended period of time. Because the Company's acquisition of the Alaska assets on August 27, 2007 necessitated that it include in the registration statement audited financial information regarding the Alaska assets, which information was unavailable at that time, the Company did not meet the August 29, 2007 filing deadline for the registration statement. The Company has not yet filed the registration statement and is in the process of issuing shares of common stock as liquidated damages to various holders of registrable securities.

         The Company is subject to liquidated damages assessments of 1% (capped at 10%) of the number of shares of common stock issued in the equity financing related to the Beta Unit acquisition and still held by the original holders as of the end of each 30 days of non-compliance, subject to pro ration for partial months. The shares of common stock and warrants related to the equity financing for the Beta Unit acquisition were not issued and outstanding until March 2007, when the Beta Unit acquisition closed. The Company is not obligated to repurchase either the shares or the warrants that were issued in the equity financing. If the Company are unable to gain compliance with its registration obligations, then it may be required to issue up to 7.4 million shares of PERL's common stock for no additional consideration.

         The Company did not file its registration statement in September, October, November or December of 2007. Accordingly, the Company accrued an additional $1.6 million each month, which represents the estimated value of the estimated 647,000 additional shares to be issued per month, with the same amount being recorded in additional paid-in capital until the shares are issued by the Company.

PACIFIC CREEK EXPLORATION PROJECT

         The Company's current agreements regarding the exploration project in Pacific Creek, Wyoming, require that the Company drill two exploratory wells prior to December 31, 2007. As of December 31, 2007, the Company had drilled only one exploratory well. The Company is seeking an extension of time in which to drill the second well. If the Company is unable to obtain an extension, it will lose its right to earn a working interest in the project.

NOTE 20--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         Cash paid during the years for:

                          PACIFIC ENERGY RESOURCES LTD.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                FOR THE YEARS ENDED, DECEMBER 31,
                              ------------------------------------
                                 2006         2005         2004
                              ----------   ----------   ----------
     Interest .............   $1,359,587   $  358,019   $   75,291
     Income taxes .........   $    9,665   $       --   $       --

NONCASH TRANSACTIONS

         During the year ended December 31, 2006, the Company financed the CEI acquisition with debt of $13,445,230 carrying value (face value of $21,000,000) and warrants to purchase CEI's common stock of $7,754,770 (face value of $0).

         During the year ended December 31, 2006, in connection with the Beta Unit acquisition, which closed in March 2007, the Company raised approximate debt and equity capital as follows:

     Acquisition costs ..........................  $    921,000
     Loan costs .................................     6,400,000
     Prepaid insurance ..........................     2,200,000
     Payment of notes payable ...................     9,800,000
     Non cash financing costs ...................     5,300,000
     Loss on extinguishment of debt .............       400,000
     Other ......................................     3,479,000
     Accounts payable and other liabilities .....    (5,700,000)
     Issuance of stock warrants .................    (6,500,000)
     Issuance of notes payable ..................   (16,300,000)

         During the year ended December 31, 2006, the Company paid debt in the amount of approximately $3,300,000 by issuance of common stock.

         During the year ended December 31, 2005, the Company financed exploration costs through the issuance of notes payable in the amount of $3,500,000 and incurred related loan costs through issuance of stock purchase warrants for $1,301,836.

         During the year ended December 31, 2005, in connection with the merger of PetroCal into PERL, the Company issued common stock with a value of $4,065,322.

NOTE 21--GUARANTOR/NON-GUARANTOR STATEMENTS

         The following condensed financial statements present the condensed consolidating balance sheets as of December 31, 2006 and the condensed consolidating statements of operations and cash flows for the year ended December 31, 2006. As the Laurus Note prohibits CAC from guaranteeing any of the Company's debt, the Company has presented below the guarantors and non-guarantors of the Company's debt. The condensed consolidating financial statements should be read in conjunction with the Company's consolidated financial statements. The non-guarantor subsidiaries were acquired during 2006. As a result, the consolidating financial statements as of December 31, 2005 and for the years ending December 31, 2005 and 2004 represent the financial position, results of operations and cash flows for PERL and all proposed guarantors of the debt that existed as of those dates.

         Supplemental guarantor and non-guarantor consolidating financial statements:

                                                 PACIFIC ENERGY RESOURCES LTD.
                                         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                           SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                             CONDENSED CONSOLIDATING BALANCE SHEET
                                                       DECEMBER 31, 2006


                                                                GUARANTORS     NON-GUARANTORS   ELIMINATIONS      CONSOLIDATED
                                                              -------------    -------------    -------------    -------------
CURRENT ASSETS
        Cash ..............................................   $  13,595,767    $   1,404,176    $          --    $  14,999,943
        Cash--restricted ..................................      73,653,936               --               --       73,653,936
        Accounts receivable ...............................       1,107,012          430,424               --        1,537,436
        Fair value of derivatives .........................         916,768               --               --          916,768
        Prepaids and other current assets .................       2,730,129           45,285               --        2,775,414
                                                              -------------    -------------    -------------    -------------
                                                                 92,003,612        1,879,885               --       93,883,497

LONG-TERM ASSETS
        Deferred charges ..................................       6,916,501        1,175,000               --        8,091,501
        Fair value of derivatives .........................       1,854,967               --               --        1,854,967
        Performance bonds .................................         388,122        1,271,938               --        1,660,060
        Intercompany due from (to) ........................       1,147,680       (1,147,680)              --               --
        Investment in Non-Guarantors ......................       6,125,000               --    $  (6,125,000)              --
        Asset retirement receivable .......................         584,823               --               --          584,823
        Property and equipment ............................         162,123          189,684               --          351,807
        Oil and gas properties, successful efforts method .      16,619,705       23,968,838               --       40,588,543
                                                              -------------    -------------    -------------    -------------
                                                                 33,798,921       25,457,780       (6,125,000)      53,131,701
                                                              -------------    -------------    -------------    -------------
                                                              $ 125,802,533    $  27,337,665    $  (6,125,000)   $ 147,015,198
                                                              =============    =============    =============    =============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
        Accounts payable and accrued liabilities ..........   $   9,672,814    $     864,587    $          --    $  10,537,401
        Due to related parties ............................           6,583               --               --            6,583
        Notes payable .....................................       1,140,000          360,000               --        1,500,000
        Other liabilities .................................         736,648               --               --          736,648
                                                              -------------    -------------    -------------    -------------
                                                                 11,556,045        1,224,587               --       12,780,632

LONG-TERM LIABILITIES
        Convertible debentures ............................              --               --               --               --
        Notes payable .....................................      24,154,129       13,301,648               --       37,455,777
        Asset retirement obligation .......................       1,284,723          369,954               --        1,654,677
        Other liabilities .................................         272,162               --               --          272,162
                                                              -------------    -------------    -------------    -------------
                                                                 25,711,014       13,671,602               --       39,382,616

        Non-controlling interests (Note 16) ...............              --        7,754,770               --        7,754,770

Commitments and contingencies (Note 15)

STOCKHOLDERS' EQUITY
        Common stock ......................................           7,760              100             (100)           7,760
        Additional paid-in capital ........................      46,444,052        6,124,900       (6,124,900)      46,444,052
        Subscriptions and subscription receipts ...........      61,127,685               --               --       61,127,685
        Accumulated deficit ...............................     (19,044,023)      (1,438,294)              --      (20,482,317)
                                                              -------------    -------------    -------------    -------------
                                                                 88,535,474        4,686,706       (6,125,000)      87,097,180
                                                              -------------    -------------    -------------    -------------
                                                              $ 125,802,533    $  27,337,665    $  (6,125,000)   $ 147,015,198
                                                              =============    =============    =============    =============


                                                             F-57



                                   PACIFIC ENERGY RESOURCES LTD.
                           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                             SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                          CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                                FOR THE YEAR ENDED DECEMBER 31, 2006
                                             (UNAUDITED)


                                                        GUARANTORS    NON-GUARANTORS   CONSOLIDATED
                                                       ------------    ------------    ------------

REVENUES
        Oil and gas production revenue .............   $  8,441,284    $  2,794,621    $ 11,235,905
        Unrealized gain (loss) on derivatives ......      2,771,735              --       2,771,735
        Realized gain (loss) on derivatives ........         28,975              --          28,975
        Other revenue ..............................        490,305              --         490,305
                                                       ------------    ------------    ------------
                                                         11,732,299       2,794,621      14,526,920

EXPENSES
        Production expenses ........................      2,996,512         782,826       3,779,338
        General and administrative .................      5,468,868         604,921       6,073,789
        Interest and financing .....................      8,117,602       1,966,379      10,083,981
        Depreciation, depletion and amortization ...        457,539         869,647       1,327,186
        Extinguishment of debt .....................        355,046              --         355,046
        General exploration ........................         96,651           7,381         104,032
                                                       ------------    ------------    ------------
                                                         17,492,218       4,231,154      21,723,372
LOSS BEFORE INCOME TAX .............................     (5,759,919)     (1,436,533)     (7,196,452)
        Income tax expense (benefit) ...............      3,024,300           1,760       3,026,060
                                                       ------------    ------------    ------------
NET LOSS FOR THE YEAR ..............................   $ (8,784,219)   $ (1,438,293)   $(10,222,512)
                                                       ============    ============    ============


                                                F-58



                                        SUPPLEMENTAL GUARANTORS AND NON-GUARANTORS
                                     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                                           FOR THE YEAR ENDED DECEMBER 31, 2006
                                                       (UNAUDITED)


                                                                             GUARANTORS    NON-GUARANTORS   CONSOLIDATED
                                                                            ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net loss ........................................................   $ (8,784,219)   $ (1,438,293)   $(10,222,512)
        Adjustments to reconcile net loss to net cash from
          operating activities:
                Loss on extinguishment of debt ..........................        355,046              --         355,046
                Deferred income taxes ...................................      3,080,964              --       3,080,964
                Depreciation, depletion and amortization ................        457,539         869,647       1,327,186
                Accretion ...............................................      2,844,164         886,532       3,730,696
                Stock compensation expense ..............................      1,652,126              --       1,652,126
                Non-cash financing expenses .............................      5,017,423              --       5,017,423
        Changes in operating assets and liabilities:
                Cash--restricted ........................................      3,100,099              --       3,100,099
                Accounts receivable .....................................       (154,725)        159,868           5,143
                Derivative asset ........................................     (2,771,735)             --      (2,771,735)
                Prepaid expenses and other current assets ...............       (158,632)         (4,436)       (163,068)
                Accounts payable and accrued liabilities ................      2,195,094        (524,288)      1,670,806
                Other liabilities .......................................        206,760              --         206,760
                Income taxes ............................................       (119,500)             --        (119,500)
                Due to related parties ..................................        (48,203)             --         (48,203)
                                                                            ------------    ------------    ------------

                   Net Cash Provided By (Used In) Operating Activities ..      6,872,201         (50,970)      6,821,231
                                                                            ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Cash paid for restricted and short-term investments .............    (73,782,790)       (386,257)    (74,169,047)
        Petroleum and natural gas expenditures ..........................     (7,775,225)        (18,992)     (7,794,217)
        Intercompany due from (to) ......................................     (1,147,680)      1,147,680              --
        Investment in CAC, net of cash acquired .........................     (6,125,000)      1,142,295      (4,982,705)
                                                                            ------------    ------------    ------------
                   Net Cash Used in Investing Activities ................    (88,830,695)      1,884,726     (86,945,969)
                                                                            ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Cash received for common shares issued ..........................     76,393,744      76,393,744
        Payments on notes payable .......................................     (1,683,451)       (429,580)     (2,113,031)
        Cash received for notes payable and convertible
          debentures issued .............................................     16,434,954              --      16,434,954
                                                                            ------------    ------------    ------------
                   Net Cash Provided By Financing Activities ............     91,145,247        (429,580)     90,715,667
                                                                            ------------    ------------    ------------
NET CHANGE IN CASH ......................................................      9,186,753       1,404,176      10,590,929
CASH, BEGINNING OF YEAR .................................................      4,409,014              --       4,409,014
                                                                            ------------    ------------    ------------
CASH, END OF YEAR .......................................................   $ 13,595,767    $  1,404,176    $ 14,999,943
                                                                            ============    ============    ============


                                                          F-59

                          PACIFIC ENERGY RESOURCES LTD.

SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

         The following sets forth costs incurred for oil and gas property acquisition, development and exploration activities, whether capitalized or expensed (in thousands):

                                       2006           2005           2004
                                   ------------   ------------   ------------
     Property acquisitions
         Proved properties .....   $     24,833   $      7,138   $        508
         Unproved properties ...             --             --             --
     Development ...............          2,957             79            951
     Exploration ...............          2,916          4,422            152
                                   ------------   ------------   ------------
                                   $     30,706   $     11,639   $      1,611
                                   ============   ============   ============

         The following sets forth results of operations from oil and gas producing and exploration activities (in thousands):

                                                                             2006            2005            2004
                                                                         ------------    ------------    ------------
     Sales to unaffiliated parties ...................................   $     11,236    $      7,244    $      1,150
     Production costs ................................................         (3,779)         (2,485)           (690)
     Depreciation, depletion, and amortization .......................         (1,327)           (372)            (89)
     Dry hole, abandonment, impairment, and exploration ..............           (104)         (4,422)           (152)
                                                                         ------------    ------------    ------------
                                                                                6,026             (35)            219
     Income tax expenses .............................................         (2,410)             --             (88)
                                                                         ------------    ------------    ------------
     Results of operations from producing and exploration activities .   $      3,616    $        (35)   $        131
                                                                         ============    ============    ============

         The following estimates of proved oil and gas reserves, both developed and undeveloped, represent the Company's owned interests located solely within the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrated with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

         Disclosures of oil and gas reserves which follow are based on estimates prepared by independent engineering consultants as of December 31, 2006, 2005 and 2004. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. These estimates do not include probable or possible reserves. The information provided does not represent management's estimate of the Company's expected future cash flows or value of proved oil and gas reserves.

CHANGES IN ESTIMATED RESERVE QUANTITIES

         The net interest in estimated quantities of proved developed and undeveloped reserves of crude oil and natural gas at December 31, 2006, 2005 and 2004, and changes in such quantities during each of the years then ended, were as follows (in thousands):

                                               2006                             2005                             2004
                                  -----------------------------    -----------------------------    -----------------------------
                                    OIL        GAS                   OIL        GAS                   OIL        GAS
                                   MBBLS       MMCF       BOE       MBBLS       MMCF       BOE       MBBLS       MMCF       BOE
                                  -------    -------    -------    -------    -------    -------    -------    -------    -------
Proved developed and undeveloped
  reserves:
    Beginning of year ..........   10,436        221     10,473      2,694         43      2,701      2,362         52      2,370
    Revision of previous
        estimates ..............     (572)       175       (543)      (269)       124       (248)       (97)        (1)       (97)
    Improved recovery ..........       --         --         --         --         --         --         --         --         --
    Extensions and discoveries .       --         --         --         --         --         --         --         --         --
    Property sales .............       --         --         --         --         --         --         --         --         --
    Production .................     (216)      (157)      (242)      (180)      (101)      (197)       (36)        (8)       (37)
    Purchase of reserves in
        place ..................    1,415         57      1,425      8,191        155      8,217        465         --        465
    Royalties converted to
        working interest .......       --         --         --         --         --         --                               --
                                  -------    -------    -------    -------    -------    -------    -------    -------    -------
    End of year ................   11,063        296     11,113     10,436        221     10,473      2,694         43      2,701
                                  =======    =======    =======    =======    =======    =======    =======    =======    =======

Proved developed reserves:
    Beginning of year ..........    2,227        221      2,264        592         62        603        601        258        644
                                  -------    -------    -------    -------    -------    -------    -------    -------    -------
    End of year ................    3,535        296      3,584      2,227        221      2,264        592         62        603
                                  =======    =======    =======    =======    =======    =======    =======    =======    =======

         The standardized measure has been prepared assuming year end sales prices adjusted for fixed and determinable contractual price changes, current costs and statutory tax rates (adjusted for tax credits and other items), and a 10% annual discount rate. No deduction has been made for depletion, depreciation or any indirect costs such as general corporate overhead or interest expense. Cash outflows for future production and development costs include cash flows associated with the ultimate settlement of the asset retirement obligation.

         STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM ESTIMATED PRODUCTION OF PROVED OIL AND GAS RESERVES (IN THOUSANDS):

                                                               2006        2005        2004
                                                             --------   ---------    --------
Future cash inflows ......................................  $ 572,010   $ 578,066    $ 86,607
Future production costs ..................................   (152,798)   (130,789)    (21,425)
Future development costs .................................    (67,573)    (48,407)     (8,807)
Future income tax expenses ...............................   (137,139)   (155,560)    (21,981)
                                                             --------    --------    --------
Future net cash flows ....................................    214,500     243,310      34,394
10% annual discount for estimated timing of cash flows ...   (129,633)   (151,582)    (19,782)
                                                             --------    --------    --------
Standardized measure of discounted future net cash flows .   $ 84,867    $ 91,728    $ 14,612
                                                             ========    ========    ========

         CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM PROVED OIL AND GAS RESERVES (IN THOUSANDS):

                                                               2006          2005          2004
                                                            ----------    ----------    ----------
Standardized measure--beginning of year .................   $   91,728    $   14,612    $    7,306
Sales of oil and gas produced, net of production costs ..       (7,457)       (4,759)         (460)
Revisions to estimates of proved reserves:
    Net changes in sales prices and productions costs ...      (13,483)       18,921         7,066
    Revisions of previous quantity estimates ............      (14,843)       (4,333)       (1,311)
    Improved recovery, extensions, and discoveries ......           --            --            --
    Change in estimated future development costs ........       (7,195)       (2,983)          864
Purchase of reserves in place ...........................       23,079        63,537           416
Sales of reserves in place ..............................           --            --            --
Development costs incurred during the period ............           --            --            --
Accretion of discount ...................................        9,173         1,461           731
Income taxes ............................................           --            --            --
Other ...................................................        3,865         5,272            --
Royalties converted to working interest .................           --            --            --
                                                            ----------    ----------    ----------
Net increase (decrease) .................................       (6,861)       77,116         7,306
                                                            ----------    ----------    ----------
Standardized measure--end of year .......................   $   84,867    $   91,728    $   14,612
                                                            ==========    ==========    ==========

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder of Forest Alaska Holding LLC:

         We have audited the accompanying statements of combined revenues and direct operating expenses of the oil and gas properties sold to Pacific Energy Resources Ltd for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of Forest Alaska Holding LLC management. Our responsibility is to express an opinion of these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Pacific Energy Resources Ltd.'s Form S-1 and are not intended to be a complete financial presentation of the properties described above.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties sold to Pacific Energy Resources Ltd for the years ended December 31, 2006, 2005 and 2004, in conformity with accounting principles generally accepted in the United States.

/S/ ERNST & YOUNG LLP

Denver, Colorado
November 12, 2007

                                              FOREST ALASKA HOLDING LLC
                            STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
                         OF THE OIL AND GAS PROPERTIES SOLD TO PACIFIC ENERGY RESOURCES LTD.


                                                                                            FOR PERIOD   FOR PERIOD
                                                                                            JANUARY 1,   JANUARY 1,
                                                                                              2006          2007
                                                                 YEARS ENDED                 THROUGH      THROUGH
                                                                 DECEMBER 31,               AUGUST 31,   AUGUST 26,
                                                     ------------------------------------   ----------   ----------
                                                        2004         2005         2006         2006         2007
                                                     ----------   ----------   ----------   ----------   ----------
                                                               (A U D I T E D)         (U N A U D I T E D)
                                                                        (DOLLARS IN THOUSANDS)
Oil and natural gas revenues .....................   $   97,979   $  116,434   $  122,944   $   87,591   $   62,698
Direct operating expenses:
        Lease operating expenses .................       34,781       47,767       45,803       28,034       36,960
        Transportation ...........................        8,754        7,554        8,556        5,785        2,550
        Production and property taxes ............        2,855        1,405        1,262        1,462          836
                                                     ----------   ----------   ----------   ----------   ----------
Total direct operating expenses ..................       46,390       56,726       55,621       35,281       40,346
                                                     ----------   ----------   ----------   ----------   ----------
Revenues in excess of direct operating expenses ..   $   51,589   $   59,708   $   67,323   $   52,310   $   22,352
                                                     ==========   ==========   ==========   ==========   ==========


              See accompanying notes to statements of combined revenues and direct operating expenses.


                                                        F-64

                            FOREST ALASKA HOLDING LLC
     NOTES TO STATEMENTS OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
      OF THE OIL AND GAS PROPERTIES SOLD TO PACIFIC ENERGY RESOURCES LTD.

        FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 AND FOR THE
         PERIOD FROM JANUARY 1, 2006 THROUGH AUGUST 31, 2006 AND FOR THE
               PERIOD FROM JANUARY 1, 2007 THROUGH AUGUST 26, 2007

1.   THE PROPERTIES

         On May 28, 2007, Forest Oil Corporation ("Forest") and certain of its subsidiaries entered into two agreements (the "Agreements") pertaining to the sale of all of its producing oil and gas properties located onshore and offshore in Alaska (the "Forest Alaska operations") and certain related Alaska assets to Pacific Energy Resources Ltd. ("Pacific"). The Agreements included a membership interest purchase agreement dated as of May 24, 2007, among Forest Alaska Holding LLC ("Forest Alaska Holding"), as seller, Forest Alaska Operating LLC ("Forest Alaska Operating" and together with Forest Alaska Holding, "Forest Alaska"), Forest, and Pacific, as buyer, and an asset sales agreement dated as of May 24, 2007, between Forest, as seller, and Pacific, as buyer. On July 31, 2007, the parties entered into amendments to each of the Agreements modifying certain provisions. The sale of the Forest Alaska operations and related assets to Pacific closed on August 27, 2007. The economic effective date for the sale of the Forest Alaska operations and related assets was January 1, 2007. The total consideration received by Forest and Forest Alaska Holding included $400 million in cash, 10 million restricted shares of Pacific common stock, and a zero coupon subordinated note from Pacific due 2014 with a stated maturity value of $60.75 million.

2.   BASIS OF PRESENTATION

         The accompanying historical statements of combined revenues and direct operating expenses (the "historical statements") are presented using accrual basis, and represent the revenues and direct operating expenses attributable to Forest's interests in the Forest Alaska operations which were sold to Pacific on August 27, 2007. The historical statements were prepared from the historical accounting records of Forest. The historical statements include oil and natural gas revenues and direct lease operating and production expenses, including transportation and production taxes. The historical statements do not include Federal and state income taxes, interest expense, depletion, depreciation and amortization, accretion, general and administrative expenses, or realized and unrealized gains and losses associated with derivative instruments.

         Complete financial statements, including a balance sheet, are not presented as the Forest Alaska operations were not operated as a separate business unit within Forest. Accordingly, it is not practicable to identify all assets and liabilities or indirect operating costs applicable to the Forest Alaska operations. As such, the historical statements of oil and gas revenues and direct operating expenses have been presented in lieu of the financial statements prescribed by Rule 3-05 of Securities and Exchange Commission Regulation S-X.

3.   COMMITMENTS AND CONTINGENCIES

         In the ordinary course of business, Forest (and its subsidiaries) is a party to various lawsuits, claims, and proceedings. To Forest Alaska Holding's knowledge, as of the date of this report, there were no material pending legal proceedings related to the Forest Alaska operations.

         Pursuant to the terms of the Agreements, any claims, litigation or disputes pending as of the effective date, January 1, 2007, or any matters arising in connection with ownership of the properties prior to the effective date were retained by Forest.

4.   SUPPLEMENTAL INFORMATION ON GAS RESERVES (UNAUDITED)

         Supplemental oil and natural gas reserve information related to the Forest Alaska operations is presented in accordance with the requirements of Statement of Financial Accounting Standards No. 69, DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES ("FAS 69").

ESTIMATED PROVED OIL AND GAS RESERVES

         Estimated proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, that is, prices and costs as of the date the estimate is made.

         Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based on future conditions. Prices do not include the effects of commodity hedges. Purchases of reserves in place represent volumes recorded on the closing dates of the acquisitions for financial accounting purposes.

         Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

         Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

         An analysis of the estimated changes in quantities of proved oil and natural gas reserves attributed to the Forest Alaska operations for the years ended December 31, 2004, 2005 and 2006 is shown below.

                                       LIQUIDS        GAS           TOTAL
                                       (MBBLS)       (MMCF)        (MBOE)
                                     ----------    ----------    ----------
Balance at January 1, 2004 .......       19,914        10,255        21,623
Revisions of previous estimates ..         (859)          560          (766)
Extensions and discoveries .......           53         6,001         1,053
Production .......................       (2,645)           --        (2,645)
                                     ----------    ----------    ----------
Balance at December 31, 2004 .....       16,463        16,816        19,265
Revisions of previous estimates ..        2,489         4,822         3,293
Extensions and discoveries .......           --           375            63
Production .......................       (2,069)       (2,353)       (2,461)
                                     ----------    ----------    ----------
Balance at December 31, 2005 .....       16,883        19,660        20,160
Revisions of previous estimates ..       13,537        (7,766)       12,243
Extensions and discoveries .......           26            --            26
Production .......................       (1,754)       (3,177)       (2,284)
                                     ----------    ----------    ----------
Balance at December 31, 2006 .....       28,692         8,717        30,145
                                     ==========    ==========    ==========
Proved developed reserves at:
December 31, 2004 ................       16,463        16,816        19,265
December 31, 2005 ................       12,631        14,680        15,077
December 31, 2006 ................       17,246         7,614        18,515

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

         Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated, except in those instances where the sale of oil and natural gas is covered by contracts. Where the sale is covered by contracts, the applicable contract prices, including fixed and determinable escalations, were used for the duration of the contract. Thereafter, the current spot price was used. The weighted average prices used for the December 31, 2006, 2005 and 2004 calculations were $56.82, $57.15 and $36.16 per barrel of oil and $2.81, $3.11 and $3.67 per Mcf of gas, respectively. All cash flow amounts, including income taxes, are discounted at 10%.

         Future income tax expenses are estimated using an estimated combined Federal and state income tax rate of 41.10%. Estimates for future general and administrative and interest expense have not been considered.

         Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the estimated proved reserves associated with the Forest Alaska operations.

         The estimated standardized measure of discounted future net cash flows relating to the estimated proved reserves at December 31, 2004, 2005 and 2006 is shown below.

                                                                            DECEMBER 31,
                                                              -----------------------------------------
                                                                  2004           2005           2006
                                                              -----------    -----------    -----------
                                                                       (DOLLARS IN THOUSANDS)
Future oil and gas sales ..................................   $   657,052    $ 1,026,048    $ 1,654,768
Future production costs ...................................      (282,309)      (449,066)      (568,755)
Future development costs ..................................      (140,237)      (135,273)      (200,918)
Future income taxes .......................................       (14,367)       (87,044)      (259,778)
                                                              -----------    -----------    -----------
Future net cash flows .....................................       220,139        354,665        625,317
10% annual discount for estimated timing of cash flows ....       (38,766)       (73,341)      (206,214)
                                                              -----------    -----------    -----------
Standardized measure of discounted future net cash flows ..   $   181,373    $   281,324    $   419,103
                                                              ===========    ===========    ===========

         An analysis of the sources of changes in the standardized measure of discounted future net cash flows relating to the estimated proved reserves on the pricing basis described above for the years ended December 31, 2004, 2005 and 2006 is shown below.

                                                                                        DECEMBER 31,
                                                                          -----------------------------------------
                                                                              2004           2005           2006
                                                                          -----------    -----------    -----------
                                                                                   (DOLLARS IN THOUSANDS)
Standardized measure of discounted future net cash flows relating to
    proved oil and gas reserves, at beginning of year .................   $   116,074    $   181,373    $   281,324
Changes resulting from:
    Sales of oil and gas, net of production costs .....................       (51,589)       (59,708)       (67,323)
    Net changes in prices and future production costs .................       162,822        139,894         42,105
    Net changes in future development costs ...........................       (35,965)        (6,385)        (7,498)
    Extensions, discoveries and improved discovery ....................        14,837            612          1,138
    Development costs incurred during the period ......................        17,248         13,573         18,635
    Revisions of previous quantity estimates ..........................       (13,671)        64,477        285,150
    Change in production rates and other ..............................       (34,527)       (25,104)       (71,623)
    Accretion of discount on reserves at beginning of year before
       income taxes ...................................................        11,757         18,848         33,469
    Net change in income taxes ........................................        (5,613)       (46,256)       (96,274)
                                                                          -----------    -----------    -----------
Standardized measure of discounted future net cash flows relating to
    proved oil and gas reserves, at end of year .......................   $   181,373    $   281,324    $   419,103
                                                                          ===========    ===========    ===========

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Stockholders of Carneros Energy, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Carneros Energy, Inc. (a Delaware corporation) and Subsidiary as of June 29, 2006 and December 31, 2005, and the related statements of operations, stockholders' equity and comprehensive income, and cash flows for the period January 1, 2006 through June 29, 2006 and the year ended December 31, 2005. Carneros Energy, Inc. and Subsidiary's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carneros Energy, Inc. and Subsidiary as of June 29, 2006 and December 31, 2005, and the results of its operations and its cash flows for the period January 1, 2006 through June 29, 2006 and the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the six month period ended June 30, 2005 were reviewed by us. We are not aware of any material modifications that should be made to these statements for them to be in conformity with accounting principles generally accepted in the United States of America. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

                                       BROWN ARMSTRONG PAULDEN
                                       McCOWN STARBUCK THORNBURGH & KEETER
                                       ACCOUNTANCY CORPORATION


Bakersfield, California
January 4, 2007

                                     CARNEROS ENERGY, INC.
                                  CONSOLIDATED BALANCE SHEETS
                           AS OF JUNE 29, 2006 AND DECEMBER 31, 2005


                                                                   June 29,       December 31,
                                                                     2006            2005
                                                                   (Audited)       (Audited)
                                                                 ------------    ------------
                                     ASSETS

Current Assets
     Cash and Cash Equivalents                                   $  1,355,328    $    225,605
     Accounts Receivable                                              531,268         511,261
     Prepaid Expenses and Other                                        40,849          23,138
                                                                 ------------    ------------
Total Current Assets                                                1,927,445         760,004

Proved Oil and Gas Properties Subject to
   Depletion, full cost method, at cost less
   accumulated depletion and amortization
   of $5,143,561 and $4,598,737 at June 29,
   2006 and December 31, 2005, respectively                        15,059,815      15,585,449
Unevaluated Oil and Gas Properties Not Subject
   to Depletion, at cost                                            1,405,561       1,461,958
Other Property and Equipment, at cost less
   accumulated depreciation of $330,361 and $271,496
   at June 29, 2006 and December 31, 2005, respectively               161,191         213,489
Restricted Cash                                                       885,682         915,618
                                                                 ------------    ------------
Total Assets                                                     $ 19,439,694    $ 18,936,518
                                                                 ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts Payable                                              $     91,687    $    108,268
   Accrued Expenses                                                   236,959         449,902
   Short Term Debt                                                  1,750,000       2,400,000
                                                                 ------------    ------------
   Total Current Liabilities                                        2,078,646       2,958,170

Deferred Income Taxes                                                      --       1,077,000
Asset Retirement Obligation                                           322,087         322,087
                                                                 ------------    ------------
Total Liabilities                                                   2,400,733       4,357,257

Stockholders' Equity
Series A Redeemable Convertible Preferred Stock, $.01
   par value, 684,450 shares authorized and 299,564
   shares issued at both June 29, 2006 and December
   31, 2005, stated at redemption value                            45,006,279      42,817,617
Common Stock, $.01 par value, 88,883 shares authorized,
   and 33,638 shares issued and outstanding at both
   June 29, 2006 and December 31, 2005, stated at par value               341             341
Additional Paid-In Capital                                          3,329,451       3,329,451
Accumulated Deficit                                               (31,297,110)    (31,561,046)
Deferred Stock-Based Compensation                                          --          (7,102)
                                                                 ------------    ------------
Total Stockholders' Equity                                         17,038,961      14,579,261
                                                                 ------------    ------------
Total Liabilities and Stockholders' Equity                       $ 19,439,694    $ 18,936,518
                                                                 ============    ============

          The accompanying notes are an integral part of these financial statements.


                                             F-69



                                     CARNEROS ENERGY, INC.
                             CONSOLIDATED STATEMENTS OF OPERATIONS
                              FOR THE PERIOD ENDED JUNE 29, 2006,
                                SIX MONTHS ENDED JUNE 30, 2005,
                               AND YEAR ENDED DECEMBER 31, 2005


                                                   June 29,        June 30,      December 31,
                                                     2006            2005            2005
                                                  (Audited)       (Unaudited)      (Audited)
                                                 ------------    ------------    ------------
Revenues
   Oil and Gas Sales                             $  3,069,822    $  1,708,706    $  3,815,003

Costs and Expenses
   Lease Operating                                    444,386         832,307       1,504,555
   Depletion, Depreciation and Amortization           603,689         546,528       1,262,419
   Accretion                                               --              --          23,771
   General and Administrative                         591,771         674,105       1,432,695
                                                 ------------    ------------    ------------
                                                    1,639,846       2,052,940       4,223,440
                                                 ------------    ------------    ------------
Income (Loss) from Operations                       1,429,976        (344,234)       (408,437)
Interest Expense, net                                 (73,681)        (45,071)        (97,710)
Other Income (Expense), net                            20,903          20,342            (322)
                                                 ------------    ------------    ------------
Income (Loss) Before Income Taxes                   1,377,198        (368,963)       (506,469)

Income Tax Provision (Benefit)                     (1,075,400)             --              --
                                                 ------------    ------------    ------------
Net Income (Loss)                                   2,452,598        (368,963)       (506,469)
Preferred Stock Dividend Requirement               (2,188,662)     (1,982,819)     (4,066,019)
                                                 ------------    ------------    ------------
Net Gain (Loss) Applicable to Common Stock       $    263,936    $ (2,351,782)   $ (4,572,488)
                                                 ============    ============    ============

          The accompanying notes are an integral part of these financial statements.


                                             F-70



                                                  CARNEROS ENERGY, INC.
                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                 AND COMPREHENSIVE INCOME
                                           FOR THE PERIOD ENDED JUNE 29, 2006,
                                             SIX MONTHS ENDED JUNE 30, 2005,
                                             AND YEAR ENDED DECEMBER 31, 2005


                             Convertible Redeemable                             Additional                  Deferred
                                 Preferred Stock            Common Stock         Paid--in    Accumulated   Stock--based
                              Shares        Amount       Shares       Amount      Capital       Deficit    Compensation
                           ------------  ------------ ------------ ------------ ------------ ------------  ------------
Balances at
   December 31, 2004            299,564  $ 38,751,598       33,638 $        341 $  3,329,451 $(26,988,558) $    (17,383)
Preferred Stock Dividend
   Requirement                       --     4,066,019           --           --           --   (4,066,019)           --
Amortization of Deferred             --            --           --           --           --           --        10,281
Net Loss                             --            --           --           --           --     (506,469)           --
Unrealized Gain (Loss) on
   Derivative Instruments            --            --           --           --           --           --            --
Comprehensive Loss
                           ------------  ------------ ------------ ------------ ------------ ------------  ------------
Balances at
   December 31, 2005            299,564  $ 42,817,617       33,638 $        341 $  3,329,451 $(31,561,046) $     (7,102)
                           ============  ============ ============ ============ ============ ============  ============

Balances at
   December 31, 2004            299,564  $ 38,751,598       33,638 $        341 $  3,329,451 $(26,988,558) $    (17,383)
Preferred Stock Dividend
   Requirement                       --     1,982,819           --           --           --   (1,982,819)           --
Amortization of Deferred             --            --           --           --           --           --         3,875
Net Loss                             --            --           --           --           --     (368,963)           --
Unrealized Gain (Loss) on
   Derivative Instruments            --            --           --           --           --           --            --
Comprehensive Loss
                           ------------  ------------ ------------ ------------ ------------ ------------  ------------
Balances at
   June 30, 2005                299,564  $ 40,734,417       33,638 $        341 $  3,329,451 $(29,340,340) $    (13,508)
                           ============  ============ ============ ============ ============ ============  ============

Balances at
   December 31, 2005            299,564  $ 42,817,617       33,638 $        341 $  3,329,451 $(31,561,046) $     (7,102)
Preferred Stock Dividend
   Requirement                       --     2,188,662           --           --           --   (2,188,662)           --
Amortization of Deferred             --            --           --           --           --           --         7,102
Net Income                           --            --           --           --           --    2,452,598            --
Unrealized Gain (Loss) on
   Derivative Instruments            --            --           --           --           --           --            --
Comprehensive Loss
                           ------------  ------------ ------------ ------------ ------------ ------------  ------------
Balances at
   June 29, 2006                299,564  $ 45,006,279       33,638 $        341 $  3,329,451 $(31,297,110) $         --
                           ============  ============ ============ ============ ============ ============  ============

                                                                                          (TABLE CONTINUED ON NEXT PAGE)

                        The accompanying notes are an integral part of these financial statements.


                                                          F-71A



                              CARNEROS ENERGY, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                       FOR THE PERIOD ENDED JUNE 29, 2006,
                         SIX MONTHS ENDED JUNE 30, 2005,
                        AND YEAR ENDED DECEMBER 31, 2005

(CONTINUED FROM PREVIOUS PAGE)


                              Other
                          Comprehensive
                             Income
                              (Loss)        Total
                           ------------  ------------
Balances at
   December 31, 2004       $   (480,301) $ 14,595,148
Preferred Stock Dividend
   Requirement                       --            --
Amortization of Deferred             --        10,281
Net Loss                             --      (506,469)
Unrealized Gain (Loss) on
   Derivative Instruments       480,301       480,301
Comprehensive Loss                            (26,168)
                           ------------  ------------
Balances at
   December 31, 2005       $         --  $ 14,579,261
                           ============  ============

Balances at
   December 31, 2004       $   (480,301) $ 14,595,148
Preferred Stock Dividend
   Requirement                       --            --
Amortization of Deferred             --         3,875
Net Loss                             --      (368,963)
Unrealized Gain (Loss) on
   Derivative Instruments      (233,386)     (233,386)
Comprehensive Loss                           (602,349)
                           ------------  ------------
Balances at
   June 30, 2005           $   (713,687) $ 13,996,674
                           ============  ============

Balances at
   December 31, 2005       $         --  $ 14,579,261
Preferred Stock Dividend
   Requirement                       --            --
Amortization of Deferred             --         7,102
Net Income                           --     2,452,598
Unrealized Gain (Loss) on
   Derivative Instruments            --            --
Comprehensive Loss                          2,452,598
                           ------------  ------------
Balances at
   June 29, 2006           $         --  $ 17,038,961
                           ============  ============


   The accompanying notes are an integral part of these financial statements.


                                      F-71B



                                           CARNEROS ENERGY, INC.
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE PERIOD ENDED JUNE 29, 2006,
                                      SIX MONTHS ENDED JUNE 30, 2005,
                                     AND YEAR ENDED DECEMBER 31, 2005


                                                               June 29,         June 30,     December 31,
                                                                 2006             2005            2005
                                                               (Audited)      (Unaudited)      (Audited)
                                                             ------------    ------------    ------------
OPERATING ACTIVITIES
Net Income (Loss)                                            $  2,452,598    $   (368,963)   $   (506,469)
Adjustments to Reconcile Net Income (Loss) to Net Cash
   Provided (Used) by Operating Activities:
      Depreciation, Depletion and Amortization                    603,689         546,528       1,262,419
      Amortization of Deferred Stock-Based Compensation             7,102           3,875          10,281
      Loss on Sale of Assets                                       (1,860)         (7,898)        (31,437)
      Accretion                                                        --              --          23,771
      Changes in Operating Assets and Liabilities:
         Accounts Receivable                                      (20,007)         19,834         311,519
         Prepaid Expenses and Other Current Assets                (17,711)         46,733          90,682
         Restricted Cash                                           29,937          20,228          24,470
         Accounts Payable                                         (16,256)        392,379        (213,709)
         Accrued Expenses                                        (224,460)          6,149        (101,125)
         Royalties Payable                                         40,923          20,747          85,703
         Participants Payable                                     (31,332)        (29,999)        (29,998)
         Income Taxes Payable                                  (1,075,400)             --              --
         Short Term Debt                                         (650,000)      1,900,000       2,400,000
                                                             ------------    ------------    ------------
   Net Cash Provided by Operating Activities                    1,097,223       2,549,613       3,326,107

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to Oil and Gas Properties                                    --      (3,414,767)     (4,103,525)
Proceeds from Sale of Oil and Gas Properties                       39,367          13,973          37,512
Additions to Other Property and Equipment                          (6,867)        (55,621)        (55,621)
                                                             ------------    ------------    ------------
   Net Cash Provided by (Used in) Investing Activities             32,500      (3,456,415)     (4,121,634)

Net Increase (Decrease) in Cash and Cash Equivalents            1,129,723        (906,802)       (795,527)
Cash and Cash Equivalents at Beginning of Year                    225,605       1,021,132       1,021,132
                                                             ------------    ------------    ------------
Cash and Cash Equivalents at End of Period                   $  1,355,328    $    114,330    $    225,605
                                                             ============    ============    ============
SCHEDULE OF NONCASH ACTIVITIES
Accretion of Redemption Value of Preferred Stock             $  1,080,821    $  1,982,819    $  4,066,019
                                                             ============    ============    ============
Change in Unrealized Loss on Derivative Instruments          $         --    $   (233,386)   $    480,301
                                                             ============    ============    ============
FASB 143 Asset Retirement                                    $         --    $         --    $      5,048
                                                             ============    ============    ============

                The accompanying notes are an integral part of these financial statements.


                                                   F-72

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005

NOTE 1 - DESCRIPTION OF BUSINESS
         -----------------------

Carneros Energy, Inc. (the Company), a Delaware corporation, was organized on May 7, 2001, for the purpose of oil and gas exploration, development and production, primarily in the state of California. Warburg, Pincus Equity Partners, L.P. and affiliates (WPEP) own approximately 98% of the outstanding shares of stock. As of June 29, 2006, WPEP owned 294,440 shares of the Company's Series A redeemable preferred stock and 32,716 shares of the Company's common stock. On June 29, 2006, the shareholders of the Company executed the sale of all the Company's issued and outstanding common and preferred stock as further described in Note 12.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Gotland Oil Inc. Significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt instruments purchased with a remaining maturity of 90 days or less to be cash equivalents.

Provision for Doubtful Accounts
-------------------------------

In accordance with accounting principles generally accepted in the United States of America, allowances for uncollectible accounts should be made. It is the opinion of management that all accounts are collectible, and therefore no additions to the allowance account have been made.

Oil and Gas Properties
----------------------

The Company follows the full-cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas reserves are capitalized as incurred. The Company's costs of proved oil and gas properties are accumulated in a cost center and are subject to a cost center ceiling test which such capitalized costs cannot exceed. Under this test, if the total capitalized costs of oil and gas properties, net of amortization, exceed the sum of (1) the estimated future net revenues from proved reserves at current prices and discounted at 10% and
(2) the lower of cost or market of unevaluated properties, net of income tax effects, then such excess is charged to expense during the period in which the excess occurs.

As of June 29, 2006, the costs included in the Company's cost center did not exceed its cost center ceiling. Therefore, there was no impairment of oil and gas properties for the period then ended. As of December 31, 2005, the costs included in the Company's cost center did not exceed its cost center ceiling.

All capitalized costs of oil and gas properties subject to depletion, including the estimated future costs to develop proved reserves, are depleted over the estimated useful lives of the properties by application of the unit-of-production method using only proved oil and gas reserves. Depletion expense for the period ended June 29, 2006 and year ended December 31, 2005 amounted to $544,824 and $1,181,333, respectively.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

Oil and Gas Properties (Continued)
----------------------

Capitalized costs of unevaluated properties are assessed at least annually to ascertain whether impairment has occurred. The amount of any impairment is added to the cost of oil and gas properties subject to depletion. During the period ended June 29, 2006 and year ended December 31, 2005, the Company incurred $0 and $340,500, respectively, in additions to unevaluated oil and gas properties comprised principally of seismic data costs and exploration drilling costs. In addition, during the period ended June 29, 2006 and year ended December 31, 2005, the Company transferred $0 and $1,374,741, respectively, in costs from unevaluated properties to the full cost pool.

The Company's oil and gas producing properties are estimated by the Company's independent petroleum engineer to have remaining producing lives in excess of 15 years.

Other Properties and Equipment
------------------------------

Depreciation of field equipment and office equipment and furniture is computed using the straight-line method, with depreciation rates based upon their estimated useful lives, which range between five and seven years. Depreciation expense was $58,865 and $81,086 for the period ended June 29, 2006 and year ended December 31, 2005, respectively.

Maintenance and repairs, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Gains or losses on the dispositions of property and equipment, other than oil and gas, are reflected in the Company's results from operations.

Oil and Gas Revenues
--------------------

We recognize oil and gas revenue in the month of actual production. Our actual sales have not been materially different from our entitled share of production, and we do not have any significant gas imbalances. The Company has recorded certain receivables on partially owned properties net of the amounts due to the other owners. The amounts payable to the other owners reported in accrued expenses at June 29, 2006 and December 31, 2005 were approximately $140,000 and $116,000, respectively.

Major Customers
---------------

Substantially all of the Company's accounts receivable are with the oil and gas industry, primarily from purchases of oil and gas. During the period ended June 29, 2006 and year ended December 31, 2005, one customer accounted for 60% and 59%, respectively, of the Company's revenues and another customer accounted for 40% and 41%, respectively, of the Company's revenues.

Derivative Instruments and Hedging Activities
---------------------------------------------

The Company enters into oil hedging contracts periodically to manage the price risks associated with oil and gas sales. Under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," all of the Company's derivative or hedging instruments are recognized as either assets or liabilities in the Company's consolidated balance sheets and measured at fair value. If a derivative does not qualify for hedge accounting, it must be adjusted to fair value through earnings. However, if a derivative instrument does qualify for hedge accounting, depending upon the nature of the hedge, changes in fair value can be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income until such time as the hedged item is recognized in earnings.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

Long Lived Asset Retirement Obligations
---------------------------------------

The Company accounts for asset retirement obligations, such as required decommissioning of oil and gas production platforms, facilities, pipelines, and other energy producing activities. The Company records the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred (typically when the asset is installed at the production location). When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related property, plant and equipment. Over time, the liability is accreted for the change in its present value each period, and the initial capitalized cost is depreciated over the useful life of the related asset. These obligations will be funded with General Company resources at the time of abandonment.

Stock-Based Compensation
------------------------

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for restricted stock issued to employees and stock options granted to its employees and outside directors using the fair value method. A noncontrolling shareholder of the Company has been granted stock options, which have been accounted for using the fair-value method. The Company has issued restricted stock to certain employees of the Company. For this restricted stock, the Company has recorded deferred stock-based compensation for the estimated fair values of the restricted stock which is being amortized to expense over the periods that the related restrictions lapse.

Income Taxes
------------

Income taxes are accounted for under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. As further described in Note 9, June 29, 2006 net deferred tax assets have been reduced to zero through valuation allowance.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the estimate of the Company's proved oil and gas reserves prepared by an independent engineering consultant. Such estimates are subject to various uncertainties inherent in the estimation of quantities of proved reserves. Estimated reserves are used in the calculation of depletion, depreciation and amortization as well as the Company's assessment of proved oil and gas properties for impairment.

Prior Year Reclassification
---------------------------

Prior year amounts may have been reclassified to conform with current year presentation.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

Recent Accounting Pronouncements
--------------------------------

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment," a revision of SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and amends SFAS No. 95, "Statement of Cash Flows." SFAS No. 123(R) requires a company to recognize equity based compensation, including stock option grants, at fair value in the income statement, and discontinues accounting for equity based compensation under APB Opinion No. 25, the intrinsic value method. The requirements of this pronouncement are effective for fiscal periods beginning after December 15, 2005. The Company will adopt SFAS No. 123(R) as of January 1, 2006, for periods ending on or after December 31, 2006 utilizing the modified prospective method to record compensation expense for the unvested portion of all grants outstanding as of December 31, 2005 and for all future grants. The Company estimates that the adoption of SFAS No. 123(R) will not have a material effect on the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets." SFAS No. 153 requires the use of fair value measurement for exchanges of non-monetary assets. The statement is effective beginning in periods after June 15, 2005. The adoption of SFAS No. 153 had no impact on the Company's financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error
Corrections: a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS No. 154 requires voluntary changes in accounting principles to be applied retrospectively, unless it is impracticable to determine either the period specific effects or the cumulative effects of the change. SFAS No. 154's retrospective application requirement replaces APB 20's requirement to recognize most voluntary changes in accounting principle by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. If retrospective application for all prior periods is impracticable, the method used to report the change and the reason the retrospective application is impracticable are to be disclosed.

Under SFAS No. 154, retrospective application will be the transition method in the unusual event that a newly issued accounting pronouncement does not provide specific transition guidance. It is expected that most pronouncements will specify transition methods other than the retrospective method. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005, and the adoption of this statement is expected to have no impact on Carneros' financial position or results of operations.

On July 13, 2006, the FASB issued its Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements. SFAS No.157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007.

On September 29, 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans". SFAS No. 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit post-retirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of the entity. SFAS No. 158 is effective for us as of the end of the fiscal year ending after December 31, 2006.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
         ------------------------------------------

The SEC issued SAB No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements", on September 13, 2006. SAB No. 108 expresses the staff's views regarding the process of quantifying financial statement misstatements in determining materiality. The guidance in this SAB is effective for fiscal years ending after November 15, 2006.

We do not anticipate that the implementation of these new standards will have a material effect on our financial statements.

In February of 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities - Including an amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This statement will be effective for us January 1, 2008. We have not yet determined the impact, if any, that adopting this standard may have on our financial statements.

NOTE 3 - OIL AND GAS PROPERTIES AND OTHER PROPERTY AND EQUIPMENT
         -------------------------------------------------------

Oil and gas properties, equipment and fixtures consist of the following as of June 29, 2006 and December 31, 2005:

                                                               June 29,      December 31,
                                                                 2006            2005
                                                             ------------    ------------
Oil and Gas Properties
   Proved oil and gas properties                             $ 20,203,376    $ 20,184,186
   Accumulated depreciation, depletion and amortization        (5,143,561)     (4,595,737)
   Net proved oil and gas properties                           15,059,815      15,585,449
   Unevaluated oil and gas properties                           1,405,561       1,461,958
                                                             ------------    ------------
Net oil and gas properties                                   $ 16,465,376    $ 17,047,407
                                                             ============    ============

Corporate and Other:
   Field vehicles and equipment                              $    455,353    $    448,786
   Office furniture and equipment                                  36,199          36,199
                                                             ------------    ------------
                                                                  491,552         484,985
   Accumulated depreciation                                      (330,361)       (271,496)
                                                             ------------    ------------
Net corporate assets                                         $    161,191    $    213,489
                                                             ============    ============

The Company recognized depletion, depreciation and amortization expense of $603,689 and $1,262,419 for the period ended June 29, 2006 and year ended December 31, 2005, respectively.

NOTE 4 - RESTRICTED CASH
         ---------------

Restricted cash consists of the following:

                                       June 30,     December 31,
                                         2006           2005
                                     ------------   ------------
Plug and abandonment funds           $    828,849   $    877,589
Royalty trust savings account              56,833         38,029
                                     ------------   ------------
                                     $    885,682   $    915,618
                                     ============   ============

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 4 - RESTRICTED CASH (Continued)
         ---------------

Certificates of deposit and separate bank accounts totaling $828,849 and $877,589 at June 29, 2006 and December 31, 2005, respectively, are pledged either in lieu of posting a bond in favor of the state of California or pledged by contract to ensure certain oil and gas well plugging and clean-up. Proceeds of these certificates may not be used for the general operating activities of the Company. A royalty trust savings account has been set up to account for uncashed royalty checks which had a balance of $56,832 and $38,029 at June 29, 2006 and December 31, 2005, respectively.

NOTE 5 - CONCENTRATIONS
         --------------

Cash Deposit and Uninsured Cash Balances
----------------------------------------

The Company has concentrated its credit risk for cash by maintaining deposits in Wells Fargo Bank, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (FDIC). The Company has not experienced any loss in such accounts and believes it is not exposed to any significant credit risk to cash.

NOTE 6 - DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
         ---------------------------------------------

The Company was a party to a series of agreements with financial institutions, which have been accounted for as effective hedges in accordance with SFAS No.
133. During 2005, the Company was a party to oil price swap agreements whereby the Company was the floating price payor and the counterparty was the fixed price payor. The floating price was based on the average of the daily settlement price per barrel for the prompt NYMEX West Texas Intermediate Light Sweet Crude Oil contract for each month. Contracts in effect during 2005 were:

                                               Notional Quantity
                                             (Barrels of Crude Oil)    Fixed
                                             ---------------------    Price Per
   Type                Period                   Total     Monthly      Barrel
----------   -----------------------------   ---------- ----------   ----------
   Swap      January 1 - December 31, 2005     60,000      5,000      $ 34.65

During the period ended June 29, 2006 and year ended December 31, 2005, oil price contracts resulted in $0 and $(1,314,380), respectively, in realized gains and losses, which are included in revenues in the accompanying statements of operations.

At June 29, 2006 and December 31, 2005, the Company had no open hedging contracts.

NOTE 7 - LONG LIVED ASSET RETIREMENT OBLIGATION
         --------------------------------------

The asset retirement obligation at June 29, 2006 and December 31, 2005 is summarized as follows:

                                       June 30,    December 31,
                                        2006           2005
                                    ------------   ------------
Beginning Balance                   $    322,087   $    298,316
Accretion Expense                             --         23,771
                                    ------------   ------------
Ending Balance                      $    322,087   $    322,087
                                    ============   ============

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 8 - STOCKHOLDERS' EQUITY
         --------------------

Series A Redeemable Preferred Stock
-----------------------------------

DIVIDENDS

The holders of Series A preferred stock are entitled to receive cash dividends, payable quarterly, in an amount equal to $10 per annum per share through June 30, 2008, after which the annual dividend rate shall increase from $10 per annum to $14 per annum per share. Such dividends are cumulative and shall be payable quarterly in arrears as declared by the Company's Board of Directors. On any dividend payment date, any unpaid dividends shall accumulate and shall accrue additional dividends at the rate of 10% per annum (14% per annum commencing July 1, 2008), compounded quarterly. On any dividend payment date occurring on December 31, the holders of a majority of the Series A may elect to require the Company to pay, to the fullest extent permitted by law, a cash dividend in an aggregate amount of up to (i) 40% of the lesser of (A) the Company's profits for the year ended on such December 31, or (B) the dividends accruing as of such December 31, plus the dividends that accrued on the three previous dividend periods less (ii) any cash dividends paid with respect to the three previous dividend periods.

LIQUIDATION PREFERENCE

In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the Company, before any distributions shall be made to the holders of the Company's common stock, the holders of Series A shall be entitled to be paid a liquidation preference of $100 per share plus any accrued but unpaid dividends to such date. After such payments, any remaining assets and funds of the Company shall be distributed to the holders of the Company's common stock.

VOTING RIGHTS

Series A holders are not entitled to any voting rights. However, certain actions may not be taken by the Company without the approval of the holders of a majority of the Series A, voting separately as a class. These actions include amendments to the terms of the Series A or to the Company's Certificate of Incorporation, authorization or issuance of any stock senior to, or at parity with, the Series A or consummate any merger of the Company.

REDEMPTION

Upon the first to occur of (i) a qualified public offering as defined, (ii) the merger of the Company, (iii) the sale of substantially all of the assets of the Company or (iv) the later of July 1, 2008, or the first date upon which WPEP ceases to own a majority of the Company's common stock, the Company shall redeem all outstanding shares of Series A in exchange for an amount of cash equal to $100 per share plus all accrued but unpaid dividends. Accordingly, the carrying value of the Preferred Stock is being increased by accreting the dividends payable and related interest so that the carrying amount equals the redemption amount at the redemption date. For the period ended June 29, 2006 and year ended December 31, 2005, such accretion totaled $2,188,662 and $4,066,019, respectively, and is reflected as a charge against the Company's accumulated deficit.

In the case of a qualified public offering, the Company is required to give prior written notice of the possibility of a qualified public offering to the holder of the Series A who may elect to give notice to exchange their Series A shares for a number of shares of the Company's common stock calculated by dividing (A) $100.00 per share of Series A plus all accrued but unpaid dividends by the (B) initial public offering price of the Company's common stock, less all underwriters' discounts and commissions. If such initial public offering is consummated, then the holders of Series A who gave notice shall receive shares of common stock in exchange for their Series A and all other holders of Series A shall receive cash redemption payment.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 8 - STOCKHOLDERS' EQUITY (Continued)
         --------------------

Stockholders' Obligations for Subsequent Financings
---------------------------------------------------

The Contribution and Subscription Agreement dated May 9, 2001 (Subscription Agreement), between the Company and its stockholders provided that the stockholders, subject to certain provisions of the Subscription Agreement, have the obligation to purchase up to 65,000 Units (each Unit consisting of one share of the Company's common stock and nine shares of the Company's Series A redeemable preferred stock) at a purchase price of $1,000 per Unit. Pursuant to this obligation, the stockholders purchased 5,000 units in October 2001, 5,000 units in March 2002, 3,000 units in December 2002, 4,000 units in July 2003, 3,000 units in December 2003, and 2,500 units in November 2004. The obligation of the stockholders to participate in such financings expires upon the earlier of May 9, 2006, or any event that would trigger a mandatory redemption of the Series A preferred stock in accordance with its terms.

Stockholders' Agreement
-----------------------

The Company and its stockholders have entered into a Stockholders' Agreement which, among other things, (i) grants the stockholders rights to purchase new securities of the Company apart from those purchased under the Subscription Agreement, and (ii) provides certain conditions for the transfer of any of the Company's securities by the Company's stockholders. The Stockholders' Agreement also provides that, after an initial public offering of the Company's common stock, these stockholders may demand registration by the Company, at the Company's expense, of their shares of the Company's common stock.

Stock Incentive Plan and Restricted Stock Grants
------------------------------------------------

During 2001, the Board of Directors of the Company approved the Carneros Energy, Inc. 2001 Stock Incentive Plan (SIP) pursuant to which the Company may issue restricted common stock awards or grant stock options exercisable into shares of the Company's common stock. The SIP is to be administered by a committee of the Company's Board of Directors. As of December 31, 2004, the aggregate number of common shares that may be issued under the plan is 5,708.2 shares. The number of common shares that may be issued under the SIP is to be increased automatically upon any subsequent financing by 17.647% of the number of shares of the Company's common stock issued in the subsequent financing up to a maximum of 11,470.588 additional common shares. Awards under the SIP may be granted to employees and directors of the Company as well as to a noncontrolling stockholder of the Company. The terms of the SIP provide that none of the stock option grants under SIP shall be considered Incentive Stock Options. Common shares available for grant under the SIP were 2,777.4 as of both June 29, 2006 and December 31, 2005, respectively.

Restricted Stock Grants
-----------------------

Pursuant to the SIP, officers of the Company received a total of 868.824 restricted shares of the Company's common stock on May 9, 2001, which were subject to certain forfeiture restrictions. The employees may not sell or otherwise transfer such shares and, upon the termination of their employment with the Company for whatever reason, shall forfeit to the Company the remaining shares then subject to forfeiture restrictions. The forfeiture restrictions lapsed as to 25% of the restricted shares on May 11, 2001, and 15% of the restricted shares lapse on each of the first through the fifth anniversary dates of the grant of the shares.

The fair value of the restricted shares, $100 per share, was recorded as deferred stock-based compensation expense in the accompanying consolidated balance sheets as a reduction of stockholders' equity and is being amortized on the graded-vesting method. During the period ended June 29, 2006 and year ended December 31, 2005, amortization of stock-based compensation amounted to $7,102 and $10,281, respectively.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 8 - STOCKHOLDERS' EQUITY (Continued)
         --------------------

Treasury Stock
--------------

During 2004, the Company purchased 2,791 shares of treasury stock for $82,140. The purchase was comprised of 2,386 shares of preferred stock and 405 shares of common stock.

Stock Option Grants
-------------------

In conjunction with the sale of stock by the Company in October 2001 and pursuant to the Subscription Agreement, members of the Company's management were granted options to purchase 411.8 shares of the Company's common stock and a noncontrolling stockholder of the Company was granted options to purchase 58.8 shares of the Company's common stock at a price of $100.00 per share, the price per share of the Company's common stock included in the units sold in the October 2001 financing.

With the sale of stock by the Company in March and December 2002, members of the Company's management were granted options to purchase 411.8 and 247.1 shares, respectively, of the Company's common stock at a price of $100 per share. In addition, a noncontrolling stockholder of the Company was granted option to purchase 58.825 shares and 35.295 shares, respectively, of the Company's common stock at a price of $100 per share for the same respective dates.

With the sale of stock by the Company in July and December 2003, members of the Company's management were granted options to purchase 329.4 and 247.1 shares, respectively, of the Company's common stock at a price of $100 per share, as determined by the Board of Directors. In addition, a noncontrolling stockholder of the Company was granted options to purchase 47.06 shares and 35.295 shares, respectively, of the Company's common stock at a price of $100 per share for the same respective dates.

With the sale of stock by the Company in November 2004, members of the Company's management were granted an option to purchase 150.2 shares of the Company's common stock at a price of $100 per share, as determined by the Board of Directors. In addition, a noncontrolling stockholder of the Company was granted options to purchase 29.413 shares of the Company's common stock at a price of $100 per share for the same date.

The options granted to members of the Company's management vest 25% at issuance and 15% per year for five years. The options expire seven years from the date of the grant subject to provisions of the subscription agreement.

The options granted to the noncontrolling stockholder may be exercised at any time until their expiration seven years from the date of their grant subject to provisions of the subscription agreement..

SFAS No. 123 Information
------------------------

Pro forma information regarding the effect on operations is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair-value method of that statement. SFAS No. 123 applies to stock options granted, but does not apply to unawarded shares that are part of the Stock Incentive Plan. The fair value for these options was estimated at the date of grant using the minimum-value method, which utilizes a zero volatility factor and assumes an expected life of seven years, a risk-free interest rate of 3%-4% and a dividend yield of 3%.

This option valuation model requires input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options. The effects of applying SFAS No. 123 in this pro forma disclosure may not be indicative of future amounts. Additional awards in future years are anticipated.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 8 - STOCKHOLDERS' EQUITY (Continued)
         --------------------

SFAS No. 123 Information (continued)
------------------------

If the Company recognized employee stock option related compensation expense in accordance with SFAS No. 123 under the minimum-value method, its net loss for the period ended June 29, 2006 and year ended December 31, 2005 would not be materially different.

NOTE 9 - INCOME TAXES
         ------------

Deferred tax assets and liabilities consist of the following:

                                              June 29,      December 31,
                                                2006            2005
                                            ------------    ------------
Deferred Tax Assets
   Net operating loss carryforwards         $  9,325,855    $  4,237,805
   Statutory depletion carryforwards           1,192,204         874,000
   Other                                           1,714          20,000
                                            ------------    ------------
                                              10,519,773       5,231,805
Less valuation allowance                      (8,503,354)     (4,577,805)
                                            ------------    ------------
                                               2,016,419         654,000
Deferred Tax Liabilities
   Depletion and amortization                 (2,016,419)     (1,731,000)
                                            ------------    ------------
                                            $         --    $ (1,077,000)
                                            ============    ============

The provision (credit) for income taxes for the period ended June 29, 2006 and year ended December 31, 2005 is comprised of the following:

                                              June 29,      December 31,
                                                2006            2005
                                            ------------    ------------
Current - state                             $      1,600    $         --

Deferred
   Federal                                    (1,077,000)             --
   State                                              --              --
                                            ------------    ------------
Total deferred                                (1,077,000)             --
                                            ------------    ------------
Total provision (credit) for income taxes   $  1,075,400)   $         --
                                            ============    ============

As of June 29, 2006 and December 31, 2005, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $48 million and $19 million, respectively, which can be carried forward to offset future taxable income, if any. The Company's federal and state net operating losses expire starting in 2021. Due to the uncertainty surrounding the timing of realizing the benefits of the net operating loss carryforwards in future tax returns, the Company has placed a valuation allowance against the portion of their deferred tax assets arising from such carryforwards that would otherwise result in a tax provision benefit.

An increase in the valuation allowance of $3,925,549 has been recorded during the period ending June 30, 2006 to reduce the amount of deferred tax assets to an amount equal to the deferred tax liabilities.

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 10 - COMMITMENTS
          -----------

Effective in April 2002, the Company entered into an operating lease for office space through March 2007. In addition, the Company assumed the Gotland Oil Inc. lease, which expired in June 2005.

As of June 26, 2006, future minimum lease payments related to the operating leases are as follows:

                   2006                          $ 44,220
                   2007                            22,110
                                                 --------
                                                 $ 66,330
                                                 ========

NOTE 11 - LINE OF CREDIT
          --------------

On February 27, 2003, the Company entered into a short-term line of credit agreement with the Bank of Oklahoma (the line of credit). The commitment amount on the line of credit is $10,000,000, with an initial borrowing base amount of $2,300,000. This borrowing base amount decreased to $1,700,000, effective June 1, 2004. As of February 27, 2005 the credit agreement was amended revising the maturity date of the credit agreement from February 27, 2005 to June 1, 2007. The borrowing base effective with the amendment was $1,700,000. The borrowing base was redetermined on August 29, 2005 and was increased to $3,500,000. Throughout the year the Company borrowed against the line of credit, and as of June 29, 2006 and December 31, 2005, the borrowing against the line was $1,750,000 and $2,400,000, respectively. The interest rate on the line of credit is the Chase Bank base rate plus 1% floating. There is also an unused commitment rate of .5% of the unused portion of the line of credit.

This agreement includes two primary affirmative covenants that state: (i) the Company must maintain a current ratio of at least 1:1, where the unused amount of the line of credit is added to current assets for the computation and, (ii) the Company must maintain a tangible net worth of at least $7,000,000. The agreement also places some restrictions on additional or contingent obligations, hedging the Company's production, creating liens, and dividend payments.

NOTE 12 - EVENTS SUBSEQUENT TO JUNE 29, 2006 (UNAUDITED)
          ----------------------------------------------

On June 29, 2006, the shareholders of the Company executed the sale of all of the Company's issued and outstanding common stock and preferred stock to Carneros Acquisition Corp., a Delaware corporation ("Buyer"), pursuant to the terms of a stock purchase agreement made and entered into as of June 29, 2006, by and among the Buyer and the shareholders of the Company. As a result of this stock purchase transaction, Buyer, which is a wholly-owned subsidiary of Pacific Energy Resources Ltd., acquired a one hundred percent (100%) ownership interest in the Company and its wholly-owned subsidiary, Gotland Oil, Inc., a Texas corporation.

The selling shareholders of the Company were as follows and comprised all of the shares issued and outstanding at the date of sale:

SHAREHOLDER                                                         PREFERRED      COMMON
                                                                   -----------   -----------
Warburg, Pincus & Co. (as nominee)
   Warburg, Pincus Equity Partners, L.P.                           278,245.610    30,916.179
   Warburg, Pincus Netherlands Equity Partners I, C.V                8,833.194       981.466
   Warburg, Pincus Netherlands Equity Partners II, C.V               5,888.796       654.311
   Warburg, Pincus Netherlands Equity Partners III, C.V              1,472.198       163.578

COSCO Investments LP                                                 1,057.568       241.626

John Rainwater                                                       3,026.600       464.233

Robert Stupp                                                           921.947       203.224

Christian Woessner                                                     117.900        13.099
                                                                   -----------   -----------
Total Shares Outstanding as of both 12/31/2005 and 5/10/2006       299,563.183    33,637.716
                                                                   -----------   -----------

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 13 - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)
          --------------------------------------------

The estimates of the Company's proved oil and natural gas reserves at December 31, 2005, which are located entirely within the United States, were prepared in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board. Proved oil and natural gas reserve quantities are based on estimates prepared by Netherland, Sewell and Associates, Inc., who are independent petroleum engineers.

Future prices received for production and future production costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates. There can be no assurance that the proved reserves will be developed within the periods indicated or that prices and costs will remain constant. Actual production may not equal the estimated amounts used in the preparation of reserve projections. In accordance with the Securities and Exchange Commission's guidelines, the Company's estimates of future net cash flows from the properties and the representative value thereof are made using oil and natural gas prices in effect as of the dates of such estimates and are held constant throughout the life of the properties. Average prices used in estimating net cash flows at December 31, 2005, were $53.75 per barrel for oil and $8.20 for per mcf for natural gas. The future cash flows are reduced by estimated production costs, development costs, and general and administrative costs, which are based on year-end economic conditions and held constant throughout the life of the properties, and by the estimated effect of future income taxes. Future income taxes are based on statutory income tax rates in effect at year-end, the Company's tax basis in its proved oil and natural gas properties, and the effect of net operating loss and other carryforwards.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those shown below. The accuracy of any reserve estimate is a function of the quality of available data and engineering and estimates may justify revisions. Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered. Reserve estimates are integral to management's analysis of impairments of oil and natural gas properties and the calculation of depreciation, depletion and amortization of these properties.

Estimated net quantities of proved oil and natural gas reserves of the Company as of December 31, 2005, are as follows:

                                                     Natural            Oil
                                     Oil               Gas           Equivalent
                                    (MBBL)           (MMCF)           (MBOE)
                                 -----------       -----------      ----------
Proved reserves                    1,505.1             53.2           1,514.0
Proved developed reserves          1,477.6             53.2           1,486.5

Estimated net quantities of proved oil and natural gas reserves of the Company as of December 31, 2004, are as follows:

                                                     Natural            Oil
                                     Oil               Gas           Equivalent
                                    (MBBL)           (MMCF)           (MBOE)
                                 -----------       -----------      ----------
Proved reserves                    1,647.3            252.0           1,689.3
Proved developed reserves          1,455.6             89.5           1,470.6

                              CARNEROS ENERGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         JUNE 29, 2006, JUNE 30, 2005, AND DECEMBER 31, 2005 (CONTINUED)

NOTE 13 - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (Continued)
          --------------------------------------------

The change in proved reserves was as follows for the period ended December 31, 2005:

                                                     Natural            Oil
                                     Oil               Gas           Equivalent
                                    (MBBL)           (MMCF)           (MBOE)
                                 -----------       -----------      ----------
Balance, December 31, 2004         1,647.3            252.0           1,689.3

Production, 2005                    (104.2)            (7.5)           (105.5)
Revisions to previous estimates      (38.0)          (191.3)            (69.8)
                                 -----------       -----------      ----------
Balance, December 31,2005          1,505.1             53.2           1,514.0
                                 ===========       ===========      ==========

The standardized measure has been prepared assuming year-end sales prices adjusted for fixed and determinable contractual price changes, current costs including general and administrative, statutory tax rates (adjusted for tax credits and other items), and a 10% annual discount rate. No deduction has been made for depletion or depreciation.

Changes in standardized measure of discounted future net cash flows from proved oil and gas reserves (in thousands):

                                                                   2005
                                                               ------------
Future cash inflows                                            $ 81,339,600
Future production costs                                         (37,939,000)
Future development costs                                           (986,400)
Future income tax expense                                                --
                                                               ------------
Future net cash flows                                            42,414,200
10% annual discount for estimated timing of cash flows          (19,335,400)
                                                               ------------
Standardized measure of discounted future net cash flows       $ 23,078,800
                                                               ============
Standardized measure, January 1, 2005                          $ 13,100,700
Net change in sales price, net of production costs               13,347,222
Revisions of quantity estimates                                  (1,082,931)
Accretion of discount                                             1,310,070
Sales, net of production costs                                   (3,624,826)
Income taxes                                                             --
Change in timing and other                                           28,565
                                                               ------------
                                                               $ 23,078,800
                                                               ============

================================================================================



                              (PACIFIC ENERGY LOGO)



                        174,550,015 SHARES OF COMMON STOCK

                                   -----------

                                   PROSPECTUS

                                   -----------



                                     , 2008


         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN THIS PROSPECTUS OR A SUPPLEMENT IS DELIVERED OR A SALE IS MADE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, IT IS NOT IMPLIED THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.


================================================================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee                                    $ 10,227
Legal fees and expenses                                 $    *
Accounting fees and expenses                            $    *
Printing expenses                                       $    *
Blue sky fees and expenses                              $    *
Transfer agent and registrar fees and expenses          $    *
Miscellaneous                                           $    *
                                                       ------------
Total                                                   $    *
                                                       ============
-----------
*  To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit indemnification under certain circumstances and subject to certain limitations, such as if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         As permitted to Section 145 of the Delaware General Corporation Law, the registrant's certificate of incorporation provides that the registrant's directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

         o any breach of their duty of loyalty to the registrant or its stockholders;

         o acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

         o any transaction from which the director derived an improper personal benefit.

         In addition, the registrant's bylaws obligate the registrant to indemnify its directors and officers, and authorize the registrant to indemnify its other employees and agents, against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of the registrant. The registrant's bylaws require it to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advance if it is ultimately determined that such person is not entitled to indemnification. The registrant may advance expenses, as incurred, by employees or agents upon terms and conditions the registrant's board of directors deems appropriate.

         The registrant's bylaws also authorize the registrant to purchase and maintain insurance on behalf of any of its directors, officers, employees or agents against any liability asserted against that person in that capacity, whether or not the registrant would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

         In conjunction with the registrant's entry into employment agreements with Vladimir Katic, Darren Katic, Jeevan Anand and John Rainwater, the registrant entered into indemnification agreements with each of those executives. The indemnification agreements generally provide that, with certain exceptions, the executives are entitled to indemnification for expenses incurred if they are parties or threatened to be made parties to or are otherwise involved in a proceeding by reason of the fact that they are or were an officer and/or director of the registrant or are or were serving at the registrant's request as a director, officer, employee, agent of another enterprise, to the fullest extent permitted by the Delaware General Corporation Law, with payment of expenses to be made in advance of the final disposition if the executive undertakes in writing to repay amounts to which they ultimately are determined not to be entitled. The registrant has also agreed to maintain directors' and officers' liability insurance in an amount and with a deductible reasonably acceptable to the executives, to the extent practicable.

         The consulting agreement between the registrant and Jerett Creed contains indemnification provisions pursuant to which Mr. Creed has agreed to indemnify the registrant for damages resulting from his gross negligence or material breach or untrue or inaccurate representations or warranties under the agreement, and the registrant has agreed to indemnify Mr. Creed for claims arising out of or resulting from his services under the agreement, except with respect to matters of the type for which Mr. Creed agreed to indemnify the registrant under the agreement.

         The registrant maintains directors' and officers' liability insurance to insure its directors and officers against various liabilities. The limitation of liability and indemnification provisions in the registrant's certificate of incorporation and bylaws may discourage stockholders from bringing any lawsuit against the registrant's directors for breach of their fiduciary duty. The provisions may also reduce the likelihood of derivative litigation against the registrant's directors and officers, even though an action, if successful, might benefit the registrant and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

         Registration rights agreements between the registrant and various investors provide for cross-indemnification in connection with registration of the registration's common stock on behalf of those investors.

         Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above.

                                                         EXHIBIT
                    DOCUMENT                             NUMBER
                    --------                             ------
Certificate of Incorporation and Amendments             3.1 to 3.4
Bylaws                                                      3.5
Employment and Consulting Agreements                  10.4 and 10.11
Registration Rights Agreements                          4.3 to 4.6

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         In March 2005, the registrant issued 39,999,993 shares of common stock in connection with its merger with PetroCal Incorporated. PetroCal Incorporated stockholders received 1.2082985 shares of the registrant's common stock for every one share of PetroCal Incorporated common stock.

         In June 2005, the registrant issued 666,667 shares of common stock to one individual upon exercise of warrants for an aggregate exercise price of CAD$200,000.

         In August 2005, the registrant issued 66,462 shares of common stock to one entity upon exercise of warrants for an aggregate exercise price of CAD$39,877.

         In October 2005, the registrant issued 888,889 shares of common stock to two entities upon exercise of warrants for an aggregate exercise price of CAD$400,000.

         In November 2005, the registrant issued to certain officers, directors and employees options to acquire an aggregate of 3,250,000 shares of common stock at an exercise price of CAD$0.84 per share. The options expire on November 8, 2010.

         In November 2005, the registrant issued to one consultant, in consideration for investor relations services, options to acquire 100,000 shares of common stock at an exercise price of CAD$0.84 per share. The options expire on the earlier of November 8, 2008 or the date a registration statement filed by the registrant is declared effective by the SEC.

         In December 2005, the registrant issued an aggregate of 1,555,871 shares of common stock to three entities and one individual (including 657,164 shares to an entity solely owned by the registrant's president, Darren Katic) upon the conversion of four convertible debentures in the aggregate amount of $1,006,208.

         In December 2005, the registrant issued an $8.0 million secured term note, a $5.0 million secured convertible term note and warrants to acquire 3,714,286 shares of the registrant's common stock to Laurus Master Fund Ltd. for aggregate gross proceeds of $13,000,000. The term note had a maturity date of December 23, 2008 and bore interest at an annual rate equal to prime rate plus two percent (with a floor of 7% and a cap of 13%) for amounts not held in a restricted account and an annual rate equal to the interest payable to the registrant on amounts held in a restricted account. The convertible term note had a maturity date of December 23, 2008, bore interest at an annual rate equal to prime rate plus two percent (with a floor of 7%) and had a conversion price of CAD$0.86 per share of common stock. The warrant had a five-year term and an exercise price of CAD$0.99 for the first 1,857,143 shares issued upon exercise and CAD$1.19 for the second 1,857,143 shares issued upon exercise.

         In December 2005, as partial compensation for agent services in connection with the registrant's December 2005 note and warrant financing, the registrant issued to an entity affiliated with the placement agent, three-year warrants to acquire 790,363 shares of common stock at an exercise price of $0.90 per share.

         In February 2006, the registrant issued to one officer options to acquire 100,000 shares of common stock at an exercise price of CAD$1.52 per share. The options expire on November 8, 2010.

         During the period from May 2006 to November 2006, the registrant issued an aggregate of 3,398,331 shares of common stock to Laurus Master Fund Ltd. and its affiliate upon the conversion of $2,604,475 in principal under the December 2005 secured convertible term note. The remaining principal and all accrued and unpaid interest under the convertible term note, along with the entire principal balance and all accrued and unpaid interest under the December 2005 term note, was paid in full in cash in November 2006.

         In March 2006, the registrant issued 666,666 shares of common stock to one individual upon exercise of warrants for an aggregate exercise price of CAD$400,000.

         In July 2006, the registrant issued an aggregate of 536,316 shares of common stock to two individuals upon the conversion of two convertible debentures in the aggregate amount of $354,612.32.

         In August 2006, the registrant issued to officers and employees options to acquire an aggregate of 1,200,000 shares of common stock at an exercise price of CAD$1.60 per share. The options expire on June 30, 2009.

         In August 2006, the registrant issued 3,714,286 shares of common stock to an affiliate of Laurus Master Fund Ltd. upon exercise of the warrant issued in December 2005 for an aggregate exercise price of CAD$4,048,571.74. As partial consideration for Laurus Master Fund Ltd. agreeing to exercise the warrant, on August 29, 2006, the registrant issued to an affiliate of Laurus Master Fund Ltd. five-year warrants to acquire 2,000,000 shares of common stock at an exercise price of CAD$1.60 per share.

         In October 2006, the registrant issued to one employee an option to acquire 20,000 shares of common stock at an exercise price of CAD$1.50 per share. The option expires on June 30, 2009.

         In October 2006, the registrant issued 600,205 shares of common stock to one entity upon exercise of warrants for an aggregate exercise price of CAD$360,123.

         In November 2006, the registrant issued to two employees options to acquire an aggregate of 490,000 shares of common stock at an exercise price of CAD$1.40 per share. The options expire on June 30, 2009

         In November 2006, the registrant entered into a $100.0 million senior secured revolving credit agreement with an affiliate of The Goldman Sachs Group, Inc. and two entities affiliated with Silver Point Finance LLC, which bears interest at an annual rate equal to the greater of 12.75% or the adjusted Eurodollar Rate plus 7.75% and matures on November 29, 2010. In connection with the credit agreement, the registrant issued to Goldman, Sachs & Co. warrants to acquire up to 16,543,387 shares of common stock and to two entities affiliated with Silver Point Finance LLC warrants to acquire up to an aggregate of 8,907,977 shares of common stock. The warrants vest based on amounts borrowed under the credit agreement, have an exercise price of CAD$1.42 per share and expire five years from their vesting dates. In addition, as partial consideration for agent services, the registrant issued to one placement agent warrants to acquire 2,802,958 shares of common stock. The warrants vest based on amounts borrowed under the credit agreement, have an exercise price of CAD$1.42 per share and expire five years from the vesting date.

         During the period from November 2006 to January 2007, the registrant entered into subscription agreements with United States, Canadian and offshore investors in a private offering of 73,487,200 shares of common stock and warrants to purchase 36,743,599 shares of common stock for gross proceeds of approximately $82,748,984. The warrants have an exercise price of CAD$1.70 per share and expire three years from the date of issuance. The subscription proceeds were held in escrow until the closing of the registrant's acquisition of certain assets in the Beta oil field located offshore California in March 2007, at which time certificates representing the shares and warrants were issued to investors. As partial consideration for agent services in connection with the offering, during the period from November 2006 to January 2007, the registrant issued to the placement agents three-year warrants to acquire an aggregate of 6,257,091 shares of common stock at an exercise price of CAD$1.50 per share, 409,360 shares of common stock at an exercise price of CAD$1.625 per share and 409,360 shares of common stock at an exercise price of CAD$1.95 per share. The warrants were held in escrow until the subscription proceeds were released from escrow in March 2007.

         In December 2006, the registrant issued 802,800 shares of common stock and warrants to purchase 401,400 shares of common stock to one entity in exchange for the cancellation of $900,000 in debt. The warrants have an exercise price of CAD$1.70 per share and expire three years from the date of issuance.

         In February 2007, the registrant issued to one employee an option to acquire 350,000 shares of common stock at an exercise price of CAD$1.73 per share and to one officer an option to acquire 200,000 shares of common stock at an exercise price of CAD$1.90 per share. The options expire on March 1, 2010.

         In April 2007, the registrant issued to one employee and two directors options to acquire an aggregate of 700,000 shares of common stock at an exercise price of CAD$2.50 per share. The options to the employee expire on April 27, 2010 and the options to the directors expire on April 27, 2012.

         In May 2007, the registrant issued 25,000 shares of common stock to one investor upon exercise of warrants that were issued in the private offering conducted between November 2006 and January 2007, for an aggregate exercise price of CAD$42,500.

         In May 2007, the registrant issued to officers, directors and employees options to acquire an aggregate of 5,340,000 shares of common stock at an exercise price of CAD$3.00 per share. The options expire on May 11, 2012.

         In May 2007, the registrant issued to one consultant in consideration for investor relations services, options to acquire 100,000 shares of common stock at an exercise price of CAD$3.00 per share. The options expire on the earlier of May 11, 2012 or the date a registration statement filed by the registrant is declared effective by the SEC.

         In June 2007, the registrant issued an aggregate of 982,650 shares of common stock to three investors upon exercise of warrants, which were issued in the private offering conducted between November 2006 and January 2007, for an aggregate exercise price of CAD$1,670,505.

         In July 2007, the registrant issued an aggregate of 120,000 shares of common stock to two investors upon exercise of warrants, which were issued in the private offering conducted between November 2006 and January 2007, for an aggregate exercise price of CAD$204,000.

         In August 2007, the registrant issued 33,000 shares of common stock to one investor upon exercise of warrants, which were issued in the private offering conducted between November 2006 and January 2007, for an aggregate exercise price of CAD$56,100.

         In August 2007, as consideration under agreements with the lenders in connection with the registrant's debt financing to fund its acquisition of the Alaska oil and gas properties and operations of Forest Oil Corporation, the registrant issued an aggregate of 4,750,000 shares of common stock to Goldman, Sachs & Co. and to two entities affiliated with Silver Point Finance LLC.

         In August 2007, as partial consideration for the registrant's acquisition of the Alaska oil and gas properties and operations of Forest Oil Corporation, the registrant issued to Forest Oil Corporation 10,000,000 shares of common stock valued as $2.44 per share. Of the 10,000,000 million shares of common stock, 5,500,000 shares are held in escrow pending regulatory approval of the transfer of Forest Oil Corporation's interest in Cook Inlet Pipe Line Company to a subsidiary of the registrant.

         In October 2007, the registrant issued 28,976,147 shares of common stock and warrants to purchase 14,488,067 shares of common stock to United States, Canadian and offshore investors in a private offering for gross proceeds of CAD$63,747,523. The warrants have an exercise price of CAD$2.65 per share and expire on April 18, 2009. As partial consideration for agent services in connection with the offering, on October 18, 2007, the registrant issued to the placement agents an aggregate of 1,183,361 compensation warrants. Each compensation warrant entitles the holder to acquire one share of common stock and one-half of one underlying compensation warrant for an exercise price of CAD$2.65 and expires on April 18, 2009. Each underlying compensation warrant will, if issued, be exercisable for one share of common stock, have an exercise price of CAD$2.65 per share and expire on April 18, 2009.

         In November 2007, the registrant issued an aggregate of 898,150 shares of common stock to two investors upon exercise of warrants, which were issued in the private offering conducted between November 2006 and January 2007, for an aggregate exercise price of CAD$1,526,855.

         In November 2007, the registrant issued to one officer and two employees options to acquire an aggregate of 410,000 shares of common stock at an exercise price of CAD$2.45 per share. The options expire on November 11, 2012.

         In December 2007, the registrant issued an aggregate of 647,256 shares of common stock to investors as a result of the registrant's failure to timely file a registration statement pursuant to the registration rights agreement entered into in connection with the private offering conducted between November 2006 and January 2007.

         In December 2007, the registrant issued 31,250 shares of common stock to one director upon exercise of options for an aggregate exercise price of CAD$26,250.

         In January 2008, as consideration under agreements with the lenders in connection with the registrant's August 2007 debt financing to fund its acquisition of the Alaska oil and gas properties and operations of Forest Oil Corporation, the registrant issued an aggregate of 2,063,000 shares of common stock to Goldman, Sachs & Co. and to two entities affiliated with Silver Point Finance LLC.

         In January 2008, the registrant completed an incentive warrant offering in which it issued 12,171,006 shares of common stock and five-year incentive warrants to acquire 12,171,006 shares of common stock at an exercise price of CAD$2.50 per share, in consideration for the exercise for an aggregate of CAD$20.7 million in cash by holders of subscriber warrants to purchase 12,171,006 shares of common stock that were issued in the private offering conducted between November 2006 and January 2007.

         In January 2008, the registrant issued an aggregate of 10,625 shares of common stock to two placement agents upon exercise of placement agent warrants, which were issued in connection with the private offering conducted between November 2006 and January 2007, for an aggregate exercise price of CAD$15,938.

         The issuances of the registrant's securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering or pursuant to Regulation S as transactions not requiring registration under Section 5 of the Securities Act. In transactions where the registrant relied on the exemption from registration, the exemption was claimed on the basis that those transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In transactions made in reliance on Regulation S, the safe harbor from registration was claimed on the basis that they involved an offshore transaction, no directed selling efforts were made in the United States and appropriate offering restrictions were implemented. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) EXHIBITS

         The following exhibits are included or incorporated herein by reference:

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    2.1 Stock Purchase Agreement, dated June 29, 2006, among Carneros Energy Inc., the stockholders of Carneros Energy, Inc. and Carneros Acquisition Corp.

    2.2 Amended and Restated Purchase and Sale Agreement, dated November 1, 2006, between Aera Energy LLC and Pacific Energy Resources Ltd.

    2.3 First Amendment to Amended and Restated Purchase and Sale Agreement, dated December 1, 2006, between Aera Energy LLC and Pacific Energy Resources Ltd.

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    2.4 Purchase and Sale Agreement, dated February 28, 2007, between Noble Energy, Inc. and Pacific Energy Resources Ltd.

    2.5 Purchase and Sale Agreement, dated November 13, 2006, between SWEPI LP and Pacific Energy Resources Ltd.

    2.6 First Amendment to Purchase and Sale Agreement, dated December 1, 2006, between SWEPI LP and Pacific Energy Resources Ltd.

    2.7 Asset Sales Agreement, dated May 24, 2007, between Forest Oil Corporation and Pacific Energy Resources Ltd.

    2.8 Amendment No. 1 to Asset Sales Agreement, dated July 31, 2007, between Pacific Energy Resources Ltd. and Forest Oil Corporation

    2.9 Membership Interest Purchase Agreement, dated May 24, 2007, among Forest Alaska Holding LLC, Forest Alaska Operating LLC, Forest Oil Corporation and Pacific Energy Resources Ltd.

    2.10 Amendment No. 1 to Membership Interest Purchase Agreement, dated July 31, 2007, among Forest Alaska Holding LLC, Forest Alaska Operating LLC, Forest Oil Corporation and Pacific Energy Resources Ltd.

    3.1 Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on February 4, 2005

    3.2 Certificate of Amendment of Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on September 12, 2005

    3.3 Certificate of Amendment of Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on June 16, 2006

    3.4 Certificate of Amendment of Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on November 30, 2006

    3.5       Bylaws of Pacific Energy Resources Ltd.

    4.1 Article V of Certificate of Incorporation of Pacific Energy Resources Ltd., as amended to date (contained in Exhibits 3.1, 3.2, 3.3 and 3.4 to this registration statement)

    4.2 Article II of the Bylaws of Pacific Energy Resources Ltd. (contained in Exhibit 3.5 to this registration statement)

    4.3 Form of Registration Rights Agreement, dated November 15, 2006, among Pacific Energy Resources Ltd., Octagon Capital Corporation, D&D Securities Company, Energy Capital Solutions, LLC, Goldman, Sachs & Co., SPCP Group, L.L.C., SPCP Group III, LLC and certain investors who acquired securities through private placement transactions that occurred between November 2006 and January 2007

    4.4 Registration Rights Agreement, dated November 30, 2006, among Pacific Energy Resources Ltd., Goldman, Sachs & Co., SPCP Group, L.L.C., and SPCP Group III, LLC

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    4.5 Share Acquisition and Registration Rights Agreement, dated July 31, 2007, between Pacific Energy Resources Ltd. and Forest Oil Corporation

    4.6 Form of Registration Rights Agreement, dated October 18, 2007, among Pacific Energy Resources Ltd, Octagon Capital Corporation, D&D Securities Company, Wellington West Capital Markets Inc., Energy Capital Solutions, L.P. and certain investors who acquired securities though a private placement transactions that occurred on October 18, 2007

    4.7 Form of Subscription Agreement For Subscription Receipts by and among Pacific Energy Resources Ltd. and each of those certain Canadian investors that acquired securities through a private placement in November 2006

    4.8 Form of Subscription Agreement For Subscription Receipts by and among Pacific Energy Resources Ltd. and each of those certain Canadian investors that acquired securities through a private placement in December 2006

    4.9 Form of Subscription Agreement For Subscription Receipts by and among Pacific Energy Resources Ltd. and each of those certain Canadian investors that acquired securities through a private placement in January 2007

    4.10 Form of Subscription Agreement, dated in November 2006, between Pacific Energy Resources Ltd. and each of SPCP Group, LLC, SPCP Group III, LLC, Goldman, Sachs & Co., Walter W. Tyler, Pierce Diversified Strategy Master Fund, LLC, Ena, Enable Opportunity Partners, L.P., Enable Growth Partners, L.P. and Clarion Capital Corporation

    4.11 Subscription Agreement, dated December 26, 2006, between Pacific Energy Resources Ltd. and Bateman & Company Ltd.

    4.12 Warrant Indenture, dated November 10, 2006, between Pacific Energy Resources Ltd. and Computershare Trust Company of Canada

    4.13 Warrant Indenture, dated December 28, 2006, between Pacific Energy Resources Ltd. and Computershare Trust Company of Canada

    4.14 Form of Common Stock Purchase Warrant, issued by Pacific Energy Resources Ltd. to certain Canadian investors who acquired securities through private placement transactions that occurred between November 2006 and January 2007

    4.15 Form of Common Stock Purchase Warrant, dated November 30, 2006, issued by Pacific Energy Resources Ltd. to each of SPCP Group, LLC, SPCP Group III, LLC, Goldman, Sachs & Co., Walter W. Tyler, Pierce Diversified Strategy Master Fund, LLC, Ena, Enable Opportunity Partners, L.P., Enable Growth Partners, L.P. and Clarion Capital Corporation

    4.16 Common Stock Purchase Warrant, dated December 28, 2006, issued by Pacific Energy Resources Ltd. to Bateman & Company Ltd.

    4.17 Form of Warrant Purchase Agreement, dated November 30, 2006, by and between Pacific Energy Resources Ltd. and the parties listed on an attachment thereto

    4.18 Form of Stock Purchase Warrant, dated November 30, 2006, issued by Pacific Energy Resources Ltd. to the parties listed on an attachment thereto

    4.19 Form of Subscription Agreement between Pacific Energy Resources Ltd. and those certain Canadian investors who acquired securities through a private placement transaction on October 18, 2007

    4.20 Subscription Agreement, dated October 18, 2007, between Pacific Energy Resources Ltd. and ECS Capital Management LP

    4.21 Form of Subscription Agreement, dated October 18, 2007, between Pacific Energy Resources Ltd. and each of Silver Point Capital, L.P., SPCP Group, LLC and SPCP Group III, LLC

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    4.22 Subscription Agreement dated October 18, 2007, between Pacific Energy Resources Ltd. and Goldman, Sachs & Co.

    4.23 Form of Subscription Agreement, dated October 18, 2007, between Pacific Energy Resources Ltd. and each of Patick O'Mara and YA Global Investments, L.P.

    4.24 Warrant Indenture, dated October 18, 2007, between Pacific Energy Resources Ltd. and Computershare Trust Company of Canada

    4.25 Form of Common Stock Purchase Warrant issued by Pacific Energy Resources Ltd. to certain Canadian investors who acquired securities through a private placement transaction on October 18, 2007

    4.26 Form of Common Stock Purchase Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to each of Patick O'Mara and YA Global Investments, L.P.

    4.27 Form of Common Stock Purchase Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to Goldman, Sachs & Co., SPCP Group, L.L.C., SPCP Group III, LLC, Silver Point Capital, L.P. and Energy Capital Management, LP

    4.28 Compensation Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to Energy Capital Solutions, L.P.

    4.29 Form of Warrant underlying the Compensation Warrant issued by Pacific Energy Resources Ltd. to Energy Capital Solutions, L.P. on dated October 18, 2007

    4.30 Form of Broker Compensation Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to certain Canadian brokers

    4.31 Form of Warrant underlying the Broker Compensation Warrant issued by Pacific Energy Resources Ltd. to certain Canadian brokers on October 18, 2007

    4.32 Form of Common Stock Purchase Warrant, dated January 18, 2008, issued by Pacific Energy Resources, Ltd. to certain Canadian investors who exercised warrants in the Incentive Warrant Offering

    4.33 Form of Common Stock Purchase Warrant, dated January 18, 2008, issued by Pacific Energy Resources, Ltd. to Bateman & Company Ltd.

    4.34      Specimen Common Stock Certificate

    4.35      Specimen .S Common Stock Certificate

    4.36      Specimen .T Common Stock Certificate

    5         Form of Opinion of Rutan & Tucker, LLP

   10.1 * Lease by and between LS 111 West Ocean Co. LLC and Pacific Energy Resources Ltd. and all amendments thereto

   10.2 #     2006 Share Option Plan of Pacific Energy Resources Ltd.

   10.3 # Form of Stock Option Agreement related to the 2006 Share Option Plan of Pacific Energy Resources Ltd.

   10.4 # Employment Agreement, dated July 30, 2005, between Pacific Energy Resources Ltd. and Vladimir Katic

   10.5 # Employment Agreement, dated July 30, 2005, between Pacific Energy Resources Ltd. and Darren Katic

   10.6 # Employment Agreement, dated August 11, 2006, between Pacific Energy Resources Ltd. and Jeevan Anand

   10.7 # First Amendment to Employment Agreement, dated December 10, 2007, between Pacific Energy Resources Ltd. and Jeevan Anand

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.8 # Employment Agreement, dated July 27, 2006, between Pacific Energy Resources Ltd. and John Rainwater

   10.9 # First Amendment to Employment Agreement, dated December 10, 2007, between Pacific Energy Resources Ltd. and John Rainwater

   10.10 # Consulting Agreement, dated February 23, 2007, between Pacific Energy Resources Ltd. and Jerett Creed

   10.11 # First Amendment to Consulting Agreement, dated December 10, 2007, between Pacific Energy Resources Ltd. and Jerett Creed

   10.12 Participation Agreement, effective June 1, 2005, between Pacific Energy Resources Ltd., SWEPI LP and Wolverine Gas and Oil Corporation

   10.13 First Amendment to Participation Agreement, dated October 31, 2006, between Pacific Energy Resources Ltd., SWEPI LP and Wolverine Gas and Oil Corporation

   10.14 Second Amendment to Participation Agreement dated February 15, 2007 by and between Pacific Energy Resources Ltd., SWEPI LP and Wolverine Gas and Oil Corporation

   10.15 Securities Purchase Agreement, dated May 31, 2006, among Laurus Master Fund, Ltd., Carneros Acquisition Corp., Carneros Energy, Inc. and Gotland Oil, Inc.

   10.16 Secured Term Note, dated May 31, 2006, made by Carneros Acquisition Corp., Carneros Energy, Inc. and Gotland Oil, Inc. in favor of Laurus Master Fund, Ltd.

   10.17 Common Stock Purchase Warrant, dated June 29, 2006, in favor of Laurus Master Fund, Ltd. to purchase shares of Carneros Energy, Inc. common stock

   10.18 Master Security Agreement, dated May 31, 2006, among Laurus Master Fund, Ltd., Carneros Acquisition Corp., Carneros Energy, Inc. and Gotland Oil, Inc.

   10.19 Stock Pledge Agreement, dated May 31, 2006, between Laurus Master Fund, Ltd. and Carneros Acquisition Corp.

   10.20 Stock Pledge Agreement, dated June 29, 2006, between Laurus Master Fund, Ltd. and Carneros Energy, Inc.

   10.21 Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated June 12, 2006, made by Carneros Energy, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.22 Deed of Trust Modification Agreement, dated June 29, 2006, made by Carneros Energy, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.23 Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated June 12, 2006 made by Gotland Oil, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.24 Deed of Trust Modification Agreement, dated June 29, 2006, made by Gotland Oil, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.25 Deed of Trust Modification Agreement, dated June 29, 2006, made by Pacific Energy Resources Ltd. and Petrocal Acquisition Corp. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.26 Equity Contribution Agreement, dated June 29, 2006, among Pacific Energy Resources Ltd., Warburg, Pincus Equity Partners, L.P., and WP EEX LLC

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.27 Equity Contribution Agreement, dated June 29, 2006, between Pacific Energy Resources Ltd. and Laurus Master Fund, Ltd.

   10.28 Letter Agreement, dated June 29, 2006, from Pacific Energy Resources Ltd. to Laurus Master Fund, Ltd.

   10.29 Supplemental Bond For Decommissioning Liabilities Trust Agreement, dated March 1, 2007, among U.S. Bank National Association, Pacific Energy Resources Ltd., and The United States of America acting by and through the Minerals Management Service United States Department of the Interior

   10.30 Pipeline Sub-Operating Agreement, dated November 1, 2006, among Pacific Energy Resources Ltd. and Aera Energy LLC

   10.31 Beta Unit Operating Agreement, dated October 1, 1978, among Shell Oil Company, Oxy Petroleum, Inc., Aminoil USA, Inc., Santa Fe Energy Company, Hamilton Brothers Oil Company, Hamilton Brothers Exploration Company, and Hamilton Brothers Oil & Gas Corporation

   10.32 Beta Unit Operating Agreement, dated August 1, 1982, among Shell California Production, Inc., Chevron U.S.A. Inc., Petro Lewis Beta Company Joint Venture, Aminoil USA, Inc., Santa Fe Energy Company and Union Oil Company of California

   10.33 Amendment to Beta Unit Operating Agreement, dated April 15, 1983, among Hamilton Brothers Oil Company, Hamilton Brothers Exploration Co., Hamilton Brothers Corporation, Chevron USA, Inc., Union Oil Company of California, Pacific Federal Ventures, Shell California Production, Inc., Aminoil USA, Inc., Santa Fe Energy Company, Petro Lewis Beta Company Joint Venture, Minoco UAQ, Ltd., and Minoco 1980-ILPC Oil and Gas Program

   10.34 * Credit and Guaranty Agreement, dated November 30, 2006, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.35 First Amendment to Credit and Guaranty Agreement, dated May 24, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.36 Second Amendment to Credit and Guaranty Agreement, dated August 24, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.37 Third Amendment to Credit and Guaranty Agreement, dated October 17, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.38 Fourth Amendment to Credit and Guaranty Agreement, dated December 28, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.39 Fifth Amendment to Credit and Guaranty Agreement, dated January 15, 2008, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.40 * Sixth Amendment to Credit and Guaranty Agreement, dated January 22, 2008, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.41 Pledge and Security Agreement, dated November 30, 2006, between Pacific Energy Resources Ltd., Petrocal Acquisition Corp., and J. Aron & Company

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.42 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from Pacific Energy Resources Ltd. to Chicago Title Company for the Benefit of and to
              J. Aron & Company (CA-Onshore)

   10.43 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from Pacific Energy Resources Ltd. to Chicago Title Company for the Benefit of and to
              J. Aron & Company (CA-Offshore)

   10.44 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from Petrocal Acquisition Corp to Chicago Title Company for the Benefit of and to J. Aron & Company

   10.45 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from San Pedro Bay Pipeline Company to Chicago Title Company for the Benefit of and to J. Aron & Company

   10.46 Counterpart Agreement , dated August 24, 2007, among Pacific Energy Resources Ltd. and J. Aron & Company

   10.47 Counterpart Agreement, dated November 30, 2006, executed by San Pedro Bay Pipeline Company and among Pacific Energy Resources Ltd. and J. Aron & Company

   10.48 ISDA Master Agreement, dated as of November 30,2006, between J. Aron & Company and Pacific Energy Resources Ltd.

   10.49 Schedules to ISDA Master Agreement, dated as of November 30,2006, between J. Aron & Company and Pacific Energy Resources Ltd.

   10.50 Intercompany Services Agreement, dated November 1, 2006, between Forest Oil Corporation and Forest Alaska Operating LLC (now known as Pacific Energy Alaska Operating LLC)

   10.51 Senior Subordinated Accreting Note dated August 24, 2007, made by Pacific Energy Resources Ltd. in favor of Forest Alaska Holding LLC, the obligations of which are guaranteed by Pacific Energy Alaska Holdings, LLC and Pacific Energy Alaska Operating LLC

   10.52 Escrow Agreement, dated August 24, 2007, by and among Pacific Energy Resources Ltd., Forest Oil Corporation and U.S. Bank National Association

   10.53 Irrevocable Proxy, dated August 24, 2007, among Pacific Energy Resources Ltd., Forest and U.S. Bank National Association

   10.54 Side Letter Agreement regarding Shares in Cook Inlet Pipe Line Company, dated July 31, 2007, to Pacific Energy Resources Ltd. from Forest Oil Corporation

   10.55 First Lien Credit Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and J. Aron & Company

   10.56 First Amendment and Waiver to First Lien Credit Agreement, dated January 22, 2008, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and
              J. Aron & Company

   10.57 Second Lien Credit Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and J. Aron & Company

   10.58 First Amendment to Second Lien Credit Agreement, dated December 28, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and J. Aron & Company

   10.59 Second Amendment and Waiver to Second Lien Credit Agreement, dated January 22, 2008, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and
              J. Aron & Company

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.60 ISDA Master Agreement, dated August 27, 2007, between J. Aron & Company and Pacific Energy Alaska Operating LLC

   10.61 Schedule to the ISDA Master Agreement, dated August 27, 2007, between J. Aron & Company and Pacific Energy Alaska Operating LLC

   10.62 First Lien Guarantee and Collateral Agreement, dated August 27, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC and Silver Point Finance, LLC

   10.63 Second Lien Guarantee and Collateral Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC and Silver Point Finance, LLC

   10.64 Second Lien Guaranty, dated August 24, 2007, between Pacific Energy Resources Ltd., Petrocal Acquisition Corp., and San Pedro Bay Pipeline Company

   10.65 Financing Exclusivity and Right of First Refusal Letter, dated August 24, 2007, to Pacific Energy Resources Ltd. from Silver Point Finance, LLC and J. Aron & Company

   10.66 Second Lien Pledge and Security Agreement, dated August 24, 2007, among Silver Point Finance, LLC, Pacific Energy Resources Ltd., Petrocal Acquisition Corp. and San Pedro Bay Pipeline Company

   10.67 Intercreditor Agreement Side Agreement, dated August 24, 2007, among Field Point I, Ltd., Field Point III, Ltd., J. Aron & Company, SPF CDO I, Ltd., SPCP Group, LLC and Silver Point Finance, LLC

   10.68 Intercreditor Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC, as First Lien Collateral Agent and Silver Point Finance, LLC, as Second Lien Collateral Agent

   10.69 Intercreditor Agreement, dated August 24, 2007, among Pacific Energy Resources Ltd., Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, J. Aron & Company, as the First Lien Collateral Agent and Silver Point Finance, LLC, as the Second Lien Collateral Agent

   10.70 Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated August 24, 2007, from Pacific Energy Alaska Operating LLC to First American Title Insurance Company and Silver Point Finance, LLC (First Lien)

   10.71 Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated August 24, 2007, from Pacific Energy Alaska Operating LLC to First American Title Insurance Company and Silver Point Finance, LLC (Second Lien)

   10.72 Novation Agreement, dated August 28, 2007, among J. Aron & Company, Pacific Energy Resources Ltd. and Pacific Energy Alaska Operating, LLC

   10.73 Alaskan Cook Inlet Crude Oil Purchase Agreement West Side Cook Inlet Crude Oil,dated September 17, 2003, between Forest Oil Corporation and Tesoro Alaska Company (assigned by Forest Oil Corporation to Pacific Energy Alaska Operating LLC)

   10.74 Fuel Gas Agreement, dated December 30, 1996, between Forcenergy Inc. and Marathon Oil Company (assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.75 Agreement Regarding Throughput Charge, dated December 9, 1999, among Forcenergy Inc., SPC LLC, as successor to Stewart Petroleum Co. and The Medema Family Trust effective June 1, 1997 (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.76 Agreement Regarding Throughput Charge, dated August 26, 1997, among Forcenergy Inc., Stewart Petroleum Co. and WPS Energy Services, Inc. effective January 1, 1997 (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.77 Asset Sales Agreement, dated February 14, 2007, between Pacific Energy Alaska Operating LLC and Pioneer Natural Resources Alaska, Inc.

   10.78 Overriding Royalty Agreement, dated February 16, 2007, between Pacific Energy Alaska Operating LLC and Pioneer Natural Resources Alaska, Inc.

   10.79 Trading Bay Field Joint Operating Agreement, dated June 12, 1996, between Union Oil Company of California and Marathon Oil Company

   10.80 Unocal / Forest Oil Alignment Agreement Trading Bay Field / Trading Bay Unit, dated January 1, 2002, between Union Oil Company of California and Forest Oil Corporation (as assigned by Forest Oil Corporation to Pacific Energy Alaska Operating LLC)

   10.81 Conformed version of the Unit Operating Agreement, Trading Bay Unit, Cook Inlet, Alaska, incorporating the first through eighth amendments and the first through third supplemental agreements

   10.82 Agreement of Space Lease, dated March 5, 1997, between Carr Gottstein Properties and Forcenergy Inc. (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC pursuant to the Asset Sales Agreement)

   10.83 First Amendment to Space Lease, dated May 1, 1998, between Carr Gottstein Properties and Forcenergy Inc. (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.84 Second Amendment to Space Lease, effective as of June 1, 2002, between Whale Building, LLC (successor in interest to Carr Gottstein Properties) and Forest Oil Corporation (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.85 Third Amendment to Space Lease effective, as of August 14, 2007, between Whale Building, LLC (successor in interest to Carr Gottstein Properties) and Forest Oil Corporation (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   21         Subsidiaries of the registrant

   23.1 Consent of Weaver and Tidwell, L.L.P., Independent Registered Public Accounting Firm

   23.2 Consent of Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter Accountancy Corporation, Independent Registered Public Accounting Firm

   23.3       Consent of Ernst & Young LLP, Independent Auditors

   23.4       Consent of DeGolyer and MacNaughton, Independent Petroleum
              Engineers

   23.5 Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers and Geologists

   23.6 *     Consent of Rutan & Tucker, LLP (contained in Exhibit 5)

   24 Power of Attorney (contained on the signature page to this registration statement)

---------------
* To be filed by amendment.

# Management contract or compensatory plan, contract or arrangement required to be filed as an exhibit.

         (b) FINANCIAL STATEMENT SCHEDULES

         All schedules have been omitted because they are either inapplicable or the required information has been given in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         The undersigned registrant hereby undertakes that for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California on February 5, 2008.

                                   PACIFIC ENERGY RESOURCES LTD.

                                   By: /s/ Vladimir Katic
                                       ----------------------------------------
                                       Vladimir Katic, Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the officers and directors of Pacific Energy Resources Ltd. whose signature appears below hereby constitutes and appoints Vladimir Katic and Darren Katic his true and lawful attorneys and agents, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-1 (including post-effective amendments) and any and all new registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to perform any acts necessary to file such amendments or registration statements, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorneys and agents to any and all such documents and all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           NAME                            TITLE                       DATE
---------------------------   -------------------------------   ----------------

/s/ Vladimir Katic            Chief Executive Officer           February 5, 2008
---------------------------   (principal executive officer)
Vladimir Katic                 and Director

/s/ Jerett Creed              Chief Financial Officer           February 5, 2008
---------------------------   (principal financial and
Jerett Creed                  accounting officer)

/s/ Darren Katic              Director                          February 5, 2008
---------------------------
Darren Katic

/s/ Patrick C. Devlin         Director                          February 5, 2008
---------------------------
Patrick C. Devlin

/s/ Matthew F. Hagen          Director                          February 5, 2008
---------------------------
Matthew F. Hagen

/s/ Grant W. Henderson        Director                          February 5, 2008
---------------------------
Grant W. Henderson

/s/ Miroslav Vukovic          Director                          February 5, 2008
---------------------------
Miroslav Vukovic

/s/ James A. Watt             Director                          February 5, 2008
---------------------------
James A. Watt

       INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    2.1 Stock Purchase Agreement, dated June 29, 2006, among Carneros Energy Inc., the stockholders of Carneros Energy, Inc. and Carneros Acquisition Corp.

    2.2 Amended and Restated Purchase and Sale Agreement, dated November 1, 2006, between Aera Energy LLC and Pacific Energy Resources Ltd.

    2.3 First Amendment to Amended and Restated Purchase and Sale Agreement, dated December 1, 2006, between Aera Energy LLC and Pacific Energy Resources Ltd.

    2.4 Purchase and Sale Agreement, dated February 28, 2007, between Noble Energy, Inc. and Pacific Energy Resources Ltd.

    2.5 Purchase and Sale Agreement, dated November 13, 2006, between SWEPI LP and Pacific Energy Resources Ltd.

    2.6 First Amendment to Purchase and Sale Agreement, dated December 1, 2006, between SWEPI LP and Pacific Energy Resources Ltd.

    2.7 Asset Sales Agreement, dated May 24, 2007, between Forest Oil Corporation and Pacific Energy Resources Ltd.

    2.8 Amendment No. 1 to Asset Sales Agreement, dated July 31, 2007, between Pacific Energy Resources Ltd. and Forest Oil Corporation

    2.9 Membership Interest Purchase Agreement, dated May 24, 2007, among Forest Alaska Holding LLC, Forest Alaska Operating LLC, Forest Oil Corporation and Pacific Energy Resources Ltd.

    2.10 Amendment No. 1 to Membership Interest Purchase Agreement, dated July 31, 2007, among Forest Alaska Holding LLC, Forest Alaska Operating LLC, Forest Oil Corporation and Pacific Energy Resources Ltd.

    3.1 Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on February 4, 2005

    3.2 Certificate of Amendment of Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on September 12, 2005

    3.3 Certificate of Amendment of Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on June 16, 2006

    3.4 Certificate of Amendment of Certificate of Incorporation of Pacific Energy Resources Ltd. filed with the Secretary of State of Delaware on November 30, 2006

    3.5       Bylaws of Pacific Energy Resources Ltd.

    4.1 Article V of Certificate of Incorporation of Pacific Energy Resources Ltd., as amended to date (contained in Exhibits 3.1, 3.2, 3.3 and 3.4 to this registration statement)

    4.2 Article II of the Bylaws of Pacific Energy Resources Ltd. (contained in Exhibit 3.5 to this registration statement)

    4.3 Form of Registration Rights Agreement, dated November 15, 2006, among Pacific Energy Resources Ltd., Octagon Capital Corporation, D&D Securities Company, Energy Capital Solutions, LLC, Goldman, Sachs & Co., SPCP Group, L.L.C., SPCP Group III, LLC and certain investors who acquired securities through private placement transactions that occurred between November 2006 and January 2007

    4.4 Registration Rights Agreement, dated November 30, 2006, among Pacific Energy Resources Ltd., Goldman, Sachs & Co., SPCP Group, L.L.C., and SPCP Group III, LLC

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    4.5 Share Acquisition and Registration Rights Agreement, dated July 31, 2007, between Pacific Energy Resources Ltd. and Forest Oil Corporation

    4.6 Form of Registration Rights Agreement, dated October 18, 2007, among Pacific Energy Resources Ltd, Octagon Capital Corporation, D&D Securities Company, Wellington West Capital Markets Inc., Energy Capital Solutions, L.P. and certain investors who acquired securities though a private placement transactions that occurred on October 18, 2007

    4.7 Form of Subscription Agreement For Subscription Receipts by and among Pacific Energy Resources Ltd. and each of those certain Canadian investors that acquired securities through a private placement in November 2006

    4.8 Form of Subscription Agreement For Subscription Receipts by and among Pacific Energy Resources Ltd. and each of those certain Canadian investors that acquired securities through a private placement in December 2006

    4.9 Form of Subscription Agreement For Subscription Receipts by and among Pacific Energy Resources Ltd. and each of those certain Canadian investors that acquired securities through a private placement in January 2007

    4.10 Form of Subscription Agreement, dated in November 2006, between Pacific Energy Resources Ltd. and each of SPCP Group, LLC, SPCP Group III, LLC, Goldman, Sachs & Co., Walter W. Tyler, Pierce Diversified Strategy Master Fund, LLC, Ena, Enable Opportunity Partners, L.P., Enable Growth Partners, L.P. and Clarion Capital Corporation

    4.11 Subscription Agreement, dated December 26, 2006, between Pacific Energy Resources Ltd. and Bateman & Company Ltd.

    4.12 Warrant Indenture, dated November 10, 2006, between Pacific Energy Resources Ltd. and Computershare Trust Company of Canada

    4.13 Warrant Indenture, dated December 28, 2006, between Pacific Energy Resources Ltd. and Computershare Trust Company of Canada

    4.14 Form of Common Stock Purchase Warrant, issued by Pacific Energy Resources Ltd. to certain Canadian investors who acquired securities through private placement transactions that occurred between November 2006 and January 2007

    4.15 Form of Common Stock Purchase Warrant, dated November 30, 2006, issued by Pacific Energy Resources Ltd. to each of SPCP Group, LLC, SPCP Group III, LLC, Goldman, Sachs & Co., Walter W. Tyler, Pierce Diversified Strategy Master Fund, LLC, Ena, Enable Opportunity Partners, L.P., Enable Growth Partners, L.P. and Clarion Capital Corporation

    4.16 Common Stock Purchase Warrant, dated December 28, 2006, issued by Pacific Energy Resources Ltd. to Bateman & Company Ltd.

    4.17 Form of Warrant Purchase Agreement, dated November 30, 2006, by and between Pacific Energy Resources Ltd. and the parties listed on an attachment thereto

    4.18 Form of Stock Purchase Warrant, dated November 30, 2006, issued by Pacific Energy Resources Ltd. to the parties listed on an attachment thereto

    4.19 Form of Subscription Agreement between Pacific Energy Resources Ltd. and those certain Canadian investors who acquired securities through a private placement transaction on October 18, 2007

    4.20 Subscription Agreement, dated October 18, 2007, between Pacific Energy Resources Ltd. and ECS Capital Management LP

    4.21 Form of Subscription Agreement, dated October 18, 2007, between Pacific Energy Resources Ltd. and each of Silver Point Capital, L.P., SPCP Group, LLC and SPCP Group III, LLC

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    4.22 Subscription Agreement dated October 18, 2007, between Pacific Energy Resources Ltd. and Goldman, Sachs & Co.

    4.23 Form of Subscription Agreement, dated October 18, 2007, between Pacific Energy Resources Ltd. and each of Patick O'Mara and YA Global Investments, L.P.

    4.24 Warrant Indenture, dated October 18, 2007, between Pacific Energy Resources Ltd. and Computershare Trust Company of Canada

    4.25 Form of Common Stock Purchase Warrant issued by Pacific Energy Resources Ltd. to certain Canadian investors who acquired securities through a private placement transaction on October 18, 2007

    4.26 Form of Common Stock Purchase Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to each of Patick O'Mara and YA Global Investments, L.P.

    4.27 Form of Common Stock Purchase Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to Goldman, Sachs & Co., SPCP Group, L.L.C., SPCP Group III, LLC, Silver Point Capital, L.P. and Energy Capital Management, LP

    4.28 Compensation Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to Energy Capital Solutions, L.P.

    4.29 Form of Warrant underlying the Compensation Warrant issued by Pacific Energy Resources Ltd. to Energy Capital Solutions, L.P. on dated October 18, 2007

    4.30 Form of Broker Compensation Warrant, dated October 18, 2007, issued by Pacific Energy Resources Ltd. to certain Canadian brokers

    4.31 Form of Warrant underlying the Broker Compensation Warrant issued by Pacific Energy Resources Ltd. to certain Canadian brokers on October 18, 2007

    4.32 Form of Common Stock Purchase Warrant, dated January 18, 2008, issued by Pacific Energy Resources, Ltd. to certain Canadian investors who exercised warrants in the Incentive Warrant Offering

    4.33 Form of Common Stock Purchase Warrant, dated January 18, 2008, issued by Pacific Energy Resources, Ltd. to Bateman & Company Ltd.

    4.34      Specimen Common Stock Certificate

    4.35      Specimen .S Common Stock Certificate

    4.36      Specimen .T Common Stock Certificate

    5         Form of Opinion of Rutan & Tucker, LLP

   10.2       2006 Share Option Plan of Pacific Energy Resources Ltd.

   10.3 Form of Stock Option Agreement related to the 2006 Share Option Plan of Pacific Energy Resources Ltd.

   10.4 Employment Agreement, dated July 30, 2005, between Pacific Energy Resources Ltd. and Vladimir Katic

   10.5 Employment Agreement, dated July 30, 2005, between Pacific Energy Resources Ltd. and Darren Katic

   10.6 Employment Agreement, dated August 11, 2006, between Pacific Energy Resources Ltd. and Jeevan Anand

   10.7 First Amendment to Employment Agreement, dated December 10, 2007, between Pacific Energy Resources Ltd. and Jeevan Anand

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.8 Employment Agreement, dated July 27, 2006, between Pacific Energy Resources Ltd. and John Rainwater

   10.9 First Amendment to Employment Agreement, dated December 10, 2007, between Pacific Energy Resources Ltd. and John Rainwater

   10.10 Consulting Agreement, dated February 23, 2007, between Pacific Energy Resources Ltd. and Jerett Creed

   10.11 First Amendment to Consulting Agreement, dated December 10, 2007, between Pacific Energy Resources Ltd. and Jerett Creed

   10.12 Participation Agreement, effective June 1, 2005, between Pacific Energy Resources Ltd., SWEPI LP and Wolverine Gas and Oil Corporation

   10.13 First Amendment to Participation Agreement, dated October 31, 2006, between Pacific Energy Resources Ltd., SWEPI LP and Wolverine Gas and Oil Corporation

   10.14 Second Amendment to Participation Agreement dated February 15, 2007 by and between Pacific Energy Resources Ltd., SWEPI LP and Wolverine Gas and Oil Corporation

   10.15 Securities Purchase Agreement, dated May 31, 2006, among Laurus Master Fund, Ltd., Carneros Acquisition Corp., Carneros Energy, Inc. and Gotland Oil, Inc.

   10.16 Secured Term Note, dated May 31, 2006, made by Carneros Acquisition Corp., Carneros Energy, Inc. and Gotland Oil, Inc. in favor of Laurus Master Fund, Ltd.

   10.17 Common Stock Purchase Warrant, dated June 29, 2006, in favor of Laurus Master Fund, Ltd. to purchase shares of Carneros Energy, Inc. common stock

   10.18 Master Security Agreement, dated May 31, 2006, among Laurus Master Fund, Ltd., Carneros Acquisition Corp., Carneros Energy, Inc. and Gotland Oil, Inc.

   10.19 Stock Pledge Agreement, dated May 31, 2006, between Laurus Master Fund, Ltd. and Carneros Acquisition Corp.

   10.20 Stock Pledge Agreement, dated June 29, 2006, between Laurus Master Fund, Ltd. and Carneros Energy, Inc.

   10.21 Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated June 12, 2006, made by Carneros Energy, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.22 Deed of Trust Modification Agreement, dated June 29, 2006, made by Carneros Energy, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.23 Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated June 12, 2006 made by Gotland Oil, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.24 Deed of Trust Modification Agreement, dated June 29, 2006, made by Gotland Oil, Inc. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.25 Deed of Trust Modification Agreement, dated June 29, 2006, made by Pacific Energy Resources Ltd. and Petrocal Acquisition Corp. to Chicago Title Company for the benefit of Laurus Master Fund, Ltd.

   10.26 Equity Contribution Agreement, dated June 29, 2006, among Pacific Energy Resources Ltd., Warburg, Pincus Equity Partners, L.P., and WP EEX LLC

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.27 Equity Contribution Agreement, dated June 29, 2006, between Pacific Energy Resources Ltd. and Laurus Master Fund, Ltd.

   10.28 Letter Agreement, dated June 29, 2006, from Pacific Energy Resources Ltd. to Laurus Master Fund, Ltd.

   10.29 Supplemental Bond For Decommissioning Liabilities Trust Agreement, dated March 1, 2007, among U.S. Bank National Association, Pacific Energy Resources Ltd., and The United States of America acting by and through the Minerals Management Service United States Department of the Interior

   10.30 Pipeline Sub-Operating Agreement, dated November 1, 2006, among Pacific Energy Resources Ltd. and Aera Energy LLC

   10.31 Beta Unit Operating Agreement, dated October 1, 1978, among Shell Oil Company, Oxy Petroleum, Inc., Aminoil USA, Inc., Santa Fe Energy Company, Hamilton Brothers Oil Company, Hamilton Brothers Exploration Company, and Hamilton Brothers Oil & Gas Corporation

   10.32 Beta Unit Operating Agreement, dated August 1, 1982, among Shell California Production, Inc., Chevron U.S.A. Inc., Petro Lewis Beta Company Joint Venture, Aminoil USA, Inc., Santa Fe Energy Company and Union Oil Company of California

   10.33 Amendment to Beta Unit Operating Agreement, dated April 15, 1983, among Hamilton Brothers Oil Company, Hamilton Brothers Exploration Co., Hamilton Brothers Corporation, Chevron USA, Inc., Union Oil Company of California, Pacific Federal Ventures, Shell California Production, Inc., Aminoil USA, Inc., Santa Fe Energy Company, Petro Lewis Beta Company Joint Venture, Minoco UAQ, Ltd., and Minoco 1980-ILPC Oil and Gas Program

   10.35 First Amendment to Credit and Guaranty Agreement, dated May 24, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.36 Second Amendment to Credit and Guaranty Agreement, dated August 24, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.37 Third Amendment to Credit and Guaranty Agreement, dated October 17, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.38 Fourth Amendment to Credit and Guaranty Agreement, dated December 28, 2007, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.39 Fifth Amendment to Credit and Guaranty Agreement, dated January 15, 2008, among Pacific Energy Resources Ltd., certain subsidiaries of Pacific Energy Resources Ltd., J. Aron & Company and certain other parties listed on the signature pages thereto

   10.41 Pledge and Security Agreement, dated November 30, 2006, between Pacific Energy Resources Ltd., Petrocal Acquisition Corp., and J. Aron & Company

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.42 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from Pacific Energy Resources Ltd. to Chicago Title Company for the Benefit of and to
              J. Aron & Company (CA-Onshore)

   10.43 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from Pacific Energy Resources Ltd. to Chicago Title Company for the Benefit of and to
              J. Aron & Company (CA-Offshore)

   10.44 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from Petrocal Acquisition Corp to Chicago Title Company for the Benefit of and to J. Aron & Company

   10.45 Deed of Trust, Assignment, Security Agreement, Fixture Filing and Financing Statement, dated November 30, 2006, from San Pedro Bay Pipeline Company to Chicago Title Company for the Benefit of and to J. Aron & Company

   10.46 Counterpart Agreement , dated August 24, 2007, among Pacific Energy Resources Ltd. and J. Aron & Company

   10.47 Counterpart Agreement, dated November 30, 2006, executed by San Pedro Bay Pipeline Company and among Pacific Energy Resources Ltd. and J. Aron & Company

   10.48 ISDA Master Agreement, dated as of November 30,2006, between J. Aron & Company and Pacific Energy Resources Ltd.

   10.49 Schedules to ISDA Master Agreement, dated as of November 30,2006, between J. Aron & Company and Pacific Energy Resources Ltd.

   10.50 Intercompany Services Agreement, dated November 1, 2006, between Forest Oil Corporation and Forest Alaska Operating LLC (now known as Pacific Energy Alaska Operating LLC)

   10.51 Senior Subordinated Accreting Note dated August 24, 2007, made by Pacific Energy Resources Ltd. in favor of Forest Alaska Holding LLC, the obligations of which are guaranteed by Pacific Energy Alaska Holdings, LLC and Pacific Energy Alaska Operating LLC

   10.52 Escrow Agreement, dated August 24, 2007, by and among Pacific Energy Resources Ltd., Forest Oil Corporation and U.S. Bank National Association

   10.53 Irrevocable Proxy, dated August 24, 2007, among Pacific Energy Resources Ltd., Forest and U.S. Bank National Association

   10.54 Side Letter Agreement regarding Shares in Cook Inlet Pipe Line Company, dated July 31, 2007, to Pacific Energy Resources Ltd. from Forest Oil Corporation

   10.55 First Lien Credit Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and J. Aron & Company

   10.56 First Amendment and Waiver to First Lien Credit Agreement, dated January 22, 2008, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and
              J. Aron & Company

   10.57 Second Lien Credit Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and J. Aron & Company

   10.58 First Amendment to Second Lien Credit Agreement, dated December 28, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and J. Aron & Company

   10.59 Second Amendment and Waiver to Second Lien Credit Agreement, dated January 22, 2008, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC and
              J. Aron & Company

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.60 ISDA Master Agreement, dated August 27, 2007, between J. Aron & Company and Pacific Energy Alaska Operating LLC

   10.61 Schedule to the ISDA Master Agreement, dated August 27, 2007, between J. Aron & Company and Pacific Energy Alaska Operating LLC

   10.62 First Lien Guarantee and Collateral Agreement, dated August 27, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC and Silver Point Finance, LLC

   10.63 Second Lien Guarantee and Collateral Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC and Silver Point Finance, LLC

   10.64 Second Lien Guaranty, dated August 24, 2007, between Pacific Energy Resources Ltd., Petrocal Acquisition Corp., and San Pedro Bay Pipeline Company

   10.65 Financing Exclusivity and Right of First Refusal Letter, dated August 24, 2007, to Pacific Energy Resources Ltd. from Silver Point Finance, LLC and J. Aron & Company

   10.66 Second Lien Pledge and Security Agreement, dated August 24, 2007, among Silver Point Finance, LLC, Pacific Energy Resources Ltd., Petrocal Acquisition Corp. and San Pedro Bay Pipeline Company

   10.67 Intercreditor Agreement Side Agreement, dated August 24, 2007, among Field Point I, Ltd., Field Point III, Ltd., J. Aron & Company, SPF CDO I, Ltd., SPCP Group, LLC and Silver Point Finance, LLC

   10.68 Intercreditor Agreement, dated August 24, 2007, among Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, Silver Point Finance, LLC, as First Lien Collateral Agent and Silver Point Finance, LLC, as Second Lien Collateral Agent

   10.69 Intercreditor Agreement, dated August 24, 2007, among Pacific Energy Resources Ltd., Pacific Energy Alaska Operating LLC, Pacific Energy Alaska Holdings, LLC, J. Aron & Company, as the First Lien Collateral Agent and Silver Point Finance, LLC, as the Second Lien Collateral Agent

   10.70 Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated August 24, 2007, from Pacific Energy Alaska Operating LLC to First American Title Insurance Company and Silver Point Finance, LLC (First Lien)

   10.71 Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, dated August 24, 2007, from Pacific Energy Alaska Operating LLC to First American Title Insurance Company and Silver Point Finance, LLC (Second Lien)

   10.72 Novation Agreement, dated August 28, 2007, among J. Aron & Company, Pacific Energy Resources Ltd. and Pacific Energy Alaska Operating, LLC

   10.73 Alaskan Cook Inlet Crude Oil Purchase Agreement West Side Cook Inlet Crude Oil,dated September 17, 2003, between Forest Oil Corporation and Tesoro Alaska Company (assigned by Forest Oil Corporation to Pacific Energy Alaska Operating LLC)

   10.74 Fuel Gas Agreement, dated December 30, 1996, between Forcenergy Inc. and Marathon Oil Company (assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.75 Agreement Regarding Throughput Charge, dated December 9, 1999, among Forcenergy Inc., SPC LLC, as successor to Stewart Petroleum Co. and The Medema Family Trust effective June 1, 1997 (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.76 Agreement Regarding Throughput Charge, dated August 26, 1997, among Forcenergy Inc., Stewart Petroleum Co. and WPS Energy Services, Inc. effective January 1, 1997 (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

   10.77 Asset Sales Agreement, dated February 14, 2007, between Pacific Energy Alaska Operating LLC and Pioneer Natural Resources Alaska, Inc.

   10.78 Overriding Royalty Agreement, dated February 16, 2007, between Pacific Energy Alaska Operating LLC and Pioneer Natural Resources Alaska, Inc.

   10.79 Trading Bay Field Joint Operating Agreement, dated June 12, 1996, between Union Oil Company of California and Marathon Oil Company

   10.80 Unocal / Forest Oil Alignment Agreement Trading Bay Field / Trading Bay Unit, dated January 1, 2002, between Union Oil Company of California and Forest Oil Corporation (as assigned by Forest Oil Corporation to Pacific Energy Alaska Operating LLC)

   10.81 Conformed version of the Unit Operating Agreement, Trading Bay Unit, Cook Inlet, Alaska, incorporating the first through eighth amendments and the first through third supplemental agreements

   10.82 Agreement of Space Lease, dated March 5, 1997, between Carr Gottstein Properties and Forcenergy Inc. (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC pursuant to the Asset Sales Agreement)

   10.83 First Amendment to Space Lease, dated May 1, 1998, between Carr Gottstein Properties and Forcenergy Inc. (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.84 Second Amendment to Space Lease, effective as of June 1, 2002, between Whale Building, LLC (successor in interest to Carr Gottstein Properties) and Forest Oil Corporation (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   10.85 Third Amendment to Space Lease effective, as of August 14, 2007, between Whale Building, LLC (successor in interest to Carr Gottstein Properties) and Forest Oil Corporation (as assigned by Forest Oil Corporation, as successor in interest to Forcenergy Inc., to Pacific Energy Alaska Operating LLC)

   21         Subsidiaries of the registrant

   23.1 Consent of Weaver and Tidwell, L.L.P., Independent Registered Public Accounting Firm

   23.2 Consent of Brown Armstrong Paulden McCown Starbuck Thornburgh & Keeter Accountancy Corporation, Independent Registered Public Accounting Firm

   23.3       Consent of Ernst & Young LLP, Independent Auditors

   23.4       Consent of DeGolyer and MacNaughton, Independent Petroleum
              Engineers

   23.5 Consent of Netherland, Sewell & Associates, Inc., Independent Petroleum Engineers and Geologists

   24 Power of Attorney (contained on the signature page to this registration statement)